As filed with the U.S. Securities and Exchange Commission on December 27, 2023.

Registration No. [•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

INSIGHT ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

_________________________

Delaware	6770	27-2447291
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 East 91st Street
New York, New York 10128
(609) 751-3193
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________

Michael Singer/Jeff Gary
Insight Acquisition Corp.
333 East 91st Street
New York, New York 10128
Telephone: (609) 751-3193
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copies to:

Mitchell Nussbaum, Esq. James Prestiano, Esq. Jessica Isokawa, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 (212) 407-4000	Lance Brunson, Esq. Callie Tempest Jones, Esq. Brunson Chandler & Jones, PLLC Walker Center, 14th Floor 175 S. Main Street, Suite 1410 Salt Lake City, UT 84111 (801) 303-5737

_________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and after all conditions under the Business Combination Agreement to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company and emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permissible.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
DATED DECEMBER 27, 2023, SUBJECT TO COMPLETION

PROXY STATEMENT FOR A SPECIAL MEETING OF
THE STOCKHOLDERS OF INSIGHT ACQUISITION CORP.

AND PROSPECTUS FOR UP TO 11,000,000 SHARES
OF INSIGHT ACQUISITION CORP. COMMON STOCK

___________, 2024

TO THE STOCKHOLDERS OF INSIGHT ACQUISITION CORP.:

We are pleased to enclose the proxy statement/prospectus of Insight Acquisition Corp., a Delaware corporation (“IAC”), relating to the proposed merger (the “Merger”) of IAC Merger Sub Inc., a Florida corporation and newly formed wholly-owned subsidiary of IAC (“Merger Sub”), with and into Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), pursuant to a Business Combination Agreement, dated as of October 13, 2023 (as amended by the Amendment to the Business Combination Agreement, dated as of [•], 2023, and as it may be further amended or supplemented from time to time, the “Business Combination Agreement”), by and among IAC, Merger Sub and Alpha Modus. If (i) the Business Combination Agreement is adopted and the Merger and the other transactions contemplated thereby (collectively, the “Business Combination”) are approved by IAC’s and Alpha Modus’ stockholders, and (ii) the Business Combination is subsequently completed, Merger Sub will merge with and into Alpha Modus with Alpha Modus surviving the Business Combination as a wholly-owned subsidiary of IAC, and all shares of Alpha Modus stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than those properly exercising any applicable appraisal rights under applicable law) will be converted into the right to receive shares of IAC common stock as set forth herein. Upon the consummation of the Business Combination, IAC will change its name to “Alpha Modus Holdings, Inc.” or another name to be determined by Alpha Modus. We refer to IAC following the consummation of the Business Combination as “New IAC” and the shares of IAC common stock following the consummation of the Business Combination as the “New IAC common stock.”

Subject to the terms and conditions set forth in the Business Combination Agreement, among other matters, at the Effective Time each share of Alpha Modus common stock will be converted into the right to receive a number of shares of New IAC common stock equal to (a)(1) the equity value assigned to Alpha Modus of $110,000,000, divided by (2) the total number of Alpha Modus Outstanding Shares (as defined below), divided by (b) $10.00 (the “Per Share Stock Consideration”). The exact number of shares of New IAC common stock to be issued in connection with the conversion of each share of Alpha Modus common stock remains subject to adjustment based on the number of shares of Alpha Modus common stock outstanding as of immediately prior to the Effective Time and shall be finally determined in accordance with, and subject to, the terms of the Business Combination Agreement.

It is anticipated that, upon the completion of the Business Combination, IAC’s public stockholders will retain an ownership interest of approximately [5.0]% of the outstanding capital stock of New IAC, Insight Acquisition Sponsor LLC, IAC’s sponsor, will retain an aggregate ownership interest of approximately [19.5]% of the outstanding capital stock of New IAC, and the Alpha Modus stockholders will own approximately [55.0]% of the outstanding capital stock of New IAC. The foregoing ownership percentages with respect to New IAC following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by IAC’s public stockholders in connection with the Business Combination (or in connection with an amendment to the IAC Charter prior to the Closing to extend the deadline by which IAC must complete its initial business combination), (ii) IAC does not engage in any kind of additional equity financing prior to the Closing, and (iii) no earnout shares are issued to the Alpha Modus stockholders or released to the Sponsor, as the applicable milestones relating thereto are not expected to be achieved within 60 days of the date of this proxy statement/prospectus. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by IAC’s existing stockholders in New IAC will be different.

IAC’s units and IAC’s Class A common stock are listed on the Nasdaq Global Market under the symbols “INAQU” and “INAQ,” respectively, and IAC’s public warrants are listed on the Nasdaq Capital Market under the symbols “INAQW,” both exchanges are run by The Nasdaq Stock Market (“Nasdaq”). IAC will apply to list the New IAC common stock to be issued in connection with the Business Combination and the New IAC public warrants on Nasdaq under the symbols “AMOD,” and “AMODW” upon the Closing. Upon the Closing, IAC’s units will be separated into their component securities and will cease to be listed on Nasdaq.

IAC will hold a virtual special meeting of its stockholders (the “IAC Special Meeting”) in order to obtain the stockholder approvals necessary to complete the Business Combination. At the IAC Special Meeting, which will be held exclusively via a live audio webcast at https://www.[•], on [•], 2024, at [•] a.m., Eastern Time, unless postponed or adjourned to a later date, IAC will ask its stockholders to adopt the Business Combination Agreement and the related transactions, thereby approving the Business Combination, and to approve the other proposals described in this proxy statement/prospectus. To participate in the virtual meeting, an IAC stockholder of record will need the control number included on such stockholder’s proxy card or instructions that accompanied such stockholder’s proxy materials. If an IAC stockholder holds his, her or its shares in “street name,” which means his, her or its shares are held of record by a broker, bank or other nominee, such IAC stockholder should contact his, her or its broker, bank or nominee to ensure that votes related to the shares he, she or it beneficially owns are properly counted. In this regard, such IAC stockholder must provide the record holder of his, her or its shares with instructions on how to vote his, her or its shares, or, if such IAC stockholder wishes to attend the IAC Special Meeting and vote in person, obtain a proxy from his, her or its broker, bank or nominee. The live audio webcast of the IAC Special Meeting will begin promptly at            a.m., Eastern Time. IAC stockholders are encouraged to access the IAC Special Meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page.

If you have any questions or need assistance voting your IAC common stock, please contact [•], IAC’s proxy solicitor, by calling [•] (toll free) or [•] (collect), or banks and brokers can call [•] (collect), or by emailing [•]. This notice of the IAC Special Meeting is, and the proxy statement/prospectus relating to the Business Combination will be, available at https://www.[•].

After careful consideration, the IAC board of directors has unanimously approved the Business Combination Agreement and the Business Combination, the other IAC proposals described in this proxy statement/prospectus, and the IAC boards of director has determined that it is advisable to consummate the Business Combination.

The IAC board of directors recommends that its stockholders vote “FOR” the IAC proposals described in this proxy statement/prospectus.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the IAC Special Meeting.    We urge you to read the accompanying proxy statement/prospectus including the financial statements and annexes and other documents referred to herein, carefully and in their entirety. In particular, when IAC stockholders consider the recommendation regarding these proposals by the board of directors of IAC, they should keep in mind that IAC’s directors and officers have interests in the Business Combination that are different from or in addition to, or may conflict with, their interests as an IAC stockholder. For instance, the Sponsor will benefit from the completion of a business combination and may be incentivized to complete a business combination that is less favorable to shareholders rather than liquidating IAC. In addition, you should carefully consider the matters discussed under “Risk Factors” beginning on page 24 of this proxy statement/prospectus.

Your vote is very important.    Whether or not you plan to attend the IAC Special Meeting, please take the time to vote as soon as possible.

Very truly yours,

Michael Singer	Jeff Gary
Executive Chairman and Director of IAC	Chief Executive Officer and Director of IAC

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Business Combination or the other transactions contemplated thereby, as described in this proxy statement/prospectus, or passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated [•], 2024, and is first being mailed to stockholders of IAC on or about [•], 2024.

Insight Acquisition Corp.
333 East 91st Street
New York, New York 10128

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On [•], 2024
[•], Eastern Time

, 2024

TO THE STOCKHOLDERS OF INSIGHT ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “IAC Special Meeting”) of Insight Acquisition Corp., a Delaware corporation (“IAC”), will be held virtually at https://www.[•], [•] Eastern Time on [•], 2024. You can participate in the virtual IAC Special Meeting as described in the section below titled “The IAC Special Meeting” as follows:

Meeting Date: Thursday, _____________, 2024

Meeting Time: ______ a.m. Eastern Time

Special Meeting-meeting webpage (information, webcast, telephone access and replay):
https://www.cstproxy.com/____________________
Telephone access (listen-only):
Within the U.S. and Canada: ____________________ (toll-free)
Outside of the U.S. and Canada: +__________________ (standard rates apply)

Conference ID: _______________#

At the IAC Special Meeting, IAC stockholders will be asked to consider and vote upon the following proposals (the “Proposals”):

(i)     The Business Combination Proposal (Proposal 1) — To approve and adopt the Business Combination Agreement, dated as of October 13, 2023 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among Insight Acquisition Corp., a Delaware corporation (“IAC”), IAC Merger Sub Inc., a Florida corporation and newly formed wholly-owned subsidiary of IAC (“Merger Sub”), and Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into Alpha Modus, with Alpha Modus continuing as the surviving corporation (the “Surviving Subsidiary”) and as a wholly-owned subsidiary of IAC (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Subject to the terms and conditions set forth in the Business Combination Agreement, among other matters, at the effective time of the Merger (the “Effective Time”). We refer to this proposal as the “Business Combination Proposal,” and we refer to IAC following the consummation of the Business Combination as “New IAC.” A copy of the Business Combination Agreement is attached to the proxy statement/prospectus as Annex A.

(ii)    Amended and Restated Charter Proposal (Proposal 2) — To consider and vote upon a proposal to amend IAC’s amended and restated certificate of incorporation, as amended (the “IAC Charter”), in connection with the closing of the Business Combination, by adopting the second amended and restated certificate of incorporation attached hereto as Annex B (the “Amended and Restated Charter”), which we refer to as the “Amended and Restated Charter Proposal”;

(iii)   The Nasdaq Proposal (Proposal 3) — To consider and vote upon, for purposes of complying with the applicable listing rules of the Nasdaq Stock Market, the issuance of shares of IAC common stock pursuant to the Business Combination Agreement, which we refer to as the “Nasdaq Proposal”; and

(iv)   The Adjournment Proposal (Proposal 4) — To consider and vote upon a proposal to authorize the chairman of the Special Meeting to adjourn the IAC Special Meeting to a later date or dates, in his discretion. We refer to this proposal as the “Adjournment Proposal” and, together with the Business Combination Proposal, the Amended and Restated Charter Proposal, and the Nasdaq Proposal, as the “Proposals.”

Only holders of record of IAC common stock at the close of business on [•], 2024 (the “Record Date”) are entitled to notice of the IAC Special Meeting and to vote at the IAC Special Meeting and any adjournments or postponements of the IAC Special Meeting. A complete list of IAC stockholders of record entitled to vote at the IAC Special Meeting will be available for ten days before the IAC Special Meeting at the principal executive offices of IAC for inspection by stockholders during ordinary business hours for any purpose germane to the IAC Special Meeting.

Pursuant to the IAC Charter, IAC is providing IAC public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of IAC Class A common stock then held by them for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to IAC to pay its taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. As of [•], based on funds in the Trust Account of approximately $[•] million as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public shares of IAC Class A common stock was approximately $[•] per share. IAC public stockholders are not required to affirmatively vote for or against the Business Combination in order to redeem their shares of common stock for cash. This means that public stockholders who hold shares of IAC Class A common stock on or before [•], 2024 (two (2) business days before the IAC Special Meeting), will be eligible to elect to have their shares of IAC Class A common stock redeemed for cash in connection with the IAC Special Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the IAC Special Meeting. Holders of IAC’s outstanding public warrants and units do not have redemption rights with respect to such securities in connection with the Business Combination. Holders of outstanding IAC units must separate the underlying shares of IAC Class A common stock and public warrants prior to exercising redemption rights with respect to the public IAC Class A common stock. Our sponsor, Insight Acquisition Sponsor LLC (our “Sponsor”), an affiliate of our Executive Chairman and CEO, and each of our officers and directors, have agreed to waive their redemption rights with respect to any shares of IAC common stock they may hold in connection with the consummation of the Business Combination, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor and officers and directors of IAC beneficially own [66.4]% of the issued and outstanding shares of IAC common stock. The Sponsor and IAC’s directors and officers have agreed to vote any shares of IAC common stock owned by them in favor of the Business Combination, which would include the Business Combination Proposal and the other Proposals.

Your vote is very important, regardless of the number of shares of IAC common stock that you own. The approval of the Business Combination Proposal requires the affirmative vote of holders of 65% of the issued and outstanding shares of IAC common stock as of the Record Date for the IAC Special Meeting. The approval of the Amended and Restated Charter Proposal requires the affirmative vote of holders of a majority of the issued and outstanding shares of IAC common stock and a majority of the issued and outstanding shares of IAC Class A Common Stock as of the Record Date for the IAC Special Meeting. The Nasdaq Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of IAC common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the IAC Special Meeting. If the Business Combination Proposal is not approved, the Amended and Restated Charter Proposal and the Nasdaq Proposal will not be presented to the IAC stockholders for a vote. The approval of the Business Combination Proposal, the Amended and Restated Charter Proposal, and the Nasdaq Proposal are preconditions to the consummation of the Business Combination.

The IAC board of directors has considered the Business Combination and the terms of the Business Combination Agreement (as amended through the date hereof), and unanimously approved and declared advisable the Business Combination Agreement and the Business Combination, upon the terms and conditions set forth in the Business Combination Agreement, and unanimously determined that Business Combination Agreement and the Business Combination are in the best interests of IAC and its stockholders. The IAC board of directors recommends that its stockholders vote “FOR” the proposals described in this proxy statement/prospectus. When you consider the recommendation regarding these proposals by the IAC board of directors, you should keep in mind that IAC’s directors and officers have interests in the Business Combination that are different from or in addition to, or may conflict with, your interests as an IAC stockholder. For instance, the Sponsor will benefit from the completion of a business combination and may be incentivized to complete a business combination that is less favorable to shareholders rather than liquidating IAC. See the section entitled “The Business Combination Proposal — Certain Interests of IAC’s Directors and Officers and Others in the Business Combination” for a further discussion of these considerations.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, _________________, at ___________________.

By Order of the Board of Directors of IAC
Michael Singer
Executive Chairman
Jeff Gary
Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (I) IF YOU HOLD SHARES OF IAC CLASS A COMMON STOCK THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING SHARES OF IAC CLASS A COMMON STOCK AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (II) SUBMIT A WRITTEN REQUEST, INCLUDING THE LEGAL NAME, PHONE NUMBER AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REDEMPTION IS REQUESTED, TO THE TRANSFER AGENT THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (III) DELIVER YOUR SHARES OF IAC CLASS A COMMON STOCK TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT WITHDRAWAL AT CUSTODIAN (DWAC) SYSTEM, IN EACH CASE, IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE IAC SPECIAL MEETING — REDEMPTION RIGHTS” IN THIS PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission by IAC, constitutes a prospectus of IAC under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock of IAC to be issued to Alpha Modus’ stockholders under the Business Combination Agreement. This document also constitutes a notice of a meeting and a proxy statement of IAC under Section 14(a) of the Exchange Act with respect to the special meeting at which IAC stockholders will be asked to consider and vote on a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to IAC stockholders or Alpha Modus stockholders nor the issuance by IAC of its common stock in connection with the Business Combination will create any implication to the contrary.

Information contained in this proxy statement/prospectus regarding IAC and its business, operations, management and other matters has been provided by IAC and information contained in this proxy statement/prospectus regarding Alpha Modus and its business, operations, management and other matters has been provided by Alpha Modus.

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities, or the solicitation of a proxy or consent, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the special meeting, please contact IAC’s proxy solicitor listed below. You will not be charged for any of the documents these documents that you request.

[•]
Toll Free: [•]
Collect: [•]
(banks and brokers can call collect at [•])
Email: [•]

In order for you to receive timely delivery of the documents in advance of the special meeting to be held on [•], 2024, you must request the information by [•], 2024.

For a more detailed description of the information incorporated by reference in this proxy statement/prospectus and how you may obtain it, see the section captioned “Where You Can Find More Information” beginning on page 172 of this proxy statement/prospectus.

i

TRADEMARKS

IAC and Alpha Modus own or have rights to trademarks that they use in connection with the operation of their respective businesses and that are used in this proxy statement/prospectus. This proxy statement/prospectus also includes other trademarks, trade names and service marks that are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this proxy statement/prospectus are listed without the applicable®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus includes industry position and industry data and forecasts that IAC and Alpha Modus obtained or derived from internal company reports, independent third party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above. Although both IAC and Alpha Modus believe that the information on which the companies have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and they have not independently verified any of the data from third-party sources nor have they ascertained the underlying economic assumptions relied upon therein. IAC’s and Alpha Modus’ internal company reports have not been verified by any independent source. Statements as to industry position are based on market data currently available. While IAC and Alpha Modus are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “IAC” refer to Insight Acquisition Corp.

In this document:

“Amended and Restated Charter” means the second amended and restated certificate of incorporation of IAC in the form included as Annex B to this proxy statement/prospectus, to be adopted by IAC pursuant to the Amended and Restated Charter Proposal.

“Business Combination” means the Merger and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated October 13, 2023, as it may be further amended or supplemented from time to time, by and among IAC, Merger Sub and Alpha Modus.

“Alpha Modus” means Alpha Modus, Corp., a Florida corporation, and includes the surviving corporation after the Merger. References herein to Alpha Modus will include its subsidiaries to the extent reasonably applicable.

“Alpha Modus Board” means the board of directors of Alpha Modus.

“Alpha Modus common stock” means shares of common stock, par value $0.0001 per share, of Alpha Modus.

“Alpha Modus Outstanding Shares” means the total number of shares of Alpha Modus common stock on a diluted basis as of the Closing Date using the treasury method of accounting, including, without duplication, any other equity equivalents.

“Alpha Modus preferred stock” means shares of preferred stock, par value $0.0001 per share, of Alpha Modus.

“Alpha Modus stock” means any of the Alpha Modus common stock and Alpha Modus preferred stock.

“Alpha Modus stockholders” refers to holders of capital stock of Alpha Modus as of the time immediately before the Effective Time.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Entity” or “New IAC” refers to IAC following the Business Combination (which will be renamed “Alpha Modus Holdings, Inc.” or another name to be determined solely by Alpha Modus) and which will include Alpha Modus and any other direct or indirect subsidiaries of IAC to the extent reasonably applicable.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“DWAC” means The Depository Trust Company’s deposit withdrawal at custodian.

“Earnout Shares” means up to 2,200,000 shares of New IAC common stock that may be issued to Alpha Modus securityholders if certain share prices of New IAC common stock are achieved and other conditions are satisfied.

“Effective Time” means the effective time of the Merger in accordance with the Business Combination Agreement.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Founder Shares” means IAC Class B common stock initially purchased by our Sponsor and anchor investors in private transactions prior to the IAC IPO, and the shares of our Class A common stock issued upon the conversion the IAC Class B common stock.

“IAC” means Insight Acquisition Corp., a Delaware corporation, which will be renamed “Alpha Modus Holdings, Inc.” or another name in Alpha Modus’ discretion in connection with the Closing.

“IAC Board” means the board of directors of IAC.

“IAC Charter” or “Charter” means IAC’s current amended and restated certificate of incorporation as filed with the Secretary of State of the State of Delaware on or about September 1, 2021, as subsequently amended on March 6, 2023, and on September 6, 2023.

“IAC Class A common stock” means the Class A common stock, par value $0.0001, of IAC.

“IAC Class B common stock” means the Class B common stock, par value $0.0001, of IAC.

“IAC common stock” means any of the Class A common stock and the Class B common stock of IAC.

“IAC IPO” means IAC’s initial public offering that was consummated by IAC on February 2, 2021.

“IAC IPO Prospectus” means the final prospectus of IAC, dated as of September 1, 2021, in connection with the IAC IPO, as filed with the SEC pursuant to Rule 424(b) under the Securities Act on September 2, 2021 (File No. 333-258727).

“IAC Special Meeting” means the special meeting of the stockholders of IAC, to be held virtually at 10:00 a.m. Eastern Time on [•], 2024.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Initial Stockholders” means the Sponsor and any other holders of our Founder Shares prior to the IAC IPO (or their permitted transferees).

“Merger” means the merger of Merger Sub with and into Alpha Modus, with Alpha Modus continuing as the surviving corporation and as a wholly-owned subsidiary of IAC, in accordance with the terms of the Business Combination Agreement.

“Merger Sub” means IAC Merger Sub Inc., a Florida corporation and wholly-owned subsidiary of IAC.

“New IAC Board” means the board of directors of New IAC.

“New IAC common stock” means the Class A common stock, par value $0.0001 per share, of IAC following the Business Combination.

“Per Share Stock Consideration” or “Per Share Stock Consideration Rate” means a number of shares of New IAC common stock equal to (a)(1) the equity value assigned to Alpha Modus of $110,000,000, divided by (2) the total number of Alpha Modus Outstanding Shares, divided by (b) $10.00.

“Proposals” means the Business Combination Proposal, the Amended and Restated Charter Proposal, the Nasdaq Proposal and the Adjournment Proposal.

“Private Placement” means the private placement consummated simultaneously with the IAC IPO in which IAC issued to the Sponsor the Private Placement Warrants.

“Private Placement Warrants” means 8,700,000 warrants to purchase shares of IAC Class A common stock issued to the Sponsor and the IAC IPO underwriters in the Private Placement (including the additional warrants purchased after the IAC IPO in connection with the overallotment securities issued by IAC’s underwriters). Each Private Placement Warrant entitles the holder thereof to purchase one share of IAC Class A common stock for $11.50 per share.

“Public Shares” means IAC Class A common stock underlying the Units sold in the IAC IPO, including any overallotment securities acquired by IAC’s underwriters.

“Public Warrants” means warrants underlying the Units issued in the IAC IPO. Each Public Warrant entitles the holder thereof to purchase one share of IAC Class A common stock for $11.50 per share.

“Redemption” means the right of the holders of Class A common stock to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus and the IAC Charter.

“Required Proposals” means the Business Combination Proposal, the Amended and Restated Charter Proposal, and the Nasdaq Proposal.

v

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Insight Acquisition Sponsor LLC, a Delaware limited liability company, an affiliate of IAC’s Executive Chairman, Michael Singer, and Chief Executive Officer, Jeffrey Gary.

“Trust Account” means the trust account of IAC, which holds the net proceeds of the IAC IPO, including from overallotment securities sold by IAC’s underwriters, and the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay franchise and income tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions.

“Units” means Units issued in the IAC IPO, including any overallotment securities acquired by IAC’s underwriters, consisting of one share of IAC Class A common stock and one-half of one Public Warrant.

“Warrants” means any of the Private Placement Warrants and the Public Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement/prospectus may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. IAC and Alpha Modus caution readers of this proxy statement/prospectus that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond IAC and Alpha Modus’ control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to its customers of Alpha Modus’ products and services, the potential success of Alpha Modus’ marketing and growth strategies, potential benefits of the Business Combination (including with respect to shareholder value), and expectations related to the terms and timing of the Business Combination. These statements are based on various assumptions, whether or not identified in this proxy statement/prospectus, and on the current expectations of Alpha Modus’ and IAC’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

•        Alpha Modus’ inability to achieve or sustain profitability;

•        the viability of Alpha Modus’ intellectual property;

•        changes in applicable laws or regulations;

•        the possibility that Alpha Modus’ business or the combined company may be adversely affected by other economic business, changing technology, evolving industry standards, and/or competitive factors;

•        the ability of Alpha Modus to obtain, maintain, and protect its intellectual property, and other risks related to enforcement of Alpha Modus’ intellectual property rights;

•        the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination or that the approval of the stockholders of IAC or Alpha Modus is not obtained;

•        failure to realize the anticipated benefits of the proposed business combination;

•        risks related to future market adoption of Alpha Modus’ technology;

•        risks related to Alpha Modus’ marketing and growth strategies;

•        the effects of competition on Alpha Modus’ future business;

•        the ability of IAC or the combined company to issue equity or equity-linked securities in connection with the proposed Business Combination or in the future;

•        matters discovered by the parties as they complete their respective due diligence investigation of the other;

•        the ability of the combined company to meet the initial listing standards of The Nasdaq Stock Market upon consummation of the Business Combination;

•        costs related to the proposed Business Combination;

•        Alpha Modus’ ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan;

•        Alpha Modus’ ability to execute its business plans and strategy;

•        the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination;

•        the outcome of any legal proceedings that may be instituted against Alpha Modus or IAC related to Business Combination, and those factors discussed in the IAC IPO Prospectus under the heading “Risk Factors,” and other documents of IAC filed, or to be filed, with the SEC; and

•        other risks and uncertainties described in this proxy statement/prospectus, including those under the section entitled “Risk Factors.”

If any of these risks materialize or any of IAC’s or Alpha Modus’ assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither IAC nor Alpha Modus presently know or that IAC and Alpha Modus currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect IAC’s and Alpha Modus’ expectations, plans or forecasts of future events and views as of the date of this proxy statement/prospectus. IAC and Alpha Modus anticipate that subsequent events and developments will cause IAC’s and Alpha Modus’ assessments to change. However, while IAC and Alpha Modus may elect to update these forward-looking statements at some point in the future, IAC and Alpha Modus specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing IAC’s and Alpha Modus’ assessments as of any date subsequent to the date of this proxy statement/prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements. Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond IAC’s and Alpha Modus’ control.

QUESTIONS AND ANSWERS

The following questions and answers below only highlight selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the IAC Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to stockholders of IAC. We urge the stockholders of IAC to read carefully this entire proxy statement/prospectus, including the Annexes and other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the IAC Special Meeting. See also the section of this proxy statement/prospectus titled “Where You Can Find More Information.”

QUESTIONS AND ANSWERS ABOUT THE IAC SPECIAL MEETING

Q:     Why am I receiving this proxy statement/prospectus?

A:     IAC stockholders are being asked to consider and vote upon a proposal to approve the Business Combination contemplated by the Business Combination Agreement, among other proposals. Upon the completion of the transactions contemplated by the Business Combination Agreement, Alpha Modus will become a wholly-owned subsidiary of IAC. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the IAC Special Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

THE VOTE OF IAC STOCKHOLDERS IS IMPORTANT. IAC STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND ITS ANNEXES AND CAREFULLY CONSIDERING EACH OF THE PROPOSALS BEING PRESENTED AT THE IAC SPECIAL MEETING.

Below are the proposals on which IAC stockholders are being asked to vote.

(1)    The Business Combination Proposal (Proposal 1) — To approve and adopt the Business Combination Agreement, dated as of October 13, 2023 (as it may be amended or supplemented from time to time, the “Business Combination Agreement”), by and among Insight Acquisition Corp., a Delaware corporation (“IAC”), IAC Merger Sub Inc., a Florida corporation and newly formed wholly-owned subsidiary of IAC (“Merger Sub”), and Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into Alpha Modus, with Alpha Modus continuing as the surviving corporation (the “Surviving Subsidiary”) and as a wholly-owned subsidiary of IAC (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). Subject to the terms and conditions set forth in the Business Combination Agreement, among other matters, at the effective time of the Merger (the “Effective Time”). We refer to IAC following the consummation of the Business Combination as “New IAC.”

(2)    The Amended and Restated Charter Proposal (Proposal 2) — To approve and adopt, subject to and conditional on (but with immediate effect therefrom) approval of each of the Business Combination Proposal and the Nasdaq Proposal and the consummation of the Business Combination, a second amendment and restatement of the IAC Charter, as set out in the form of second amended and restated version of IAC’s certificate of incorporation appended to this proxy statement/prospectus as Annex B (the “Amended and Restated Charter”). The Amended and Restated Charter, which will be effective as of the Closing, will provide for the following:

(a)     change the name of IAC to “Alpha Modus Holdings, Inc.” or another name to be determined by Alpha Modus;

(b)    reduce the total number of authorized shares of capital stock to an aggregate of 201,000,000 shares, consisting of 200,000,000 shares of Class A common stock and 1,000,000 shares of preferred stock, from an aggregate of 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,0000 shares of Class B common stock, and 1,000,000 shares of preferred stock, and, in accordance with the Amended and Restated Charter, all shares of outstanding Class B common stock will automatically convert into shares of Class A common stock on a one-to-one basis; and

(c)     remove and change certain provisions in the IAC Charter related to IAC’s status as a special purpose acquisition company.

(3)    The Nasdaq Proposal (Proposal 3) — To consider and vote upon, for purposes of complying with the applicable listing rules of the Nasdaq Stock Market, the issuance of shares of IAC common stock pursuant to the Business Combination Agreement.

(4)    The Adjournment Proposal (Proposal 4) — To consider and vote upon a proposal to authorize the chairman of the Special Meeting to adjourn the IAC Special Meeting to a later date or dates, in his discretion.

Q:     When and where will the IAC Special Meeting take place?

A:     The IAC Special Meeting will be held on [•], 2024, at [•], Eastern Time, via live audio webcast at https://www.[•] or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Q:     Are the proposals conditioned on one another?

A:     Unless the Business Combination Proposal is approved, the Amended and Restated Charter Proposal and the Nasdaq Proposal will not be presented to the stockholders of IAC at the IAC Special Meeting, insofar as the Amended and Restated Charter Proposal and the Nasdaq Proposal are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the Amended and Restated Charter Proposal and the Nasdaq Proposal). The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that if the Business Combination Proposal does not receive the requisite vote for approval, IAC will not consummate the Business Combination. If IAC does not consummate the Business Combination and fails to complete an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), IAC will be required, in accordance with the IAC Charter, to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account (less amounts released to pay franchise and income tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions) to its public stockholders, unless it seeks and obtains the approval of IAC stockholders to amend the IAC Charter to extend such date.

Q:     What will happen in the Business Combination?

A:     At the Closing, (i) the outstanding shares of Class A common stock, par value $0.0001 per share, of IAC (“IAC Class A common stock”), including any shares of Class B common stock, par value $0.0001 per share, of IAC (“IAC Class B common stock”, and together with the IAC Class A common stock, the “IAC common stock”) that are converted into IAC Class A common stock in accordance with IAC’s amended and restated certificate of incorporation, as amended (the “IAC Charter”), will all be shares of Class A common stock, par value $0.0001 per share, of IAC (referred to herein as “New IAC common stock”); and (ii) each share of Alpha Modus common stock (other than those properly exercising any applicable appraisal rights under applicable law) will be converted into (A) the right to receive a number of shares of New IAC common stock equal to (1) the equity value assigned to Alpha Modus of $110,000,000, divided by (2) the total number of Alpha Modus Outstanding Shares (as defined below), divided by (3) $10.00; and (B) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero) (collectively the “Merger Consideration”).

The stockholders of Alpha Modus may be issued up to 2,200,000 additional shares of IAC common stock (the “Earnout Shares”). The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing Date and on or prior to the 5-year anniversary of the Closing, the VWAP of the IAC common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share

x

(as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of IAC at or prior to the 5-year anniversary of the Closing.

Additionally, at the Closing, IAC’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) will deposit 750,000 shares of IAC common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above. Additionally, IAC and the Sponsor agreed to contribute up to 750,000 shares of IAC Class A common stock held by the Sponsor (the “Sponsor Financing Shares”) as directed by IAC and Alpha Modus to facilitate a capital financing by IAC at or prior to Closing. Any excess Sponsor Financing Shares not used to facilitate a capital financing will be returned to the Sponsor.

Finally, at the Closing, (i) the combined company will pay off IAC’s loan(s) from Polar Multi-Strategy Master Fund (“Polar”) up to a maximum of $1,000,000, (ii) the combined company will pay off Alpha Modus’ loans from Janbella Group, LLC (“Janbella”) up to a maximum of $1,000,000, (iii) and the combined company will issue to Polar and Janbella each a number of shares of IAC common stock equal to the amount paid off divided by $1.00.

Upon consummation of the Business Combination, Alpha Modus will become a wholly-owned subsidiary of IAC. After the Closing of the Business Combination, the cash held in the Trust Account will be released from the Trust Account and used to pay each of IAC’s and Alpha Modus’ transaction expenses and other liabilities of IAC due as of the Closing, and for working capital and general corporate purposes. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

The closing of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement including, among other things, receipt of the requisite stockholder approval contemplated by this proxy statement/prospectus. For more information about the closing conditions to the Business Combination, see the section of this proxy statement/prospectus titled “Business Combination Proposal — Conditions to the Closing of the Business Combination.”

The Business Combination Agreement may be terminated at any time prior to the Closing of the Business Combination upon agreement of Alpha Modus and IAC, or by Alpha Modus or IAC acting alone, in specified circumstances. For more information about the termination rights under the Business Combination Agreement, see the section titled “Business Combination Proposal — Termination.”

Pursuant to the IAC Charter, in connection with the Business Combination, holders of Public Shares may elect to redeem, subject to the closing of the Business Combination, shares of IAC Class A common stock then held by them for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of IAC’s Business Combination, including interest earned on the funds held in the trust account and not previously released to IAC to pay its taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. As of [•], 2024, based on funds in the Trust Account of approximately $[•] million as of such date, the pro rata portion of the funds available in the Trust Account for the redemption of public shares of IAC Class A common stock was approximately $[•] per share.

IAC public stockholders are not required to attend or vote at the IAC Special Meeting in order to redeem their shares of IAC Class A common stock for cash. This means that public stockholders who hold shares of IAC Class A common stock on or before             , 2024 (two (2) business days before the IAC Special Meeting) will be eligible to elect to have their shares of IAC Class A common stock redeemed for cash, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the IAC Special Meeting. If a holder exercises its redemption rights in connection with the Business Combination, then such holder will be exchanging its IAC Class A common stock for cash and will only have equity interests in New IAC pursuant to its right to the exercise of its Public Warrants, to the extent it still holds Public Warrants. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the IAC Special Meeting. Holders of Public Shares may elect to redeem their shares whether or not such shares are voted at the IAC Special Meeting. See the section titled “IAC Special Meeting — Redemption Rights.”

The transactions contemplated by the Business Combination Agreement will be consummated only if the Business Combination Proposal, the Amended and Restated Charter Proposal, and the Nasdaq Proposal are approved at the IAC Special Meeting. In addition, the Amended and Restated Charter Proposal and the Nasdaq Proposal are conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

The Business Combination involves numerous risks. For more information about these risks, see the section titled “Risk Factors.”

Q:     What equity stake will current stockholders of IAC and Alpha Modus stockholders hold in New IAC after the Closing?

A:     It is anticipated that, upon the completion of the Business Combination, IAC’s Public Stockholders will retain an ownership interest of approximately 5.1% of the outstanding capital stock of New IAC, the Initial Stockholders will retain an aggregate ownership interest of approximately 30.6% of the outstanding capital stock of New IAC, Polar will retain an ownership interest of approximately 3.1% of the outstanding capital stock of New IAC, and the Alpha Modus stockholders and debt holder will own approximately 61.2% of the outstanding capital stock of New IAC. The foregoing ownership percentages with respect to New IAC following the Business Combination excludes any outstanding Warrants and assumes that (i) there are no redemptions of any shares by IAC’s public stockholders in connection with the Business Combination, (ii) IAC does not engage in any kind of additional equity financing prior to the Closing, and (iii) no earnout shares are issued to the Alpha Modus stockholders or released to the Sponsor, as the applicable milestones relating thereto are not expected to be achieved within 60 days of the date of this proxy statement/prospectus. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by IAC’s existing stockholders in New IAC will be different.

If any of IAC’s Public Stockholders exercise their redemption rights, the percentage of New IAC’s outstanding common stock held by IAC’s Public Stockholders will decrease and the percentages of New IAC’s outstanding common stock held by the Initial Stockholders, by Polar, and by the Alpha Modus stockholders and debt holder will increase, in each case, relative to the percentage held if none of the Public Shares are redeemed.

If any of IAC’s public stockholders as of [•], redeem their Public Shares at Closing in accordance with the IAC Charter but continue to hold Public Warrants after the Closing, the aggregate value of the Public Warrants that may be retained by them, based on the closing trading price per Public Warrant of $[•] as of [•], would be $[•] regardless of the amount of redemptions by the Public Shareholders. Upon the issuance of New IAC common stock in connection with the Business Combination, the percentage ownership of New IAC by IAC’s public stockholders who do not redeem their Public Shares will be diluted. IAC public stockholders that do not redeem their Public Shares in connection with the Business Combination will experience further dilution upon the exercise of Public Warrants that are retained after the Closing by redeeming IAC public stockholders. The percentage of the total number of outstanding shares of Common Stock that will be owned by IAC public stockholders as a group will vary based on the number of Public Shares for which the holders thereof request redemption in connection with the Business Combination.

The following table illustrates varying ownership levels of the combined company immediately following the Business Combination(1):

	Assuming Minimum Redemptions Scenario		Assuming Mid-point Redemptions Scenario		Assuming Maximum Redemptions Scenario
Equity Capitalization Summary	Shares	%	Shares	%	Shares	%
Alpha Modus Stockholders	11,000,000	56.1%	11,000,000	57.6%	11,000,000	59.1%
Alpha Modus debt holder – Janbella	1,000,000	5.1%	1,000,000	5.2%	1,000,000	5.4%
IAC Public Stockholders	1,000,945	5.1%	500,472	2.6%	—	—%
Initial Stockholders(2)	6,000,000	30.6%	6,000,000	31.4%	6,000,000	32.3%
Polar(3)	600,000	3.1%	600,000	3.2%	600,000	3.2%
Total common stock	19,600,945	100.0%	19,100,472	100.0%	18,600,000	100.0%

____________

(1)      The table does not include the 12,000,000 shares underlying IAC Public Warrants and the 8,700,000 shares underlying IAC Private Placement Warrants.

(2)      The shares held by Initial Stockholders include 750,000 shares that will be transferred to escrow upon the Closing, which will be released to the Sponsor according to the same milestones and timelines applicable to the Alpha Modus Earnout Shares described above.

(3)      On August 30, 2023, IAC, Sponsor and Polar entered into the Subscription Agreement in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests, and the Sponsor will in turn loan such funds to IAC, to cover IAC’s working capital expenses. As of November 17, 2023, a total of $600,000 was drawn down.

See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information. All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Basis of Presentation and Glossary — Share Calculations and Ownership Percentages” and, with respect to the determination of the “Assuming Maximum Redemptions Scenario” section. Additionally, the relative percentages above assume the Business Combination was consummated on September 30, 2023. Should one or more of the assumptions prove incorrect, actual ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Q:     What conditions must be satisfied to complete the Business Combination?

A:     There are a number of closing conditions in the Business Combination Agreement, including the approval by the stockholders of IAC and the stockholders of Alpha Modus of the Business Combination Proposal, the Amended and Restated Charter Proposal, and the Nasdaq Proposal. The Amended and Restated Charter Proposal and the Nasdaq Proposal are subject to and conditioned on the approval of the Business Combination Proposal. For a summary of the conditions that must be satisfied or waived prior to the Closing of the Business Combination, see the section titled “The Business Combination Proposal — The Business Combination Agreement” and “Summary of the Proxy statement/prospectus The Proposals — The Business Combination Proposal (Proposal 1) — Merger Closing Conditions.”

Q:     Why is IAC providing stockholders with the opportunity to vote on the Business Combination?

A:     Under the IAC Charter, IAC must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of IAC’s initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, IAC has elected to provide its stockholders with the opportunity to have their Public Shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, IAC is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their Public Shares in connection with the Closing of the Business Combination.

Q:     How many votes do I have at the IAC Special Meeting?

A:     IAC stockholders are entitled to one vote at the IAC Special Meeting for each share of IAC common stock held of record as of [•], 2024, the record date for the IAC Special Meeting (the “Record Date”). Holders of IAC Class A common stock and IAC Class B common stock will vote together as one class on all matters to be submitted to the stockholders. As of the close of business on the Record Date, there were [•] outstanding shares of IAC Class A common stock and [•] outstanding shares of IAC Class B common stock.

Q:     What vote is required to approve the proposals presented at the IAC Special Meeting?

A:     The approval of the Business Combination Proposal requires the affirmative vote of 65% the issued and outstanding shares of IAC common stock as of the Record Date. Accordingly, an IAC stockholder’s failure to vote by proxy or to vote in person at the IAC Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal.

The approval of the Amended and Restated Charter Proposal requires the affirmative vote of a majority of the issued and outstanding shares of IAC common stock as of the Record Date. Accordingly, an IAC stockholder’s failure to vote by proxy or to vote in person at the IAC Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Amended and Restated Charter Proposal.

The Sponsor and IAC’s directors and officers have agreed to vote their shares in favor of the Business Combination and the Merger, including the Business Combination Proposal and the other Proposals.

The approval of the Nasdaq Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of IAC common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the IAC Special Meeting. An IAC stockholder’s failure to vote by proxy or to vote in person at the IAC Special Meeting will not be counted towards the number of shares of IAC common stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Nasdaq Proposal and (if applicable) the Adjournment Proposal.

If the Business Combination Proposal is not approved, the Amended and Restated Charter Proposal and the Nasdaq Proposal will not be presented to the IAC stockholders for a vote. The approval of the Business Combination Proposal, the Amended and Restated Charter Proposal, and the Nasdaq Proposal are preconditions to the consummation of the Business Combination.

Q:     May IAC, the Sponsor or IAC’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:     In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of IAC’s Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of IAC shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor or IAC’s directors, officers or advisors or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:     What constitutes a quorum at the IAC Special Meeting?

A:     Holders of a majority in voting power of IAC common stock issued and outstanding and entitled to vote at the IAC Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has power to adjourn the IAC Special Meeting. As of the Record Date,              shares of IAC common stock would be required to achieve a quorum.

Q:     How will the Sponsor of IAC vote?

A:     The Sponsor entered into a Stockholder Support Agreement, pursuant to which it agreed to vote all of its IAC common stock in favor of the Business Combination, including each of the Proposals. Accordingly, if IAC seeks stockholder approval of its initial business combination, the necessary stockholder approval will be received since the Sponsor holds shares of our common stock representing more than 65% of our common stock.

Q:     What interests do IAC’s initial stockholders and current officers and directors have in the Business Combination?

A:     Jeffrey Gary and [•] (current officers and directors of IAC) will be IAC’s designees to the New IAC Board upon the effectiveness of the Business Combination. As directors, in the future Mr. Singer and Mr. Gary may receive any cash fees, stock options or stock awards that the New IAC Board determines to pay to its directors. None of the Sponsor or current officers or directors of IAC will receive any interest in the Business Combination other than the interests they owned prior to the Business Combination. The interests of members of the Sponsor or current officers or directors of IAC may be different from or in addition to (and which may conflict with) your interests and may be incentivized to complete a less favorable business combination rather than liquidating IAC. These interests include:

•        unless IAC consummates an initial business combination, IAC’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account (as of [•], IAC’s officers and directors have incurred approximately [•] of out-of-pocket expenses);

•        as a condition to the IAC IPO, pursuant to the letter agreements, the initial stockholders’ Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares are not transferable or salable (i) in the case of the Founder Shares until the earlier of (A) six months after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of the IAC Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after our initial business combination, or (y) the date on which IAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of IAC’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and any shares of IAC Class A common stock issued upon exercise thereof, until 30 days after the completion of IAC’s initial business combination (while the Founder Shares are not the same as the IAC Class A common stock, are subject to certain restrictions that are not applicable to the IAC Class A common stock, and may become worthless if IAC does not complete a business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), the aggregate value of the [6,000,000] Founder Shares owned by IAC’s initial stockholders is estimated to be approximately $[•] million, assuming the per share value of the Founder Shares is the same as the $[•] closing price of the IAC Class A common stock on Nasdaq as of [•]);

•        the Sponsor and the underwriters purchased an aggregate of [8,700,000] Private Placement Warrants, each exercisable for one share of our IAC Class A common stock at $11.50 per share, for a purchase price of $[8,700,000], or $[1.00] per warrant, in the Private Placement consummated simultaneously with the IAC IPO, which warrants will be worthless if a business combination is not consummated (although the Private Placement Warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the [7,500,000] Private Placement Warrants held by the Sponsor is estimated to be approximately $[•] million, assuming the per warrant value of the Private Placement Warrants is the same as the $[•] closing price of the Public Warrants on Nasdaq as of [•]);

•        the initial stockholders have agreed that the Private Placement Warrants, and all of their underlying securities, will not be sold or transferred by it until 30 days after IAC has completed a business combination, subject to limited exceptions;

•        the fact that the Sponsor purchased from IAC its 4,650,000 shares of IAC common stock for a purchase price of $25,000 and paid $1.00 per warrant to purchase the Private Placement Warrants (for an aggregate purchase price from IAC of $7,500,000) which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the Class A common stock on [•], which was $[•], would have an aggregate value of $[•] million as of the same date and including the purchase of the Private Placement Warrants and based on the closing trading price of the Public Warrants on [•], which was $[•], would have an aggregate value of $[•] million. If IAC does not consummate the Business Combination or another initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), and IAC is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price of $[0.0036] per share that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of New IAC after the Closing falls below the price initially paid for the Units in the IPO and the IAC public stockholders experience a negative rate of return following the Closing of the Business Combination;

•        the fact that the initial stockholders have agreed not to redeem any of their Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•        if IAC does not complete an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), a portion of the proceeds from the sale of the Private Placement Warrants will be included in the liquidating distribution to IAC’s public stockholders and the Private Placement Warrants will expire worthless; and

•        if the Trust Account is liquidated, including in the event IAC is unable to complete an initial business combination within the required time period, the Sponsor and Nautilus have agreed that they will be liable to IAC, on a pro rata basis based on the number of Founder Shares owned by them, if and to the extent any claims by a third party for services rendered or products sold to IAC, or a prospective target business with which IAC has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $[•] per share due to reductions in the value of the trust assets, less taxes payable from interest, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under IAC’s indemnity of the underwriters of the initial public offering against certain liabilities, including liabilities under the Securities Act.

These interests may influence IAC’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:     What happens if I sell my shares of IAC Class A common stock before the IAC Special Meeting?

A:     The Record Date is earlier than the date of the IAC Special Meeting. If you transfer your shares of IAC Class A common stock after the Record Date, but before the IAC Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the IAC Special Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described herein. If you transfer your shares of IAC Class A common stock prior to the Record Date, you will have no right to vote those shares at the IAC Special Meeting.

Q:     What happens if a substantial number of the public stockholders vote in favor of the Business Combination and exercise their redemption right?

A:     IAC stockholders who vote in favor of the Business Combination may also nevertheless exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public stockholders are reduced as a result of redemptions by public stockholders. Even though there is no explicit minimum cash requirement in the Business Combination Agreement that IAC must meet in order for the parties to close the Business Combination, the consummation of the Business Combination is implicitly conditioned upon, among other things, IAC having sufficient cash to continue operations and being able to consummate the Business Combination. In addition, with fewer Public Shares and public stockholders, the trading market for the New IAC’s stock may be less liquid than the market for IAC common stock was prior to consummation of the Business Combination and New IAC may not be able to meet the listing standards for Nasdaq. In addition, with less funds available from the Trust Account, the working capital infusion from the Trust Account into Alpha Modus’ business will be reduced. As a result, the proceeds will be greater in the event that no public stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the Trust Account as opposed to the scenario in which IAC’s public stockholders exercise the maximum allowed redemption rights.

Q:     What happens if I vote against any of the Business Combination Proposal, the Amended and Restated Charter Proposal, or the Nasdaq Proposal?

A:     If any of the Required Proposals are not approved, the Business Combination is not consummated and IAC does not otherwise consummate an alternative business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), pursuant to the IAC Charter, IAC will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to the public stockholders.

Q:     Do I have redemption rights in connection with the Business Combination?

A:     Pursuant to the IAC Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the IAC Charter. As of [•], based on funds in the Trust Account of approximately $[•] million as of such date, the pro rata portion of the funds available in the

Trust Account for the redemption of public shares of IAC Class A common stock was approximately $[10.00] per share. If a holder exercises its redemption rights, then such holder will be exchanging its IAC Class A common stock for cash and will only have equity interests in New IAC pursuant to the exercise of its Public Warrants, to the extent it still holds Public Warrants. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to IAC’s transfer agent prior to the IAC Special Meeting. See the section titled “IAC Special Meeting — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether or not you attend or vote your shares of IAC common stock at the IAC Special Meeting and regardless of how you vote your shares. As a result, the Business Combination Agreement and the Required Proposals can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern Time, on [•], 2024 (two (2) business days before the date of the IAC Special Meeting), tender your shares physically or electronically and submit a request in writing that IAC redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, IAC’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: spacredemptions@continentalstock.com

Please also affirmatively certify in your request to Continental Stock Transfer & Trust Company for redemption if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of IAC common stock. A holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to an aggregate of 15% or more of the Public Shares, which we refer to as the “15% threshold.” Accordingly, all Public Shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is IAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, IAC does not have any control over this process, and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with IAC’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to IAC’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that IAC’s transfer agent return the shares (physically or electronically). You may make such request by contacting IAC’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     In the event that a U.S. holder elects to redeem its IAC Class A common stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of IAC Class A common stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. holder at the time such U.S. holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the IAC Class A common stock, the U.S. holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. holder’s adjusted tax basis in the IAC Class A common stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock redeemed exceeds one year. The deductibility of capital losses is subject to limitations. See the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of Exercising Redemption Rights” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. holder electing to redeem its IAC Class A common stock for cash.

Q.     Is the Business Combination taxable to Alpha Modus’ stockholders?

A:     The material U.S. federal income tax considerations that may be relevant to Alpha Modus stockholders in respect of the Business Combination are discussed in more detail in the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Business Combination to Holders of Alpha Modus Stock.” The discussion of the U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that are applicable to you in respect of the Business Combination, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws.

Q:     If I am a warrantholder, can I exercise redemption rights with respect to my Warrants?

A:     No. The holders of Warrants have no redemption rights with respect to Warrants.

Q:     If I am a Unit holder, can I exercise redemption rights with respect to my Units?

A:     No. Holders of outstanding Units must separate the underlying Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares.

If you hold Units registered in your own name, you must deliver the certificate for such Units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such Units into Public Shares, and Public Warrants. This must be completed far enough in advance to permit the mailing of the Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the Public Shares from the Units. See “How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “Who can help answer my questions?” below.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our transfer agent. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using The Depository Trust Company’s deposit withdrawal at custodian (“DWAC”) system, a withdrawal of the relevant units and a deposit of an equal number of Public Shares and Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Q:     Do I have appraisal rights if I object to the proposed Business Combination?

A:     No. There are no appraisal rights available to holders of IAC common stock in connection with the Business Combination.

Q:     What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:     If the Business Combination is consummated, the funds held in the Trust Account will be released to pay:

•        IAC stockholders who properly exercise their redemption rights;

•        certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by IAC and Alpha Modus in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Business Combination Agreement; and

•        IAC’s loan(s) from Polar Multi-Strategy Master Fund up to a maximum of $1,000,000, and Alpha Modus’ loans from Janbella Group, LLC (an affiliate of Mr. Alessi, Alpha Modus’ CEO and director), up to a maximum of $1,000,000.

Any remaining cash will be used for working capital and general corporate purposes of the Combined Entity.

Q:     What happens if the Business Combination is not consummated?

A:     There are certain circumstances under which the Business Combination Agreement may be terminated. See the section titled “The Business Combination Proposal (Proposal 1) — The Business Combination Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Business Combination Agreement or otherwise, IAC is unable to complete the Business Combination or another initial business combination transaction by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), IAC’s Charter provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to IAC’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

IAC expects that the amount of any distribution its public stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to IAC’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of Founder Shares have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no liquidating distributions with respect to IAC’s outstanding Warrants. Accordingly, the Warrants will expire worthless.

Q:     When is the Business Combination expected to be completed?

A:     The Closing is expected to take place (i) as promptly as practicable, but in no event later than the third business day following the satisfaction or waiver of the conditions described below under the section titled “The Business Combination Proposal (Proposal 1) — Conditions to the Closing” or (ii) on such other date as agreed to by the parties to the Business Combination Agreement in writing, in each case, subject to the satisfaction or waiver of the Closing conditions. The Business Combination Agreement may be terminated by either IAC or Alpha Modus if the Closing has not occurred by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), subject to certain exceptions.

For a description of the conditions to the completion of the Business Combination, see the section titled “The Business Combination Proposal (Proposal 1)”.

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:     How do I vote?

A:     If you are a stockholder of record of IAC as of [•], 2024, the Record Date, you may submit your proxy before the IAC Special Meeting in any of the following ways, if available:

•        use the toll-free number shown on your proxy card;

•        visit the website shown on your proxy card to vote via the Internet; or

•        complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Stockholders who choose to participate in the IAC Special Meeting can vote their shares electronically during the meeting via live audio webcast by visiting https://www.[•]. You will need the control number that is printed on your proxy card to enter the IAC Special Meeting. IAC recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the IAC Special Meeting starts.

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the IAC Special Meeting will need to obtain a proxy form from their broker, bank or other nominee.

Q:     What will happen if I abstain from voting or fail to vote at the IAC Special Meeting?

A:     At the IAC Special Meeting, IAC will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a vote “AGAINST” the Business Combination Proposal and Amended and Restated Charter Proposal. Abstentions will have no effect on the Nasdaq Proposal or Adjournment Proposal. Broker non-votes will not be counted as present for the purposes of establishing a quorum and will have no effect on any of the Proposals.

Q:     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:     Signed and dated proxies received by IAC without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the IAC Special Meeting.

Q:     If I am not going to attend the IAC Special Meeting in person, should I return my proxy card instead?

A:     Yes. Whether or not you plan to attend the IAC Special Meeting, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. IAC believes the proposals presented to the stockholders will be considered non-routine and therefore your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the IAC Special Meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:     May I change my vote after I have mailed my signed proxy card?

A:     Yes. If you are a holder of record of IAC common stock as of the close of business on the Record Date, whether you vote by mail, you can change your vote or revoke your proxy before it is voted at the IAC Special Meeting by sending a later-dated, signed proxy card to IAC’s secretary at the address listed below so that it is received by IAC’s secretary prior to the IAC Special Meeting or attend the IAC Special Meeting in person online and vote

(although attending the IAC Special Meeting will not, by itself, revoke a proxy). You also may revoke your proxy by sending a notice of revocation to IAC’s secretary, which must be received by IAC’s secretary prior to the IAC Special Meeting. If you are a beneficial owner of IAC common stock as of the close of business on the Record Date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     Who will solicit and pay the cost of soliciting proxies?

A:     IAC will pay the cost of soliciting proxies for the IAC Special Meeting. IAC has engaged [•], which we refer to as “[•],” to assist in the solicitation of proxies for the IAC Special Meeting. IAC has agreed to pay [•] a fee of $[•], plus disbursements. IAC will reimburse [•] for reasonable out-of-pocket expenses and will indemnify Advantage and its affiliates against certain claims, liabilities, losses, damages and expenses. IAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of IAC common stock for their expenses in forwarding soliciting materials to beneficial owners of the IAC common stock and in obtaining voting instructions from those owners. IAC’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     Who can help answer my questions?

A:     If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact:

Our proxy solicitor, [•], at:

[•]
Toll Free: [•]
Collect: [•]
(banks and brokers can call collect at [•])
Email: [•]

To obtain timely delivery, IAC stockholders must request the materials no later than [•], 2024.

You may also obtain additional information about IAC from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to IAC’s transfer agent prior to the IAC Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: spacredemptions@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary summarizes certain information contained in this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination and the Proposals to be considered at the IAC Special Meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section titled “Where You Can Find More Information” of this proxy statement/prospectus.

Unless otherwise indicated or the context otherwise requires, references in this summary to “New IAC” refer to IAC and its consolidated subsidiaries after giving effect to the Business Combination, including Alpha Modus and its subsidiaries. References to the “Company” or “IAC” refer to Insight Acquisition Corp. and references to “Alpha Modus” refer to Alpha Modus, Corp.

Unless otherwise specified, all share calculations assume no exercise of redemption rights by the Company’s public stockholders and do not include any shares of IAC common stock issuable upon the exercise of the Warrants.

The Parties to the Business Combination

Insight Acquisition Corp.

IAC is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. IAC’s units and IAC’s Class A common stock are listed on the Nasdaq Global Market under the symbols “INAQU” and “INAQ,” respectively, and IAC’s public warrants are listed on the Nasdaq Capital Market under the symbols “INAQW,” both exchanges are run by The Nasdaq Stock Market (“Nasdaq”). The mailing address and telephone number of IAC is 333 East 91st Street, New York, New York 10128, (609) 751-3193.

Alpha Modus, Corp.

Alpha Modus offers technology as a service. Its core technologies have been deployed on IBM’s Bluemix platform and earned a Beacon Award by IBM 2016 for Best New Application on IBM Cloud from an Entrepreneur. Alpha Modus has been recognized by IBM Watson as a thought leader in technology. As technological innovation is at the core of the company, Alpha Modus has developed comprehensive end-to-end patented solutions for retailers and consumer brands to bring innovation to consumers and enhance their experience at the point of sale. Alpha Modus intends to begin enforcement of its patent rights in 2023.

The mailing address of Alpha Modus’ principal executive office is 20311 Chartwell Center Dr., #1469, Cornelius, North Carolina, 28031, and its telephone number is (704) 252-5050.

For more information about Alpha Modus, see the sections entitled “Information About Alpha Modus” and “Alpha Modus’ Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Merger Sub

Merger Sub is a wholly-owned subsidiary of IAC, incorporated in Florida on October 11, 2023, to consummate the Business Combination. In the Business Combination, Merger Sub will merge with and into Alpha Modus with Alpha Modus surviving the Merger. As a result, Alpha Modus will become a wholly-owned subsidiary of IAC.

The Proposals

The Business Combination Proposal (Proposal 1)

IAC, IAC Merger Sub and Alpha Modus have agreed to the Business Combination under the terms of the Business Combination Agreement, dated as of October 13, 2023. This agreement, as may be amended or supplemented from time to time, is referred to in this proxy statement/prospectus as the “Business Combination Agreement.” Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, at the Closing (as defined in the Business Combination Agreement), IAC Merger Sub, a Delaware corporation and a wholly-owned subsidiary of IAC will merge with and into Alpha Modus, with Alpha Modus continuing as the surviving entity and becoming a wholly-owned subsidiary of IAC. See the section titled “The Business Combination Proposal (Proposal 1).”

Subject to the terms and conditions set forth in the Business Combination Agreement, among other matters, at the effective time of the Merger (the “Effective Time”):

(a)     the outstanding shares of Class A common stock, par value $0.0001 per share, of IAC (“IAC Class A common stock”), including any shares of Class B common stock, par value $0.0001 per share, of IAC (“IAC Class B common stock”, and together with the IAC Class A common stock, the “IAC common stock”) that are converted into IAC Class A common stock in accordance with IAC’s amended and restated certificate of incorporation, as amended (the “IAC Charter”), will all be shares of Class A common stock, par value $0.0001 per share, of IAC (referred to herein as “New IAC common stock”); and

(b)    each share of Alpha Modus common stock (other than those properly exercising any applicable appraisal rights) will be converted into (i) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero), and (ii) a certain number of shares of New IAC common stock equal to the Per Share Stock Consideration.

Earnout Shares & Sponsor Financing Shares

The stockholders of Alpha Modus may be issued up to 2,200,000 additional shares of IAC common stock (the “Earnout Shares”). The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing Date and on or prior to the 5-year anniversary of the Closing, the VWAP of the IAC common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of IAC at or prior to the 5-year anniversary of the Closing.

At the Closing, IAC’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) will deposit 750,000 shares of IAC common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above. Additionally, IAC and the Sponsor agreed to contribute up to 750,000 shares of IAC Class A common stock held by the Sponsor (the “Sponsor Financing Shares”) as directed by IAC and Alpha Modus to facilitate a capital financing by IAC at or prior to Closing. Any excess Sponsor Financing Shares not used to facilitate a capital financing will be returned to the Sponsor.

Payments and Issuances to Creditors of IAC and Alpha Modus

At the Closing, (i) the combined company will pay off IAC’s loan(s) from Polar Multi-Strategy Master Fund (“Polar”) up to a maximum of $1,000,000, (ii) the combined company will pay off Alpha Modus’ loans from Janbella Group, LLC (“Janbella”) up to a maximum of $1,000,000, (iii) and the combined company will issue to Polar and Janbella each a number of Common Shares equal to the amount paid off divided by $1.00.

Merger Closing Conditions

The consummation of the Business Combination is subject to certain conditions, among others:

•        approval by Alpha Modus’ stockholders of the approval and adoption of the Business Combination Agreement, the Merger, and all other transactions contemplated by the Business Combination Agreement;

•        approval by IAC’s stockholders of the Business Combination Proposal, the Amended and Restated Charter Proposal, and the Nasdaq Proposal;

•        the expiration or termination of the waiting period under the HSR Act;

•        the listing of the shares of New IAC common stock to be issued in connection with the closing of the transactions contemplated by the Business Combination Agreement will be approved for listing on the Nasdaq, subject only to official notice of issuance thereof;

•        the registration statement having been declared effective under the Securities Act;

•        the IAC Charter having been amended and restated by the Amended and Restated Charter;

•        no governmental authority of competent jurisdiction having entered any law, rule, regulation, judgement, decree, executive order, or award that has the effect of making the transactions contemplated by the Business Combination Agreement, illegal or otherwise prohibiting consummation of the transactions contemplated by the Business Combination Agreement; and

•        no IAC or Alpha Modus Material Adverse Effect shall have occurred between the date the Business Combination Agreement was entered into and the Closing.

Merger Structure

Pursuant to the Business Combination Agreement, upon the Closing, Merger Sub, a subsidiary of IAC, will be merged with and into Alpha Modus, with Alpha Modus continuing as the surviving entity of the Merger and becoming a wholly-owned subsidiary of IAC. See “The Business Combination Proposal (Proposal 1) — General Description of the Business Combination Agreement” and “The Business Combination Proposal (Proposal 1) — Merger Consideration.”

Covenants

Each party to the Business Combination Agreement has agreed to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including covenants regarding including with respect to (1) the operation of their respective businesses in the ordinary course of business; (2) the provision of access to their properties, books personnel, and policies, (3) provision of financial statements by Alpha Modus; (4) IAC’s stock listing; (5) notifications of certain breaches, consent requirements, material adverse changes or other matters; (6) efforts to consummate the Closing and obtain third party and regulatory approvals; (7) tax matters and transfer taxes; (8) further assurances; (9) confidentiality; (10) public announcements; and (11) the HSR Act compliance (if applicable). There are also certain customary post-Closing covenants regarding (1) maintenance of books and records; (2) indemnification of directors and officers; and (3) use of trust account proceeds.

Pursuant to the Business Combination Agreement, IAC has agreed to file a Registration Statement on Form S-4 with respect to the issuance of the New IAC common stock to the Alpha Modus stockholders, which will contain a proxy statement/prospectus for the IAC Special Meeting for IAC stockholders to consider the Business Combination Agreement and the related transactions and matters, including the Required Proposals described herein.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior the Closing, including among other reasons:

•        by mutual written consent of IAC and Alpha Modus;

•        by either IAC or Alpha Modus if the Closing has not occurred by June 7, 2024, other than as a result of a breach by the party seeking termination;

•        by either IAC or Alpha Modus if a Governmental Authority (as defined in the Business Combination Agreement) shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting, or if any law is in effect making illegal, the transactions contemplated by the Business Combination Agreement;

•        by either IAC or Alpha Modus if IAC fails to obtain the required stockholder approvals at the Meeting;

•        by IAC if (i) Alpha Modus fails to obtain stockholder approval or (ii) Alpha Modus fails to deliver to IAC the Stockholder Support Agreement within twenty-four hours after the execution of the Business Combination Agreement;

•        by IAC upon a breach of any representation, warranty, covenant or agreement on the part of Alpha Modus set forth in the Business Combination Agreement, or if any representation or warranty of Alpha Modus becomes untrue and is not cured by the earlier of 20 days after notice of such breach and June 7, 2024; and

•        by Alpha Modus upon a breach of any representation, warranty, covenant or agreement on the part of IAC or Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of IAC or Merger Sub becomes untrue and is not cured by the earlier of 20 days after notice of such breach and June 7, 2024.

Executive Officers and Directors of the Combined Entity

The following persons are expected to be elected or appointed by the IAC board to serve as executive officers and directors of New IAC following the Business Combination. For biographical information concerning the executive officers and directors following the Business Combination, see “Management after the Business Combination — Executive Officers and Directors After the Business Combination”.

The following table sets forth the name, age and position of each of the expected directors and executive officers of New IAC upon consummation of the Business Combination:

Name	Age	Position
Executive Officers
William Alessi(1)	52	Chief Executive Officer, Director
Rodney Sperry(1)	55	Chief Financial Officer
Chris Chumas(1)	38	Chief Sales Officer
Non-Employee Directors
[•](2)	[•]	Director
Jeffrey Gary(2)	60	Director
Greg Richter(1)	60	Director
Michael Garel(1)	46	Director
Scott Wattenberg(1)	53	Director
Oscar Brito(1)	51	Director

____________

(1)      Designated by Alpha Modus.

(2)      Designated by IAC.

Interests of Alpha Modus’ and IAC’s Directors and Officers in the Business Combination

When you consider the recommendation of our board of directors in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the directors and executive officers of IAC and of Alpha Modus have interests in the Business Combination and other proposals that may be different from, or in addition to, those of IAC stockholders and warrantholders generally. These interests include, among other things, the fact that certain of Alpha Modus’ directors and officers will become directors and officers of New IAC upon the consummation of the Business Combination.

Please see the sections entitled “Risk Factors” and “The Business Combination Proposal (Proposal 1) — Interests of Alpha Modus’ Directors and Officers in the Business Combination” and “The Business Combination Proposal (Proposal 1) — Interests of IAC Directors and Officers in the Business Combination” of this proxy statement/prospectus for a further discussion of this and other risks.

Classified Board of Directors

New IAC’s board of directors will consist of seven members upon the closing of the Business Combination. In accordance with the Amended and Restated Charter to be filed, immediately after the consummation of the Business Combination, the board of directors will be divided into three classes designated Class A, Class B and Class C. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class A shall serve for a term expiring at IAC’s first annual meeting of stockholders held after the Effective Time; each director initially assigned to Class B shall serve for a term expiring at IAC’s second annual meeting of stockholders held after the Effective Time; and each director initially assigned to Class C shall serve for a term expiring at IAC’s third annual meeting of stockholders held after the Effective Time. Directors will not be able to be removed during their term except for cause. The directors will be divided among the three classes as follows:

•        Class A, which we anticipate will consist of Scott Wattenberg and Oscar Brito, whose terms will expire at the first annual meeting of stockholders to be held after the consummation of the Business Combination;

•        Class B, which we anticipate will consist of Jeffrey Gary and [•], whose terms will expire at the second annual meeting of stockholders to be held after the consummation of the Business Combination; and

•        Class C, which we anticipate will consist of William Alessi, Michael Garel, and Gregory Richter, whose terms will expire at the third annual meeting of stockholders to be held after the consummation of the Business Combination.

New IAC expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered terms may delay or prevent a change of our management or a change in control.

Recommendation of the IAC Board and Reasons for the Business Combination

The IAC Board, in evaluating the Business Combination, consulted with IAC management and its legal advisors. The IAC Board (i) approved entering into the Business Combination Agreement and Related Ancillary Agreements, which provides for a business combination between IAC and Alpha Modus, (ii) resolved that based on the information received to date, entering into the Agreement is in the best interests of IAC and Merger Sub and their respective shareholders, (iii) resolved that the Ancillary Agreements are each authorized and approved in all respects, (iv) resolved that all actions previously taken by the Authorized Officer of IAC in the formation of Merger Sub as a wholly owned subsidiary of IAC are ratified, approved and confirmed in all respects, (v) resolved that the filing of a Registration Statement on Form S-4 by IAC covering the registration under the Securities Act of 1933, as amended of the securities to be issued in the Business Combination is in all respects authorized and approved, (vi) resolved that the Chief Financial Officer of IAC is hereby designated to act on behalf of IAC as the agent for service to be named in the Registration Statement and that Loeb & Loeb LLP is authorized to receive notices and communications from the Commission in connection with the Registration Statement, (vii) resolved that each Authorized Officer of IAC be, and each of them with full power to act without the others is, authorized to file a pre-merger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and each Authorized Officer of IAC is authorized by IAC to sign said notification and supply such information as may be requested by any reviewing authority in connection therewith, (viii) resolved that each Authorized Officer is authorized to execute and file with the Commission on behalf of IAC, and in connection with the listing of the Shares on NASDAQ, a Form 8-A Registration Statement for the registration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, together with appropriate exhibits, financial schedules and other necessary or supporting related documents, all as such officers shall deem to be necessary or appropriate and (ix) resolved all actions taken and any documents or agreements executed, signed or delivered prior to or after the date hereof by any Authorized Officer or director of IAC or Merger Sub in connection with the Business Combination or the matters contemplated hereby be and are approved, ratified and confirmed in all respects.

The IAC Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the IAC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The IAC Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the IAC Board’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” herein.

The IAC Board considered a number of factors pertaining to Alpha Modus and the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

Portfolio of Consumer Retail, Artificial Intelligence Patents

•        Alpha Modus’ portfolio of six patents with two additional patents pending cover systems for monitoring and analyzing consumer purchasing behavior in real-time to drive sales via engaging digital customer experiences.

•        The patents cover a variety of advertising features, including the presentation and display of relevant and targeted advertising that is based on users/customers shopping habits, search history or other criteria.

•        This can include a retail store system that features user eye tracking, object identification of goods on shelves and open, MAC address tracking, customer engagement with interactive output displays with demographic intelligence, panels throughout store at product, automated customer assistance at shelf and customer purchase at shelf.

•        Alpha Modus uses Artificial Intelligence as part of its technology to quickly track consumer behavior in the store and uses this AI technology to quickly offer consumers in-store digital offerings.

Potential judgements against large, well-branded retailers

•        Alpha Modus estimates potential for $300 million in damages from initial patent infringement cases and over $1 billion in estimated damages over the life of the patents currently owned.

Long-life Patents

•        Alpha Modus’ patents have a long life before they expire. Alpha Modus’ first patent does not expire until July 2034 and its final patent expires in May 2037.

Artificial Intelligence (“AI”) is an attractive market sector

•        The Board considers AI to be a very attractive sector with opportunities for substantial disruption and very high growth rates.

Management Alignment with Shareholders Interests and an Experienced Team

•        Alpha Modus led by CEO Bill Alessi was the first FinTech use case by IBM Watson and Alpha Modus received the prestigious IBM Beacon Award.

•        Mr. Alessi will own in excess of 65% of the combined company after the consummation of the business combination which aligns his interest with all other shareholders.

•        Mr. Alessi has decades of experience in the public financial markets and in the global technology solutions space

Large addressable TAM

•        The total addressable market (“TAM”) for AI solutions in the consumer retail space is estimated at $40 billion according to Insider Intelligence.

Growth opportunities

•        Alpha Modus believes and has plans for significant growth of its patent portfolio, licensing agreements and developing proprietary artificial intelligence product offerings organically and via acquisitions.

Represented by an experienced patent litigation law firm working on contingency.

•        Alpha Modus’ patent litigation law firm is Dickinson Wright and has represented Alpha Modus for many years on a contingency basis demonstrating their confidence in winning cases. It also provides for a variable cost structure related to a large potential expense category for Alpha Modus.

Negotiated transaction.

•        The financial and other terms of the Business Combination Agreement were the product of arm’s length negotiations between representatives of the Sponsor and Alpha Modus without an auction process.

Sponsor and IAC’s Directors and Officers have interests in the Business Combination that are different than and my conflict with the interests of IAC’s public stockholders.

In considering the recommendation of the IAC Board to vote in favor of approval of the Business Combination, stockholders should keep in mind that the Sponsor and IAC’s directors and executive officers have interests in such Proposals that are different from, or in addition to, those of IAC’s stockholders generally. In particular if the Business Combination with Alpha Modus or another business combination is not consummated by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time period to the fullest extent), IAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding shares of IAC’s Class A Common Stock for cash and, subject to the approval of its remaining stockholders and the IAC’s Board, dissolving and liquidating. In such event, the 6,000,000 shares of IAC Class A Common Stock held by the Sponsor and some portion held by IAC’s directors, officers and anchor investors which were acquired for an aggregate purchase price of $25,000 prior to IAC’s initial public offering would become worthless.

The Sponsor, which is affiliated with certain of IAC’s directors and officers, purchased 7,500,000 private warrants from IAC for an aggregate purchase price of $7,500,000 (or $1.00 per warrant) simultaneously with the consummation of IAC’s initial public offering. The private warrants will become worthless if IAC does not consummate a business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time period to the fullest extent).

The Sponsor and IAC’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on IAC behalf, such as identifying and investigating possible business targets and business combinations. However, if IAC fails to consummate a business combination within the required period, they will not have any claim against the Trust Account for reimbursement. Accordingly, IAC may not be able to reimburse these expenses if the Business Combination with Alpha Modus or another business combination is not completed by September X, 2023 (or such earlier date as determined by the IAC Board). As of October X, 2023, the Record Date, the Sponsor and IAC Acquisition Corp officers and directors and their affiliates had incurred no unpaid reimbursable expenses.

The Business Combination Agreement provides for the continued indemnification of IAC current directors and officers and the continuation of directors and officers liability insurance covering IAC current directors and officers.

The IAC Board also considered a variety of uncertainties and risks and other potentially negative factors related to Alpha Modus’ business and prospects and related to the Business Combination including, but not limited to, the following:

Redemption risk.    The potential that a significant number of IAC stockholders elect to redeem their shares of IAC Class A Common Stock prior to the consummation of the Business Combination and pursuant to the Current Charter, which would reduce the gross proceeds to Alpha Modus from the Business Combination, which could hinder Alpha Modus’ ability to continue its development.

Unsuccessful Patent Litigation.    There is no assurance that Alpha Modus will be successful in its patent litigation. Failure to prevail in patent litigation would meaningfully negatively impact future revenues.

Pre-Revenue.    Alpha Modus today has not yet generated revenues and needs to demonstrate a future ability to produce revenues.

Value of the Patent Portfolio could be worth substantially less than the Company believes.    While the Company believes its patent portfolio has meaningful value in terms of licensing potential, the Company may fail to realize this value potential with potential licensees.

Management team has no prior Experience Managing a Public Company and is a lean team.    While the management team has had prior success, it has not managed a public company. Also the Company plans to maintain a lean team of 6 – 10 professionals since it is relying on a licensing strategy which does not require significant numbers of personnel.

The Company has Limited to Little Cash on the Balance Sheet.    The Company has a low cash balance as of September 30, 2023 and is reliant in the near term on funding from its CEO. The Company will require additional capital to be able to pay for transaction expenses and to fund its future operations.

Exclusivity.    The fact that the Business Combination Agreement includes an exclusivity provision that prohibits IAC from soliciting other business combination proposals, which restricts IAC’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations.

Stockholder vote.    The risk that holders of IAC Class A Common Stock may not approve the Business Combination Proposal, thus preventing the consummation of the Business Combination.

Macroeconomic risks.    The risk that the future financial performance of the Alpha Modus may not meet the IAC Board’s expectations due to factors in Alpha Modus’ control or out of its control, including economic cycles or other macroeconomic factors.

Closing conditions.    The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Alpha Modus’ control, including approval by IAC stockholders and IAC’s continued listing on a national securities exchange.

Litigation challenging the Business Combination.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

Fees and expenses.    The expected fees and expenses associated with the Business Combination, some of which would be payable regardless of whether the Business Combination is ultimately consummated. IAC signed a loan agreement with Polar Asset Management for up to $1 million to pay for IAC’s working capital and expenses prior to closing. Alpha Modus is taking the lead on legal documents and other work required including the S-4 and registration and proxy expenses which will help reduce IAC’s expenses.

In addition to considering the factors described above, the IAC Board also considered other factors including, without limitation:

Interests of certain persons.    The Sponsor, the members of the IAC’s Board and executive officers of IAC and the Sponsor have interests in the Business Combination Proposal, the other proposals described in this proxy statement/prospectus and the Business Combination that are different from, or in addition to, those of IAC stockholders generally. The IAC Board reviewed and considered these interests during the negotiation of the Business Combination Agreement and in evaluating and unanimously approving, as members of the IAC Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. See “Interests of the Sponsor and IAC’s Directors and Officers in the Business Combination” and “Risk Factors — Risks Related to the Business Combination. Since the Sponsor and IAC’s officers and directors who are members of the Sponsor have interests that are different, or in addition to (and which may conflict with), the interests of the public stockholders, a conflict of interest may have existed in determining whether the Business Combination with Alpha Modus is appropriate as a business combination. Such interests include that the Sponsor will lose its entire investment in us if our business combination is not completed.”

Other risks.    The various risks associated with the Business Combination, the business of Alpha Modus and the business of IAC, as described in the section entitled “Risk Factors” of this proxy statement/prospectus. This includes that Alpha Modus currently has no revenues and faces uncertainties in future revenues both in timing and amounts.

Conclusion

The IAC Board concluded that the potential benefits expected to be received by IAC and its stockholders as a result of the Business Combination outweighed the potentially negative factors and other risks associated with the Business Combination. Accordingly, the IAC Board unanimously resolved (a) that it was in the best interests of IAC and its stockholders, and that it was advisable, to enter into the Business Combination Agreement and the ancillary documents to which IAC is or will be a party and to consummate the transactions contemplated thereby (including the Merger), (b) to adopt and approve the execution, delivery and performance by IAC of the Business Combination Agreement, the ancillary documents to which IAC is or will be a party and the transactions contemplated thereby (including the Merger), (c) to recommend that the IAC stockholders entitled to vote thereon vote in favor of each of Business Combination Proposal, the Charter Proposal, the Advisory Charter Proposals, the Nasdaq Proposal and the Adjournment Proposal and (d) to direct that each of the Business Combination Proposal, the Charter Proposal, the Advisory Charter Proposals, the Nasdaq Proposal and the Adjournment Proposal be submitted to the IAC stockholders for approval.

The foregoing discussion of material factors considered by the IAC Board is not intended to be exhaustive, but sets forth the principal factors considered by the directors.

Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, IAC will be treated as the “acquired” company and Alpha Modus will be treated as the “acquirer” for financial statement reporting purposes. See section entitled “The Business Combination Proposal (Proposal 1) — Anticipated Accounting Treatment.”

No Delaware Appraisal Rights for IAC Stockholders

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Appraisal rights are not available to IAC stockholders or IAC warrantholders in connection with the Business Combination.

Impact of the Business Combination on IAC’s Public Float

It is anticipated that, upon the completion of the Business Combination, IAC’s Public Stockholders will retain an ownership interest of approximately 5.1% of the outstanding capital stock of New IAC, the Initial Stockholders will retain an aggregate ownership interest of approximately 30.6% of the outstanding capital stock of New IAC, Polar will retain an ownership interest of approximately 3.1% of the outstanding capital stock of New IAC, and the Alpha Modus stockholders and debt holder will own approximately 61.2% of the outstanding capital stock of New IAC. The foregoing ownership percentages with respect to New IAC following the Business Combination excludes any outstanding Warrants and assumes that (i) there are no redemptions of any shares by IAC’s public stockholders in connection with the Business Combination, (ii) IAC does not engage in any kind of additional equity financing prior to the Closing, and (iii) no earnout shares are issued to the Alpha Modus stockholders or released to the Sponsor, as the applicable milestones relating thereto are not expected to be achieved within 60 days of the date of this proxy statement/prospectus. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by IAC’s existing stockholders in New IAC will be different.

The following table illustrates varying ownership levels of the combined company immediately following the Business Combination(1):

	Assuming Minimum Redemptions Scenario		Assuming Mid-point Redemptions Scenario		Assuming Maximum Redemptions Scenario
Equity Capitalization Summary	Shares	%	Shares	%	Shares	%
Alpha Modus Stockholders	11,000,000	56.1%	11,000,000	57.6%	11,000,000	59.1%
Alpha Modus debt holder – Janbella	1,000,000	5.1%	1,000,000	5.2%	1,000,000	5.4%
IAC Public Stockholders	1,000,945	5.1%	500,472	2.6%	—	—%
Initial Stockholders(2)	6,000,000	30.6%	6,000,000	31.4%	6,000,000	32.3%
Polar(3)	600,000	3.1%	600,000	3.2%	600,000	3.2%
Total common stock	19,600,945	100.0%	19,100,472	100.0%	18,600,000	100.0%

____________

(1)      The table does not include the 12,000,000 shares underlying IAC Public Warrants and the 8,700,000 shares underlying IAC Private Placement Warrants.

(2)      The shares held by Initial Stockholders include 750,000 shares that will be transferred to escrow upon the Closing, which will be released to the Sponsor according to the same milestones and timelines applicable to the Alpha Modus Earnout Shares described above.

(3)      On August 30, 2023, IAC, Sponsor and Polar entered into the Subscription Agreement in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests, and the Sponsor will in turn loan such funds to IAC, to cover IAC’s working capital expenses. As of November 17, 2023, a total of $600,000 was drawn down.

The following table illustrates varying ownership levels of the combined company immediately following the Business Combination on a fully diluted basis(1):

	Assuming Minimum Redemptions Scenario		Assuming Mid-point Redemptions Scenario		Assuming Maximum Redemptions Scenario
Equity Capitalization Summary	Shares	%	Shares	%	Shares	%
Alpha Modus Stockholders	11,000,000	27.3%	11,000,000	27.6%	11,000,000	28.0%
Alpha Modus debt holder – Janbella	1,000,000	2.5%	1,000,000	2.5%	1,000,000	2.5%
IAC Public Stockholders	13,000,945	32.3%	12,500,472	31.4%	12,000,000	30.5%
Initial Stockholders(2)	14,700,000	36.5%	14,700,000	36.9%	14,700,000	37.4%
Polar(3)	600,000	1.4%	600,000	1.6%	600,000	1.6%
Total common stock	40,300,945	100.0%	39,800,472	100.0%	39,300,000	100.0%

____________

(1)      The table includes the 12,000,000 shares underlying IAC Public Warrants and the 8,700,000 shares underlying IAC Private Placement Warrants.

(2)      The shares held by Initial Stockholders include 750,000 shares that will be transferred to escrow upon the Closing, which will be released to the Sponsor according to the same milestones and timelines applicable to the Alpha Modus Earnout Shares described above.

(3)      On August 30, 2023, IAC, Sponsor and Polar entered into the Subscription Agreement in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests, and the Sponsor will in turn loan such funds to IAC, to cover IAC’s working capital expenses. As of November 17, 2023, a total of $600,000 was drawn down.

The Amended and Restated Charter Proposal (Proposal 2)

IAC stockholders will be asked to approve and adopt, subject to and conditional on (but with immediate effect therefrom) approval of each of the Business Combination Proposal, the Amended and Restated Charter Proposal, and the Nasdaq Proposal, and the consummation of the Business Combination, a second amendment and restatement of the IAC Charter, as set out in the Amended and Restated Charter appended to this proxy statement/prospectus as Annex B.

The Amended and Restated Charter, which will be effective as of the Closing, will provide for the following:

(a)     change the name of IAC to “Alpha Modus Holdings, Inc.” or another name to be determined by Alpha Modus;

(b)    reduce the total number of authorized shares of capital stock to an aggregate of 201,000,000 shares, consisting of 200,000,000 shares of Class A common stock and 1,000,000 shares of preferred stock, from an aggregate of 221,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 20,000,0000 shares of Class B common stock, and 1,000,000 shares of preferred stock, and, in accordance with the Amended and Restated Charter, all shares of outstanding Class B common stock will automatically convert into shares of Class A common stock on a one-to-one basis; and

(b)    remove and change certain provisions in the IAC Charter related to IAC’s status as a special purpose acquisition company.

The Nasdaq Proposal (Proposal 3)

To consider and vote upon, for purposes of complying with the applicable listing rules of the Nasdaq Stock Market, the issuance of shares of IAC common stock pursuant to the Business Combination Agreement.

The Adjournment Proposal (Proposal 4)

To consider and vote upon a proposal to authorize the chairman of the Special Meeting to adjourn the IAC Special Meeting to a later date or dates, in his discretion.

The IAC Special Meeting

Date, Time and Place of the IAC Special Meeting

The IAC Special Meeting will be held virtually at [•], Eastern Time, on [•], 2024, or at such other date and time to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals. We will hold the IAC Special Meeting solely by means of remote communication.

Registering for the IAC Special Meeting

As a registered IAC stockholder, you received a proxy card from Continental Stock Transfer & Trust Company. The form contains instructions on how to attend the virtual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or e-mail address below. Continental Stock Transfer & Trust Company’s support contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting [•], 2024, at [•] am Eastern Time. Enter the URL address into your browser https://www.[•], enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the meeting you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the meeting.

An IAC stockholder that holds his, her or its shares in “street name,” which means his, her or its shares are held of record by a broker, bank or other nominee, may need to contact Continental Stock Transfer & Trust Company to receive a control number. If you plan to vote at the meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental Stock Transfer & Trust Company will issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. We can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

If you do not have internet capabilities, you can listen only to the meeting by dialing [•] (toll-free), outside the U.S. and Canada +1 [•] (standard rates apply) when prompted enter the pin number [•]. This is listen-only, you will not be able to vote or enter questions during the meeting.

Purpose of the IAC Special Meeting

At the IAC Special Meeting, IAC is asking its stockholders to consider and vote upon:

•        The Business Combination Proposal. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

•        The Amended and Restated Charter Proposal. The form of Amended and Restated Charter to become effective upon consummation of the Business Combination is attached to this proxy statement/prospectus as Annex B.

•        The Nasdaq Proposal.

•        The Adjournment Proposal, if presented at the IAC Special Meeting.

Voting Power and Record Date

You will be entitled to vote or direct votes to be cast at the IAC Special Meeting if you owned shares of IAC common stock at the close of business on [•], 2024, which is the Record Date. You are entitled to one vote for each share of IAC common stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were [•] shares of IAC common stock outstanding, of which [•] are Public Shares, and [•] are Founder Shares held by the initial stockholders.

Vote of the Initial Stockholders, Directors and Officers

In connection with the IAC IPO, IAC entered into agreements with its officers and directors pursuant to which each agreed to vote any shares of IAC common stock owned by it in favor of the Business Combination Proposal and for all other proposals presented at the IAC Special Meeting. These agreements apply to those initial stockholders as it relates to their Founder Shares and the requirement to vote such shares in favor of the Business Combination Proposal and for all other proposals presented to IAC stockholders in this proxy statement/prospectus. Nevertheless, we will need approval of holders of a majority of the outstanding shares of IAC Class A common stock to be voted in favor of the Business Combination Proposal and Amended and Restated Charter Proposal in order to have the Business Combination approved.

Contemporaneously with the execution and delivery of the Business Combination Agreement, Alpha Modus and IAC and IAC’s Sponsor entered into a Stockholder Support Agreement (the “IAC Stockholder Support Agreement”). Pursuant the IAC Stockholder Support Agreement, the Sponsor thereto agreed, among other things, to vote their shares of IAC common stock in favor of the adoption an approval of the Business Combination Agreement and the Transactions.

The Sponsor has waived any redemption rights, including with respect to shares of IAC Class A common stock issued or purchased in the IAC IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by the Sponsor have no redemption rights upon IAC’s liquidation and will be worthless if no business combination is effected by IAC by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), and such deadline may be extended by amendment to IAC’s organizational documents).

Quorum and Required Vote for Stockholder Proposals

A quorum of IAC stockholders is necessary to hold a valid meeting. A quorum will be present at the IAC Special Meeting if a majority of the IAC common stock issued and outstanding and entitled to vote at the IAC Special Meeting is represented in person or by proxy at the IAC Special Meeting. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

The approval of the Business Combination Proposal requires the affirmative vote (in person online or by proxy) of 65% of the issued and outstanding shares of IAC common stock as of the Record Date. Accordingly, an IAC stockholder’s failure to vote by proxy or to vote in person at the IAC Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal.

The approval of the Amended and Restated Charter Proposal requires the affirmative vote (in person online or by proxy) of a majority of the issued and outstanding shares of IAC common stock and a majority of the issued and outstanding shares of IAC Class A common stock as of the Record Date. Accordingly, an IAC stockholder’s failure to vote by proxy or to vote in person at the IAC Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Amended and Restated Charter Proposal.

The approval of the Nasdaq Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of IAC common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the IAC Special Meeting. An IAC stockholder’s failure to vote by proxy or to vote in person at the IAC Special Meeting or an abstention will not be counted towards the number of shares of IAC common stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Nasdaq Proposal and the Adjournment Proposal.

The Amended and Restated Charter Proposal and the Nasdaq Proposal are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the Amended and Restated Charter Proposal and the Nasdaq Proposal), and unless the Business Combination Proposal is approved, the Amended and Restated Charter Proposal and the Nasdaq Proposal will not be presented to the stockholders of IAC at the IAC Special Meeting. The Adjournment Proposal is not conditioned on any other Proposal and does not require the approval of any other Proposal to be effective. It is important for you to note that in the event the Business Combination Proposal, the Amended and Restated Charter Proposal, and the Nasdaq Proposal do not receive the requisite vote for approval, then IAC will not consummate the Business Combination. If IAC does not consummate the Business Combination and fails to complete an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), it will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to its public stockholders, unless it seeks and obtains the approval of IAC stockholders to amend the IAC Charter to extend such date.

In accordance with the IAC Support Agreement entered into concurrently with the execution of the Business Combination Agreement, the Sponsor has agreed to vote all 4,650,000 shares of IAC Class A common stock (or [66.4]% of the outstanding shares of IAC common stock) in favor of each of the Proposals, subject to certain customary conditions. Assuming all of the outstanding shares of IAC common stock vote on each Proposal and that the Sponsor votes all of its shares in favor of each of the Proposals, each of the Proposals would not require the affirmative vote of any additional shares of IAC common stock in order to be approved.

For more information about these proposals, see the sections of this proxy statement/prospectus entitled “The IAC Special Meeting — Quorum and Required Vote for Proposals.”

Proxy Solicitation

Proxies may be solicited by telephone, by facsimile, by mail, on the Internet or in person. We have engaged [•] to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the IAC Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section titled “IAC Special Meeting — Revoking Your Proxy.”

Redemption Rights

Pursuant to the IAC Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the IAC IPO (calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s franchise and income taxes). For illustrative purposes, based on funds in the Trust Account of approximately $[•] million on [•], the estimated per share redemption price would have been approximately $[•]. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of Exchange Act) will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to 15% or more of the shares of IAC common stock included in the units of IAC sold in the IAC IPO (including overallotment securities sold to IAC’s underwriters after the IAC IPO).

In order to exercise your redemption rights, you must:

•        prior to 5:00 PM Eastern Time on [•], 2024 (two (2) business days before the IAC Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, IAC’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: spacredemptions@continentalstock.com

•        In your request to Continental Stock Transfer & Trust Company for redemption, you must also affirmatively certify if you “ARE” or “ARE NOT” acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock; and

•        deliver your Public Shares either physically or electronically through DTC to IAC’s transfer agent at least two (2) business days before the IAC Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is IAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, IAC does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with IAC’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to IAC’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that IAC’s transfer agent return the shares (physically or electronically). You may make such request by contacting IAC’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of IAC common stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of IAC common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in IAC common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of IAC common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Entity, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not consummated and IAC otherwise does not consummate an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent) and such deadline may be extended by amendment to IAC’s organizational documents), IAC will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to the public stockholders and the Warrants will expire worthless.

Appraisal Rights

IAC stockholders do not have appraisal rights in connection with the Business Combination or the other proposals.

Interests of IAC’s Initial Stockholders, Directors and Officers in the Business Combination

When you consider the recommendation of IAC’s board of directors to vote in favor of approval of the Proposals, you should keep in mind that IAC directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a stockholder and may be incentivized to complete a business combination that is less favorable to shareholders rather than liquidating IAC. These interests include, among other things:

•        Jeffrey Gary and [•] will be IAC’s designees to the board of directors of New IAC upon the effectiveness of the Merger. As directors, in the future they may receive any cash fees, stock options or stock awards that the board of directors of New IAC determines to pay to its directors;

•        unless IAC consummates an initial business combination, IAC’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account (as of [•], IAC’s officers and directors have incurred aggregate out-of-pocket expenses of [•]);

•        as a condition to the IAC IPO, pursuant to the letter agreements between the initial stockholders and IAC, the initial stockholders’ Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares are not transferable or salable (i) in the case of the founder shares until the earlier of (A) six months after the completion of our initial business combination, or (B) subsequent to our initial business combination, (x) if the last reported sale price of the IAC Class A common stock equals or exceeds $[•] per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after our initial business combination, or (y) the date on which IAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of IAC’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and any shares of IAC Class A common stock issued upon exercise thereof, until 30 days after the completion of IAC’s initial business combination (while the Founder Shares are not the same as the IAC Class A common stock, are subject to certain restrictions that are not applicable to the IAC Class A common stock, and may become worthless if IAC does not complete a business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), the aggregate value of the [6,000,000] Founder Shares owned by IAC’s initial stockholders is estimated to be approximately $[•] million, assuming the per share value of the Founder Shares is the same as the $[•] closing price of the IAC Class A common stock on Nasdaq as of [•]);

•        the initial stockholders purchased an aggregate of [8,700,000] warrants, each exercisable for one share of IAC Class A common stock at $[11.50] per share, for a purchase price of $[8,700,000], or $[1.00] per warrant, in a private placement consummated simultaneously with the IAC IPO, which warrants will be worthless if a business combination is not consummated (although the warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the [•] private placement warrants held by the Sponsor is estimated to be approximately $[•] million, assuming the per warrant value of the private placement warrants is the same as the $[•] closing price of the Public Warrants on Nasdaq as of [•]);

•        the initial stockholders have agreed that the private placement warrants, and all of their underlying securities, will not be sold or transferred by it until 30 days after IAC has completed a business combination, subject to limited exceptions;

•        the fact that Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination;

•        the fact that the initial stockholders have agreed not to redeem any of their Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•        if IAC does not complete an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), a portion of the proceeds from the sale of the private placement warrants will be included in the liquidating distribution to IAC’s public stockholders and the private placement warrants will expire worthless; and

•        if the Trust Account is liquidated, including in the event IAC is unable to complete an initial business combination within the required time period, the Sponsor has agreed that they will be liable to IAC, on a pro rata basis based on the number of Founder Shares owned by them, if and to the extent any claims by a third party for services rendered or products sold to IAC, or a prospective target business with which IAC has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share, and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable from interest, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable), nor will it apply to any claims under IAC’s indemnity of the underwriters of the initial public offering against certain liabilities, including liabilities under the Securities Act.

Recommendation to IAC Stockholders

IAC’s board of directors believes that the Proposals to be presented at the IAC Special Meeting are in the best interests of IAC and its stockholders and unanimously recommends that IAC stockholders vote “FOR” the Proposals.

Conditions to the Closing of the Business Combination

The consummation of the Business Combination is subject to certain conditions, among others:

•        approval by Alpha Modus’ stockholders of the approval and adoption of the Business Combination Agreement, the Merger, and all other transactions contemplated by the Business Combination Agreement;

•        approval by IAC’s stockholders of the Business Combination Proposal, the Amended and Restated Charter Proposal, and the Nasdaq Proposal;

•        the expiration or termination of the waiting period under the HSR Act;

•        the listing of the shares of IAC Class A Common Stock to be issued in connection with the closing of the transactions contemplated by the Business Combination Agreement will be approved for listing on the Nasdaq, subject only to official notice of issuance thereof;

•        the registration statement having been declared effective under the Securities Act;

•        the IAC Charter having been amended and restated by the Amended and Restated Charter;

•        no governmental authority of competent jurisdiction having entered any law, rule, regulation, judgement, decree, executive order, or award that has the effect of making the transactions contemplated by the Business Combination Agreement, illegal or otherwise prohibiting consummation of the transactions contemplated by the Business Combination Agreement; and

•        no IAC or Alpha Modus Material Adverse Effect shall have occurred between the date the Business Combination Agreement was entered into and the Closing.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination. These figures assume that no IAC stockholders exercise their redemption rights in connection with the Business Combination.

Sources			Uses
Cash in Trust Account(1)	$		Seller Rollover(2)		$110,000,000
IAC Financing			Proceeds to Alpha Modus(3)
Seller Rollover(2)		110,000,000	IAC estimated transaction costs
			Alpha Modus estimated transaction costs
Total Sources(4)	$		Total Uses(4)	$

____________

(1)      Assumes no IAC stockholder has exercised their redemption rights to receive cash from the Trust Account. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(2)      Dollar amount represents the number of shares existing Alpha Modus stockholders will receive at Closing valued at a share price of $10.00. This amount is not impacted by the number of redemptions.

(3)      Proceeds to Alpha Modus is calculated based on the assumed $[•] million of IAC cash less $[•] million for estimated IAC transaction costs and less $[•] million for estimated Alpha Modus transaction costs.

(4)      Totals may be different due to rounding.

The following table summarizes the sources and uses for funding the Business Combination. These figures assume that a maximum number of IAC stockholders exercise their redemption rights in connection with the Business Combination.

Sources			Uses
Cash in Trust Account(1)	$		Seller Rollover(2)		$110,000,000
IAC Financing			Proceeds to Alpha Modus(3)
Seller Rollover(2)		110,000,000	IAC estimated transaction costs
			Alpha Modus estimated transaction costs
Total Sources(4)	$		Total Uses(4)	$

____________

(1)      Assumes maximum number of IAC stockholders have exercised their redemption rights to receive cash from the Trust Account, reducing the amount of IAC cash by $[•] million.

(2)      Dollar amount represents the number of shares existing Alpha Modus stockholders will receive at Closing valued at a share price of $10.00. This amount is not impacted by the number of redemptions.

(3)      Proceeds to Alpha Modus is calculated based on the assumed $[•] million of IAC cash less $[•] million for estimated IAC transaction costs and less $[•] million for estimated Alpha Modus transaction costs.

(4)      Totals may be different due to rounding.

U.S. Federal Income Tax Consequences

The material U.S. federal income tax considerations that may be relevant to you in respect of the Business Combination are discussed in more detail in the section titled “The Business Combination Proposal (Proposal 1) — United States Federal Income Tax Considerations” beginning on page 94 for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Risk Factors

In evaluating the Business Combination and the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section titled “Risk Factors” beginning on page 24 of this proxy statement/prospectus.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information (the “Summary Pro Forma Information”) gives effect to the transactions contemplated by the Business Combination and related transactions. The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although IAC will acquire all of the outstanding equity interests of Alpha Modus in the Business Combination, IAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be reflected as the equivalent of Alpha Modus issuing shares for the net assets of IAC, followed by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination will be those of Alpha Modus. The summary unaudited pro forma condensed combined balance sheet data as of September 30, 2023, gives effect to the Business Combination and related transactions as if they had occurred on September 30, 2023. The summary unaudited pro forma condensed combined statements of operations data for the nine months ended September 30, 2023, and for the year ended December 31, 2022, give effect to the Business Combination and related transactions as if they had occurred on January 1, 2022, the beginning of the earliest periods presented.

The Summary Pro Forma Information has been derived from, should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” in this proxy statement/prospectus and the accompanying notes thereto. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of IAC and Alpha Modus for the applicable periods included in this proxy statement/prospectus. The Summary Pro Forma Information has been presented for informational purposes only and is not necessarily indicative of what the Post-Combination Company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the Summary Pro Forma Information does not purport to project the future financial position or operating results of the Post-Combination Company following the reverse recapitalization.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption for cash of Public Shares:

•        Assuming Minimum Redemptions Scenario:    This presentation assumes that no IAC Public Stockholders will exercise redemption rights with respect to the Public Shares for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Redemptions Scenario:    This presentation assumes that 1,000,945 Public Shares are redeemed for aggregate redemption payments of $11.3 million, assuming a $11.25 per share redemption price. This scenario includes all adjustments contained in the “Assuming Minimum Redemptions Scenario” and presents additional adjustments to reflect the effect of the “Assuming Maximum Redemptions Scenario”.

	Scenario 1 Assuming Minimum Redemptions	Scenario 2 Assuming Maximum Redemptions
	(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data for the nine months ended September 30, 2023
Net loss	$(2,749)	$(2,749)
Weighted average shares outstanding – basic and diluted	19,600,945	18,600,000
Basic and diluted net loss per share	$(0.14)	$(0.15)

	Scenario 1 Assuming Minimum Redemptions	Scenario 2 Assuming Maximum Redemptions
	(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data for the year ended December 31, 2022
Net income	$7,641	$7,641
Weighted average shares outstanding – basic and diluted	19,600,945	18,600,000
Basic and diluted net income per share	$0.39	$0.41
	Scenario 1 Assuming Minimum Redemptions	Scenario 2 Assuming Maximum Redemptions
	(in thousands)
Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as of September 30, 2023
Total assets	$1,711	$634
Total liabilities	4,420	14,718
Total stockholders’ deficit	$(2,709)	$(14,084)

SELECTED FINANCIAL AND OTHER DATA OF IAC

IAC is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

IAC’s balance sheet data as of September 30, 2023, and statement of operations data for the three and nine months ended September 30, 2023 and 2022, are derived from IAC’s unaudited financial statements included elsewhere in this proxy statement/prospectus. IAC’s balance sheet data as of December 31, 2022, and statement of operations data for the year ended December 31, 2022, are derived from IAC’s audited financial statements included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information in conjunction with each of Alpha Modus’ and IAC’s consolidated financial statements and related notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of IAC” contained elsewhere herein.

INSIGHT ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
General and administrative expenses	$450,375	$278,380	$1,372,947	$1,030,966
General and administrative expenses – related party	75,000	—	225,000	—
Franchise tax expenses	50,000	49,863	150,000	147,995
Loss from operations	(575,375)	(328,243)	(1,747,947)	(1,178,961)

Other income (expense):
Change in fair value of derivative liabilities	7,245	1,790,500	(588,915)	8,726,170
Change in fair value of Forward Purchase Agreement Liability	8,035	—	86,369	—
Gain on investments held in Trust Account	384,239	1,170,566	2,898,987	1,299,387
Gain on forgiveness of deferred underwriting fee payable	—	—	273,110	—
Total other income, net	399,519	2,961,066	2,669,551	10,025,557

(Loss) income before income tax expense	(175,856)	2,632,823	921,604	8,846,596
Income tax expense	(51,725)	(241,792)	(637,175)	(241,792)
Net (loss) income	$(227,581)	$2,391,031	$284,429	$8,604,804

Weighted average shares outstanding of Class A Redeemable common stock, basic and diluted	2,366,608	24,000,000	7,637,976	24,000,000
Basic and diluted net (loss) income per common share, Class A Redeemable common stock	$(0.03)	$0.08	$0.02	$0.29

Weighted average shares outstanding of Class A Non-Redeemable common stock, basic and diluted	5,100,000	—	3,605,495	—
Basic and diluted net (loss) income per common share, Class A Non-Redeemable common stock	$(0.03)	$—	$0.02	$—

Weighted average shares outstanding of Class B common stock, basic and diluted	900,000	6,000,000	2,400,000	6,000,000
Basic and diluted net (loss) income per common share, Class B common stock	$(0.03)	$0.08	$0.02	$0.29
	September 30, 2023	December 31, 2022
	Unaudited
Balance Sheet Data
Total assets	$11,859,393	$244,853,424
Total liabilities	$11,900,123	$13,140,566
Total commitments and contingencies	$11,221,524	$243,597,590
Total stockholders’ deficit	$(11,262,254)	$(11,884,732)

INSIGHT ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the year ended December 31, 2022	For the period from April 20, 2021 (inception) through December 31, 2021
General and administrative expenses	$1,305,836	$452,844
Franchise tax expenses	205,992	140,274
Loss from operations	(1,511,828)	(593,118)

Other income (expenses):
Change in fair value of derivative warrant liabilities	10,711,300	2,237,915
Offering costs associated with derivative warrant liabilities	—	(667,601)
Gain from expiration of over-allotment option	—	29,522
Net gain (loss)on investments held in Trust Account	3,332,546	(12,071)
Total other income (expenses)	14,043,846	1,587,765
Net income before income tax expense	12,532,018	994,647
Income tax expense	(624,584)	—
Net income	$11,907,434	$994,647
Weighted average shares outstanding of Class A common stock, basic and diluted	24,000,000	10,875,000
Basic and diluted net income per common share, Class A common stock	$0.40	$0.06
Weighted average shares outstanding of Class B common stock, basic and diluted	6,000,000	6,000,000
Basic and diluted net income per common share, Class B common stock	$0.40	$0.06
December 31, 2021
Total assets	$242,942,183
Total liabilities	23,136,759
Total commitments and contingencies	241,200,000
Total stockholders’ deficit	(21,394,576)

SELECTED FINANCIAL AND OTHER DATA OF ALPHA MODUS

Alpha Modus is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

Alpha Modus’ balance sheet data as of September 30, 2023, and statement of operations data for the three and nine months ended September 30, 2023 and 2022, are derived from Alpha Modus’ unaudited financial statements included elsewhere in this proxy statement/prospectus. Alpha Modus’ balance sheet data as of December 31, 2022, and statement of operations data for the year ended December 31, 2022, are derived from Alpha Modus’ audited financial statements included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information in conjunction with each of Alpha Modus’ and IAC’s consolidated financial statements and related notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Alpha Modus” contained elsewhere herein.

ALPHA MODUS CORP.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Nine Months Ended September 30,
	2023	2022
Professional fees	$205,056	$43,449
Professional fees to related party	50,798	—
General and administrative expenses	18,051	3,048
Loss from operations	(273,905)	(46,497)

Other expense:
Interest expense	(41,250)	—
Penalties and settlement	(85,000)	—
Total other expense	(126,250)	—

Loss before income tax expense	(400,155)	(46,497)
Income tax expense	—	—
Net loss	$(400,155)	$(46,497)

Basic and diluted net loss per share of common stock	$(0.14)	$(0.04)
Weighted average shares outstanding of common stock, basic and diluted	2,946,405	1,162,808
	September 30, 2023	December 31, 2022
	(Unaudited)
Balance Sheet Data
Total assets	$95,423	$3,006
Total liabilities	$794,501	$160,929
Total commitments and contingencies	$—	$—
Total stockholders’ deficit	$(699,078)	$(157,923)

ALPHA MODUS CORP.
STATEMENTS OF OPERATIONS

	For the Years ended
	December 31, 2022	December 31, 2021
Professional fees	$23,792	$90,440
General and administrative expenses	3,611	7,143
Loss from operations	(27,403)	(97,583)

Other income (expenses):
Settlement on debt	—	10,000
Total other income (expenses)	—	10,000

Loss before income tax expense	(27,403)	(87,583)
Income tax expense	—	—
Net loss	$(27,403)	$(87,583)

Basic and diluted net loss per share of common stock	$(0.02)	$(0.08)
Weighted average shares outstanding of common stock, basic and diluted	1,162,808	1,162,808
	December 31, 2022	December 31, 2021
Balance Sheet Data
Total assets	$3,006	$4,965
Total liabilities	$160,928	$135,485
Total commitments and contingencies	$—	$—
Total stockholders’ deficit	$(157,923)	$(130,520)

MARKET PRICE AND DIVIDEND INFORMATION

IAC

Holders

As of the Record Date, there were [•] holders of record of our units, [•] holder of record of our shares of IAC Class A common stock and [•] holders of record of our warrants.

Ticker Symbol and Market Price

IAC Units, IAC Class A common stock and the Public Warrants are currently listed on the Nasdaq Capital Market under the symbols “INAQU,” “INAQ,” and “INAQW,” respectively. The closing price of the IAC Units, IAC Class A common stock and the Public Warrants on October 13, 2023, the last trading day before announcement of the execution of the Business Combination Agreement, was $11.47, $10.50, $0.05, respectively. As of [•], 2024, the Record Date, the closing price for the IAC Units, IAC Class A Common Stock and the Public Warrants was $[•], $[•], and $[•], respectively.

Dividend Policy

IAC has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of its initial business combination.

Alpha Modus

There is no public market for Alpha Modus common stock or Alpha Modus preferred stock.

Dividend Policy of New IAC Following the Business Combination

The payment of cash dividends in the future will be dependent upon New IAC’s revenue and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the board of directors of the Combined Entity.

RISK FACTORS

The following risk factors will apply to the business and operations of New IAC following the Closing. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, prospects, financial condition and operating results of Alpha Modus and New IAC’s business, prospects, financial condition and operating results following the completion of the Business Combination. You should carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” before deciding how to vote your shares of IAC common stock. Please see the section entitled “Where You Can Find More Information” in this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of Alpha Modus and New IAC following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by IAC and Alpha Modus that later may prove to be incorrect or incomplete. IAC and Alpha Modus may face additional risks and uncertainties that are not presently known to IAC or Alpha Modus, or that IAC and Alpha Modus currently deem immaterial, which may also impair New IAC’s business, prospects, financial condition or operating results. The following discussion should be read in conjunction with the financial statements of Alpha Modus and the financial statements of IAC and the notes thereto included elsewhere in this proxy statement/prospectus.

Unless the context requires otherwise, references to “Alpha Modus” in this section are to the business and operations of Alpha Modus prior to the Business Combination and the business and operations of New IAC as directly or indirectly affected by Alpha Modus by virtue of New IAC’s ownership of the business of Alpha Modus through its ownership of the surviving corporation following the Business Combination, and references to “we,” “us,” “our,” or similar words are references Alpha Modus, IAC, and New IAC as the context requires.

Risks Related to Alpha Modus’ Business and Industry

Alpha Modus had net losses and negative cash flows from operating activities in the past, and it may not achieve or sustain profitability.

Alpha Modus had a net loss of $27,403 and negative cash flows from operations of $27,403 in 2022, and a net loss of $87,583 and negative cash flows from operations of $104,787 in 2021. For the nine months ended September 30, 2023, it had net loss of $400,155 and negative cash flows from operations of $318,828. Alpha Modus cannot assure you that it will be able to generate net profit or positive cash flows from operating activities in the future. Its future revenue growth and profitability will depend on a variety of factors, many of which are beyond its control. These factors include effectiveness of its monetization strategy, its ability to control costs and expenses and to manage its growth effectively, market competition, and the macroeconomic and regulatory environment. Alpha Modus may fail to develop and improve its operational, financial and managerial controls, enhance its financial reporting systems and procedures, recruit, train and retain skilled professional personnel, or maintain customer satisfaction to effectively support and manage its future growth. If Alpha Modus invests substantial time and resources to expand its patent family but fails to manage the growth of its business and capitalize on its growth opportunities effectively, it may not be able to achieve profitability, and its business, financial condition, results of operations and prospects would be materially and adversely affected.

The artificial intelligence (AI) technology market in which Alpha Modus participates is competitive, and if it does not compete effectively, its business, operating results and financial condition could be harmed.

The AI market is competitive and rapidly evolving. The principal competitive factors in Alpha Modus’ market include research and development capabilities, industry know-how, continuous capital investment, product portfolio, among others. Many of Alpha Modus’ competitors have substantial competitive advantages, including larger scale, longer operating history, greater brand recognition, more established relationships with customers, suppliers and partners, and greater financial, research and development, marketing and other resources. As a result, Alpha Modus’ competitors may be able to respond more quickly and effectively than Alpha Modus can to new or changing opportunities, technologies, standards or customer requirements. In addition, some competitors may offer products, solutions and services that address one or more number of functions with greater depth, application, or functionality greater than Alpha Modus’ solutions and technologies. Alpha Modus’ existing and potential competitors may develop and market new products, solutions and services with functionality comparable to it. If Alpha Modus is unable to compete successfully against its current or potential competitors, its business, financial condition, and results of operations may be materially and adversely impacted.

If Alpha Modus fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, its business may be materially and adversely affected.

The AI industry market is subject to rapid technological changes, evolving industry standards, regulations and customer needs, requirements and preferences. The success of Alpha Modus’ business will depend, in part, on its ability to adapt and respond to these changes on an effective and timely basis. If it fails to improve its technologies in a way that satisfies potential users or customers of intellectual property that keep pace with rapid technological and industry changes, its business, operating results and financial condition could be adversely affected. If new technologies emerge that are able to deliver competitive products, solutions and services at lower prices, more efficiently, more conveniently or more securely, such technologies could adversely impact Alpha Modus’ ability to compete effectively.

Issues arising in connection with the use of AI in the market generally may result in reputational harm or liability to Alpha Modus.

As with many disruptive innovations, AI presents risks and challenges that could affect its adoption, and therefore Alpha Modus’ business. AI algorithms may be flawed. Datasets may be insufficient or contain biased information. Inappropriate or controversial data practices could impair the acceptance of AI solutions. These deficiencies could undermine the decisions, predictions, or analysis AI applications produce, subjecting the providers of AI technologies generally, including Alpha Modus, to competitive harm, legal liability, and brand or reputational harm. Some AI scenarios present ethical or data privacy issues. If Alpha Modus enables or offers AI solutions that are controversial because of their impact on human rights, privacy, employment, or other social issues, it may experience brand or reputational harm.

Risks Related to Alpha Modus’ Intellectual Property

Alpha Modus may fail to obtain, maintain, and protect its intellectual property rights and proprietary information or prevent third parties from any unauthorized use of its technologies.

Alpha Modus’ trade secrets, trademarks, patents, and other intellectual property rights are critical to its success. Alpha Modus expects to rely on confidentiality agreements and non-compete agreements with third parties to protect its intellectual properties. However, events beyond its control may pose threats to its intellectual property rights and the integrity of its technologies and brand. Effective protection of Alpha Modus’ intellectual property rights is expensive and challenging. While Alpha Modus has taken measures to protect its intellectual property rights by filing patent applications, pursuing patent prosecution, and obtaining patents in the United States, such efforts are inadequate to guard against and prohibit potential infringement and misappropriation. In addition, Alpha Modus’ intellectual property rights may be declared invalid or unenforceable by the courts. Furthermore, Alpha Modus cannot assure you that any of its pending patent or other intellectual property rights applications will ultimately proceed to registration or will result in registration with adequate scope for its business. Some of Alpha Modus’ applications or registrations may be successfully challenged or invalidated by others. If Alpha Modus’ intellectual property rights applications are not successful, it may have to use different intellectual property rights for its affected technologies, or seek to enter into arrangements with any third parties who may have prior registrations, applications or rights, which might not be available on commercially reasonable terms, if at all. If Alpha Modus fails to protect or enforce its intellectual property rights, its competitors may use its technologies without authorization. As a result, future customers and partners could then devalue Alpha Modus’ technologies, and Alpha Modus’ ability to compete effectively may be impaired, which could have a material adverse effect on its business, financial condition and results of operations.

Alpha Modus will likely become subject to intellectual property disputes, which are typically costly and may subject us to significant liability and increased costs of business.

Alpha Modus competes in markets where there are a large number of patents, copyrights, trademarks, trade secrets, and other intellectual and proprietary rights, as well as disputes regarding infringement of these rights. Alpha Modus intends to enforce its patent rights by bringing legal claims against other parties, and its competitors and other third parties may, whether rightly or falsely, bring legal claims against it for infringing on their intellectual property rights. The intellectual property laws in the United States, which cover the validity, enforceability and scope of protection of intellectual property rights, are evolving, and litigation is a popular means to resolve commercial disputes. Any intellectual property lawsuits against Alpha Modus, whether successful or not, may harm our brand and reputation.

Prosecuting and defending intellectual property claims is costly and can impose a significant burden on our management and resources. Any intellectual property litigation to which Alpha Modus becomes a party may require it to do one or more of the following:

•        cease selling, licensing, or using products or features that incorporate the intellectual property rights that Alpha Modus allegedly infringes, misappropriates, or violates;

•        make substantial payments for legal fees, settlement payments, or other costs or damages, including indemnification of third parties;

•        obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property; or

•        redesign the allegedly infringing products or services to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Further, there is no guarantee that Alpha Modus can obtain favorable judgment in its legal cases, in which case it may need to pay damages or be forced to cease using certain intellectual property that is critical to our technology or service offerings. Any resulting liabilities or expenses or required changes to technologies may have a material adverse effect on Alpha Modus’ business, results of operations, and prospects.

Alpha Modus’ intellectual property business is reliant on the strength of is patent portfolios and is subject to evolving legislation, regulations, and rules associated with patent law, which may adversely affect its business.

The success of Alpha Modus’ intellectual property business is heavily dependent on obtaining and enforcing patents. Patent acquisition and enforcement is costly, time-consuming, and inherently uncertain. Obtaining and enforcing patents across various industries, including the artificial intelligence industry, involves a high degree of technological and legal complexity. Alpha Modus’ patent rights may be affected by developments or uncertainty in U.S. or foreign patent statutes, patent case law, U.S. Patent and Trademark Office (“USPTO”) rules and regulations and the rules and regulations of foreign patent offices. In addition, the United States may, at any time, enact changes to U.S. patent law and regulations, including by legislation, by regulatory rulemaking, or by judicial precedent, that adversely affect the scope of patent protection available and weaken the rights of patent owners to obtain patents, enforce against patent infringement and obtain injunctions and/or damages. For example, over the past several years, the Court of Appeals for the Federal Circuit and the Supreme Court issued various opinions, and the USPTO modified its guidance for practitioners on multiple occasions, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Other countries may likewise enact changes to their patent laws in ways that adversely diminish the scope of patent protection and weaken the rights of patent owners to obtain patents, enforce against patent infringement, and obtain injunctions and/or damages. In addition to increasing uncertainty with regard to Alpha Modus’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Alpha Modus cannot predict the breadth of claims that may be allowed or enforced in its patents or in third-party patents, and whether Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to it, which may, in turn, affect the value of its patent assets.

Further, the United States and other governments may, at any time, enact changes to law and regulation that create new avenues for challenging the validity of issued patents. For example, the Leahy-Smith America Invents Act (described in more detail in the following risk factor) created new administrative post-grant proceedings, including post-grant review, inter-partes review, and derivation proceedings that allow third parties to challenge the validity of issued patents. This applies to all of Alpha Modus’ patents. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. In addition to increasing uncertainty with regard to Alpha Modus’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken Alpha Modus’ ability to obtain new patents or to enforce its existing patents and patents that it might obtain in the future.

Additionally, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of Alpha Modus’ enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact Alpha Modus’ revenue derived from such enforcement actions. In addition, recent federal court decisions have lowered the threshold for obtaining attorneys’ fees in patent infringement cases and increased the level of deference given to a district court’s fee-shifting determination. These decisions may make it easier for district courts to shift a prevailing party’s attorneys’ fees to a non-prevailing party if the district court believes that the case was weak or conducted in an abusive manner. As a result, defendants in patent infringement actions brought by non-practicing entities may elect not to settle because these decisions make it much easier for defendants to get attorneys’ fees.

Finally, it is difficult to predict the outcome of patent enforcement litigation at the trial level and outcomes can be unfavorable. It can be difficult to understand complex patented technologies, and as a result, this may lead to a higher rate of unfavorable litigation outcomes. Moreover, in the event of a favorable outcome, there is often a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and a potential for delayed or foregone revenue opportunities in the event of modification or reversal of favorable outcomes. Although Alpha Modus plans to diligently pursue enforcement litigation, it cannot predict with reliability the decisions that may made by juries and trial courts.

Changes to patent laws in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing Alpha Modus’ ability to protect its product or its current or future product candidates.

Alpha Modus’ success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents is costly, time consuming and inherently uncertain. Patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), contributes to those uncertainties and costs. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that have affected the way patent applications are prosecuted and have redefined prior art and provided more efficient and cost-effective avenues for competitors to challenge the validity of patents. In addition, the Leahy-Smith Act has transformed the U.S. patent system into a first-to-file system in which, assuming that other requirements of patentability are met, the first inventor to file a patent application will be entitled to the patent regardless of whether a third party was first to invent the claimed invention. A third party that has filed a patent application in the USPTO after March 2013 but before Alpha Modus could therefore be awarded a patent covering an invention of Alpha Modus even if Alpha Modus had made the invention before it was made by such third party. This requires Alpha Modus or its licensees to be cognizant of the time from invention to filing of a patent application. Furthermore, Alpha Modus’ ability to obtain and maintain valid and enforceable patents depends on whether the differences between its technology and the prior art allow its technology to be patentable over the prior art. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, Alpha Modus cannot be certain that it was the first to either (i) file any patent application related to its product or product candidates, or (ii) invent any of the inventions claimed in its patents or patent applications. Even where Alpha Modus has a valid and enforceable patent, Alpha Modus or its licensees may not be able to exclude others from practicing the claimed invention where the other party can show that they used the invention in commerce before our filing date or the other party benefits from a compulsory license.

Among some of the other changes introduced by the Leahy-Smith Act are changes that (i) affect the way patent applications are prosecuted, (ii) redefine prior art, and (iii) provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. These include changes that limit where a patentee may file a patent infringement suit and provide new opportunities for third parties to challenge issued patents in the USPTO. Alpha Modus or its licensees may be subject to the risk of third-party prior art submissions on pending applications or become a party to opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patents. There is a lower standard of evidence necessary to invalidate a patent claim in a USPTO proceeding relative to the standard in U.S. district or federal court. This could lead third parties to challenge and successfully invalidate Alpha Modus or its licensees’ patents that would not otherwise be invalidated if challenged through the court system. Accordingly, a third party may attempt to use the USPTO procedures to invalidate Alpha Modus or its licensees’ patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation increase the uncertainties and costs surrounding the prosecution of Alpha Modus or its future licensees’ patent applications and the enforcement or defense of Alpha Modus’ issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Additionally, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition, there have been recent proposals for additional changes to the patent laws of the United States and other countries that, if adopted, could impact Alpha Modus or its licensees’ ability to obtain or maintain patent protection for Alpha Modus or its out-licensed proprietary technology or Alpha Modus’ or its licensees’ ability to enforce Alpha Modus or its out-licensed proprietary technology, respectively. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken Alpha Modus’ ability to obtain new patents; enforce or shorten the term of Alpha Modus or its licensees’ existing patents and patents that might be obtained in the future; shorten the term that has been lengthened by patent term adjustment of existing patents or patents that Alpha Modus might obtain in the future; or challenge the validity or enforceability of Alpha Modus patents that may be asserted against Alpha Modus by competitors or other third parties. Any of these outcomes could have a material adverse effect on Alpha Modus’ business. For example, with respect to patent term adjustment, the Federal Circuit’s recent holding in In re Cellect, LLC, 81 F.4th 1216 (Fed. Cir. 2023), that obviousness-type double patent analysis for a patent that has received patent term adjustment must be based on the expiration date of the patent after the patent term adjustment has been added, may negatively impact the term of Alpha Modus’ patents.

Finally, Europe’s new Unitary Patent system and Unified Patent Court (the “UPC”) may present uncertainties for Alpha Modus’ ability to protect and enforce patent rights against competitors in Europe. In 2012, the European Patent Package (the “EU Patent Package”), regulations were passed with the goal of providing a single pan-European Unitary Patent system and a new UPC for litigation involving European patents. Implementation of the EU Patent Package occurred in June 2023. Under the UPC, all European patents, including those issued prior to ratification of the European Patent Package, will by default automatically fall under the jurisdiction of the UPC. The UPC will provide Alpha Modus’ competitors with a new forum to centrally revoke European patents and allow for the possibility of a competitor to obtain pan-European injunctions. It will be several years before Alpha Modus will understand the scope of patent rights that will be recognized and the strength of patent remedies that will be provided by the UPC. Under the EU Patent Package, Alpha Modus will have the right to opt patents out of the UPC over the first seven years of the court’s existence, but doing so may preclude Alpha Modus from realizing the benefits of the new unified court.

Patent litigation is inherently risky because courts may find Alpha Modus’ patents invalid, not infringed, or unenforceable, and the USPTO, or other relevant patent office, may either invalidate Alpha Modus’ patents or materially narrow the scope of their claims during the course of a reexamination, opposition or other such proceeding.

Patent litigation is inherently risky and may result in the invalidation of Alpha Modus’ patents, even if it is the plaintiff in an underlying action. It is difficult to predict the outcome of patent enforcement litigation at any level. Although Alpha Modus intends to diligently pursue enforcement litigation, it cannot predict with significant reliability the decisions made by juries and trial courts. At the trial level, it is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation.

The defendant to any case Alpha Modus brings may file as many appeals as allowed by right, including to District Court, the Federal Circuit and the Supreme Court. Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue which could have a material adverse effect on Alpha Modus’ results of operations and financial condition. These appeals may also result in the invalidation of Alpha Modus’ patents, which may have an adverse impact on Alpha Modus’ operations and financial performance.

The enforcement of Alpha Modus’ intellectual property rights depends in part upon its ability to retain the best legal counsel in order to achieve favorable outcomes from litigation, and Alpha Modus’ desired legal counsel may become conflicted out of such representation.

The success of Alpha Modus’ intellectual property enforcement efforts will depend in part upon its ability to retain the best legal counsel to coordinate its patent infringement litigation matters. As Alpha Modus’ intellectual property business evolves, Alpha Modus expects that it will become more difficult to find the best legal counsel to handle all of its patent enforcement matters due in part to potential conflicts of interest. This is because, from time to time, the counterparties to litigation matters have previously engaged world class law firms that are specialized in connection with the industries of the patents at issue in such matters. These previous engagements may have, or may in the future, result in these firms being conflicted out of representing us.

In addition, counterparties in Alpha Modus’ patent litigation matters may devote a substantial amount of resources to avoid or limit a finding that they are liable for infringing on Alpha Modus’ patents or, in the event liability is found, to avoid or limit the amount of associated damages. There is a risk these counterparties may file inter-partes reviews, reexaminations or other proceedings with the USPTO or other government agencies in the United States or abroad in an attempt to invalidate, narrow the scope or render unenforceable the patents Alpha Modus owns or controls. If this were to occur, it may have a significant negative impact on Alpha Modus’ intellectual property.

The inability to retain the best legal counsel to represent Alpha Modus in infringement actions may result in unfavorable or adverse outcomes, which may result in losses, exhaustion of financial resources or other adverse effects which could encumber Alpha Modus’ ability to effectively operate its business or execute its business strategy. Alpha Modus cannot provide any assurance that any prospective patent prosecution or litigation matters will result in a favorable outcome.

Alpha Modus may experience delays in successful prosecution, enforcement, and licensing of its patent portfolio.

The value of Alpha Modus’ patent portfolios is dependent upon the issuance of patents in a timely manner. More patent applications are filed each year. Alpha Modus believes this increase in patent applications has resulted in longer delays in obtaining approval of pending patent applications. If the USPTO experiences reductions in funding, it could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications, negatively impacting the value of Alpha Modus’ patent applications. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an increase in Alpha Modus’ expenses. Application delays could cause delays in recognizing revenue from these patents and could cause Alpha Modus to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

After prosecuting Alpha Modus’ patents, Alpha Modus’ intellectual property business can incur significant general and administrative and legal expenses prior to entering into license agreements and generating license revenues. Alpha Modus plans to spend considerable resources educating prospective licensees on the benefits of a license arrangement with it. As such, Alpha Modus may incur significant losses in any particular period before any associated revenue stream begins.

Alpha Modus believes that it will frequently be engaged in litigation to enforce its patents, protect its trade secrets, or determine the validity and scope of the proprietary rights of others. Enforcement proceedings are typically protracted and complex. The costs are typically substantial, and the outcomes are unpredictable. Enforcement actions divert managerial, technical, legal and financial resources from business operations, and there are no assurances that such enforcement actions will result in favorable results for Alpha Modus.

Patent litigation schedules in general, and in particular trial dates, are subject to routine adjustment, and in most cases delay, as courts adjust their calendars or respond to requests from one or more parties. Trial dates often are rescheduled by the court for various reasons that are often unrelated to the underlying patent assets and typically for reasons that are beyond our control. As a result, to the extent such events are an indicator of possible future revenue opportunities for Alpha Modus, or other outcome determinative events, they may and often do change which can result in delay of the expected scheduled event. Any such delay could be significant and could affect the corresponding future revenue opportunities, thus adversely impacting Alpha Modus’ business, results of operations and financial condition.

Further, federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer. Alpha Modus’ anticipated patent enforcement actions are expected to be almost exclusively prosecuted in federal court. Federal trial courts that hear patent enforcement actions also hear criminal cases. Criminal cases tend to take priority over patent enforcement actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, Alpha Modus believes there is a trend in increasing numbers of civil lawsuits and criminal proceedings before federal judges, and, as a result, it believes that the risk of delays in patent enforcement actions will have a greater negative effect on Alpha Modus’ business in the future unless this trend changes.

Because Alpha Modus’ patents are expected to expire in 2034-2037, its continued operations beyond those dates will depend on its ability to obtain additional patents with later expiration dates.

Alpha Modus’ current patents are expected to expire in 2034-2037. If Alpha Modus does not obtain patents or other intellectual property with expiration dates that extend beyond those years, its operations would be adversely affected.

Alpha Modus’ lack of patent enforcement and licensing experience could adversely affect its operations.

Alpha Modus has limited patent enforcement experience and cannot provide any assurance that it will be able to effectively manage patent enforcement efforts. Patent enforcement litigation is complex and needs to be closely and carefully managed. Because Alpha Modus does not have experience in managing patent enforcement efforts, it may not do so effectively, and its enforcement efforts could be harmed as a result. Similarly, Alpha Modus has limited experience managing intellectual property licensing programs, and this lack of experience could impair its ability to execute its business plans.

Alpha Modus may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting, and defending patents in all countries throughout the world would be prohibitively expensive, and intellectual property rights in some countries outside the United States could be less extensive than those in the United States. Alpha Modus may not choose, or be able, to obtain patent protection outside the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States, even in jurisdictions where Alpha Modus does pursue patent protection. Consequently, Alpha Modus may not be able to prevent third parties from practicing its intellectual property in all countries outside the United States, even in jurisdictions where it does pursue patent protection.

Competitors may use Alpha Modus’ technologies in jurisdictions where it has not pursued and obtained patent protection and, further, may export otherwise infringing products to territories where Alpha Modus has patent protection, but enforcement is not as strong as that in the United States. These products may compete with Alpha Modus’ technologies. Alpha Modus’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to technology products, which could make it difficult for Alpha Modus to stop infringement of its intellectual property. Proceedings to enforce patent rights in foreign jurisdictions could result in substantial costs and divert Alpha Modus’ efforts and attention from other aspects of its business, could put its patents at risk of being invalidated or interpreted narrowly and patent applications at risk of not issuing, and could provoke third parties to assert claims against it. Alpha Modus may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Alpha Modus’ efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from its intellectual property.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If Alpha Modus is forced to grant a license to third parties with respect to any of its patents, its competitive position may be impaired, and its business, financial condition, results of operations, and prospects may be adversely affected.

Risks Related to Being a Public Company

New IAC will incur increased costs as a result of operating as a public company, and its management will devote substantial time to compliance with its public company responsibilities and corporate governance practices.

If Alpha Modus completes the Business Combination and becomes a public company, it will incur significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may increase even more after New IAC is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, New IAC will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq, and other applicable securities rules and regulations, which impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Alpha Modus’ management and other personnel will need to devote a substantial amount of time to these public company requirements. Moreover, Alpha Modus expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase Alpha Modus’ net loss. Alpha Modus may need to hire additional legal, accounting and financial staff with appropriate public company experience and technical accounting knowledge and maintain an internal audit function.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations, and standards are subject to varying interpretations and may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. New IAC intends to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If New IAC’s efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against Alpha Modus and its business may be adversely affected.

The rules and regulations applicable to public companies make it more expensive for New IAC to obtain and maintain director and officer liability insurance, and New IAC may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for New IAC to attract and retain qualified members of its board of directors, particularly to serve on New IAC’s audit committee and compensation committee, and qualified executive officers.

Alpha Modus cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Alpha Modus to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

Alpha Modus’ management team has limited experience managing a Nasdaq-listed public company.

Alpha Modus’ management team has limited experience managing a Nasdaq-listed public company, interacting with public company investors and complying with the increasingly complex laws pertaining to exchange-listed public companies. Alpha Modus’ management team may not successfully or efficiently manage their new roles and responsibilities. Alpha Modus’ transition to being a public company subjects it to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from Alpha Modus’ senior management and could divert their attention away from the day-to-day management of Alpha Modus’ business, which could adversely affect Alpha Modus’ business, financial condition, and operating results.

Risks Related to IAC and the Business Combination

The Business Combination may not be completed, and if an alternative business combination is not completed, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with redemption of your IAC stock until IAC liquidates, consummates an alternative initial business combination, or takes certain other actions set forth in the IAC Charter, or you are able to sell your stock in the open market.

If IAC’s initial business combination with Alpha Modus is unsuccessful, you would not receive your pro rata portion of the Trust Account until IAC liquidates the Trust Account or consummates an alternative initial business combination or upon the occurrence of certain other corporate actions as set forth in the IAC Charter. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time IAC’s stock may trade at a discount to the pro rata amount per share in the Trust Account or there may be limited market demand at such time. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with IAC’s redemption until IAC liquidates, consummates an alternative initial business combination, or takes certain other actions set forth in the IAC Charter or you are able to sell your stock in the open market.

IAC did not seek an opinion from an unaffiliated third party as to the fair market value of Alpha Modus or that the price it is paying for Alpha Modus is fair to its stockholders from a financial point of view.

The IAC Board was not provided with a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination. IAC is not required to obtain an opinion from an unaffiliated third party indicating that the price it is paying is fair to its stockholders from a financial point of view. In analyzing the Business Combination, IAC’s Board and management conducted due diligence on Alpha Modus and researched the industry in which Alpha Modus operates and concluded that the Business Combination was in the best interest of its stockholders. Accordingly, IAC’s stockholders will be relying solely on the judgment of the IAC Board in determining the value of the Business Combination, and the IAC Board may not have properly valued such business. The lack of third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the Business Combination or demand redemption of their shares in connection with the Business Combination, which could potentially impact IAC’s ability to consummate the Business Combination.

You may be unable to ascertain the merits or risks of Alpha Modus’ operations.

If the Business Combination is consummated, New IAC will be affected by numerous risks inherent in Alpha Modus’ business operations. Although IAC’s management has endeavored to evaluate the risks inherent in the proposed Business Combination with Alpha Modus, IAC cannot assure you that it can adequately ascertain or assess all of the significant risk factors. Furthermore, some of these risks may be outside of IAC’s control. IAC also cannot assure you that an investment in IAC’s securities will not ultimately prove to be less favorable to investors in IAC than a direct investment, if an opportunity were available, in Alpha Modus. In addition, if IAC’s stockholders do not believe that the prospects for the Business Combination are promising, a greater number of stockholders may exercise their redemption rights, which may make it difficult for IAC to consummate the Business Combination.

There is no assurance that IAC’s diligence will reveal all material risks that may present with regard to Alpha Modus. Subsequent to the completion of the Business Combination, New IAC may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

IAC cannot assure you that the due diligence IAC has conducted on Alpha Modus will reveal all material issues that may be present with regard to Alpha Modus, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of IAC’s control will not later arise. Alpha Modus is aware that IAC must complete the Business Combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent). Consequently, Alpha Modus may have obtained leverage over us in negotiating the Business Combination Agreement, knowing that if IAC does not complete the Business Combination with Alpha Modus, IAC may not be able to complete an initial business combination with any other target business prior to such deadline. In addition, IAC has had limited time to conduct due diligence. Alpha

Modus is a privately held company and IAC therefore has made its decision to pursue a business combination with Alpha Modus on the basis of limited information, which may result in a business combination that is not as profitable as expected, if at all. As a result of these factors, New IAC may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if IAC’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on IAC’s liquidity, the fact that IAC reports charges of this nature could contribute to negative market perceptions about IAC or IAC’s securities. Accordingly, any stockholders of IAC who choose to remain stockholders of New IAC following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by IAC’s officers or directors of a duty of care or other fiduciary duty owed by them to IAC, or if they are able to successfully bring a private claim under securities laws that the proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of New IAC’s results if the Business Combination is consummated and accordingly, you will have limited financial information on which to evaluate the financial performance of New IAC and your investment decision.

IAC and Alpha Modus currently operate as separate companies. IAC has had no prior history as a combined entity and its operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of New IAC. The pro forma statement of earnings does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of current market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” has been derived from IAC’s and Alpha Modus’ historical financial statements and certain adjustments and assumptions have been made regarding the combined organization after giving effect to the transaction. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and New IAC’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect New IAC’s financial condition or results of operations following the Closing. Any potential decline in New IAC’s financial condition or results of operations may cause significant variations in the stock price of New IAC.

IAC may issue additional shares of common or preferred stock to complete the Business Combination or after completion of the Business Combination, any one of which would dilute the interest of IAC’s stockholders and likely present other risks.

The IAC Charter authorizes the issuance of up to 200,000,000 shares of IAC Class A common stock, 20,000,000 shares of IAC Class B common stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share. There are currently [•] authorized but unissued shares of IAC Class A common stock available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants. There are currently [•] authorized but unissued shares of IAC Class B common stock available for issuance. There are currently no shares of preferred stock issued and outstanding. IAC may issue a substantial number of additional shares of common or preferred stock to complete the initial business combination or under an employee incentive plan after completion of the Business Combination. However, the IAC Charter provides, among other things, that prior to IAC’s initial business combination, IAC may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial business combination. These provisions of the IAC Charter, like all other provisions thereof, may be amended with a stockholder vote. IAC’s executive officers and directors have agreed, pursuant to a written agreement with IAC, that they will not propose any amendment to the IAC Charter that would affect the substance or timing of IAC’s obligation to redeem 100% of its public shares if IAC does not complete the initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), unless IAC provides its public stockholders with the opportunity to redeem their shares of IAC Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and working capital released to IAC), divided by the number of then outstanding public shares. The issuance of additional shares of common or preferred stock:

•        may significantly dilute the equity interest of existing investors;

•        may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded IAC’s common stock;

•        could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, IAC’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of IAC’s present officers and directors; and

•        may adversely affect prevailing market prices for IAC’s units, IAC Class A common stock and/or warrants.

IAC is dependent upon its executive officers and directors and their departure could adversely affect IAC’s ability to operate and to consummate the initial business combination; IAC’s executive officers and directors also allocate their time to other businesses, thereby causing potential conflicts of interest that could have a negative impact on IAC’s ability to complete the initial business combination.

IAC’s operations and its ability to consummate the initial business combination are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. IAC believes that its success depends on the continued service of its executive officers and directors, at least until the completion of the business combination. IAC does not have an employment agreement with, or key-man insurance on the life of, any of its directors or executive officers. The unexpected loss of the services of one or more of IAC’s directors or executive officers could have a detrimental effect on IAC and the ability to consummate the business combination. In addition, IAC’s executive officers and directors are not required to commit any specified amount of time to its affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including monitoring the due diligence and undertaking the other actions required in order to consummate the initial business combination. Each of IAC’s executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and IAC’s directors also serve as officers and board members for other entities. If IAC’s executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to IAC’s affairs which may have a negative impact on IAC’s ability to consummate the initial business combination.

New IAC’s ability to be successful following the Business Combination will depend upon the efforts of New IAC’s board of directors and key personnel and the loss of such persons could negatively impact the operations and profitability of New IAC’s post-combination business.

New IAC’s ability to be successful following the Business Combination will be dependent upon the efforts of New IAC’s board of directors and key personnel. IAC cannot assure you that New IAC’s board of directors and key personnel will be effective or successful or remain with New IAC. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating an exchange-listed public company, which could cause New IAC’s management to have to expend time and resources helping them become familiar with such requirements.

It is estimated that, pursuant to the Business Combination Agreement, IAC’s public stockholders will own less than [5.0]% of the equity interests of New IAC, and IAC’s current management will not be engaged in the day-to-day management of New IAC’s business. Accordingly, the future performance of New IAC will depend upon the quality of the post-business combination board of directors, management and key personnel of New IAC.

IAC’s key personnel may negotiate employment or consulting agreements with New IAC in connection with the Business Combination. These agreements may provide for them to receive compensation following the Business Combination and as a result, may cause them to have conflicts of interest in determining whether the Business Combination is advantageous.

IAC’s key personnel may be able to remain with New IAC after the completion of the Business Combination only if they are able to negotiate employment or consulting agreements in connection with the Business Combination. Such negotiations may take place prior to the consummation of the Business Combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities of New IAC for services they would render to New IAC after the completion of the Business Combination. The personal and financial interests of such individuals may influence their motivation in connection with the consummation of the Business Combination. However, IAC believes the ability of such individuals to remain with New IAC after the completion of the Business Combination will not be the determining factor in IAC’s decisions regarding the consummation of the Business Combination. There is no certainty, however, that any of IAC’s key personnel will remain with New IAC after the consummation of the Business Combination. IAC cannot assure you that any of its key personnel will remain in senior management or advisory positions with the Combined Entity.

Because IAC’s Sponsor, which is controlled by IAC’s executive officers, will lose their entire investment in IAC if the Business Combination or an alternative business combination is not completed, and because IAC’s Sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether Alpha Modus was appropriate for IAC’s initial business combination.

IAC’s Sponsor currently owns 4,650,000 shares of IAC Class A common stock, the Sponsor is controlled by IAC’s executive officers, and the Sponsor has agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination. In addition, the Sponsor purchased an aggregate of 7,500,000 Private Placement Warrants, each exercisable for one share of IAC Class A common stock at $11.50 per share, that will also be worthless if IAC does not complete a business combination.

The personal and financial interests of IAC’s executive officers and directors may have influenced their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. At the closing of IAC’s initial business combination, the Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on IAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event the Business Combination or an alternative business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on IAC’s behalf. However, IAC’s sponsors, executive officers and directors, or any of their respective affiliates will not be eligible for any such reimbursement if the Business Combination or an alternative business combination is not completed. Such financial interests of IAC’s sponsors, executive officers and directors may have influenced their motivation in approving and completing the Business Combination.

Some of the IAC officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of IAC participate in arrangements that may be argued to provide them with interests in the Business Combination that may be different from yours, including, among others, the continued service as an officer or director of New IAC, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of shares of common stock of New IAC. If the Business Combination is not consummated and IAC is forced to wind up, dissolve and liquidate in accordance with the IAC Charter, the 4,650,000 shares of IAC Class A common stock currently held by the Sponsor and IAC’s directors and officers, which were initially acquired prior to the IAC IPO by the Sponsor for an aggregate purchase price of $25,000, will be worthless (as the holders have waived liquidation rights with respect to such shares). Such shares of IAC Class A common stock had an aggregate market value of approximately $[•] million based on the last sale price of $[•] per share on Nasdaq on [•], 2024. Accordingly, the Sponsor and IAC’s current executive officers and directors, have interests that may be different from, or in addition to, your interests as a stockholder.

These interests, among others, may influence the officers and directors of IAC to support or approve the Business Combination. For more information concerning the interests of IAC executive officers and directors, see the sections entitled “The IAC Business Combination Proposal — Interests of IAC’s Initial Stockholders, Directors and Officers in the Business Combination” in this proxy statement/prospectus.

IAC’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

If New IAC is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, IAC’s stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent New IAC is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination.

During the pendency of the Business Combination, IAC may not be able to enter into a business combination with another party because of restrictions in the Business Combination Agreement, which could adversely affect their respective businesses. Furthermore, certain provisions of the Business Combination Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Business Combination Agreement.

Covenants in the Business Combination Agreement impede the ability of IAC to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, if the Business Combination is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Business Combination Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third party. Any such transactions could be favorable to such party’s stockholders.

If the conditions to the Business Combination are not met, the Business Combination may not occur.

Even if the Business Combination is approved by the stockholders of IAC (including each of the Required Approvals) and Alpha Modus, specified conditions must be satisfied or waived to complete the Business Combination. These conditions are described in detail in the Business Combination Agreement and in addition to stockholder consent, include among other requirements, (i) receipt of requisite regulatory approvals and no law or order preventing the transactions, (ii) no pending litigation to enjoin or restrict the Closing, (iii) each party’s representations and warranties being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect), (iv) each party complying in all material respects with its covenants and agreements, and (v) no Material Adverse Effect with respect to a party since the date of the Business Combination Agreement which remains continuing and uncured,. See “The Business Combination Agreement and Related Agreements — Business Combination Agreement — Conditions to Consummation of the Business Combination” below for a more complete summary. IAC and Alpha Modus cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed and such delay may cause IAC and Alpha Modus to each lose some or all of the intended benefits of the Business Combination. If the Business Combination does not occur, IAC may not be able to find another potential candidate for its initial business combination prior to IAC’s deadline (currently December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), and IAC will be required to liquidate.

Because Alpha Modus will become a publicly traded company through a merger as opposed to an underwritten public offering, no underwriter has conducted due diligence in connection with the Business Combination.

In an underwritten public offering, underwriters typically conduct due diligence on the issuer in order to establish a due diligence defense against liability claims under federal securities laws. Because IAC is already a publicly traded company, no underwriter has conducted due diligence in connection with the Business Combination. While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in an underwritten public offering and, therefore, there could be a heightened risk of an incorrect valuation of the business or material misstatements or omissions in this proxy statement/prospectus.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a warrant.

New IAC may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

New IAC will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of New IAC common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date New IAC gives notice of redemption. If and when the Public Warrants become redeemable by New IAC, New IAC may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants. As of ____________, 202__, the sales price of the IAC Class A Common Stock did not exceed the threshold that would allow New IAC to redeem the Public Warrants. None of the Private Warrants will be redeemable by the Post-Combination Company so long as they are held by their initial purchasers or their permitted transferees.

We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of our Common Stock after December 31, 2022.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because we are a Delaware corporation and because our securities trade on Nasdaq, we are a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our IAC Class A common stock after December 31, 2022, including redemptions in connection with the Business Combination, unless an exemption is available. Generally, issuances of securities by us in connection with our initial Business Combination transaction (including any PIPE transaction at the time of our initial Business Combination), as well as any other issuances of securities not in connection with our initial Business Combination, would be expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year. In addition, the Excise Tax would be payable by us, and not by the redeeming holder. Further, based on recently issued interim guidance from the IRS and Treasury, subject to certain exceptions, the Excise Tax should not apply in the event of IAC’s liquidation. As of September 30, 2023, IAC had an Excise Tax payable of $2,348,302.

We do not expect that the Combined Company will pay dividends in the foreseeable future after the Merger.

We expect that the Combined Company will retain most, if not all, of its available funds and any future earnings after the Merger to fund its operations and the development and growth of its business. As a result, we do not expect that the Combined Company will pay any cash dividends on the Combined Company Common Stock in the foreseeable future.

Following completion of the Business Combination, the Combined Company’s board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount, and form of such dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by the Combined Company from its subsidiaries, the Combined Company’s financial condition, contractual restrictions, and other factors deemed relevant by the board of directors. There is no guarantee that the shares of the Combined Company Common Stock will appreciate in value after the Business Combination or that the trading price of the shares will not decline. Holders of the Combined Company Common Stock should not rely on an investment in shares of the Combined Company Common Stock as a source for any future dividend income.

The existence of indemnification rights to the Combined Company’s directors, officers, and employees may result in substantial expenditures by the Combined Company and may discourage lawsuits against its directors, officers, and employees.

The Amended & Restated Charter and proposed Amended & Restated Bylaws, which will become the bylaws of the Combined Company, contain indemnification provisions for its directors, officers, and employees. Such indemnification obligations could result in the Combined Company incurring substantial expenditures to cover the cost of settlement or damage awards against its directors, executive officers, and employees, which it may be unable to recoup. These provisions and resultant costs may also discourage the Combined Company from bringing a lawsuit against its directors and executive officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by its stockholders against its directors and officers even though such actions, if successful, might otherwise benefit the Combined Company and its stockholders.

If the Combined Company fails to develop or maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent financial fraud. As a result, current and potential stockholders could lose confidence in its financial reporting.

IAC is, and the Combined Company will be, subject to the risk that its independent registered public accounting firm could communicate to its board of directors that it has deficiencies in its internal control structure that they consider to be “significant deficiencies.” A “significant deficiency” is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is more than a remote likelihood that a material misstatement of the entity’s financial statements will not be prevented or detected by the entity’s internal controls.

Effective internal control is necessary to provide reliable financial reports and effectively prevent fraud. If the Combined Company cannot provide reliable financial reports or prevent fraud, it could be subject to regulatory action or other litigation and its operating results could be harmed.

IAC’s, and thereby the Combined Company’s, intended business, operations, and accounting are expected to be substantially more complex than ECD’s has been to date. It may be time consuming, difficult, and costly for the Combined Company to develop and implement the internal control and reporting procedures required by the Exchange Act. the Combined Company may need to hire additional financial reporting, internal control, and other finance personnel in order to develop and implement appropriate internal control and reporting procedures. If the Combined Company is unable to comply with the internal control over financial reporting requirements of the Exchange Act, then it may not be able to obtain the required independent accountant certifications, which may preclude it from keeping its filings current with the SEC.

Further, a material weakness in the effectiveness of internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce the Combined Company’s ability to obtain financing, and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on its business, results of operations, and financial condition.

If the Combined Company is unable to implement and maintain effective internal control over financial reporting, including as applicable standards governing internal control are modified, supplemented, or amended from time to time, the Combined Company may not be able to ensure that it can conclude on an ongoing basis that it has effective internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could cause the Combined Company to face regulatory action and cause investors to lose confidence in its reported financial information, either of which could adversely affect the value of the Combined Company Common Stock.

Risks Related to Ownership of New IAC’s Shares

The IAC Charter and the Amended and Restated Charter require, to the fullest extent permitted by law, that derivative actions brought in IAC’s or New IAC’s name, as applicable, against their respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, which may have the effect of discouraging lawsuits against IAC’s or New IAC’s directors, officers, other employees or stockholders, as applicable.

The IAC Charter and the Amended and Restated Charter require, to the fullest extent permitted by law, that derivative actions brought in IAC’s or New IAC’s name, as applicable, against their respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or, if the Court of Chancery does not have subject matter jurisdiction, in the federal district court of the State of Delaware. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with IAC or New IAC, as applicable, or any of their respective directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although their respective stockholders will not be deemed to have waived their compliance with federal securities laws and the rules and regulations thereunder. However, there is no assurance that a court would enforce the choice of forum provision contained in the IAC Charter and the Amended and Restated Charter. If a court were to find such provision to be inapplicable or unenforceable in an action, IAC or New IAC, as applicable, may incur additional costs associated with resolving such action in other jurisdictions, which could harm their business, operating results and financial condition.

The IAC Charter and the Amended and Restated Charter provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. The Amended and Restated Charter also provides that to the fullest extent permitted by applicable law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

The exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, federal courts will have exclusive jurisdiction over suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Amended and Restated Charter provides that the federal district courts of the United States will be, to the fullest extent permitted by applicable law, the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive form provision. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Anti-takeover provisions contained in the Amended and Restated Charter and the Proposed Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Amended and Restated Charter and the Proposed Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

•        no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•        the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on our board of directors;

•        the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•        a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•        the requirement that a special meeting of stockholders may be called only by the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        limiting the liability of, and providing indemnification to, our directors and officers;

•        controlling the procedures for the conduct and scheduling of stockholder meetings;

•        providing for a staggered board, in which the members of the board of directors are divided into three classes to serve for a period of three years from the date of their respective appointment or election;

•        granting the ability to remove directors with cause by the affirmative vote of 66 2∕3% in voting power of the outstanding shares of New IAC common stock entitled to vote thereon;

•        requiring the affirmative vote of at least 66 2∕3% of the voting power of the outstanding shares of capital stock of New IAC entitled to vote generally in the election of directors, voting together as a single class, to amend the Proposed Bylaws or Articles V, VI, VII, VIII, IX and X of the Amended and Restated Charter; and

•        advance notice procedures that stockholders must comply with in order to nominate candidates to New IAC Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of New IAC.

These provisions, alone or together, could delay hostile takeovers and changes in control of New IAC or changes in New IAC Board and New IAC’s management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of New IAC common stock. Any provision of Amended and Restated Charter, the Proposed Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of New IAC common stock and could also affect the price that some investors are willing to pay for New IAC common stock. For more information, see the section of this proxy statement/prospectus captioned “Description of Securities of IAC — Certain Anti-Takeover Provisions of Delaware Law and the IAC Charter and Bylaws.”

Claims for indemnification by New IAC’s directors and officers may reduce New IAC’s available funds to satisfy successful third-party claims against New IAC and may reduce the amount of money available to New IAC.

The Proposed Bylaws will provide that New IAC will indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. In addition, as permitted by Section 145 of the DGCL, the Proposed Bylaws and its indemnification agreements that it will enter into with its directors and officers will provide that:

•        New IAC will indemnify its directors and officers for serving New IAC in those capacities or for serving other business enterprises at its request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•        New IAC may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

•        New IAC will be required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

•        New IAC will not be obligated pursuant to its Proposed Bylaws to indemnify a person with respect to proceedings initiated by that person against New IAC or its other indemnitees, except with respect to proceedings authorized by its board of directors or brought to enforce a right to indemnification; and

•        the rights conferred in the Proposed Bylaws are not exclusive, and New IAC is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

Following the consummation of the Business Combination, New IAC’s only significant asset will be ownership of 100% of Alpha Modus’ common stock, and New IAC does not currently intend to pay dividends on New IAC common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of New IAC common stock.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than the ownership of 100% of Alpha Modus’ common stock. We will depend on Alpha Modus for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly-traded company, and to pay any dividends with respect to our common stock. Applicable state law and contractual restrictions, including in agreements governing the future indebtedness of Alpha Modus, as well as the financial condition and operating requirements of Alpha Modus, may limit our ability to obtain cash from Alpha Modus. Thus, we do not expect to pay cash dividends on New IAC common stock. Any future dividend payments are within the absolute discretion of our board of directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our board of directors may deem relevant. As a result, you may not receive any return on an investment in New IAC common stock) unless you sell those securities, as applicable, for a price greater than that which you paid for it. In addition, in the event that the board of directors and stockholders of New IAC were to approve a sale of all of our common stock holdings of Alpha Modus, your equity interest would be in a holding company with no material assets other than those assets and other consideration received in such transaction.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about New IAC, its business, or its market, or if they change their recommendations regarding New IAC’s securities adversely, the price and trading volume of New IAC’s securities could decline.

The trading market for New IAC’s securities will be influenced by the research and reports that industry or securities analysts may publish about New IAC, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on New IAC. If no securities or industry analysts commence coverage of New IAC, New IAC’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover New IAC change their recommendation regarding New IAC common stock adversely, or provide more favorable relative recommendations about New IAC’s competitors, the price of shares of New IAC common stock would likely decline. If any analyst who may cover New IAC were to cease coverage of New IAC or fail to regularly publish reports on it, New IAC could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

Provisions in the agreements governing our financing arrangements may result in cross-triggers in other of our financing arrangements that may discourage investments in our securities.

In connection with the initial public offering of IAC’s securities and the consummation of the Business Combination, IAC and Alpha Modus have entered into various agreements governing our financing arrangements. These agreements include complex provisions that may result in cross-triggers in other of our financing arrangements. For example, the warrant agreement entered into between IAC and Continental Stock Transfer & Trust Company provides that if:

•        IAC issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at an issue price or effective issue price of less than $9.20 per share,

•        the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and

•        the Market Value is below $9.20 per share (collectively, an “issuance”),

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the price at which IAC issues the additional shares of common stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount. “Market Value” is defined as the volume weighted average reported trading price of the Common Stock for the twenty (20) trading days starting on the trading day prior to the date of the consummation of the Business Combination. As a result, if we were to participate in such an issuance, then the exercise price and redemption trigger adjustments in the warrants would be triggered. These types of provisions may discourage investments in our securities.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of the IAC Class A common stock and may be dilutive to existing stockholders.

In the future, we may incur debt or issue equity-ranking senior to the IAC Class A common stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the IAC Class A common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital-raising efforts may reduce the market price of IAC Class A common stock and be dilutive to existing stockholders.

There can be no assurance that New IAC common stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq.

In connection with the closing of the Business Combination, we intend to list New IAC common stock on Nasdaq under the symbol “AMOD.” New IAC’s continued eligibility for listing may depend on the number of IAC’s shares that are redeemed. If, after the Business Combination, Nasdaq delists New IAC’s shares from trading on its exchange for failure to meet the listing standards, New IAC and its stockholders could face significant material adverse consequences including, but not limited to:

•        a limited availability of market quotations for New IAC’s securities;

•        reduced liquidity for New IAC’s securities;

•        a determination that New IAC common stock is a “penny stock” which will require brokers trading in New IAC common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New IAC common stock;

•        a limited amount of analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because New IAC common stock and Public Warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if New IAC was no longer listed on Nasdaq, New IAC’s securities would not be covered securities and New IAC would be subject to regulation in each state in which New IAC offers its securities.

An active market for New IAC’s securities may not develop, which would adversely affect the liquidity and price of New IAC’s securities.

The price of New IAC’s securities may vary significantly due to factors specific to New IAC as well as to general market or economic conditions. Furthermore, an active trading market for New IAC’s securities may never develop or, if developed, it may not be sustained. Holders of New IAC’s securities may be unable to sell their securities unless a market can be established and sustained.

The market price of New IAC common stock may decline as a result of the Business Combination or other market factors.

If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of IAC’s securities prior to the Closing may decline. The market values of New IAC’s securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which IAC’s stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of New IAC’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Alpha Modus common stock. Accordingly, the valuation ascribed to Alpha Modus may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for New IAC’s securities develops and continues, the trading price of New IAC’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond New IAC’s control. Any of the factors listed below could have a material adverse effect on your investment in New IAC’s securities and New IAC’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of New IAC’s securities may not recover and may experience a further decline.

The market price of New IAC common stock may decline as a result of the Business Combination and for a number of other reasons including if:

•        investors react negatively to the prospects of New IAC’s business and the prospects of the Business Combination;

•        the effect of the Business Combination on New IAC’s business and prospects is not consistent with the expectations of financial or industry analysts;

•        New IAC does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts;

•        actual or anticipated fluctuations in New IAC’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•        changes in the market’s expectations about New IAC’s operating results;

•        success of competitors;

•        changes in financial estimates and recommendations by securities analysts concerning New IAC or the transportation industry in general;

•        operating and share price performance of other companies that investors deem comparable to New IAC;

•        New IAC’s ability to market new and enhanced products and technologies on a timely basis;

•        changes in laws and regulations affecting New IAC’s business;

•        New IAC’s ability to meet compliance requirements;

•        commencement of, or involvement in, litigation involving New IAC;

•        changes in New IAC’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of New IAC’s shares of common stock available for public sale; or

•        any major change in New IAC’s Board or management.

Future sales, or the perception of future sales, by New IAC or its stockholders in the public market following the Business Combination could cause the market price for New IAC common stock to decline.

The sale of shares of New IAC common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of New IAC common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for New IAC to sell equity securities in the future at a time and at a price that it deems appropriate.

Upon consummation of the Business Combination, it is currently expected that New IAC will have a total of 20,000,945 shares of New IAC common stock outstanding (excluding the potential exercise of any outstanding Warrants, and assuming that (i) there are no redemptions of any shares by IAC’s public stockholders in connection with the Business Combination, (ii) IAC does not engage in any kind of additional equity financing prior to the Closing, and (iii) no earnout shares are issued to the Alpha Modus stockholders or released to the Sponsor, as the applicable milestones relating thereto are not expected to be achieved within 60 days of the date of this proxy statement/prospectus). All shares currently held by IAC public stockholders and all of the shares issued in the Business Combination to existing Alpha Modus stockholders will be freely tradable without registration under the Securities Act, and without restriction by persons other than New IAC’s “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including New IAC’s directors, executive officers and other affiliates.

In connection with the Business Combination, certain existing Alpha Modus stockholders, who are expected to collectively own 10,442,308 shares of New IAC common stock following the Business Combination (based on the above assumptions and Alpha Modus’ current stock holdings), have agreed with IAC, subject to certain exceptions, not to dispose of or hedge any of their shares of New IAC common stock or securities convertible into or exchangeable for shares of New IAC common stock during the period from the date of the Closing continuing through the earliest of: (i) the date that is one year from the Closing Date, (ii) the last trading day when the last reported sale price of New IAC common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days within any 30-trading day period at least one year after the Closing Date, or (iii) such date on which New IAC completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the New IAC stockholders having the right to exchange their shares of New IAC common stock for cash, securities or other property.

In the future, New IAC may also issue its securities in connection with investments or acquisitions. The amount of shares of New IAC common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of New IAC common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to New IAC stockholders.

New IAC’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its Securities.

If, after listing, New IAC fails to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist its securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, New IAC can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its securities to become listed again, stabilize the market price or improve the liquidity of its securities, prevent its securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if New IAC’s securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

New IAC will qualify as an “emerging growth company” as well as a smaller reporting company within the meaning of the Securities Act, and if New IAC takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make New IAC’s securities less attractive to investors and may make it more difficult to compare New IAC’s performance with other public companies.

Following the consummation of the Business Combination, New IAC will qualify as an “emerging growth company” within the meaning of the Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, New IAC may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as New IAC continues to be an emerging growth company, including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in New IAC’s periodic reports and proxy statements and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, New IAC’s stockholders may not have access to certain information they may deem important. New IAC will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of New IAC common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which New IAC has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which New IAC has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of IAC Class A common stock in the IAC IPO. Investors may find New IAC’s securities less attractive because New IAC will rely on these exemptions. IAC cannot predict whether investors will find New IAC’s securities less attractive because it will rely on these exemptions. If some investors find New IAC’s securities less attractive as a result of its reliance on these exemptions, the trading prices of New IAC’s securities may be lower than they otherwise would be, there may be a less active trading market for its securities and the trading prices of its securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New IAC’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, New IAC will qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. New IAC will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of New IAC common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) its annual revenues exceeded $100 million during such completed fiscal year and the market value of New IAC common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent New IAC takes advantage of such reduced disclosure obligations, it may also make comparison of its financial statements with other public companies difficult or impossible.

The unaudited pro forma financial information included herein may not be indicative of what New IAC’s actual financial position or results of operations would have been.

The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what New IAC’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with this Annual Report on Form 10-K. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We previously identified two significant deficiencies that resulted in immaterial revisions to our previously reported financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021, and the quarterly unaudited financial statements contained in its Form 10-Qs for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022. The revisions are reported in Note 2 to the financial statements reported in Item 8 to our most recent Annual Report on Form 10-K filed with the SEC on April 19, 2023. The significant deficiencies related to a missed adjustment for shares that were forfeited on October 16, 2021, and a calculation error in the supporting documents for the Company’s income tax footnote. These two identified significant deficiencies resulted in our inability to timely file its Annual Report on Form 10-K, and, thus, resulted in a material weakness in our internal control over financial reporting.

We have concluded that our internal control over financial reporting was ineffective as of December 31, 2022, because material weaknesses existed in our internal control over financial reporting. We have taken a number of measures to remediate the material weaknesses described therein; however, if we are unable to remediate our material weaknesses in a timely manner or we identify additional material weaknesses, we may be unable to provide required financial information in a timely and reliable manner and we may incorrectly report financial information. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our Class A common stock is listed, the SEC or other regulatory authorities. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3 or, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. In either case, the existence of material weaknesses or significant deficiencies in internal control over financial reporting could adversely affect our business and our reputation or investor perceptions of us, which could have a negative effect on the trading price of our stock. In addition, we will incur additional costs to remediate material weaknesses in our internal control over financial reporting.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses in our internal control over financial reporting or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Risks Related to the Redemption

IAC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it impossible for IAC to complete the Business Combination.

The IAC Charter does not provide a specified maximum redemption threshold. In the event the aggregate cash consideration IAC would be required to pay for all shares of IAC Class A common stock that are validly submitted for redemption and other expenses of the Business Combination exceed the aggregate amount of cash available to IAC, IAC would not be able to complete the Business Combination.

Public Stockholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate their investment, therefore, Public Stockholders may be forced to sell their Public Shares or Public Warrants, potentially at a loss.

Public Stockholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (i) IAC’s completion of an initial business combination, and then only in connection with those shares of IAC Class A common stock that such Public Stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the IAC Charter (A) to modify the substance or timing of IAC’s obligation to redeem 100% of the Public Shares if IAC does not complete an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of the Public Shares if IAC is unable to complete an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), subject to applicable law and as further described herein. In no other circumstances will a Public Stockholder have any right or interest of any kind in the Trust Account. Holders of Public Warrants will not have any right to the proceeds held in the Trust Account with respect to the Public Warrants. Accordingly, to liquidate their investment, Public Stockholders may be forced to sell their Public Shares or Public Warrants, potentially at a loss.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its Public Shares in the future following the completion of the Business Combination or any alternative initial business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of IAC might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the Public Shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Public Stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of IAC Class A common stock for a pro rata portion of the funds held in the Trust Account.

Public Stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our transfer agent or deliver their shares to the transfer agent electronically through the DWAC system at least two business days prior to the IAC Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less Regulatory Withdrawals and franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting of IAC Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of IAC’s offer to redeem the Public Shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

IAC will comply with the proxy rules when conducting redemptions in connection with the Business Combination. Despite IAC’s compliance with these rules, if a stockholder fails to receive IAC’s proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials that IAC will furnish to holders of the Public Shares in connection with the Business Combination will describe the various procedures that must be complied with in order to validly tender or redeem Public Shares. For example, IAC may require the Public Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to tender their certificates to IAC’s transfer agent up to two business days prior to the vote on the proposal to approve the Business Combination, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed.

The future exercise of registration rights may adversely affect the market price of our common stock.

Certain of our stockholders will have registration rights for restricted securities. We are obligated to register certain securities, including shares of IAC Class A common stock held by our Sponsor and shares of New IAC common stock received by certain significant Alpha Modus stockholders as part of the Business Combination. We are obligated to (i) file a resale “shelf” registration statement to register such securities (and any shares of New IAC common stock into which they may be exercised following the consummation of the Business Combination) after filing an amendment to this proxy statement/prospectus following the receipt of the first round of SEC comments, and (ii) use reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable concurrently with the consummation of the Business Combination. Sales of a substantial number of shares of New IAC common stock pursuant to the resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New IAC common stock.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE
FINANCIAL INFORMATION

The following table sets forth the historical comparative share information for IAC and Alpha Modus on a stand-alone basis and the unaudited pro forma combined share information for the nine months ended September 30, 2023 and for the year ended December 31, 2022, after giving effect to the Business Combination, assuming (i) no IAC Public Stockholders exercise redemption rights with respect to their Public Shares upon the consummation of the Business Combination; and (ii) the IAC Public Stockholders exercise their redemption rights with respect to a maximum of 1,000,945 Public Shares, or approximately $11.25 per share or $11.3 million. This scenario includes all adjustments contained in the “Assuming Minimum Redemptions Scenario” and presents additional adjustments to reflect the effect of the “Assuming Maximum Redemptions Scenario”.

This information is only a summary and should be read together with the selected historical financial information summary of IAC and Alpha Modus and the historical financial statements and related notes of each of IAC and Alpha Modus, in each case, that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of IAC and Alpha Modus is derived from, and should be read in conjunction with, the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had IAC and Alpha Modus consummated a business combination during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of IAC and Alpha Modus would have been had IAC and Alpha Modus consummated a business combination during the periods presented.

	Alpha Modus (Historical)	IAC (Historical)	Pro Forma Combined (Assuming Minimum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
As of and for the Nine Months Ended September 30, 2023
Book deficit per share(1)	$(0.06)	$(1.61)	$(0.14)	$(0.76)
Weighted average shares of common stock (Alpha Modus)/Class A Redeemable Common Stock (IAC) outstanding – basic and diluted	2,946,405	7,637,976	19,600,945	18,600,000
Net (loss) income per share (Alpha Modus)/ Class A Redeemable Common Stock (IAC) – basic and diluted	$(0.14)	$0.02	$(0.14)	$(0.15)
Weighted average shares outstanding of Class A Non-Redeemable Common Stock – basic and diluted		3,605,495
Net income per share, Class A Non-Redeemable Common Stock – basic and diluted		$0.02
Weighted average shares outstanding of Class B Common Stock – basic and diluted		2,400,000
Net income per share, Class B Common Stock – basic and diluted		$0.02

____________

(1)      The book deficit per share is equal to the total stockholders’ deficit divided by the total number of basic (or diluted) outstanding shares.

	Alpha Modus (Historical)	IAC (Historical)	Pro Forma Combined (Assuming Minimum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
For the Year Ended December 31, 2022
Weighted average shares of common stock (Alpha Modus)/Class A Common Stock (IAC) outstanding – basic and diluted	1,162,808	24,000,000	19,600,945	18,600,000
Net (loss) income per share (Alpha Modus)/Class A Common Stock (IAC) – basic and diluted	$(0.02)	$0.40	$0.39	$0.41
Weighted average shares outstanding of Class B Common Stock – basic and diluted		6,000,000
Net income per share, Class B Common Stock – basic and diluted		$0.40

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of IAC and Alpha Modus, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). IAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023, assumes that the Business Combination occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and for the year ended December 31, 2022, assume that the Business Combination occurred on January 1, 2022.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations of the Post-Combination Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of IAC was derived from the unaudited financial statements of IAC as of and for the nine months ended September 30, 2023, and the audited financial statements of IAC for the year ended December 31, 2022, included elsewhere in this proxy statement/prospectus. The historical financial information of Alpha Modus was derived from the unaudited financial statements of Alpha Modus as of and for the nine months ended September 30, 2023, and the audited financial statements of Alpha Modus for the year ended December 31, 2022, which are included elsewhere in this proxy statement/prospectus. This information should be read together with IAC’s and Alpha Modus’ unaudited and audited financial statements, and related notes, the sections titled “IAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Alpha Modus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Business Combination

Effective as of October 13, 2023, IAC, Merger Sub, and Alpha Modus, entered into a Business Combination Agreement pursuant to which Merger Sub will merge with and into Alpha Modus with Alpha Modus as the surviving corporation and becoming a wholly-owned subsidiary of IAC.

Each share of Alpha Modus common stock (other than the Dissenting Shares and the Cancelled Shares (as such terms are defined in the Business Combination Agreement)) will be converted into (i) the right to receive Earnout Shares (which may be zero), and (ii) a certain number of shares of IAC Class A Common Stock equal to (x) $110,000,000 divided by the total number of shares of Alpha Modus capital stock outstanding on a fully diluted basis as of the date of Closing, divided by (y) $10, with the maximum aggregate Merger Consideration being 11,000,000 Common Shares issuable to Alpha Modus common stockholders in the Merger. Alpha Modus currently has, and as of Closing will have, no outstanding options, warrants or other convertible securities outstanding, so no IAC warrants, options or stock will be issued to any Alpha Modus convertible security holders in the Merger.

IAC common stock and warrants issued and outstanding immediately prior to the consummation of the Merger will continue to be outstanding after the closing of the Merger, except that all shares of IAC Class B Common Stock outstanding as of the Closing will be converted into the same number of shares of IAC Class A Common Stock as of the Closing.

The stockholders of Alpha Modus may be issued up to 2,200,000 additional Earnout Shares. The Alpha Modus Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) Trading Days within any thirty (30)-consecutive Trading Day period beginning at least 180 days after the Closing Date and on or prior to the 5-year anniversary of the Closing Date, the VWAP of the Common Shares equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Alpha Modus Earnout Shares earned and issued upon a Change of Control of IAC at or prior to the 5-year anniversary of the Closing Date.

The settlement of the Earnout Shares to the stockholders of Alpha Modus meets the “fixed-for-fixed” criteria and thus are considered indexed to the issuer’s stock. As such, management determined that they should be classified as equity.

At the Closing, the Sponsor will deposit 750,000 Common Shares into escrow, and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Alpha Modus Earnout Shares described above.

The Sponsor Earnout Shares meets the “fixed-for-fixed” criterion and thus are considered indexed to the issuer’s stock. As such, management determined that the Sponsor Earnout Shares should be classified as equity.

At the Closing, (i) the combined company in the Merger will pay off IAC’s loan(s) from Polar up to a maximum of $1,000,000, (ii) the combined company in the Merger will pay off Alpha Modus’ loans from Janbella up to a maximum of $1,000,000, (iii) and IAC will issue to Polar and Janbella each a number of Common Shares equal to the amount paid off divided by $1.00.

The following table illustrates varying ownership levels of the Post-Combination Company immediately following the Business Combination(1):

Equity Capitalization Summary	Assuming Minimum Redemptions Scenario		Assuming Maximum Redemptions Scenario
	Shares	%	Shares	%
Alpha Modus Stockholders	11,000,000	56.1%	11,000,000	59.1%
Alpha Modus debt holder – Janbella	1,000,000	5.1%	1,000,000	5.4%
IAC Public Stockholders	1,000,945	5.1%	—	—%
Initial Stockholders(2)	6,000,000	30.6%	6,000,000	32.3%
Polar(3)	600,000	3.1%	600,000	3.2%
Total common stock	19,600,945	100.0%	18,600,000	100.0%

____________

(1)      The table does not include the 12,000,000 shares underlying IAC Public Warrants and the 8,700,000 shares underlying IAC Private Placement Warrants.

(2)      The shares held by Initial Stockholders include 750,000 shares that will be transferred to escrow upon the Closing, which will be released to the Sponsor according to the same milestones and timelines applicable to the Alpha Modus Earnout Shares described above.

(3)      On August 30, 2023, IAC, Sponsor and Polar entered into the Subscription Agreement in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests, and the Sponsor will in turn loan such funds to IAC, to cover IAC’s working capital expenses. As of November 17, 2023, a total of $600,000 was drawn down.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Basis of Presentation and Glossary — Share Calculations and Ownership Percentages” and, with respect to the determination of the Assuming Maximum Redemptions Scenario in this section. Additionally, the relative percentages above assume the Business Combination was consummated on September 30, 2023. Should one or more of the assumptions prove incorrect, actual ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although IAC will acquire all of the outstanding equity interests of Alpha Modus in the Business Combination, IAC will be treated as the “acquired” company and Alpha Modus will be treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Alpha Modus issuing stock for the net assets of IAC, accompanied by a recapitalization. The net assets of IAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Alpha Modus.

Alpha Modus has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the Assuming Minimum Redemptions Scenario and the Assuming Maximum Redemptions Scenario:

•        The Alpha Modus’ stockholders will have the greatest voting interest in the Post-Combination Company;

•        The Alpha Modus’ stockholders will have the ability to control decisions regarding election and removal of directors and officers of the Post-Combination Company;

•        Alpha Modus will comprise the ongoing operations of the Post-Combination Company; and

•        Alpha Modus’ existing senior management will be the senior management of the Post-Combination Company.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption for cash of IAC Class A Common Stock:

•        Assuming Minimum Redemptions Scenario: This presentation assumes that no IAC Public Stockholders will exercise redemption rights with respect to the Public Shares for a pro rata share of the funds in the Trust Account; and

•        Assuming Maximum Redemptions Scenario: This presentation assumes that 1,000,945 Public Shares are redeemed for aggregate redemption payments of $11.3 million, assuming a $11.25 per share redemption price. This scenario includes all adjustments contained in the “Assuming Minimum Redemptions Scenario” and presents additional adjustments to reflect the effect of the “Assuming Maximum Redemptions Scenario”.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2023, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and for the year ended December 31, 2022, are based on the unaudited and audited historical financial statements of IAC and Alpha Modus. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2023
(in thousands, except share and per share data)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Assuming Minimum Redemptions			Assuming Maximum Redemptions
			Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Assets:
Current assets:
Cash	$95	$—	$(20)	(A)	$1,319	$(1,077)	(L)	$242
			891	(B)
			600	(C)
			10,466	(D)
			(6,600)	(E)
			(3,585)	(F)
			222	(G)
			(750)	(J)
Restricted cash	—	306	—		306	—		306
Prepaid expenses	—	86	—		86	—		86
Due from related party	—	1,041	(891)	(B)	—	—		—
			(150)	(C)
Total current assets	95	1,433	183		1,711	(1,077)		634
Investments held in Trust Account	—	10,426	40	(A)	—	—		—
			(10,466)	(D)
Total Assets	$95	$11,859	$(10,243)		$1,711	$(1,077)		$634

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable	$—	$51	$—		$51	$—		$51
Accrued expenses	81	518	(91)	(F)	508	3,585	(L)	4,093
Due to related party	713	730	20	(A)	10	—		10
			222	(G)
			(925)	(H)
			(750)	(J)
Due to investor	—	150	450	(C)	—	—		—
			(545)	(C)
			(600)	(I)
			545	(I)
Income tax payable	—	672	—		672	—		672
Excise tax payable	—	2,348	—		2,348	113	(L)	2,461
Franchise tax payable	—	157	—		157	—		157
Total current liabilities	794	4,626	(1,674)		3,746	3,698		7,444
Deferred underwriting commissions in connection with the Initial Public Offering	—	6,600	(6,600)	(E)	—	6,600	(L)	6,600
Derivative liabilities	—	674	—		674	—		674
Total Liabilities	794	11,900	(8,274)		4,420	10,298		14,718

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2023
(in thousands, except share and per share data) — (Continued)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Assuming Minimum Redemptions			Assuming Maximum Redemptions
			Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
IAC Class A common stock subject to possible redemption, $0.0001 par value, 1,000,945 shares at redemption value	—	11,222	40	(A)	—	—		—
			(11,262)	(L)
Stockholders’ Deficit
IAC preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—	—		—
IAC Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 5,100,000 non-redeemable shares issued and outstanding	—	1	1	(H)	2	—	(L)	2
			—	(I)
			—	(L)
			—	(M)
IAC Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 900,000 shares issued and outstanding	—	—	—	(M)	—	—		—
Alpha Modus series A preferred stock, $0.0001 par value; 5,100,000 shares authorized; none issued and outstanding	—	—	—		—	—		—
Alpha Modus series B preferred stock, $0.0001 par value; 10 shares authorized; none issued and outstanding	—	—	—		—	—		—
Alpha Modus common stock, $0.0001 par value; 490,000,000 shares authorized; 11,000,000 shares issued and outstanding	1	—	(1)	(H)	—	—		—
Alpha Modus treasury stock	(132)	—	132	(H)	—	—		—
Additional paid-in capital	3,038	—	545	(C)	895	(11,375)	(L)	—
			(2,834)	(F)		10,480	(N)
			793	(H)
			600	(I)
			(12,509)	(K)
			11,262	(L)
Accumulated deficit	(3,606)	(11,264)	(40)	(A)	(3,606)	(10,480)	(N)	(14,086)
			(660)	(F)
			(545)	(I)
			12,509	(K)
Total stockholders’ deficit	(699)	(11,263)	9,253		(2,709)	(11,375)		(14,084)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$95	$11,859	$(10,243)		$1,711	$(1,077)		$634

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1)    Derived from the unaudited balance sheet of Alpha Modus as of September 30, 2023.

(2)    Derived from the unaudited balance sheet of IAC as of September 30, 2023.

(A)    Reflects the deposit of $0.04 million to the Trust Account in connection with the Extension and the accretion of $0.04 million to the IAC Class A Common Stock subject to possible redemption.

(B)    Reflects the repayment of $0.9 million from the Sponsor to IAC’s operating bank account subsequent to September 30, 2023.

(C)    Reflects the receipt of $0.6 million cash from the Sponsor to cover IAC’s working capital expenses. On August 30, 2023, IAC, the Sponsor, and Polar entered into the Subscription Agreement in which Polar has agreed to fund the Sponsor up to $1.0 million, pursuant to written draw down requests, and the Sponsor will in turn loan such funds to IAC, to cover IAC’s working capital expenses. As of November 17, 2023, a total of $0.6 million was drawn down.

(D)    Reflects the transfer of investments held in the Trust Account to cash.

(E)    Reflects the payment of the deferred underwriting commissions upon the Closing of the Business Combination.

(F)    Represents preliminary estimated transaction costs expected to be incurred by IAC and Alpha Modus of approximately $1.0 million and $3.0 million, respectively. These costs are accounted for a reduction in the combined cash account with a corresponding reduction in additional paid-in capital or accumulated deficit consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the Post-Combination Company’s income beyond 12 months after the transaction.

For the IAC transaction costs, $0.3 million has been paid as of the pro forma balance sheet date. The remaining amount of $0.7 million is reflected as an adjustment to accumulated losses. The IAC estimated transaction costs exclude the deferred underwriting commissions included in (E) above.

For the Alpha Modus transaction costs, $0.2 million has been paid as of the pro forma balance sheet date. The remaining amount of $2.8 million is included as an adjustment to additional paid-in capital.

(G)    Represents the proceeds of $0.2 million from the issuance of promissory notes to a related party by Alpha Modus subsequent to September 30, 2023.

(H)    Represents the issuance of 11,000,000 shares of IAC Class A Common Stock to the existing Alpha Modus’ stockholders and 1,000,000 shares of IAC Class A Common Stock to the existing Alpha Modus’ debt holder, and the cancellation of Alpha Modus’ treasury stock, upon the Closing of the Business Combination.

(I)     Represents the issuance of 600,000 shares of IAC Class A Common Stock to Polar and the fully amortization of debt discount upon the Closing of the Business Combination.

(J)     Represents the repayment of IAC related party payables subsequent to September 30, 2023.

(K)    Reflects the elimination of IAC’s historical accumulated deficit after recording the accretion as described in (A) above, the transaction costs as described in (F) above, and the amortization of debt discount as described in (I) above.

(L)    Reflects the redemption of shares for cash by the IAC Public Stockholders upon consummation of the Business Combination. In Scenario 1, it assumes that no IAC Public Stockholders will exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account. In Scenario 2, it assumes that holders of 1,000,945 Public Shares redeem all of their Public Shares for approximately $11.25 per share, resulting in an aggregate redemption payment of $11.3 million. In addition, assuming 100% redemptions, IAC would not have sufficient funds available to pay for the transaction costs of $3.6 million and deferred underwriting commissions of $6.6 million, which would remain due and payable at the Closing of the Business Combination.

(M)   Reflects the conversion of 900,000 shares of IAC Class B Common Stock into the same number of IAC Class A Common Stock at the Business Combination.

(N)    Reflects the reclassification among equity to avoid negative additional paid-in capital.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023
(in thousands, except share and per share data)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Assuming Minimum Redemptions			Assuming Maximum Redemptions
			Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments	Pro Forma Combined
Revenue	$—	$—	$—		$—	$—	$—
Operating expenses
General and administrative expenses	18	1,373	—		1,391	—	1,391
General and administrative expenses – related party	—	225	(225)	(BB)	—	—	—
Franchise tax expenses	—	150	—		150	—	150
Professional fees	205	—	—		205	—	205
Professional fees to related party	51	—	—		51	—	51
Total operating expenses	274	1,748	(225)		1,797	—	1,797

Loss from operations	(274)	(1,748)	225		(1,797)	—	(1,797)

Other income (expense):
Change in fair value of derivative liabilities	—	(589)	—		(589)	—	(589)
Change in fair value of Forward Purchase Agreement Liability	—	86	—		86	—	86
Gain on investments held in Trust Account	—	2,899	(2,899)	(AA)	—	—	—
Gain on forgiveness of deferred underwriting fee payable	—	273	—		273	—	273
Interest expense	(41)	—	41	(CC)	—	—	—
Penalties and settlement	(85)	—	—		(85)	—	(85)
Total other income (expense), net	(126)	2,669	(2,858)		(315)	—	(315)
(Loss) income before income tax expense	(400)	921	(2,633)		(2,112)	—	(2,112)
Income tax expense	—	(637)	—		(637)	—	(637)
Net (loss) income	$(400)	$284	$(2,633)		$(2,749)	$—	$(2,749)
Loss per share – basic and fully diluted	$(0.14)
Basic and diluted net income per common share, Class A Redeemable common stock		$0.02
Basic and diluted net income per common share, Class A Non-Redeemable common stock		$0.02
Basic and diluted net income per common share, Class B common stock		$0.02
Weighted average number of common shares outstanding, basic and diluted					19,600,945		18,600,000
Net loss per common share, basic and diluted					$(0.14)		$(0.15)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)    Derived from the unaudited statement of operations of Alpha Modus for the nine months ended September 30, 2023.

(2)    Derived from the unaudited statement of operations of IAC for the nine months ended September 30, 2023.

(AA) Represents an adjustment to eliminate interest earned on investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(BB) Represents an adjustment to eliminate administrative service fees that will be ceased paying at the Business Combination.

(CC) Represents an adjustment to eliminate interest expense after giving effect to the conversion of the debt at the Business Combination as if it had occurred on January 1, 2022.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(in thousands, except share and per share data)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Assuming Minimum Redemptions			Assuming Maximum Redemptions
			Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments	Pro Forma Combined
Revenue	$—	$—	$—		$—	$—	$—
Operating expenses
General and administrative expenses	4	1,306	(300)	(BB)	1,670	—	1,670
			660	(CC)
Franchise tax expenses	—	206	—		206	—	206
Professional fees	24	—	—		24	—	24
Total operating expenses	28	1,512	360		1,900	—	1,900

Loss from operations	(28)	(1,512)	(360)		(1,900)	—	(1,900)

Other income:
Change in fair value of derivative liabilities	—	10,711	—		10,711	—	10,711
Gain on investments held in Trust Account	—	3,333	(3,333)	(AA)	—	—	—
Interest expense	—	—	(545)	(DD)	(545)	—	(545)
Total other income, net	—	14,044	(3,878)		10,166	—	10,166
(Loss) income before income tax expense	(28)	12,532	(4,238)		8,266	—	8,266
Income tax expense	—	(625)	—		(625)	—	(625)
Net (loss) income	$(28)	$11,907	$(4,238)		$7,641	$—	$7,641
Loss per share – basic and fully diluted	$(0.02)
Basic and diluted net income per common share, Class A Redeemable common stock		$0.40
Basic and diluted net income per common share, Class B common stock		$0.40
Weighted average number of common shares outstanding, basic and diluted					19,600,945		18,600,000
Net income per common share, basic and diluted					$0.39		$0.41

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)    Derived from the audited statement of operations of Alpha Modus for the year ended December 31, 2022.

(2)    Derived from the audited statement of operations of IAC for the year ended December 31, 2022.

(AA) Represents an adjustment to eliminate interest earned on investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2022.

(BB) Represents an adjustment to eliminate administrative service fees that will be ceased paying at the Business Combination.

(CC) Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in (F) above in the aggregate amount of $0.7 million for the direct, incremental costs of the Business Combination expected to be incurred by IAC, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Post-Combination Company beyond 12 months after the Business Combination.

(DD) Represents an adjustment to include interest expense after giving effect to the fully amortization of debt discount at the Business Combination as if it had occurred on January 1, 2022.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP as Alpha Modus has been determined to be the accounting acquirer, primarily due to the fact that Alpha Modus’ stockholders will continue to control the Post-Combination Company. Under this method of accounting, although IAC will acquire all of the outstanding equity interests of Alpha Modus in the Business Combination, IAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Alpha Modus issuing stock for the net assets of IAC, accompanied by a recapitalization. The net assets of IAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Alpha Modus.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, assumes that the Business Combination and related transactions occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023, and for the year ended December 31, 2022, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2022.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023, has been prepared using, and should be read in conjunction with, the following:

•        IAC’s unaudited balance sheet as of September 30, 2023 and the related notes for the nine months ended September 30, 2023, included elsewhere in this proxy statement/prospectus; and

•        Alpha Modus’ unaudited consolidated balance sheet as of September 30, 2023 and the related notes for the nine months ended September 30, 2023, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023, has been prepared using, and should be read in conjunction with, the following:

•        IAC’s unaudited statement of operations for the nine months ended September 30, 2023, and the related notes, included elsewhere in this proxy statement/prospectus; and

•        Alpha Modus’ unaudited consolidated statement of operations for the nine months ended September 30, 2023, and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, has been prepared using, and should be read in conjunction with, the following:

•        IAC’s audited statement of operations for the year ended December 31, 2022, and the related notes, included elsewhere in this proxy statement/prospectus; and

•        Alpha Modus’ audited consolidated statement of operations for the year ended December 31, 2022, and the related notes, included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of IAC Class A Common Stock:

•        Assuming Minimum Redemptions Scenario:    This presentation assumes that no IAC Public Stockholders will exercise redemption rights with respect to the Public Shares for a pro rata share of the funds in the Trust Account.

•        Assuming Maximum Redemptions Scenario:    This presentation assumes that 1,000,945 Public Shares are redeemed for aggregate redemption payments of $11.3 million, assuming a $11.25 per share redemption price. This scenario includes all adjustments contained in the “Assuming Minimum Redemptions Scenario” and presents additional adjustments to reflect the effect of the “Assuming Maximum Redemptions Scenario”.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that IAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. IAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of the Post-Combination Company would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of IAC and Alpha Modus.

2. Accounting Policies

Upon consummation of the Business Combination, management of the Post-Combination Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management of the Post-Combination Company may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management of the Post-Combination Company did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments and present the Management’s Adjustments. IAC has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. Alpha Modus and IAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the Post-Combination Company as a result of the Business Combination. Since it is likely that the Post-Combination Company will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for cash of IAC Class A Common Stock as of September 30, 2023:

(in thousands, except share and per share data)	As of September 30, 2023
	Scenario 1 Assuming Minimum Redemptions	Scenario 2 Assuming Maximum Redemptions
Net loss	$(2,749)	$(2,749)
Stockholders’ equity (deficit)	(2,709)	(14,084)
Weighted average shares outstanding of common stock(1)	19,600,945	18,600,000
Net loss per common share, basic and diluted	$(0.14)	$(0.15)
Book deficit per share	$(0.14)	$(0.76)

____________

(1)      For the purposes of calculating diluted earnings per share, all outstanding 12,000,000 shares of IAC Public Warrants and 8,700,000 shares of IAC Private Placement Warrants should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.

INFORMATION ABOUT THE PARTIES TO THE BUSINESS COMBINATION

Insight Acquisition Corp.

IAC is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. IAC common stock, Units and Warrants are currently listed on Nasdaq under the symbols “INAQ”, “INAQU”, and “INAQW”, respectively. The mailing address of IAC is 333 East 91st Street, New York, New York 10128.

Merger Sub

Merger Sub is a wholly-owned subsidiary of IAC, incorporated in Delaware on July 22, 2021 solely for the purpose of consummating the Business Combination. Merger Sub owns no material assets and does not operate any business.

Alpha Modus, Corp.

Alpha Modus offers technology as a service. Its core technologies have been deployed on IBM’s Bluemix platform and earned a Beacon Award by IBM 2016 for Best New Application on IBM Cloud from an Entrepreneur. Alpha Modus has been recognized by IBM Watson as a thought leader in technology. As technological innovation is at the core of the company, Alpha Modus has developed comprehensive end-to-end patented solutions for retailers and consumer brands to bring innovation to consumers and enhance their experience at the point of sale. Alpha Modus intends to begin enforcement of its patent rights in 2023.

The mailing address of Alpha Modus’ principal executive office is 20311 Chartwell Center Dr., #1469, Cornelius, North Carolina, 28031.

For more information about Alpha Modus, see the sections entitled “Information About Alpha Modus” and “Alpha Modus’ Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

THE IAC SPECIAL MEETING

General

IAC is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the board of directors for use at the IAC Special Meeting to be held on [•], 2024, and at any adjournment or postponement thereof. This proxy statement/prospectus provides IAC’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the IAC Special Meeting.

This proxy statement/prospectus is being first mailed on or about [•], 2024, to all stockholders of record of IAC as of on [•], 2024, which is the Record Date. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the IAC Special Meeting.

Date, Time and Place

The IAC Special Meeting will be held as a “virtual meeting” via live audio webcast on [•], 2024, at [•], Eastern Time. You may access IAC’s proxy materials at the following website: https://www.[•].

Registering for the IAC Special Meeting

As a registered IAC stockholder, you received a proxy card from Continental Stock Transfer & Trust Company. The form contains instructions on how to attend the virtual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer & Trust Company at the phone number or e-mail address below. Continental Stock Transfer & Trust Company’s support contact information is as follows: __________________, or email proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting [•], 2024, at [•] am, Eastern Time. Enter the URL address into your browser https://www.[•], enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the meeting, you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the meeting.

An IAC stockholder that holds his, her or its shares in “street name,” which means his, her or its shares are held of record by a broker, bank or other nominee, may need to contact Continental Stock Transfer & Trust Company to receive a control number. If you plan to vote at the meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental Stock Transfer & Trust Company will issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. We can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

If you do not have internet capabilities, you can listen only to the meeting by dialing [•] (toll-free), outside the U.S. and Canada +1 [•] (standard rates apply) when prompted enter the pin number [•]. This is listen-only, you will not be able to vote or enter questions during the meeting.

Purpose of the IAC Special Meeting

At the IAC Special Meeting, IAC is asking its stockholders to consider and vote upon:

•        The Business Combination Proposal. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

•        The Amended and Restated Charter Proposal. The form of Amended and Restated Charter to become effective upon consummation of the Business Combination is attached to this proxy statement/prospectus as Annex B.

•        The Nasdaq Proposal.

•        The Adjournment Proposal, if presented at the IAC Special Meeting.

Voting Power and Record Date

You will be entitled to vote or direct votes to be cast at the IAC Special Meeting if you owned shares of IAC common stock at the close of business on [•], 2024, which is the Record Date. You are entitled to one vote for each share of IAC common stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were            shares of IAC common stock outstanding, of which            are Public Shares, and            are Founder Shares held by the initial stockholders.

Vote of the Sponsor, Directors and Officers

In connection with the IAC IPO, IAC entered into agreements with each of its initial stockholders pursuant to which each agreed to vote any shares of IAC common stock owned by it in favor of the Business Combination Proposal and for all other proposals presented at the IAC Special Meeting. These agreements apply to IAC’s initial stockholders as it relates to the Founder Shares and the requirement to vote such shares in favor of the Business Combination Proposal and for all other proposals presented to IAC stockholders in this proxy statement/prospectus. Nevertheless, we will need approval of holders of a majority of the outstanding shares of IAC Class A common stock to be voted in favor of the Amended and Restated Charter Proposal in order to have the Business Combination approved.

IAC’s initial stockholders have waived any redemption rights, including with respect to shares of IAC Class A common stock issued or purchased in the IAC IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by the Sponsor have no redemption rights upon IAC’s liquidation and will be worthless if no business combination is effected by IAC by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent) and such deadline may be extended by amendment to IAC’s organizational documents).

Quorum and Required Vote for Proposals

A quorum of IAC stockholders is necessary to hold a valid meeting. A quorum will be present at the IAC Special Meeting if a majority of the IAC common stock outstanding and entitled to vote at the IAC Special Meeting is represented in person or by proxy at the IAC Special Meeting.

The approval of the Amended and Restated Charter Proposal requires the affirmative vote of a majority of the issued and outstanding shares of IAC common stock and a majority of the issued and outstanding shares of IAC Class A common stock as of the Record Date for the IAC Special Meeting.

The approval of the Business Combination Proposal, the Nasdaq Proposal, and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of IAC common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the IAC Special Meeting.

If the Business Combination Proposal is not approved, the Amended and Restated Charter Proposal and the Nasdaq Proposal will not be presented to the IAC stockholders for a vote. The approval of the Amended and Restated Charter Proposal, the Business Combination Proposal, and the Nasdaq Proposal are preconditions to the consummation of the Business Combination. The Amended and Restated Charter Proposal and the Nasdaq Proposal are conditioned on the approval of the Business Combination Proposal (and the Business Combination Proposal is conditioned on the approval of the Amended and Restated Charter Proposal and the Nasdaq Proposal). The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

It is important for you to note that in the event the Business Combination Proposal does not receive the requisite vote for approval, then IAC will not consummate the Business Combination. If IAC does not consummate the Business Combination and fails to complete an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), IAC will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to the public stockholders.

Abstentions and Broker Non-Votes

Abstentions will have no effect on the outcome of the vote on the Nasdaq Proposal and the Adjournment Proposal. The approval of the Business Combination Proposal requires the affirmative vote of 65% of the issued and outstanding shares of IAC common stock as of the Record Date. The approval of the Amended and Restated Charter Proposal requires the affirmative vote of a majority of the issued and outstanding shares of IAC common stock as of the Record Date. Accordingly, an IAC stockholder’s failure to vote by proxy or to vote in person at the IAC Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal and Amended and Restated Charter Proposal.

Recommendation of IAC’s Board of Directors

IAC’s board of directors has unanimously determined that each of the proposals is in the best interests of IAC and its stockholders, and has unanimously approved such proposals. IAC’s board of directors unanimously recommends that stockholders:

•        vote “FOR” the Business Combination Proposal;

•        vote “FOR” the Amended and Restated Charter Proposal;

•        vote “FOR” the Nasdaq Proposal; and

•        vote “FOR” the Adjournment Proposal, if it is presented to the meeting.

When you consider the recommendation of IAC’s board of directors in favor of approval of the Proposals, you should keep in mind that the Sponsor, members of IAC’s board of directors and officers have interests in the Business Combination that may be different from or in addition to (or which may conflict with) your interests as a stockholder and may be incentivized to complete a business combination that is less favorable to shareholders rather than liquidating IAC. These interests include, among other things:

•        Jeffrey Gary and [•] will be IAC’s designees to the board of directors of New IAC upon the effectiveness of the Merger. As directors, in the future they may receive any cash fees, stock options or stock awards that the board of directors of New IAC determines to pay to its directors;

•        unless IAC consummates an initial business combination, IAC’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account (as of [•], IAC’s officers and directors have incurred aggregate out-of-pocket expenses of [•]);

•        as a condition to the IAC IPO, pursuant to the letter agreements between the initial stockholders and IAC, the initial stockholders’ Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares are not transferable or salable (i) in the case of the founder shares until the earlier of (A) six months after the completion of our initial business combination, or (B) subsequent to our initial business combination, (x) if the last reported sale price of the IAC Class A common stock equals or exceeds $[•] per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after our initial business combination, or (y) the date on which IAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of IAC’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and any shares of IAC Class A common stock issued upon exercise thereof, until 30 days after the completion of IAC’s initial business combination (while the Founder Shares are not the same as the IAC Class A common stock, are subject to certain restrictions that are not applicable to the IAC Class A common stock, and may become worthless if IAC does not complete a business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), the aggregate value of the [6,000,000] Founder Shares owned by IAC’s initial stockholders is estimated to be approximately $[•] million, assuming the per share value of the Founder Shares is the same as the $[•] closing price of the IAC Class A common stock on Nasdaq as of [•]);

•        the Sponsor and underwriters purchased an aggregate of 8,700,000 warrants, each exercisable for one share of IAC Class A common stock at $[11.50] per share, for an aggregate purchase price of $8,700,000, or $1.00 per warrant, in a private placement consummated simultaneously with the IAC IPO, which warrants will be worthless if a business combination is not consummated (although the warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the 7,500,000 private placement warrants held by the Sponsor is estimated to be approximately $[•] million, assuming the per warrant value of the private placement warrants is the same as the $[•] closing price of the Public Warrants on Nasdaq as of [•]);

•        the initial stockholders have agreed that the private placement warrants, and all of their underlying securities, will not be sold or transferred by it until 30 days after IAC has completed a business combination, subject to limited exceptions;

•        the fact that Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination;

•        the fact that the initial stockholders have agreed not to redeem any of their Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•        if IAC does not complete an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), a portion of the proceeds from the sale of the private placement warrants will be included in the liquidating distribution to IAC’s public stockholders and the private placement warrants will expire worthless; and

•        if the Trust Account is liquidated, including in the event IAC is unable to complete an initial business combination within the required time period, the Sponsor has agreed that they will be liable to IAC, on a pro rata basis based on the number of Founder Shares owned by them, if and to the extent any claims by a third party for services rendered or products sold to IAC, or a prospective target business with which IAC has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share, and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable from interest, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable), nor will it apply to any claims under IAC’s indemnity of the underwriters of the initial public offering against certain liabilities, including liabilities under the Securities Act.

Voting Your Shares

Each share of IAC common stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are three ways to vote your shares of IAC Common Stock at the IAC Special Meeting:

1.      Vote by Internet.

•        Before the meeting:    Go online to https://www.[•]. Use the Internet to transmit your voting instructions and for electronic delivery information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares. However, if your shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of IAC common stock.

•        During the meeting:    Go online to https://www.[•]. You will be able to attend the IAC Special Meeting online, vote your shares electronically until voting is closed and submit your questions during the IAC Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares. However, if your shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of IAC common stock.

2.      Vote by mail.    Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States). By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the IAC Special Meeting in the manner you indicate. You are encouraged to sign and return the proxy card even if you plan to attend the IAC Special Meeting so that your shares will be voted if you are unable to attend the IAC Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the IAC Special Meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of IAC common stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Proposals. Votes submitted by mail must be received by            , on            , 2024.

3.      Vote by telephone.    You may vote by proxy by calling              and following the instructions on the proxy card. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares. However, if your shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of IAC common stock.

Revoking Your Proxy; Changing Your Vote

If you are a record owner of your shares and you give a proxy, you may change your vote or revoke your proxy at any time before it is exercised at the IAC Special Meeting by doing any one of the following:

•        submitting a valid, later-dated proxy card or voting instructions via the Internet or by telephone before 11:59 p.m., Eastern Time, on the calendar day immediately preceding the IAC Special Meeting, or by mail that is received prior to the IAC Special Meeting;

•        sending a written revocation of a proxy to IAC’s secretary at _________________________________, that bears a date later than the date of the proxy you want to revoke and is received prior to the date of the IAC Special Meeting; or

•        attending the IAC Special Meeting (or, if the special meeting is adjourned or postponed, attending the applicable adjourned or postponed meeting) and voting in person online, which automatically will cancel any proxy previously given, or revoking your proxy in person, but your attendance alone will not revoke any proxy previously given.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your IAC common stock, you may call [•], IAC’s proxy solicitor, at [•] (toll free) or [•] (collect) or by email [•]. No Additional Matters May Be Presented at the IAC Special Meeting.

The IAC Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Amended and Restated Charter Proposal, the Nasdaq Proposal and the Adjournment Proposal. Under IAC’s bylaws, other than procedural matters incident to the conduct of the IAC Special Meeting, no other matters may be considered at the IAC Special Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the IAC Special Meeting.

Redemption Right

Pursuant to the IAC Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the IAC IPO (calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s franchise and income taxes ). For illustrative purposes, based on funds in the Trust Account of approximately $[•] million on [•], the estimated per share redemption price would have been approximately $[•]. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of Exchange Act) will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to 15% or more of the shares of IAC common stock included in the units of IAC sold in the IAC IPO (including overallotment securities sold to IAC’s underwriters after the IAC IPO).

In order to exercise your redemption rights, you must:

•        prior to 5:00 PM Eastern Time on [•], 2024 (two (2) business days before the IAC Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, IAC’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attn: Mark Zimkind
E-mail: spacredemptions@continentalstock.com

•        In your request to Continental Stock Transfer & Trust Company for redemption, you must also affirmatively certify if you “ARE” or “ARE NOT” acting in concert or as a “group”(as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock; and

•        deliver your Public Shares either physically or electronically through DTC to IAC’s transfer agent at least two (2) business days before the IAC Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is IAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, IAC does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with IAC’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to IAC’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that IAC’s transfer agent return the shares (physically or electronically). You may make such request by contacting IAC’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of IAC common stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of IAC common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in IAC common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of IAC common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Entity, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not consummated and IAC otherwise does not consummate an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent) and such deadline may be extended by amendment to IAC’s organizational documents), IAC will be required to dissolve and liquidate its Trust Account by returning the then-remaining funds in such account to the public stockholders and the Warrants will expire worthless.

Appraisal Rights

IAC stockholders do not have appraisal rights in connection with the Business Combination or the other proposals.

Proxy Solicitation

IAC is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. IAC and its directors, officers and employees may also solicit proxies in person. IAC will file with the SEC all scripts and other electronic communications as proxy soliciting materials. IAC will bear the cost of the solicitation.

IAC has hired [•] to assist in the proxy solicitation process. IAC will pay that firm a fee of $[•], plus disbursements.

IAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. IAC will reimburse them for their reasonable expenses.

Potential Purchases of Public Shares and/or Warrants

At any time prior to the IAC Special Meeting, IAC’s initial shareholders, directors or officers or Alpha Modus and/or their respective affiliates, during a period when they are not then aware of any material nonpublic information regarding IAC or IAC’s Securities, may purchase units, Class A common stock, or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the Proposals are approved at the IAC special meeting or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the Business Combination. This may result in the completion of the Business Combination that may not otherwise have been possible. As of the date of this proxy statement/prospectus, none of IAC’s initial stockholders, directors or officers has any plans to make any such purchases. IAC will file a Current Report on

Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Proposals. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Entering into any such incentive arrangements may have a depressive effect on outstanding IAC common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the IAC Special Meeting.

The existence of financial and personal interests of IAC’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of IAC and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the Proposals. See the sections entitled “Risk Factors,” “The Business Combination Proposal (Proposal 1) — Interests of IAC’s Initial Stockholders, Directors and Officers in the Business Combination” and “Beneficial Ownership of Securities” for more information and other risks.

THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1)

General

Holders of IAC common stock are being asked to approve and adopt the Business Combination Agreement and the Business Combination. IAC stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section titled “— The Business Combination Agreement” below, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

Because IAC is holding a stockholder vote on the Business Combination, IAC may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of IAC common stock as of the Record Date for the IAC Special Meeting.

The Business Combination Agreement

The subsections that follow this subsection describe the material provisions of the Business Combination Agreement, but do not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto, and which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Business Combination Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates, which may be updated prior to the closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

General Description of the Business Combination Agreement

On October 13, 2023, IAC entered into the Business Combination Agreement with Merger Sub, Alpha Modus. Unless otherwise defined herein, the capitalized terms used in this section “The Business Combination Proposal (Proposal 1) — The Business Combination Agreement” will have the meaning ascribed to such terms in the Business Combination Agreement.

Subject to the terms and conditions set forth in the Business Combination Agreement, among other matters, at the Effective Time each share of Alpha Modus common stock (other than dissenting shares) will be converted into (i) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero), and (ii) a certain number of shares of New IAC common stock equal to the Per Share Stock Consideration.

The stockholders of Alpha Modus may be issued up to 2,200,000 additional shares of IAC common stock (the “Earnout Shares”). The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing Date and on or prior to the 5-year anniversary of the Closing, the VWAP of the IAC common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of IAC at or prior to the 5-year anniversary of the Closing.

At the Closing, IAC’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) will deposit 750,000 shares of IAC common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above.

Additionally, IAC and the Sponsor agreed to contribute up to 750,000 shares of IAC Class A common stock held by the Sponsor (the “Sponsor Financing Shares”) as directed by IAC and Alpha Modus to facilitate a capital financing by IAC at or prior to Closing. Any excess Sponsor Financing Shares not used to facilitate a capital financing will be returned to the Sponsor.

At the Closing, (i) the combined company will pay off IAC’s loan(s) from Polar Multi-Strategy Master Fund (“Polar”) up to a maximum of $1,000,000, (ii) the combined company will pay off Alpha Modus’ loans from Janbella Group, LLC (“Janbella”) up to a maximum of $1,000,000, (iii) and the combined company will issue to Polar and Janbella each a number of Common Shares equal to the amount paid off divided by $1.00.

Post-Business Combination Ownership of the Combined Entity

Immediately after the Closing, IAC, which will be renamed Alpha Modus Holdings, Inc. (or another in the sole discretion of Alpha Modus), will own 100% of the Alpha Modus.

It is anticipated that, upon the completion of the Business Combination, IAC’s public stockholders will retain an aggregate ownership interest of approximately [5.0]% of the outstanding capital stock of New IAC, the Sponsor will retain an aggregate ownership interest of approximately [19.5]% of the outstanding capital stock of New IAC, and the Alpha Modus stockholders will own approximately [55.0]% of the issued and outstanding shares of New IAC common stock immediately following the Closing. The foregoing ownership percentages with respect to New IAC following the Business Combination exclude any outstanding Warrants and assumes that (i) there are no redemptions of any shares by IAC’s public stockholders in connection with the Business Combination, (ii) IAC does not engage in any kind of additional equity financing prior to the Closing, and (iii) no earnout shares are issued to the Alpha Modus stockholders or released to the Sponsor, as the applicable milestones relating thereto are not expected to be achieved within 60 days of the date of this proxy statement/prospectus. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the IAC’s existing stockholders in New IAC will be different.

Representations and Warranties

The Business Combination Agreement contains representations and warranties by each of IAC and Alpha Modus that are customary for transactions similar to the Business Combination.

Alpha Modus made representations and warranties relating to, among other matters, (1) organization, good standing and subsidiaries, (2) organizational documents, (3) capitalization, (4) authority relative to the Business Combination Agreement, (5) no conflicts, required filings, and consent, (6) permits and compliance, (7) financial statements and internal controls, (8) absence of certain changes or events, (9) absence of litigation, (10) employee benefit plans, (11) labor and employment matters, (12) real property and title to assets, (13) intellectual property, (14) taxes, (15) environmental matters (16) material contracts, (17) insurance, (18) board approval and vote required, (19) interested party transactions, (20) the Exchange Act, (21) brokers, (22) certain business practices, (23) registration statement, (24) PPP loan, (25) key customers and suppliers, (26) the Investment Company Act of 1940, as amended, (27) books and records, (28) independent investigation, and (29) information supplied.

IAC and Merger Sub made representations and warranties relating to, among other matters, (1) organization and good standing, (2) governing documents, (3) capitalization, (4) authority relative to the Business Combination Agreement and vote required, (5) no conflict, required filings and consent, (6) compliance, (7) SEC filings and financial statements, (8) absence of certain changes or events, (9) absence of litigation (10) board approval, (11) no prior operations of Merger Sub, (12) brokers, (13) IAC Trust Fund, (14) Employees, (15) taxes, (16) registration and listing, (17) registration statement, (18) subscription agreements, (19) affiliate agreements, and (20) IAC’s and Merger Sub’s investigation and reliance.

Many of the representations and warranties are qualified by materiality, Company Material Adverse Effect or IAC Material Adverse Effect (as such terms are defined in the Business Combination Agreement).

Survival/Indemnification

The representations and warranties made by the parties terminate as of and do not survive the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties shall not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreement shall survive until fully performed.

Covenants of the Parties

Each party to the Business Combination Agreement has agreed to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including covenants regarding including with respect to (1) the operation of their respective businesses in the ordinary course of business; (2) the provision of access to their properties, books personnel, and policies, (3) provision of financial statements by Alpha Modus; (4) IAC’s stock listing; (5) notifications of certain breaches, consent requirements, material adverse changes or other matters; (6) efforts to consummate the Closing and obtain third party and regulatory approvals; (7) tax matters and transfer taxes; (8) further assurances; (9) confidentiality (10) public announcements; and (11) the HSR Act compliance (if applicable). There are also certain customary post-Closing covenants regarding: (1) maintenance of books and records; (2) indemnification of directors and officers; and (3) use of trust account proceeds.

IAC agreed, within ten (10) business days after IAC’s receipt of the PCAOB Audited Financials from Alpha Modus, and if not within such ten (10)-business day period, as promptly as practicable thereafter, to prepare, with reasonable assistance from Alpha Modus, and file with the SEC this Registration Statement on Form S-4 (the “Registration Statement”) in connection with the registration under the Securities Act of the issuance of the New IAC common stock to be issued to the Alpha Modus stockholders, including the Earnout Shares, and containing a proxy statement/prospectus for the purpose of IAC soliciting proxies from the stockholders of IAC to approve the Business Combination Proposal and the other Required Proposals at the IAC Special Meeting and providing such stockholders an opportunity in accordance with IAC’s organizational documents and IAC’s initial public offering prospectus to have their shares of IAC common stock redeemed.

Alpha Modus also agreed in the Business Combination Agreement to obtain the written consent of its stockholders, as soon as reasonably practicable after the Registration Statement becomes effective, and in any event within five (5) business days after the Registration Statement becomes effective and use its reasonable best efforts to solicit from Alpha Modus stockholders written consents in favor of the Business Combination Agreement and the Business Combination and related matters and the Alpha Modus Board will recommend to the Alpha Modus stockholders the same.

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of New IAC will consist of seven individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Two of the members of such board will be designated by IAC (who shall be an independent director) prior to the Closing, and five of the members of the New IAC Board (at least four of whom shall be independent directors) will be designated by Alpha Modus prior to the Closing. The parties also agreed to classify IAC’s board into three classes as described below. IAC also agreed to provide each of the director designees to the New IAC Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such director.

Conditions to the Closing of the Business Combination

General Conditions

The obligation of IAC and Alpha Modus to consummate the Business Combination is conditioned on, among other things, the satisfaction or waiver (where permissible) by IAC and Alpha Modus of the following conditions, (a) the stockholders of IAC shall have approved the Merger and Business Combination in accordance with the BCA; (b) the absence of an adverse Law or Order of a Governmental Authority; (c) the waiting period for the HSR Filing shall have expired or been terminated; (d) the shares of IAC common stock issuable in the Merger shall have been approved for listing on The NASDAQ Stock Market; and (e) the stockholders of Alpha Modus shall have approved the Merger and Business Combination in accordance with the BCA.

IAC Conditions to Closing

The obligations of IAC to consummate the Business Combination are subject to the satisfaction or waiver by IAC (where permissible) of the following conditions:

•        Certain representations of Alpha Modus specified in the Business Combination Agreement (the “Alpha Modus Specified Representations”) are true and correct in all material respects at and as of the Closing Date as though such Alpha Modus Specified Representations were made at and as of the Closing Date (other than in the case of any representation or warranty that by its terms addresses matters only as of another specified date, which shall be so true and correct only as of such specified date) (the “Alpha Modus Representation Condition”).

•        Alpha Modus shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the consummation of the Amalgamation (the “Alpha Modus Covenant Condition”).

•        There has been no event that is continuing that would, individually or in the aggregate, reasonably be expected to have an Alpha Modus Material Adverse Effect (the “Alpha Modus MAE Condition”).

•        Alpha Modus shall have delivered to IAC a certificate, dated the Closing Date, signed by an executive officer of Alpha Modus, certifying as to the satisfaction of the Alpha Modus Representation Condition, the Alpha Modus Covenant Condition and the Alpha Modus MAE Condition.

•        Alpha Modus shall have delivered a certificate, signed by the secretary of Alpha Modus, certifying that true, complete and correct copies of the Organizational Documents of Alpha Modus, as in effect on the Closing Date, and the resolutions of Alpha Modus’ board of directors authorizing and approving the Business Combination are attached to such certificate.

•        Not more than five percent (5%) of the issued and outstanding shares of Alpha Modus shall constitute Dissenting Shares (as defined in the Business Combination Agreement).

•        Alpha Modus shall have delivered the Audited Financial Statements and the Unaudited Interim Financial Statements (as defined in the Business Combination Agreement) within the dates required by the Business Combination Agreement.

•        Alpha Modus and certain stockholders of Alpha Modus, as applicable, shall have delivered executed counterparts of the Stockholder Support Agreement, the IAC Stockholder Support Agreement, the Company Lock-Up Agreement, the Sponsor Lock-Up Agreement, the Registration Rights Agreement, and the Employment Agreements, as applicable (each of those agreements as defined in the Business Combination Agreement and together the “Related Agreements”).

Alpha Modus Conditions to Closing

The obligations of Alpha Modus to consummate the Business Combination are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

•        Certain representations of IAC and Merger Sub specified in the Business Combination Agreement (the “IAC Specified Representations”) are true and correct in all material respects at and as of the Closing Date as though such IAC Specified Representations were made at and as of the Closing Date (other than in the case of any representation or warranty that by its terms addresses matters only as of another specified date, which shall be so true and correct only as of such specified date) (the “IAC Representation Condition”).

•        Each of IAC and Merger Sub, respectively, shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the consummation of the IAC Continuance (the “IAC Covenant Condition”).

•        There has been no event that is continuing that would individually, or in the aggregate, reasonably be expected to have an IAC Material Adverse Effect (the “IAC MAE Condition”).

•        IAC shall have delivered to Alpha Modus a certificate, dated the Closing Date, signed by an authorized officer of IAC, certifying as to the satisfaction of the IAC Representation Condition, the IAC Covenant Condition and the IAC MAE Condition.

•        The IAC, the Sponsor and other stockholders of the IAC, as applicable, shall have delivered executed counterparts of the applicable Related Agreements.

•        Other than Jeffrey Gary and [•], who are continuing as directors of the IAC following Closing, the other members of the IAC’s board of directors and all of its officers shall have executed written resignations effective as of the effective time of the Merger (the “Effective Time”).

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior the Closing, including among other reasons:

•        By IAC or Alpha Modus, if (i) IAC and Alpha Modus provide mutual written consent; (ii) the Merger does not occur on or before June 7, 2024 (the “Outside Date”); (iii) if any adverse Law or Order of a Governmental Authority is in effect and has become final and nonappealable; or (iv) if IAC shall have failed to obtain required stockholder approval of the Proposed Transactions at its stockholders’ meeting (subject to the right to adjourn that meeting to obtain additional approvals), except that IAC shall only have the right to terminate for such failure to obtain stockholder approval provided IAC or Merger Sub are not in breach of Section 7.01 or 7.02 of the BCA.

•        By IAC if Alpha Modus shall have failed to (i) obtain required stockholder approval of the Proposed Transactions within five (5) business days after the Registration Statement (to be filed in connection with the Merger) becomes effective, or (ii) deliver the required Stockholder Support Agreement within 24 hours of the execution of the BCA.

•        By Alpha Modus upon written notice to IAC, in the event of a breach of any representation, warranty, covenant or agreement on the part of the IAC or the Merger Sub, such that the conditions specified in Sections 8.03(a) or 8.03(b) of the BCA would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by IAC within 20 days after receipt of written notice thereof, or (ii) is incapable of being cured; provided, that Alpha Modus will not have the right to terminate if it is then in breach of any of its representations, warranties, covenants or agreements set forth in the BCA.

•        By IAC upon written notice to Alpha Modus, in the event of a breach of any representation, warranty, covenant or agreement on the part of Alpha Modus, such that the conditions specified in Section 8.02(a) or 8.02(b) of the BCA would not be satisfied at the Closing, and which, (i) with respect to any such breach that is capable of being cured, is not cured by Alpha Modus within 20 days after receipt of written notice thereof, or (ii) is incapable of being cured; provided, that IAC will not have the right to terminate the BCA if it is then in breach of any of its representations, warranties, covenants or agreements set forth in the BCA.

Trust Account Waiver

Alpha Modus agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in IAC’s Trust Account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

Governing Law and Dispute Resolution

The Business Combination Agreement is governed by New York law and the parties are subject to exclusive jurisdiction of federal and state courts located in New York County, State of New York (and any appellate courts thereof), and each party waived its rights to a jury trial in connection therewith.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “Related Agreements” as defined above) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to such agreement filed as an exhibit to this proxy statement/prospectus. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Stockholder Support Agreements

The Business Combination Agreement provides that within twenty-four hours after the execution and delivery of the Business Combination Agreement, IAC, and the majority stockholder of Alpha Modus, The Alessi 2020 Irrevocable Trust, will enter into a Stockholder Support Agreement (the “Stockholder Support Agreement”). Pursuant to the Stockholder Support Agreement, the Alpha Modus stockholder agreed to, among other things, vote their Company Shares (as defined in the Business Combination Agreement) in favor of the adoption and approval of the Business Combination Agreement and the Transactions.

Amended Registration Rights Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, IAC, the Sponsor and certain other IAC shareholders parties thereto (collectively, the “Initial Holders”), Alpha Modus, and certain Alpha Modus stockholders will enter an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”). Pursuant to the Amended Registration Rights Agreement, the Initial Holders and the undersigned parties listed under “Holder” on the signature page thereto will be provided the right to demand registrations, piggy-back registrations and shelf registrations with respect to Registrable Securities (as defined in the Amended Registration Rights Agreement). The Amended Registration Rights Agreement would supersede the registration rights agreements between IAC and certain of the Initial Holders.

Confidentiality and Lock-Up Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, certain Alpha Modus stockholders will enter into a Confidentiality and Lock-up Agreement with IAC (each, a “Confidentiality and Lock-Up Agreement”). Pursuant to the Confidentiality and Lock-Up Agreements, each Alpha Modus stockholder party thereto will agree to a lock-up of its IAC securities during a period (the “Lock-Up Period”) from Closing through the earlier of (i) the date that is 12 months after Closing, or (ii) the date that the volume-weighted average price New IAC’s common stock as reported by Bloomberg exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading day period, except for an aggregate number of New IAC common stock equal to (X) 1,650,000 shares, plus (Y) the number of shares of New IAC common stock issued to JanBella Group, LLC, pursuant to the Business Combination Agreement, minus (Z) 557,692 shares, which may be sold by the Alpha Modus stockholder parties during the Lock-Up Period.

Sponsor Lock-Up Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, IAC, Sponsor, and Alpha Modus will enter into an Lock-Up Agreement (the “Sponsor Lock-Up Agreement”), pursuant to which, among other things, Sponsor will agree to a lock-up of its IAC securities during the Lock-Up Period, except for 15% of the IAC common stock owned by the Sponsor as of Closing, which may be sold by the Sponsor during the Lock-Up Period.

IAC Stockholder Support Agreement

Contemporaneously with the execution and delivery of the Business Combination Agreement, IAC, Sponsor, and Alpha Modus entered into a Stockholder Support Agreement (the “IAC Stockholder Support Agreement”). Pursuant the IAC Stockholder Support Agreements, the Sponsor agreed, among other things, to vote their shares of IAC common stock in favor of the adoption an approval of the Business Combination Agreement and the Transactions.

Employment Agreements

Prior to the Closing, in connection with the Business Combination, IAC, on the one hand, and each of [•], intend to enter into an employment agreement with IAC. The new employment arrangements will become effective upon consummation of the Business Combination. Please see the section entitled “Executive and Director Compensation of Alpha Modus — Employment Agreements and Other Arrangements with Executive Officers and Directors — Employment and Consulting Arrangements with Executive Officers and Directors” of this proxy statement/prospectus for additional information regarding the material terms of these new employment arrangements.

Board of Directors and Management Following the Business Combination

The following persons are expected to be elected or appointed by the IAC board to serve as executive officers and directors following the Business Combination. For biographical information concerning the executive officers and directors following the Business Combination, see “Management after the Business Combination — Executive Officers and Directors After the Business Combinations”.

The following table sets forth the name, age and position of each of the expected directors and executive officers of New IAC upon consummation of the Business Combination:

Name	Age	Position
Executive Officers
William Alessi(1)	52	Chief Executive Officer, Director
Rodney Sperry(1)	55	Chief Financial Officer
Chris Chumas(1)	38	Chief Sales Officer
Non-Employee Directors
[•](2)	[•]	Director
Jeffrey Gary(2)	60	Director
Greg Richter(1)	60	Director
Michael Garel(1)	46	Director
Scott Wattenberg(1)	53	Director
Oscar Brito(1)	51	Director

____________

(1)      Designated by Alpha Modus.

(2)      Designated by IAC.

Classified Board of Directors

New IAC’s board of directors will consist of seven members upon the closing of the Business Combination. In accordance with the Amended and Restated Charter to be filed immediately after the consummation of the Business Combination, the board of directors will be divided into three classes designated Class A, Class B and Class C. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class A shall serve for a term expiring at IAC’s first annual meeting of stockholders held after the Effective Time; each director initially assigned to Class B shall serve for a term expiring at IAC’s second annual meeting of stockholders held after the Effective Time; and each director initially assigned to Class C shall serve for a term expiring at IAC’s third annual meeting of stockholders held after the Effective Time. The directors will be divided among the three classes as follows:

•        Class A, which we anticipate will consist of Scott Wattenberg and Oscar Brito, whose terms will expire at the first annual meeting of stockholders to be held after the consummation of the Business Combination;

•        Class B, which we anticipate will consist of Jeffrey Gary and [•], whose terms will expire at the second annual meeting of stockholders to be held after the consummation of the Business Combination; and

•        Class C, which we anticipate will consist of William Alessi, Michael Garel, and Gregory Richter, whose terms will expire at the third annual meeting of stockholders to be held after the consummation of the Business Combination.

New IAC expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered terms may delay or prevent a change of our management or a change in control.

Interests of IAC’s Initial Stockholders, Directors and Officers in the Business Combination

When you consider the recommendation of IAC’s board of directors in favor of approval of the Proposals, you should keep in mind that IAC directors and officers have interests in the Business Combination that may be different from or in addition to (and which may conflict with) your interests as a stockholder and may be incentivized to complete a business combination on terms less favorable to shareholders rather than liquidating IAC. These interests include, among other things:

•        Jeffrey Gary and [•] will be IAC’s designees to the board of directors of New IAC upon the effectiveness of the Merger. As directors, in the future they may receive any cash fees, stock options or stock awards that the board of directors of New IAC determines to pay to its directors;

•        unless IAC consummates an initial business combination, IAC’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account (as of [•], IAC’s officers and directors have incurred aggregate out-of-pocket expenses of [•]);

•        as a condition to the IAC IPO, pursuant to the letter agreements between the initial stockholders and IAC, the initial stockholders’ Founder Shares became subject to a lock-up whereby, subject to certain limited exceptions, the Founder Shares are not transferable or salable (i) in the case of the founder shares until the earlier of (A) six months after the completion of our initial business combination, or (B) subsequent to our initial business combination, (x) if the last reported sale price of the IAC Class A common stock equals or exceeds $[•] per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after our initial business combination, or (y) the date on which IAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of IAC’s stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and any shares of IAC Class A common stock issued upon exercise thereof, until 30 days after the completion of IAC’s initial business combination (while the Founder Shares are not the same as the IAC Class A common stock, are subject to certain restrictions that are not applicable to the IAC Class A common stock, and may become worthless if IAC does not complete a business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), the aggregate value of the [6,000,000] Founder Shares owned by IAC’s initial stockholders is estimated to be approximately $[•] million, assuming the per share value of the Founder Shares is the same as the $[•] closing price of the IAC Class A common stock on Nasdaq as of [•]);

•        the initial stockholders purchased an aggregate of [8,700,000] warrants, each exercisable for one share of IAC Class A common stock at $[11.50] per share, for a purchase price of $[8,700,000], or $[1.00] per warrant, in a private placement consummated simultaneously with the IAC IPO, which warrants will be worthless if a business combination is not consummated (although the warrants have certain rights that differ from the rights of holders of the Public Warrants, the aggregate value of the [7,500,000] private placement warrants held by the Sponsor is estimated to be approximately $[•] million, assuming the per warrant value of the private placement warrants is the same as the $[•] closing price of the Public Warrants on Nasdaq as of [•]);

•        the initial stockholders have agreed that the private placement warrants, and all of their underlying securities, will not be sold or transferred by it until 30 days after IAC has completed a business combination, subject to limited exceptions;

•        the fact that Sponsor paid an aggregate of $25,000 for its Founder Shares and such securities will have a significantly higher value at the time of the Business Combination;

•        the fact that the initial stockholders have agreed not to redeem any of their Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•        if IAC does not complete an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), a portion of the proceeds from the sale of the private placement warrants will be included in the liquidating distribution to IAC’s public stockholders and the private placement warrants will expire worthless; and

•        if the Trust Account is liquidated, including in the event IAC is unable to complete an initial business combination within the required time period, the Sponsor has agreed that they will be liable to IAC, on a pro rata basis based on the number of Founder Shares owned by them, if and to the extent any claims by a third party for services rendered or products sold to IAC, or a prospective target business with which IAC has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share, and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable from interest, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable), nor will it apply to any claims under IAC’s indemnity of the underwriters of the initial public offering against certain liabilities, including liabilities under the Securities Act.

Interests of Alpha Modus’ Directors and Officers in the Business Combination

When Alpha Modus stockholders and other interested persons consider the recommendation of its board of directors in favor of approval of the Business Combination, such persons should keep in mind that the directors and executive officers of Alpha Modus may have interests in the Business Combination and other proposals that may be different from, or in addition to, those of Alpha Modus stockholders generally. These interests include, among other things:

•        That Alpha Modus’ executive officers are expected to become the executive officers of New IAC upon consummation of the Business Combination. Specifically, the following individuals who are currently executive officers of Alpha Modus will become officers of New IAC upon consummation of the Business Combination, serving in the offices set forth opposite their names:

Executive Officer Name	Office
William Alessi	Chief Executive Officer and Director

•        That certain Alpha Modus executive officers have entered into employment arrangements that will become effective in connection with the Business Combination and which provide for payment of compensation to the officers once they become effective. Please see the section entitled “Executive and Director Compensation of Alpha Modus — Employment Agreements and Other Arrangements with Executive Officers and Directors — Employment and Consulting Arrangements with Executive Officers and Directors” of this proxy statement/prospectus for further discussion.

•        That, upon consummation of the Business Combination, loans by Janbella Group, LLC, which is an affiliate of William Alessi, Alpha Modus’ CEO and sole director, will be paid off by New IAC up to maximum of $1,000,000, and New IAC will issue to Janbella Group, LLC, a number of shares of New IAC common stock equal to the amount paid off divided by $1.00.

•        That the sole member of Alpha Modus’ Board, Mr. Alessi, is expected to become a member of the New IAC Board upon consummation of the Business Combination.

Alpha Modus’ board of directors were aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and the Business Combination Agreement.

Ownership of New IAC after the Business Combination

It is anticipated that, upon the completion of the Business Combination, IAC’s public stockholders will retain an aggregate ownership interest of approximately [5.0]% of the outstanding capital stock of New IAC, the Sponsor will retain an aggregate ownership interest of approximately [19.5]% of the outstanding capital stock of New IAC, and the Alpha Modus stockholders will own approximately [55.0]% of the outstanding capital stock of New IAC, immediately following the Closing. The foregoing ownership percentages with respect to New IAC following the Business Combination exclude any outstanding Warrants and assume that (i) there are no redemptions of any shares by IAC’s public stockholders in connection with the Business Combination, (ii) IAC does not engage in any kind of additional equity financing prior to the Closing, and (iii) no earnout shares are issued to the Alpha Modus stockholders or released to the Sponsor, as the applicable milestones relating thereto are not expected to be achieved within 60 days of the date of this proxy statement/prospectus. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the IAC’s existing stockholders in New IAC will be different.

Certificate of Incorporation; Bylaws

Pursuant to the Business Combination Agreement, upon the Closing, the IAC Charter will be amended and restated in accordance with the Amended and Restated Charter. See “The Amended and Restated Charter Proposal (Proposal 2).” We currently also expect that upon the Closing, IAC’s bylaws will be amended and restated promptly to:

•        reflect necessary changes and to be consistent with the proposed Amended and Restated Charter; and

•        make certain other changes that our board of directors deems appropriate for a public operating company.

Headquarters of the Combined Entity

New IAC’s headquarters will be located at 20311 Chartwell Center Dr., #1469, Cornelius, North Carolina, 28031.

Background of the Business Combination

The following is a discussion of the formation of IAC, the background of IAC’s efforts to effect an initial business combination, and its negotiations with and evaluation of Alpha Modus, the Business Combination Agreement and related matters. The terms of the Business Combination Agreement are the result of extensive arms’ length negotiations between IAC, Alpha Modus, and their respective representatives. The following is a brief description of the background of these negotiations and summarizes the key meetings and events that led to the signing of the Business Combination Agreement between IAC and Alpha Modus. The following chronology does not purport to catalog every conversation among the parties to the Business Combination Agreement or their representatives.

IAC is a blank check company incorporated on April 20, 2021, as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. IAC’s sponsor is Insight Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for IAC’s Initial Public Offering (“IPO”) was declared effective on September 1, 2021. On September 7, 2021, IAC consummated its IPO of 24,000,000 units, generating gross proceeds of $240.0 million. Simultaneously with the closing of the IPO, IAC consummated the private placement (“Private Placement”) of 7,500,000 and 1,200,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), to the Sponsor and Cantor Fitzgerald & Co. (“Cantor”) and Odeon Capital Group, LLC (“Odeon”), respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million.

Upon the closing of the IPO and the Private Placement, $241.2 million ($10.05 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and of the Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee.

The units were listed on the New York Stock Exchange (“NYSE”) and traded under the ticker symbol “INAQ.U” beginning on September 2, 2021. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants will be exercisable. Insight Acquisition Sponsor LLC completed the sale of 7.5 million private placement warrants at a price of $1 per warrant with similar terms as the warrants sold in its IPO. Effective May 2, 2023, IAC transferred the listing of its securities from the NYSE to The Nasdaq Stock Market.

After the completion of the IPO, IAC commenced an active search for prospective businesses and assets to acquire. IAC management reviewed an initial list of over 200 potential targets. Representatives of IAC contacted individuals and representatives of a number of the entities included in this initial list of potential target candidates and were also contacted by representatives of other companies who had learned of IAC’s IPO. During the next 18 months, IAC management, after extensive discussions and review, signed non-disclosure agreements with respect to a potential business combinations with approximately 12 prospective acquisition targets across a number of sectors including technology, financial services, energy, automotive and real estate brokerage. IAC representatives and advisors spoke with and met via video conference and in-person meetings with management teams and board members of the 12 prospective acquisition targets. Over the period, by applying screening criteria, IAC and its representatives reduced the list and negotiated non-binding Letters of Intent with 8 prospective targets, 3 of which were signed by the prospective targets. Of these three targets, IAC conducted significant due diligence including review of the targets’ management, stockholders, business model, valuation, balance sheet, historical financials and projections among other diligence reviews. For two of these potential targets, IAC management further evaluated additional criteria, such as the anticipated transaction structure, tax considerations, public company readiness and valuation of the target company compared to prevailing public market peers. Throughout this period, IAC management apprised the IAC Board of directors of the target screening process and the potential target pipeline. IAC and its board focused on three potential transactions during this period: Company A, Avila Energy and Alpha Modus.

Company A

In July 2022, a relationship of Mr. Singer offered to introduce him to the CEO of Company A, a west coast based, luxury residential real estate company. After his initial call with Company A’s CEO discussing a potential deSPAC transaction, IAC and Company A commenced a due diligence process and entered into a non-disclosure agreement to provide more extensive diligence. On September 18, 2022, the parties signed a non-binding LOI and explored financing opportunities with investors and bankers and developed strategic plans post-closing. In December 2022, the parties decided that the timing was not right for Company A to go public and ceased discussions.

Avila Energy

In early January 2023, a Cantor Fitzgerald banker contacted Mr. Singer to discuss an opportunity to transact with Avila Energy Corporation, an Alberta corporation (“Avila”). After an initial call with Avila’s CEO, IAC and Avila commenced a due diligence process and entered into a non-disclosure agreement to provide more extensive diligence. On January 26, 2023, IAC and Avila Energy entered into a non-binding Letter of Intent for a transaction that, if consummated, would result in the combined entity being publicly listed for trading on a major stock exchange in the United States.

On March 6, 2023 IAC held a special meeting (the “Special Meeting”) of stockholders. At the Special Meeting, IAC’s stockholders were asked to vote on the following items: (i) a proposal to amend the Charter to extend the date by which IAC has to consummate a business combination for an additional one month, from March 7, 2023 to April 7, 2023 and thereafter, at the discretion of the board of directors of IAC and without a vote of the stockholders, up to five (5) times for an additional one month each time, for a total of up to five additional months to September 7, 2023, (ii) a proposal to amend IAC’s Charter to eliminate from the Charter the limitation that IAC may not redeem public shares to the extent that such redemption would result in IAC having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001 (the “Redemption Limitation”) in order to allow IAC to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation, (iii) a proposal to amend the Charter to provide for the right of a holder of Class B common stock of IAC, par value $0.0001 per share to convert such shares into shares of Class A common stock of IAC, par value $0.0001 per share on a one-for-one basis prior to the closing of a business combination at the election of the holder and (iv) a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date if there are not sufficient votes to approve each of the Charter amendment proposals. IAC’s stockholders approved each of the Charter amendment proposals, and in connection therewith, the holders of 21,151,393 Class A common stock, representing approximately 88.1% of IAC’s issued and outstanding Class A common stock, elected to redeem their shares. Following such redemptions, approximately $28,744,831 remained in the trust account and 2,848,607 shares of Class A common stock remained issued and outstanding.

On March 15, 2023, IAC and Avila provided an update on the transaction which included announcing that they have agreed to continue to negotiate the terms of a Transaction, including a definitive business combination agreement, on an exclusive basis with the intention of coming to a definitive agreement on or before March 24, 2023. The parties negotiated a definitive business combination agreement, and on March 28, 2023, IAC’s Board, after reviewing the draft business combination agreement and participating in a meeting with IAC management, unanimously approved the draft business combination agreement. On April 3, 2023, IAC and Avila announced the execution of a business combination agreement between IAC and Avila (the “Avila BCA”), under which IAC would acquire Avila in an amalgamation pursuant to a court-approved plan of arrangement under Alberta law. Based on the pricing of US$10.30 per IAC share on March 30, 2023, the market value of the combined company was estimated to be US$192.6 million (US$10.30 share price multiplied by approximately 18,705,000 shares outstanding on closing).

On May 9, 2023, Avila publicly announced that its CFO unexpectedly resigned and an interim CFO was announced

In mid-May 2023, IAC learned that Micro Turbine Technology BV (“MTT”), an entity that licensed technology to Avila that was important to Avila’s business, had asserted that Avila had breached the license agreement. MTT send Avila a termination notice and Avila disputed the termination notice. Since the MTT license was significant to Avila’s business and the valuation of Avila business, thus this dispute caused concern to IAC.

On June 7, 2023, Avila publicly announced its acceptance of an initial financing commitment of $10 Million in convertible debentures. Then on June 9, 2023, Avila publicly announced that the financing announced on June 7th was progressing and anticipated to close in the next ten business days after the completion of the customary due diligence and the preparation of the required legal documentation. Thereafter on June 22, 2023, Avila publicly announced that as previously stated in its June 7, 2023 news release, Avila had agreed to enter into non-brokered private placement discussion with two groups of accredited investors located in the United States and continue to work towards the completion of the private placements totaling US $10,000,000 on or before July 15, 2023.

On June 26, 2023, Avila publicly announced that it reached a settlement with MTT, whereby the terms of Avila’s license agreement with MTT were modified. Based upon IAC’s analysis, there were material changes to the terms of the agreement including a significant reduction in Avila’s equity stake in MTT, Avila receiving a non-exclusive license versus an exclusive license and the substantial sales commitment which would total approximately $175 million and require significant capital investment by Avila to achieve these sales in this new business line (“Revised MTT Agreement”).

On June 26, 2023, IAC held a Board meeting to discuss sending a notice of default to the Company. Based on the Board’s view of the Revised MTT Agreement and the recommendation of IAC management and counsel, the IAC Board unanimously agreed that Avila was in violation of the Avila BCA and authorize management to send Avila notice that Avila was in default of the Avila BCA.

On June 26, 2023, IAC sent a notice of default to Avila stating that IAC intended to terminate the Avila BCA if such alleged default was not cured by July 26, 2023. From mid July 2023 to early August 2023 management of IAC and Avila had numerous discussions concerning the status of the Avila BCA. On August 10, 2023, Avila and IAC entered into an agreement to mutually agreed to terminate the Avila BCA, effective immediately. As part of the termination of the Avila BCA, Avila has agreed to pay IAC US$300,000 as partial reimbursement of IAC’s expenses, prior to April 1, 2024.

Alpha Modus Transaction

In August 2023, the following occurred related to the Alpha Modus transaction:

•        Jonah Raskas, a banker with CWH Ventures and a professional relationship of Mr. Singer, called Mr. Singer to discuss a potential transaction with Alpha Modus.

•        IAC management, Mr. Raskas and his partner Mark Grundman participated in an initial call with Bill Alessi, CEO of Alpha Modus.

•        IAC management held a follow up call with Bill Alessi to perform additional due diligence on Alpha Modus.

•        IAC and Alpha Modus executed a non-disclosure agreement and IAC was provided additional, confidential materials such as financial statements and information related to Alpha Modus’ patent portfolio.

•        IAC held a telephonic Board meeting to discuss Alpha Modus’ business and the structure of a potential transaction.

•        Alpha Modus delivered the Alpha Modus presentation to IAC for its review. That same day, IAC discussed with Polar Asset Management an investment to provide working capital to fund IAC’s transaction and extension expenses.

•        IAC and Polar had a call with Bill Alessi and Jonah Raskas to discuss the company’s business and perform additional due diligence.

•        IAC delivered a preliminary, non-binding term sheet to Alpha Modus which contained a valuation of $175 million (the “AM Term Sheet”). There was also an earnout to Alpha Modus of 2.2 million shares and to IAC 1 million shares if the stock price reached $13, 15 and 18. IAC offered up to 500,000 sponsor shares to help facilitate the company’s financing efforts. The AM Term Sheet contained a 12 month lock-up on all shares post-closing except for 15% of those shares which were freely tradable after closing subject to a registration statement. If the stock price equaled or exceeded $12 per share, the lock-up would be released.

•        Polar Asset Management offered a preliminary financing proposal to IAC Sponsor to receive up to $1 million in financing to pay for working capital and certain transaction expenses prior to closing the transaction.

•        Alpha Modus returned a revised copy of the AM Term Sheet with modest revisions to the IAC Sponsor earnout of 500,000 shares and proposed increasing the number of shares the Sponsor would for financing to 1 million. On August 15, 2023, after a discussion with IAC’s Board, IAC countered with 750,000 shares to be placed in earn-out and 750,000 shares offered to assist in the Company’s financing.

•        IAC responded to Polar with changes to the Polar Agreement.

On August 17, 2023, IAC held a Board of Directors call to approve the changes to the AM Term Sheet.

On August 21, 2023, Alpha Modus shared access to their virtual data room with the IAC team which provided access to substantially more diligence materials.

On August 24, 2023, IAC sent an updated AM Term Sheet, as agreed upon in a prior discussion with Mr. Raskas, to the Company.

Between August 11 and August 24, 2023, Jeff Gary and Michael Singer from IAC, Bill Alessi, CEO of Alpha Modus and Jonah Raskas and Mark Grundman from CHW Ventures, Alpha Modus’ bankers had numerous calls and shared emails with business updates and discussions and negotiations on terms of the AM Term Sheet. The primary issues negotiated in the AM Term Sheet were the earnout, including the amount of shares and the stock price points that these shares vest and timing, the lock-up period for shares distributed to all parties and the party responsible for transaction each of the transaction expenses.

On August 29, 2023, IAC management shared the updated AM Term Sheet and Polar subscription agreement with the IAC Board for their review and approval. On August 30, 2023, after further discussions on the AM Term Sheet terms, the IAC Board unanimously approved the final AM Term Sheet. On September 1, 2023, IAC and Alpha Modus executed the AM Term Sheet.

On August 30, 2023, IAC, Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an investor, entered into an agreement (the Subscription Agreement”) in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests (a “Capital Call”), and the Sponsor will in turn loan such funds to IAC, to cover IAC’s working capital expenses (each a “Sponsor Loan”). In September 2023, Polar funded Sponsor $150,000 under the Subscription Agreement and the Sponsor loaned IAC $150,000 from Polar. All subsequent Capital Calls are subject to the mutual consent of IAC, Sponsor and Polar. All Capital Calls funded by Polar shall not accrue interest and are repayable by the Sponsor at the closing of IAC’s initial business combination. At the option of Polar, all Capital Calls funded by Polar may be repaid by IAC through the issuance of 1 share of Class A Common Stock for each $10 of the outstanding Capital Calls funded by Polar. Sponsor is also responsible to reimburse Polar for its reasonable attorney’s fees incurred in connection with the Subscription Agreement up to $5,000. In the event, a business combination does not occur and IAC’s liquidates, then all Capital Calls funded by Polar out of cash held in the Sponsor’s bank accounts and/or IAC’s bank accounts, excluding IAC’s Trust Account. The Sponsor Loans shall not accrue interest and shall be repaid by IAC at the closing of the business combination.

On September 5, 2023, IAC, Alpha Modus and CWH bankers participated in a video call to perform additional due diligence, discuss business strategy and key terms of the business combination agreement and timing for delivery of Alpha Modus’ financial statements.

Between September 6 and September 13, Alpha Modus, CHW bankers and IAC had numerous communications by email and text related to various terms and items to be included in the business combination agreement. On September 13, 2023, Alpha Modus, CHW bankers and IAC held a video call to discuss the final terms of the business combination agreement and to perform additional due diligence. On September 13, 2023, Alpha Modus delivered the first draft of the BCA to IAC.

On September 18, 2023, Bill Alessi and Oscar Brito from Alpha Modus met with Mr. Singer, Mr. Gary and Bill Ullman, one of IAC’s independent directors, for lunch in New York City. They discussed Alpha Modus’ strategic and tactical plans, its patent portfolio, corporate governance and general terms of the business combination agreement.

On September 21, 2023, Alpha Modus granted data room access to IAC’s legal team at Loeb & Loeb LLP (“Loeb”) to perform legal due diligence including patent review.

Between September 13 and September 22, 2023, IAC management reviewed and edited drafts of the business combination agreement with their counsel Loeb. From September 22 to September 27, 2023, Loeb and IAC management traded redlined edits of the business combination agreement. On September 27, 2023, Loeb delivered a business combination agreement containing IAC’s revisions to Alpha Modus and its counsel, Brunson Chandler & Jones, PLLC (“BCJ”). On October 2, 2023, Alpha Modus delivered a markup of the business combination agreement to IAC. On October 3, 2023, IAC management sent an email to its Board members with an update on progress on the business combination agreement and a timeline for potentially signing the business combination agreement. On October 3, 2023, Loeb delivered to Alpha Modus and BCJ IAC’s revisions to the business combination agreement. On October 5, 2023, Alpha Modus returned revisions to the business combination agreement as well as the ancillary documents and exhibits to IAC.

On October 6, 2023, IAC management emailed its Board an update on the transaction, terms of the business combination agreement, anticipated timing for potential execution of the business combination agreement and informed them to expect a board meeting for a final review and vote to approve the BCA the following week. Later that day, IAC management discussed with Alpha Modus final changes to the BCA. On October 7, 2023, Mr. Alessi responded to these questions and Loeb sent a revised business combination agreement back to the Company. On October 9, 2023, Alpha Modus sent a marked-up version of the BCA back to IAC and Loeb.

On October 10, 2023, the parties held an all hands video call which included Jeff Gary and Michael Singer from IAC management, Mr. Alessi for Alpha Modus, Jim Prestiano from Loeb, and Lance Brunson from BCJ, to discuss and agree upon final changes to the business combination agreement which included clarification that the Polar loan and stock to be issued to Polar at closing would be the Company’s responsibility, transaction expenses how they are split between IAC and the Company. Following the call, the attorneys exchanged final draft versions of the business combination agreement and ancillary documents, which included the Stockholder Support Agreement between Alpha Modus and IAC, Amended and Restated Bylaws of IAC, Capitalization table for Alpha Modus, Second Amended and Restated Certificate of Incorporation for IAC and the form of Lock-Up Agreement. IAC management transmitted the final business combination agreement and ancillary documents to its Board for their review and requested a Board meeting on October 11 to discuss and approve the BCA.

During the IAC Board meeting on October 11, 2023, with all members present, IAC management and its Board reviewed the business combination agreement and management addressed questions posed by the Board which included the Company’s ability to raise capital as well as timing and risks to close the transaction. The Board unanimously approved the business combination agreement subject to certain edits to the Board corporate resolution.

On October 13, 2023, all members of the IAC Board signed corporate resolutions approving the business combination agreement and authorizing management to sign the business combination agreement.

Between October 11 to 13, 2023, there were various emails between Jeff Gary and Michael Singer from IAC management, Mr. Alessi for Alpha Modus, Jim Prestiano from Loeb and Lance Brunson from BCJ, to finalize the disclosure schedules and a press release announcing the signing of the business combination agreement.

The business combination agreement was executed and signed on October 15, 2023, effective as of October 13, 2023 (the “AM BCA”). IAC and Alpha Modus exchanged signature pages on the AM BCA on October 15, 2023.

On October 16, 2023, IAC issued a press release that IAC and Alpha Modus executed the AM BCA. IAC disclosed the execution of the AM BCA in a Current Report on Form 8-K that was filed on October 17, 2023.

Recommendation of the IAC Board and Reasons for the Business Combination

The IAC Board, in evaluating the Business Combination, consulted with IAC management and its legal advisors. The IAC Board (i) approved entering into the Business Combination Agreement and Related Ancillary Agreements, which provides for a business combination between IAC and Alpha Modus, (ii) resolved that based on the information received to date, entering into the Agreement is in the best interests of IAC and Merger Sub and their respective shareholders, (iii) resolved that the Ancillary Agreements are each authorized and approved in all respects, (iv) resolved that all actions previously taken by the Authorized Officer of IAC in the formation of Merger Sub as a wholly owned subsidiary of IAC are ratified, approved and confirmed in all respects, (v) resolved that the filing of a Registration Statement on Form S-4 by IAC covering the registration under the Securities Act of 1933, as amended of the securities to be issued in the Business Combination is in all respects authorized and approved, (vi) resolved that the Chief Financial Officer of IAC is hereby designated to act on behalf of IAC as the agent for service to be named in the Registration Statement and that Loeb & Loeb LLP is authorized to receive notices and communications from the Commission in connection with the Registration Statement, (vii) resolved that each Authorized Officer of IAC be, and each of them with full power to act without the others is, authorized to file a pre-merger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and each Authorized Officer of IAC is authorized by IAC to sign said notification and supply such information as may be requested by any reviewing authority in connection therewith, (viii) resolved that each Authorized Officer is authorized to execute and file with the Commission on behalf of IAC, and in connection with the listing of the Shares on NASDAQ, a Form 8-A Registration Statement for the registration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, together with appropriate exhibits, financial schedules and other necessary or supporting related documents, all as such officers shall deem to be necessary or appropriate and (ix) resolved all actions taken and any documents or agreements executed, signed or delivered prior to or after the date hereof by any Authorized Officer or director of IAC or Merger Sub in connection with the Business Combination or the matters contemplated hereby be and are approved, ratified and confirmed in all respects.

The IAC Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the IAC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The IAC Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the IAC Board’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” herein.

The IAC Board considered a number of factors pertaining to Alpha Modus and the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

Portfolio of Consumer Retail, Artificial Intelligence Patents

•        Alpha Modus’ portfolio of six patents with two additional patents pending cover systems for monitoring and analyzing consumer purchasing behavior in real-time to drive sales via engaging digital customer experiences.

•        The patents cover a variety of advertising features, including the presentation and display of relevant and targeted advertising that is based on users/customers shopping habits, search history or other criteria.

•        This can include a retail store system that features user eye tracking, object identification of goods on shelves and open, MAC address tracking, customer engagement with interactive output displays with demographic intelligence, panels throughout store at product, automated customer assistance at shelf and customer purchase at shelf.

•        Alpha Modus uses Artificial Intelligence as part of its technology to quickly track consumer behavior in the store and uses this AI technology to quickly offer consumers in-store digital offerings.

Potential judgements against large, well-branded retailers

•        Alpha Modus estimates potential for $300 million in damages from initial patent infringement cases and over $1 billion in estimated damages over the life of the patents currently owned.

Long-life Patents

•        Alpha Modus’ patents have a long life before they expire. Alpha Modus’ first patent does not expire until July 2034 and its final patent expires in May 2037.

Artificial Intelligence (“AI”) is an attractive market sector

•        The Board considers AI to be a very attractive sector with opportunities for substantial disruption and very high growth rates.

Management Alignment with Shareholders Interests and an Experienced Team

•        Alpha Modus led by CEO Bill Alessi was the first FinTech use case by IBM Watson and Alpha Modus received the prestigious IBM Beacon Award.

•        Mr. Alessi will own in excess of 65% of the combined company after the consummation of the business combination which aligns his interest with all other shareholders.

•        Mr. Alessi has decades of experience in the public financial markets and in the global technology solutions space

Large addressable TAM

•        The total addressable market (“TAM”) for AI solutions in the consumer retail space is estimated at $40 billion according to Insider Intelligence.

Growth opportunities

•        Alpha Modus believes and has plans for significant growth of its patent portfolio, licensing agreements and developing proprietary artificial intelligence product offerings organically and via acquisitions.

Represented by an experienced patent litigation law firm working on contingency.

•        Alpha Modus’ patent litigation law firm is Dickinson Wright and has represented Alpha Modus for many years on a contingency basis demonstrating their confidence in winning cases. It also provides for a variable cost structure related to a large potential expense category for Alpha Modus.

Negotiated transaction.

•        The financial and other terms of the Business Combination Agreement were the product of arm’s length negotiations between representatives of the Sponsor and Alpha Modus without an auction process.

Sponsor and IAC’s Directors and Officers have interests in the Business Combination that are different than and my conflict with the interests of IAC’s public stockholders.

In considering the recommendation of the IAC Board to vote in favor of approval of the Business Combination, stockholders should keep in mind that the Sponsor and IAC’s directors and executive officers have interests in such Proposals that are different from, or in addition to, those of IAC’s stockholders generally. In particular if the Business Combination with Alpha Modus or another business combination is not consummated by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time period to the fullest extent), IAC will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding shares of IAC’s Class A Common Stock for cash and, subject to the approval of its remaining stockholders and the IAC’s Board, dissolving and liquidating. In such event, the 6,000,000 shares of IAC Class A Common Stock held by the Sponsor and some portion held by IAC’s directors, officers and anchor investors which were acquired for an aggregate purchase price of $25,000 prior to IAC’s initial public offering would become worthless.

The Sponsor, which is affiliated with certain of IAC’s directors and officers, purchased 7,500,000 private warrants from IAC for an aggregate purchase price of $7,500,000 (or $1.00 per warrant) simultaneously with the consummation of IAC’s initial public offering. The private warrants will become worthless if IAC does not consummate a business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time period to the fullest extent).

The Sponsor and IAC’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on IAC behalf, such as identifying and investigating possible business targets and business combinations. However, if IAC fails to consummate a business combination within the required period, they will not have any claim against the Trust Account for reimbursement. Accordingly, IAC may not be able to reimburse these expenses if the Business Combination with Alpha Modus or another business combination is not completed by September X, 2023 (or such earlier date as determined by the IAC Board). As of October X, 2023, the Record Date, the Sponsor and IAC Acquisition Corp officers and directors and their affiliates had incurred no unpaid reimbursable expenses.

The Business Combination Agreement provides for the continued indemnification of IAC current directors and officers and the continuation of directors and officers liability insurance covering IAC current directors and officers.

The IAC Board also considered a variety of uncertainties and risks and other potentially negative factors related to Alpha Modus’ business and prospects and related to the Business Combination including, but not limited to, the following:

Redemption risk.    The potential that a significant number of IAC stockholders elect to redeem their shares of IAC Class A Common Stock prior to the consummation of the Business Combination and pursuant to the Current Charter, which would reduce the gross proceeds to Alpha Modus from the Business Combination, which could hinder Alpha Modus’ ability to continue its development.

Unsuccesful Patent Litigation.    There is no assurance that Alpha Modus will be successful in its patent litigation. Failure to prevail in patent litigation would meaningfully negatively impact future revenues.

Pre-Revenue.    Alpha Modus today has not yet generated revenues and needs to demonstrate a future ability to produce revenues.

Value of the Patent Portfolio could be worth substantially less than the Company believes.    While the Company believes its patent portfolio has meaningful value in terms of licensing potential, the Company may fail to realize this value potential with potential licensees.

Management team has no prior Experience Managing a Public Company and is a lean team.    While the management team has had prior success, it has not managed a public company. Also the Company plans to maintain a lean team of 6 – 10 professionals since it is relying on a licensing strategy which does not require significant numbers of personnel.

The Company has Limited to Little Cash on the Balance Sheet.    The Company has a low cash balance as of September 30, 2023 and is reliant in the near term on funding from its CEO. The Company will require additional capital to be able to pay for transaction expenses and to fund its future operations.

Exclusivity.    The fact that the Business Combination Agreement includes an exclusivity provision that prohibits IAC from soliciting other business combination proposals, which restricts IAC’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations.

Stockholder vote.    The risk that holders of IAC Class A Common Stock may not approve the Business Combination Proposal, thus preventing the consummation of the Business Combination.

Macroeconomic risks.    The risk that the future financial performance of the Alpha Modus may not meet the IAC Board’s expectations due to factors in Alpha Modus’ control or out of its control, including economic cycles or other macroeconomic factors.

Closing conditions.    The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Alpha Modus’ control, including approval by IAC stockholders and IAC’s continued listing on a national securities exchange.

Litigation challenging the Business Combination.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

Fees and expenses.    The expected fees and expenses associated with the Business Combination, some of which would be payable regardless of whether the Business Combination is ultimately consummated. IAC signed a loan agreement with Polar Asset Management for up to $1 million to pay for IAC’s working capital and expenses prior to closing. Alpha Modus is taking the lead on legal documents and other work required including the S-4 and registration and proxy expenses which will help reduce IAC’s expenses.

In addition to considering the factors described above, the IAC Board also considered other factors including, without limitation:

Interests of certain persons.    The Sponsor, the members of the IAC’s Board and executive officers of IAC and the Sponsor have interests in the Business Combination Proposal, the other proposals described in this proxy statement/prospectus and the Business Combination that are different from, or in addition to, those of IAC stockholders generally. The IAC Board reviewed and considered these interests during the negotiation of the Business Combination Agreement and in evaluating and unanimously approving, as members of the IAC Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. See “Interests of the Sponsor and IAC’s Directors and Officers in the Business Combination” and “Risk Factors — Risks Related to the Business Combination. Since the Sponsor and IAC’s officers and directors who are members of the Sponsor have interests that are different, or in addition to (and which may conflict with), the interests of the public stockholders, a conflict of interest may have existed in determining whether the Business Combination with Alpha Modus is appropriate as a business combination. Such interests include that the Sponsor will lose its entire investment in us if our business combination is not completed.”

Other risks.    The various risks associated with the Business Combination, the business of Alpha Modus and the business of IAC, as described in the section entitled “Risk Factors” of this proxy statement/prospectus. This includes that Alpha Modus currently has no revenues and faces uncertainties in future revenues both in timing and amounts.

Conclusion

The IAC Board concluded that the potential benefits expected to be received by IAC and its stockholders as a result of the Business Combination outweighed the potentially negative factors and other risks associated with the Business Combination. Accordingly, the IAC Board unanimously resolved (a) that it was in the best interests of IAC and its stockholders, and that it was advisable, to enter into the Business Combination Agreement and the ancillary documents to which IAC is or will be a party and to consummate the transactions contemplated thereby (including the Merger), (b) to adopt and approve the execution, delivery and performance by IAC of the Business Combination Agreement, the ancillary documents to which IAC is or will be a party and the transactions contemplated thereby (including the Merger), (c) to recommend that the IAC stockholders entitled to vote thereon vote in favor of each of Business Combination Proposal, the Charter Proposal, the Advisory Charter Proposals, the Nasdaq Proposal and the Adjournment Proposal and (d) to direct that each of the Business Combination Proposal, the Charter Proposal, the Advisory Charter Proposals, the Nasdaq Proposal and the Adjournment Proposal be submitted to the IAC stockholders for approval.

The foregoing discussion of material factors considered by the IAC Board is not intended to be exhaustive, but sets forth the principal factors considered by the directors.

In light of the foregoing, as described above under “The Business Combination Proposal (Proposal 1) — Timeline of the Business Combination”, the IAC Board unanimously approved the Business Combination and the transactions contemplated thereunder, including the Business Combination, on October 13, 2023. In reaching its unanimous resolution, the directors determined (i) that the terms and conditions of the Business Combination Agreement, including the proposed Merger, are advisable, and in the best interests of IAC and its stockholders, and (ii) to recommend that its stockholders adopt and approve the Business Combination Agreement and approve the Merger contemplated therein, the IAC Board considered a range of factors, including, but not limited to, the factors discussed below. The IAC Board reviewed and considered positive factors as well as uncertainties, risks and other potentially negative factors concerning Alpha Modus and the Business Combination. In light of the number and wide variety of factors, the IAC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The IAC Board viewed its position as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of IAC’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this proxy statement/prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

IAC Management did not obtain or present a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. As noted above, IAC’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and have concluded that their experience and backgrounds enabled them to make the necessary analyses and determinations regarding the business combination with Alpha Modus. In addition, IAC’s officers and directors and its advisors have experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the IAC’s management in valuing Alpha Modus’ business and assuming the risk that the IAC Board may not have properly understood management’s view of Alpha Modus’ value.

Certain Alpha Modus Projected Financial Information

In connection with its consideration of the potential business combination, IAC was provided with certain financial information prepared by Alpha Modus’ management team. Alpha Modus does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. However, in connection with the proposed Business Combination, management of Alpha Modus prepared the financial projections set forth below to present key elements of the forecasts provided to IAC. Alpha Modus’ forecasts were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

The inclusion of financial projections in this proxy statement/prospectus should not be regarded as an indication that Alpha Modus, its board of directors, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The financial projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus, including investors or stockholders, are cautioned not to place undue reliance on this information. You are cautioned not to rely on the projections in making a decision regarding the Business Combination, as the projections may be materially different than actual results. We will not refer back to the financial projections in our future periodic reports filed under the Exchange Act.

While presented in this proxy statement/prospectus with numeric specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Alpha Modus’ management. Alpha Modus believes the assumptions in the financial projections information were reasonable at the time the financial information was prepared, given the information Alpha Modus had at the time. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The financial projections also reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Alpha Modus’ business, all of which are difficult to predict and many of which are beyond Alpha Modus’ and IAC’s control. The financial projections are forward-looking statements that are inherently subject significant uncertainties and contingencies, many of which are beyond Alpha Modus’ control. The various risks and uncertainties include those set forth in the “Risk Factors,” “Alpha Modus Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement/prospectus, respectively. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. None of Alpha Modus’ independent registered accounting firm, IAC’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the financial projections is provided in this proxy statement/prospectus because they were made available to IAC and its board of directors in connection with their review of the proposed transaction.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE FINANCIAL PROJECTIONS FOR ALPHA MODUS, IAC UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

The projections were prepared by, and are the responsibility of, Alpha Modus’ management. Alpha Modus’ independent auditor has not examined, compiled or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The audit report in connection with Alpha Modus’ financial statements included in this proxy statement/prospectus relates to historical financial information of Alpha Modus. It does not extend to the projections and should not be read as if it does.

******* [Financial Projection Disclosure]

Satisfaction of 80% Test

It is a requirement under Nasdaq listing rules that any business acquired by IAC have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of Alpha Modus considered in approving the transaction, [including primarily a comparison of comparable companies,] IAC’s board of directors determined that Alpha Modus had a fair market value of approximately $[•]. As of October 13, 2023, the date the Business Combination Agreement was executed, the balance of the funds in the Trust Account was approximately $[•] million, and the threshold amount for satisfaction of the 80% test was therefore approximately $[•] million. Accordingly, the IAC’s board of directors determined that such test was met. IAC’s board of directors believes that the financial skills and background of its members qualify it to conclude that the Business Combination with met this test.

Anticipated Accounting Treatment

Under any of the redemption scenarios, the Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Alpha Modus has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances: (i) Alpha Modus’ stockholders will have [•]% of the voting power under the no redemption scenario and [•]% of the voting power under the maximum redemption scenario; (ii) Alpha Modus will appoint the majority of the board of directors of New IAC; (iii) Alpha Modus’ existing management will comprise the management of New IAC; and (iv) Alpha Modus will comprise the ongoing operations of New IAC.

Under this method of accounting, IAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Alpha Modus issuing stock for the net assets of IAC, accompanied by a recapitalization. The net assets of IAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of IAC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in favor of the proposals presented at the IAC Special Meeting. In the event that the Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares for a portion of the Trust Account. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account. None of IAC’s directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act.

The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination and other proposals or, where the purchases are made by the Sponsor, directors, officers or advisors or their respective affiliates, to satisfy a closing condition in an agreement related to the Business Combination, including the Minimum Cash Condition.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (“FTC”), certain transactions may not be consummated unless notifications have been given and information has been furnished to the Antitrust Division of the Department of Justice (“DOJ”) and the FTC and certain statutory waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. If the FTC or the DOJ issues a Second Request, the waiting period with respect to the Business Combination will be extended for an additional period of 30 calendar days, which will begin on the date on which IAC and Alpha Modus each certify compliance with the Second Request. Complying with a Second Request can take a significant period of time.

At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the DOJ and the FTC could take such action under applicable antitrust laws as each deems necessary or desirable, including seeking to enjoin the consummation of the Business Combination, to rescind the Business Combination or to conditionally permit completion of the Business Combination subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under other applicable regulatory laws as they deem necessary or desirable, including, without limitation, seeking to enjoin or otherwise prevent the completion of the Business Combination or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There can be no assurance that the DOJ, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, there can be no assurance as to its result. Neither IAC nor Alpha Modus is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax considerations for (i) of the exercise of redemption rights by U.S. holders and Non-U.S. holders (each, as defined below) of IAC Class A common stock, and (ii) of the Business Combination to U.S. holders and Non-U.S. holders of Alpha Modus stock, and (iii) following the Business Combination, of the ownership and disposition of New IAC common stock received in the Business Combination. This discussion applies only to IAC Class A common stock, New IAC common stock or Alpha Modus stock, as applicable, that is held as a capital asset for U.S. federal income tax purposes. This discussion is limited to U.S. federal income tax considerations, and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•        financial institutions or financial services entities;

•        broker dealers;

•        insurance companies;

•        dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of IAC Class A common stock, New IAC common stock or Alpha Modus stock;

•        persons holding IAC Class A common stock, New IAC common stock or Alpha Modus stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•        U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•        “specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        U.S. expatriates or former long-term residents of the U.S.;

•        governments or agencies or instrumentalities thereof;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        regulated investment companies or real estate investment trusts;

•        persons subject to the alternative minimum tax provisions of the Code;

•        persons who received their shares of IAC Class A common stock, New IAC common stock or Alpha Modus common stock through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of IAC Class A common stock or Alpha Modus, or, after the business combination, the issued New IAC common stock (excluding treasury shares);

•        persons holding IAC Class A common stock or Alpha Modus stock eligible for the benefits of Sections 1045 or 1202 of the Code;

•        partnerships or other pass-through entities for U.S. federal income tax purposes;

•        the Sponsor or its affiliates; and

•        tax-exempt entities, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and your activities. Partnerships and their partners (or other owners) should consult their tax advisors with respect to the consequences to them under the circumstances described herein.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement/prospectus may affect the tax consequences described herein. No assurance can be given that the U.S. Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a contrary position. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes). You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of IAC Class A common stock, New IAC common stock or Alpha Modus stock who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income taxation purposes regardless of its source; or

•        an entity treated as a trust for U.S. federal income tax purposes if (i) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

A “Non-U.S. holder” is a beneficial owner of IAC Class A common stock, New IAC common stock or Alpha Modus stock who, or that is, for U.S. federal income tax purposes:

•        a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•        a foreign corporation; or

•        an estate or trust that is not a U.S. holder.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN EXERCISE OF REDEMPTION RIGHTS, THE BUSINESS COMBINATION OR THE OWNERSHIP AND DISPOSITION OF NEW IAC COMMON STOCK. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF IAC CLASS A COMMON STOCK OR ALPHA MODUS STOCK MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF ALPHA MODUS STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF NEW IAC COMMON STOCK AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of Exercising Redemption Rights

U.S. Federal Income Tax Consequences to U.S. Holders

In the event that a U.S. holder elects to redeem its IAC Class A common stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the IAC Class A common stock under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. holder. If the redemption qualifies as a sale or exchange of the IAC Class A common stock, the U.S. holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. holder’s adjusted tax basis in IAC Class A common stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the IAC Class A common stock redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the IAC Class A common stock may suspend the running of the applicable holding period for this purpose. Long term capital gain realized by a non-corporate U.S. holder is currently taxed at a reduced rate. The deductibility of capital losses is subject to limitations.

Redemption Treated as Sale or Exchange

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of IAC Class A common stock treated as held by the U.S. holder (including any IAC Class A common stock constructively owned by the U.S. holder as a result of owning Public Warrants) relative to all of the shares of IAC Class A common stock outstanding both before and after the redemption. The redemption of IAC Class A common stock generally will be treated as a sale or exchange of the IAC Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in IAC or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only IAC Class A common stock actually owned by the U.S. holder, but also shares of IAC Class A common stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include IAC Class A common stock which could be acquired pursuant to the exercise of Public Warrants.

In order to meet the substantially disproportionate test, (i) the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of IAC Class A common stock must be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption, (ii) the U.S. holder’s percentage ownership (including constructive ownership) of our outstanding stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of our stock entitled to vote. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of the IAC Class A common stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of the IAC Class A common stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other IAC Class A common stock. The redemption of the IAC Class A common stock will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in IAC. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in IAC will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. holder in the redeemed IAC Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining IAC Class A common stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its Public Warrants or possibly in other IAC Class A common stock constructively owned by it.

Redemption Treated as Corporate Distribution

If the redemption does not qualify as a sale or exchange of IAC Class A common stock, the U.S. holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from IAC’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in the IAC Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of IAC Class A common stock. Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the IAC Class A common stock may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

All U.S. holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their IAC Class A common stock pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s IAC Class A common stock as a sale or exchange under Section 302 of the Code or as a corporate distribution under Section 301 of the Code generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s IAC Class A common stock, as described above, and the corresponding consequences will be as described below.

Redemption Treated as Sale or Exchange

Any gain realized by a Non-U.S. holder on the redemption of IAC Class A common stock that is treated as a sale or exchange under Section 302 of the Code generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. holder);

•        the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. holder’s holding period for such IAC Class A common stock redeemed, and either (A) shares of IAC Class A common stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. holder’s holding period more than 5% of the outstanding shares of IAC Class A common stock. There can be no assurance that shares of IAC Class A common stock will be treated as regularly traded on an established securities market for this purpose.

A non-corporate Non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. holder that is a corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If the last bullet point immediately above applies to a Non-U.S. holder, gain recognized by such Non-U.S. holder on the redemption of IAC Class A common stock generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, we may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such redemption. We would generally be classified as a “U.S. real property holding corporation” if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. However, we believe that we are not and have not been at any time since our formation a U.S. real property holding corporation and we do not expect to be a U.S. real property holding corporation immediately after the Business Combination is completed.

Redemption Treated as Corporate Distribution

With respect to any redemption treated as a corporate distribution under Section 301 of the Code, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, IAC will be required to withhold U.S. tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of the IAC Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described above.

This withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

U.S. Federal Income Tax Consequences of the Business Combination to Holders of Alpha Modus Stock

In connection with the filing of the registration statement of which this proxy statement/prospectus is a part, Brunson Chandler & Jones, PLLC, will deliver an opinion that the statements under this section titled “Tax Consequences of the Merger to Holders of Alpha Modus Stock” constitute the opinion of Brunson Chandler & Jones, PLLC. In rendering its opinion, counsel assumes that the statements and facts concerning the Business Combination set forth in this proxy statement/prospectus and in the Business Combination Agreement, are true and accurate in all respects, and that the Business Combination will be completed in accordance with this proxy statement/prospectus and the Business Combination Agreement. Counsel’s opinion also assumes the truth and accuracy of certain representations and covenants as to factual matters made by IAC, Alpha Modus and Merger Sub in tax representation letters provided to counsel. In addition, counsel bases its tax opinion on the law in effect on the date of the opinion and assumes that there will be no change in applicable law between such date and the time of the Business Combination. If any of these assumptions is inaccurate, the tax consequences of the Merger could differ from those described in this proxy statement/prospectus.

Subject to the qualifications and assumptions described in this proxy statement/prospectus, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, U.S. holders of Alpha Modus stock generally will not recognize gain or loss upon the exchange of their Alpha Modus stock for New IAC common stock. Alpha Modus stockholders generally will obtain a tax basis in the New IAC common stock they receive in the Merger equal to their tax basis in the Alpha Modus stock exchanged therefor. The holding period of the shares of New IAC common stock received by a Alpha Modus stockholder in the Merger will include the holding period of the shares of Alpha Modus stock surrendered in exchange therefor.

Neither IAC nor Alpha Modus has requested, and neither intends to request, a ruling from the IRS as to the U.S. federal income tax consequences of the Merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each holder of Alpha Modus stock is urged to consult its own tax advisor with respect to the particular tax consequence of the Merger to such holder. If the Merger is not treated as a “reorganization” within the meaning of Section 368(a) of the

Code, then each U.S. holder of Alpha Modus stock generally will be treated as exchanging its Alpha Modus stock in a fully taxable transaction in exchange for New IAC common stock. Alpha Modus stockholders will generally recognize capital gain or loss in such exchange equal to the difference between such stockholder’s adjusted tax basis in the Alpha Modus stock surrendered in the Merger and the fair market value of the New IAC common stock received in exchange therefor. Any recognized capital gain or capital loss will be long-term capital gain or capital loss if the U.S. holder has held the shares of Alpha Modus stock for more than one year. The deductibility of capital losses is subject to limitations. The tax consequences to a Non-U.S. holder if the Merger is treated as a taxable exchange of Alpha Modus stock by the Non-U.S. holder generally will be the same as described above under the section titled “U.S. Federal Income Tax Consequences of Exercising Redemption Rights — U.S. Federal Income Tax Consequences to Non-U.S. Holders — Redemption Treated as Sale or Exchange” with respect to the Alpha Modus stock so exchanged.

If a holder acquired different blocks of Alpha Modus stock at different times or different prices, it is urged to consult its tax advisor regarding the manner in which gain or loss should be determined in its specific circumstances, including the possible application of the installment sale rules.

U.S. Federal Income Tax Consequences of Ownership and Disposition of New IAC common stock

U.S. Federal Income Tax Consequences to U.S. holders

Distributions on New IAC common stock

The gross amount of any distribution on shares of New IAC common stock that is made out of New IAC’s current or accumulated profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. holder. Any such dividends paid to corporate U.S. holders generally will qualify for a dividends received deduction (pursuant to which a portion of the dividend may be deducted) if the requisite holding period is satisfied. Subject to applicable requirements and limitations, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains.

Non-corporate U.S. holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

To the extent that the amount of any distribution made by New IAC on the New IAC common stock exceeds New IAC’s current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the U.S. holder’s shares of New IAC common stock, and to the extent the amount of the distribution exceeds the U.S. holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Shares of New IAC Common Stock.”

Sale, Exchange, Redemption or Other Taxable Disposition of Shares of New IAC common stock

A U.S. holder generally will recognize gain or loss on the sale, taxable exchange, or other taxable disposition of New IAC common stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period for the New IAC common stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its New IAC common stock so disposed of. A U.S. holder’s adjusted tax basis in its shares of New IAC common stock will generally equal the U.S. holder’s acquisition cost for such shares (or, in the case of New IAC common stock received upon exercise of a warrant, the U.S. holder’s initial basis for such New IAC common stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. holders are generally eligible for reduced rates of tax. If the U.S. holder’s holding period for the New IAC common stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

U.S. Federal Income Tax Consequences to Non-U.S. holders

Distributions on New IAC common stock

Distributions of cash or property to a Non-U.S. holder in respect of New IAC common stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from New IAC’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds New IAC’s current and accumulated earnings and profits, the excess will generally be treated first as a tax-free return of capital to the extent of the Non-U.S. holder’s adjusted tax basis in the New IAC common stock. Any remaining excess will be treated as capital gain and will be treated as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of New IAC Common Stock.”

Dividends paid to a Non-U.S. holder of New IAC common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate as described below. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of the Non-U.S. holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied (generally by providing an IRS FormW-8ECI). Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. holder of New IAC common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS FormW-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the shares of New IAC common stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury Regulations. Special certification and other requirements apply to certain Non-U.S. holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. holder of New IAC common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of New IAC Common Stock

In general, a Non-U.S. holder will not be subject to U.S. federal income or, subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance,” withholding tax on any gain realized upon the sale or other disposition of shares of New IAC common stock unless:

•        the gain is effectively connected with a trade or business carried on by the Non-U.S. holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. holder;

•        the Non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•        New IAC is or has been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition or the Non-U.S. holder’s holding period for such securities disposed of, and either (A) shares of New IAC common stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. holder’s holding period more than 5% of the outstanding shares of New IAC common stock. We believe that New IAC currently is not, and we do not anticipate it becoming, a USRPHC.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the Non-U.S. holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual Non-U.S. holder who is subject to U.S. federal income tax because the Non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our securities will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses, provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

New IAC must report annually to the IRS and to each holder the amount of cash dividends (including constructive dividends) paid to and the tax withheld with respect to, each holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. In the case of a Non-U.S. holder, copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. holder resides or is established.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to U.S. holders that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a Non-U.S. holder generally will be exempt from backup withholding if the Non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. or Non-U.S. holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders should consult their tax advisors regarding the application of the of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

Foreign Account Tax Compliance Act

Section 1471 through 1474 of the Code and Treasury Regulations and administrative guidance promulgated thereunder (provisions commonly referred to as “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30% on payments of dividends (including constructive dividends) on New IAC common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of New IAC securities.

THE CONCLUSIONS EXPRESSED ABOVE ARE BASED ON CURRENT LAW. FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THESE CONCLUSIONS. THIS DISCUSSION IS INTENDED TO PROVIDE ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO U.S. HOLDERS OF ALPHA MODUS STOCK. IT DOES NOT ADDRESS TAX CONSEQUENCES THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES.

Vote Required for Approval

The Business Combination Proposal (and consequently, the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if (i) the holders of at least 65% of the outstanding shares of IAC common stock vote “FOR” the Business Combination Proposal, (ii) the holders of at least a majority of the outstanding shares of IAC common stock vote “FOR” the Amended and Restated Charter Proposal, and (iii) the Nasdaq Proposal is approved at the IAC Special Meeting. Failure to vote by proxy or to vote in person at the IAC Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Business Combination Proposal.

As of the Record Date, the Sponsor has agreed to vote any shares of IAC common stock owned by them in favor of the Business Combination and the Required Proposals. As a result, in addition to Sponsor’s IAC shares, IAC would need only [•], or approximately [•]%, of IAC common stock, to be voted in favor of the Business Combination in order to have the Business Combination approved (assuming all outstanding shares are voted and Sponsors 4,650,000 shares of IAC Class A common stock).

Recommendation of the Board of Directors

IAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
IAC STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

THE AMENDED AND RESTATED CHARTER PROPOSAL (PROPOSAL 2)

If the Business Combination is to be consummated, IAC will replace the IAC Charter, with the Amended and Restated Charter in the form attached to this proxy statement/prospectus as Annex B, which, in the judgment of the IAC Board, is necessary to adequately address the needs of New IAC following the Closing.

The following table sets forth a summary of the principal proposed changes and the differences between the IAC Charter and the Amended and Restated Charter. This summary is qualified by reference to the complete text of the Restated Charter, a copy of which is attached to this proxy statement/prospectus as Annex B. All stockholders are encouraged to read the Amended and Restated Charter in its entirety for a more complete description of its terms.

	IAC Charter	Amended and Restated Charter
Name	Insight Acquisition Corp.	Alpha Modus Holdings, Inc.
Number of Authorized Shares

The IAC Charter authorized 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock, consisting of (i) 200,000,000 shares of IAC Class A common stock, and (ii) 20,000,000 shares of IAC Class B common stock, and (b) 1,000,000 shares of preferred stock.

The Amended and Restated Charter decreases the total number of authorized shares of all classes of capital stock to 201,000,000 shares, consisting of 200,000,000 shares of New IAC common stock (IAC Class A common stock) and 1,000,000 shares of preferred stock. The Amended and Restated Charter also removes all references to Class B common stock. As part of the transactions contemplated by the Business Combination Agreement, and in accordance with the Amended and Restated Charter, all shares of outstanding IAC Class B common stock shall automatically converted, on a one-to-one basis, into shares of IAC Class A common stock such that, at the effectiveness of the Amended and Restated Charter, only shares of IAC Class A common stock remain outstanding.

Purpose

The IAC Charter provides that the purpose of IAC is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon IAC by law and those incidental thereto, IAC shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of IAC, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving IAC and one or more businesses.

The Amended and Restated Charter provides that the purpose of New IAC is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

	IAC Charter	Amended and Restated Charter
Duration of Existence

The IAC Charter provides that if IAC does not consummate the Business Combination and fails to complete an initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent) (subject to the requirements of law), it will be required to dissolve and liquidate its trust account by returning the then-remaining funds in such account to the Public Stockholders.

The Amended and Restated Charter deletes the liquidation provision in the IAC Charter and retains the default of perpetual existence under the DGCL.
Provisions Specific to a Blank Check Company	Under the IAC Charter, Article IX sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination.

The Amended and Restated Charter deletes the provisions previously included as Article IX in the IAC Charter in their entirety because, upon consummation of the Business Combination, IAC will cease to be a blank check company. In addition, the provisions requiring that the proceeds from the Offering be held in a trust account until a business combination or liquidation of IAC and the terms governing IAC’s consummation of a proposed business combination will not be applicable following consummation of the Business Combination and thus will be deleted.

Board of Directors

Under the IAC Charter, directors may be removed by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

The Amended and Restated Charter requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, in order to remove a director.

Actions by Written Consent	Under the IAC Charter, actions by written consent are not permitted except as provided for holders of preferred stock and holders of Class B common stock.

The Amended and Restated Charter removes the reference to Class B common stock and provides that holders of preferred stock may take action by written consent of having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Other action must be effected at a duly called annual or special meeting of the stockholders and may not be taken by written consent in lieu of a meeting.

	IAC Charter	Amended and Restated Charter
Business Combinations with Interested Stockholders

The IAC Charter does not address business combinations with interested stockholders. Accordingly, Section 203 of the DGCL prevents stockholders (along with their affiliates and associates) from engaging in a tender or exchange offer with the corporation for a period of three years after buying more than 15 percent of the corporation’s stock unless certain criteria are met.

The Amended and Restated Charter provides that the corporation expressly elects not to be governed by Section 203 of the DGCL.
Indemnification	The IAC Charter specifically does not restrict the right of IAC to indemnify persons other than indemnitees specified therein.

The Amended and Restated Charter does not provide New IAC the right to indemnify persons other than specified indemnitees. It also details the rights of other indemnitors, specifying that New IAC is the indemnitor of first resort for indemnitees who may have a right to indemnification by other parties.

Corporate Opportunity

The IAC Charter provides that the doctrine of corporate opportunity does not apply to its officers and directors, except with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the corporation and (i) such opportunity is one the corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the corporation to pursue, and (ii) the director or officer is permitted to refer that opportunity to the corporation without violating any legal obligation.

The Amended and Restated Charter does not include any reference to corporate opportunities.
Amendments to Certificate of Incorporation

The IAC Charter provides that amendments to the corporation’s certificate of incorporation are only permitted after the vote or written consent of the holders of a majority of the IAC Class B common stock, voting separately as a single class.

The Amended and Restated Charter removes the reference to Class B common stock and provides that amendments to the corporation’s certificate of incorporation must be approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then outstanding shares of stock of the corporation entitled to vote thereon, voting together as a single class.

Reasons for the Amendments to IAC’s Charter

In the judgment of the IAC Board, the Amended and Restated Charter is necessary to address the needs of New IAC following the Closing. In particular:

•        Shares of IAC Class B common stock will no longer needed to be available for issuance since IAC will cease to be a blank check company, and following the consummation of the Business Combination, all outstanding shares of IAC Class B common stock will be automatically converted into shares of IAC Class A Common Stock on a one-to-one basis.

•        The additional changes to the IAC Charter, including the change in purpose, the change in duration of existence, the deletion of provisions specific to a blank check company, opting out of Section 203 of the DGCL, and requiring the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class to remove a director or amend the Amended and Restated Charter are necessary to adequately address the needs of New IAC following the Closing. The elimination of certain provisions related to IAC’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve IAC and allow New IAC to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the IAC Board believes it is the most appropriate period following the Business Combination. In addition, certain other provisions in the IAC Charter require that proceeds from IAC Offering be held in the Trust Account until a business combination or liquidation of IAC has occurred. These provisions cease to apply once the Business Combination is consummated. Similarly, director removal and amendment of the Amended and Restated Charter currently requires the approval or written consent of the holders of a majority of the IAC Class B common stock, and following the Business Combination, New IAC will have no Series B common stock outstanding, and removal of directors and amendment of the Amended and Restated Charter should require the approval of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of stock of the corporation, commensurate with other public companies that are not blank check companies having Class B common stock.

Vote Required for Approval

The Business Combination Proposal and the Nasdaq Proposal are conditioned on the approval of the Amended and Restated Charter Proposal at the IAC Special Meeting.

The Amended and Restated Charter Proposal will be approved and adopted only if the holders of at least a majority of the issued and outstanding shares of IAC common stock vote “FOR” the Amended and Restated Charter Proposal. Failure to vote by proxy or to vote in person online at the IAC Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Amended and Restated Charter Proposal.

Recommendation of the Board

IAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
IAC STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED CHARTER PROPOSAL.

THE NASDAQ PROPOSAL (PROPOSAL 3)

Overview

In connection with the Business Combination, we intend to effect (subject to customary terms and conditions, including the Closing), for purposes of complying with the applicable listing rules of the Nasdaq Stock Market:

•        the issuance, pursuant to the Business Combination Agreement, of up to 11,000,000 shares of IAC common stock to the Alpha Modus stockholders upon the Closing, and up to an additional 2,200,000 shares of IAC common stock subsequent to Closing upon satisfaction of certain share price thresholds and certain other conditions.

For further information, please see the section entitled “The Business Combination Proposal (Proposal 1),” as well as the annexes to this proxy statement/prospectus.

Why IAC Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Nasdaq Listing Rule 5635(a), (b), and (d), as applicable.

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering, and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the registrant. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Stockholder approval of the Nasdaq Proposal is also a condition to the Closing under the Business Combination Agreement.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, we will issue up to 11,000,000 shares of IAC common stock to Alpha Modus stockholders upon the Closing and up to an additional 2,200,000 shares of IAC common stock subsequent to the Closing upon satisfaction of certain share price thresholds and certain other condition.

The issuance of the shares of IAC Common Stock described above would result in significant dilution to IAC stockholders and result in IAC stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of IAC.

Vote Required for Approval

If the Business Combination Proposal is not approved, the Nasdaq Proposal will have no effect and will not be presented at the IAC Special Meeting. The approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast by the stockholders present in person online or by proxy and entitled to a vote at the IAC Special Meeting.

Failure to submit a proxy or to vote online during the IAC Special Meeting, an abstention from voting or a broker non-vote will have no effect on the Nasdaq Proposal.

Recommendation of the IAC Board of Directors

IAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
IAC STOCKHOLDERS VOTE ‘‘FOR’’ THE NASDAQ PROPOSAL.

THE ADJOURNMENT PROPOSAL (PROPOSAL 4)

Overview

The Adjournment Proposal, if adopted, will allow the IAC Board to adjourn the IAC Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to IAC’s stockholders in the event that based upon the tabulated vote at the time of the IAC Special Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Amended and Restated Charter Proposal, or the Nasdaq Proposal. In no event will the IAC Board adjourn the IAC Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under the IAC Charter and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by IAC’s stockholders, the IAC Board may not be able to adjourn the IAC Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other Proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of IAC common stock represented in person online or by proxy and entitled to vote thereon at the IAC Special Meeting to vote “FOR” the Adjournment Proposal. Failures to vote by proxy or to vote in person online at the IAC Special Meeting or abstentions will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the IAC Board of Directors

IAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
IAC’S STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT IAC

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to IAC.

Overview

We are a blank check company incorporated in Delaware on April 20, 2021. We were formed for the purpose of effecting a Business Combination that we have not yet identified. Our sponsor is Insight Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

Our registration statement for our IPO was declared effective on September 1, 2021. On September 7, 2021, we consummated an IPO of 24,000,000 Units (and with respect to the Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $240.0 million, and incurring offering costs of approximately $17.5 million, of which approximately $12.0 million and approximately $668,000 was for deferred underwriting commissions and offering costs allocated to derivate warrant liabilities, respectively. Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) of 7,500,000 and 1,200,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), to the Sponsor and Cantor Fitzgerald & Co. and Odeon Group, LLC, respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million.

Upon the closing of the IPO and the Private Placement, $241.2 million ($10.05 per Unit) of the net proceeds of the sale of the Units in the IPO and of the Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.

If the Company is unable to complete a Business Combination by December 7, 2023 (the “Combination Period”), which may be extended by our board of directors in their sole discretion on a monthly basis, by depositing $20,000 per month into the Trust Account, up to and including June 7, 2024, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of such interest may be used to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The issuance of additional shares in a Business Combination:

•        may significantly dilute the equity interest of investors in our IPO, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

•        may subordinate the rights of holders of Class A common stock if preference shares are issued with rights senior to those afforded our Class A common stock;

•        could cause a change in control if a substantial number of our Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A common stock.

Similarly, if we issue debt or otherwise incur significant debt, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial Business Combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our Class A common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Initial Proposed Business Combination

On April 3, 2023, Insight Acquisition Corp., a Delaware corporation (the “Company”), Avila Amalco Sub Inc., an Alberta corporation (“Amalco Sub”) and Avila Energy Corporation, an Alberta corporation (“Avila”), entered into a business combination agreement (the “Avila BCA”) pursuant to which the Company will acquire Avila for consideration of shares of the Company following its redomicile into the Province of Alberta. The terms of the Avila BCA, which contained customary representations and warranties, covenants, closing conditions and other terms relating to the mergers and the other transactions contemplated thereby, are summarized below. The Company’s entry into the Avila BCA was previously disclosed in the Company’s Current Report on Form 8-K, which was filed on April 4, 2023, and is incorporated herein by reference.

On August 10, 2023, the Company and Avila entered into a Letter Agreement providing for the mutual termination of the Avila BCA. The Letter Agreement provides for the mutual release of claims against the other party and also provides that Avila will pay to SPAC $300,000 in partial reimbursement of expenses incurred by SPAC in connection with the Avila BCA (the “Avila Payment”). The Avila Payment is due and payable as follows: 1) up to $300,000 immediately upon Avila’s receipt of net proceeds from any financing, public or private, in excess of U.S. $3,000,000, -or- (2) (i) $50,000 by December 1, 2023, (ii) $100,000 by February 1, 2024 and (iii) $150,000 by April 1, 2024. The termination of the Avila BCA was previously disclosed in the Company’s Current Report on Form 8-K, which was filed on August 11, 2023, and is incorporated herein by reference.

As previously disclosed, on March 29, 2023, the Company entered into a forward share purchase agreement (the “Forward Share Purchase Agreement”) with Avila, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP (collectively, “Seller”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). The Forward Share Purchase Agreement was terminated as a result of the termination of the Avila BCA on August 10, 2023, as described above.

On August 30, 2023, the Company, Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an investor, entered into an agreement (the Subscription Agreement”) in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests (a “Capital Call”), and the Sponsor will in turn loan such funds to the Company, to cover the Company’s working capital expenses (each a “Sponsor Loan”). In September 2023, Polar funded Sponsor $150,000 under the Subscription Agreement and the Sponsor loaned the Company $150,000 from Polar. All subsequent Capital Calls are subject to the mutual consent of the Company, Sponsor and Polar. All Capital Calls funded by Polar shall not accrue interest and are repayable by the Sponsor at the closing of the Company’s initial business combination. At the option of Polar, all Capital Calls funded by Polar may be repaid by the Company through the issuance of 1 share of Class A Common Stock for each $10 of the outstanding Capital Calls funded by Polar. Sponsor is also responsible to reimburse Polar for its reasonable attorney’s fees incurred in connection with the Subscription Agreement up to $5,000. In the event, a business combination does not occur and the Company’s liquidates, then all Capital Calls funded by Polar out of cash held in the Sponsor’s bank accounts and/or the Company’s bank accounts, excluding the Company’s Trust Account. The Sponsor Loans shall not accrue interest and shall be repaid by the Company at the closing of the business combination.

In consideration of the funds received, the Company will issue, at the closing of its business combination, to Polar one (1) shares of the company’s Class A Common Stock for each dollar Polar funds through the Capital Calls (“Subscription Shares”). The Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connect ion with the Business Combination Closing or (ii) if no such registration statement is filed in connection with the Business Combination Closing, shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the Business Combination Closing, which shall be filed no later than 30 days after the Business Combination Closing and declared effective no later than 90 days after the Business Combination Closing. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the Subscription Shares have been transferred to the Investor and the registration statement has been made effective.

In the event the Sponsor of the Company default in their obligations under the Subscription Agreement (a “Default”), then the Sponsor shall be required to transfer to Polar 0.1 share of Class A Common Stock or Class B Common Stock for each $1 that Polar has funded under the Capital Calls as of the date of such Default and shall be required repeat such issuance for each month the such Default continues.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual Subscription Agreement, a copy of which is incorporated by reference to Exhibit 10.10 hereto.

Execution of the Alpha Modus Business Combination Agreement

Effective as of October 13, 2023, the Company, IAC Merger Sub Inc., a Florida corporation (“Merger Sub”) and Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), entered into a business combination agreement and plan of merger (the “Alpha Modus BCA”) pursuant to which Merger Sub will merge with and into Alpha Modus with Alpha Modus as the surviving corporation and becoming a wholly owned subsidiary of the Company. The Board of Directors of the Company (the “Board”) has unanimously approved and declared advisable the Alpha Modus BCA, the Merger and the other transactions contemplated thereby (the “Proposed Transactions”). A copy of the Alpha Modus BCA is filed as Exhibit 2.1 in the current report on Form 8-K dated October 17, 2023. In connection with entering into the Alpha Modus BCA, in October 2023, the Company formed IAC Merger Sub Inc, a Florida corporation.

Facilities

We do not own any real estate or other physical properties materially important to our operation. Our executive office is located at 333 East 91st Street, New York, New York, 10128. Such facility is provided by our Sponsor, an affiliate of our Executive Chairman and CEO, for a monthly fee of $10,000 (such fee is for office space, secretarial and administrative services provided to or incurred by members of the Company’s management team until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation).

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters, but they devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person devotes in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

IAC’S MANAGEMENT

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to IAC before the Business Combination.

Directors and Executive Officers

The directors and executive officers of IAC are as follows as of the date of this proxy statement/prospectus:

Name	Age	Position
Michael Singer	56	Executive Chairman and Director
Jeffrey Gary	60	Chief Executive Officer, Chief Financial Officer and Director
David Brosgol	55	Director
Victor Pascucci, III	52	Director
William Ullman	59	Director

Michael Singer has served as our Executive Chairman and as a director since April 2021. He is the Managing Partner of Alternative Insight, LLC. In 2017, he formed Alternative Insight LLC to serve as management company for his investment management activities, directorships and consultancy. He was Executive Vice Chairman of the Board of Directors of National Holdings Corporation (Nasdaq: NHLD), which was sold to B. Riley Financial in February 2021. From 2012 to 2017, Mr. Singer was Chief Executive Officer and President of Ramius (Cowen Investment Management). Prior to that, he was Head of Alternative Investments at Third Avenue Management. From 2004 to 2009, he was co-President of Ivy Asset Management, an institutional fund of hedge funds business. Mr. Singer began his career at Weiss, Peck & Greer, where he spent nine years and served as Senior Managing Director and Executive Committee Member. Mr. Singer received his Juris Doctorate from the Emory University School of Law and Bachelor of Science degree in accounting with honors from Penn State University. He is an attorney and CPA. We believe Mr. Singer’s deep asset management industry background, coupled with broad operational and transactional experience, make him well qualified to serve as Executive Chairman of our board of directors.

Jeffrey Gary has served as our Chief Executive Officer, Chief Financial Officer and as a director since April 2021. Mr. Gary has a 30-year track record in the investment and financial services industry, including significant M&A experience. He is an experienced board member and investor, having worked on numerous transactions with SPACs and public and private equity companies and has directly led audit, fiduciary, and corporate governance committees of these companies. He was on the on the board of directors of National Holdings Corporation (Nasdaq: NHLD) (February 2019 to February 2021), where he also served as the chair of the audit committee until the successful sale of National to B. Riley Financial in February 2021. He currently serves on the Board of Directors for the Arca US Treasury Mutual Fund and is the Audit Committee Chair (since December 2019). Mr. Gary also sits on the advisory boards for two FinTech companies, DealBox (since May 2019) and Total Network Service/Digital Names (since May 2019). From October 2018 to March 2020, Mr. Gary served on the board of directors of the Axonic Alternative Income Mutual Fund. Previously, Mr. Gary was a senior portfolio manager and led investment teams at Avenue Capital Group (from January 2012 to July 2018), Third Avenue (from May 2009 to December 2010), BlackRock (NYSE: BLK) (from September 2003 to December 2008), AIG/American General (NYSE: AIG) (from May 1998 to September 2003), and Koch Industries (from September 1996 to April 1998) where he invested across all asset classes with a focus on the high-yield, bank loan and distressed markets. During this time, he operated in a variety of roles, which included presenting each quarter on regulatory, compliance, shareholder, the Sarbanes-Oxley Act of 2002, and other SEC matters to the Board. His role also included making investments and negotiating capital structures for numerous corporate buyout and acquisition transactions. He also successfully launched and managed several new investment businesses between 1996 and 2018, and was an angel investor/advisor for a start-up healthcare company. For a number of years, Mr. Gary was the portfolio manager for numerous NYSE-listed funds. Mr. Gary also sat as an investment committee member at BlackRockKelso Capital BDC (Nasdaq: BKCC) (“BKCC”) from February 2005 to December 2008, where he was involved with the review and approval of all private equity and credit investments, and was a team member in the launch and initial public offering of BKCC. Additionally, Mr. Gary was employed at Avenue Capital from January 2012 to July 2018. He started his career at PricewaterhouseCoopers as a senior auditor from September 1984 to June 1987 and later as a senior analyst at Citigroup (NYSE: C) from July 1987 to July 1988. From August 1988 to December 2002, Mr. Gary was an investment banker at Mesirow Financial. From January 1993 to August 1996, he was a senior distressed analyst at Cargill, Inc. Mr. Gary served as a Board Director and Chief Financial Officer of Fusion I from June 2020 until its business combination with MoneyLion in

September 2021 and continues to be a Board Director of MoneyLion. Mr. Gary also served on the Board of Directors and as the Chief Financial Officer of Fusion II from February 2021 until January 2022. Mr. Gary earned a Bachelor of Science in Accounting from Penn State University in 1984 and a Master of Business Administration in Finance and International Business from Northwestern University (Kellogg) in 1991. Mr. Gary is a Certified Public Accountant. We believe Mr. Gary’s significant experience in the financial services industry and with M&A and SPAC transactions and service on numerous public company and private company boards of directors make him well qualified serve on our board of directors.

David Brosgol, one of our directors since September 2021, is General Counsel of Voyager Digital, a crypto-asset trading platform for retail and institutional investors. Prior to joining Voyager Digital in February 2021, Mr. Brosgol worked with Anchorage, a crypto-native custodian and digital asset platform as a Manager and Advisor, from December 2019 to November 2020. From October 2017 to April 2019, he was a Founder, General Counsel and Chief Compliance Officer at DACC. Prior to its acquisition by Bakkt, DACC was a pioneer in the digital asset space providing institutional custody of digital assets. From June 2016 to October 2017, Mr. Brosgol was General Counsel and Managing Director at Maverick Capital, a multi-billion-dollar hedge fund manager. Mr. Brosgol earned a B.A. in Economics from Trinity College in 1990, an M.A. in Philosophy from the University of Essex in 1992 and a J.D. from the University of Virginia in 1995. We believe Mr. Brosgol’s substantial experience in securities, digital assets and blockchain technology, investment management, finance and corporate governance make him well qualified to serve on our board of directors.

Victor Pascucci, III, one of our directors since September 2021, has served as Managing Partner at Energy Capital Ventures, an early-stage venture capital fund focused on the energy sector, and an Advisory Partner at IA Capital, an early-stage venture capital fund focused on the insurance and fintech sector, each since January 2020. From January 2017 to January 2020, Mr. Pascucci was Managing Partner at Lightbank, an early stage venture capital firm where he led investments in Clearcover, Extend and Billtrim. From August 2016 to January 2017, he was Venture Partner and Investment Director at Munich Re | HSB Ventures, a Global 100 diversified insurance company where he led investments in insurtech. From September 2015 to August 2016, he was a Consultant and Advisor at Attraction Ventures LLC, a consulting practice to corporate venture capital programs and venture capital firms. From 2011 to September 2015, Mr. Pascucci was Head of Corporate Development of USAA, an integrated financial services company with a $330M fintech and insurtech fund. Investments while at USAA included Coinbase, MX, ID.me, Prosper Marketplace, Cartera Commerce and TRUECar. Also at USAA, Mr. Pascucci held leadership positions in the General Counsel division and Enterprise Strategy & Transformation. In addition, since January 2019, he has served as an independent consultant, board member and advisor to entrepreneurs and venture backed companies, including Axio Global Inc., EnergyCX, Edmit, ID.me Inc, Leaplife, Clearcover and Paceline. Mr. Pascucci earned a B.A. in Communications from Bowling Green State University in 1992 and a J.D. from the University of Toledo College of Law. We believe Mr. Pascucci’s substantial experience in venture capital, Fintech, insurtech, leading and structuring venture capital, joint venture and merger/acquisition transactions, corporate leadership and strategy and board advisory make him well qualified to serve on our board of directors.

William Ullman, one of our directors since September 2021, is the Chief Executive Officer of Water Street Advisors LLC, a registered investment advisor. Mr. Ullman has been a board member of Van Eck Associates Corp., a New York based investment firm, since 2010. He also currently serves as a special advisor to FinTech Collective Fund II, LP, a venture capital fund, and is a member of the board of directors of the Capital Returns Fund, since 2010. From 2016 to 2018, Mr. Ullman served as Chief Commercial Officer of Orchard Platform and Chief Executive Officer of its broker-dealer subsidiary (Orchard Platform Markets LLC) prior to its sale to Kabbage in 2018. From 2006 to 2016, he was the founder of Right Wall Capital Management LLC, a firm focused on investing in the financial services sector, including financial technology companies. From 2001 to 2006, Mr. Ullman was a Senior Managing Director of the Global Clearing Services Department at Bear Stearns & Co., Inc. Prior to that Mr. Ullman was an investment banker in the Financial Institutions Groups of Bear Stearns (1997 – 2001) and Merrill Lynch (1989 – 1997). Mr. Ullman earned an A.B. in History from Princeton University in 1985 and an M.B.A. from the Anderson School at UCLA in 1989. We believe Mr. Ullman’s substantial experience as an investment banker covering financial institutions, an operating executive, an investment manager, an advisor to financial technology start-ups and a board member make him well qualified to serve on our board of directors.

Number and Terms of Office of Officers and Directors

Our board of directors consists of five members and is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. We held our first annual meeting of stockholders on September 6, 2023. The term of office of our first class of directors, consisting of Mr. Brosgol, expired at our first annual meeting of stockholders, and at that meeting, he was reelected to serve as a director until the 2026 annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Pasucci and Ullman, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Messrs. Singer and Gary, will expire at the third annual meeting of stockholders. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated certificate of incorporation.

Director Independence

So long as we maintain a listing for our securities on Nasdaq, a majority of our board of directors must be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of David Brosgol, Victor Pascucci, III and William Ullman are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

We have not entered into any employment agreements with our executive officers and have not made any agreements to provide benefits upon termination of employment. No executive officer has received any cash compensation for services rendered to us.

We currently pay our sponsor an aggregate fee of $10,000 per month for providing us with office space and certain administrative services. On September 1, 2021, we entered into an agreement with the Sponsor, pursuant to which we agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to or incurred by members of our management team until the earlier of our consummation of a Business Combination and our liquidation. For the year ended December 31, 2022, and for the period from April 20, 2021 (inception) through December 31, 2021, we incurred approximately $120,000 and $40,000, respectively, under the services agreement in the statements of operations. As of December 31, 2022 and 2021, $40,000 and $10,000, respectively, was included in accrued expenses — related party on the balance sheets.

The board of directors has also approved payments of up to $15,000 per month, through the earlier of the consummation of our initial business combination or liquidation, to members of our management team for services rendered to us. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or our or their affiliates. For the year ended December 31, 2022, and for the period from April 20, 2021 (inception) through December 31, 2021, we incurred approximately $180,000 and $45,000, respectively, under the services agreement in the statements of operations. As of December 31, 2022 and 2021, $45,000 and $0, respectively, was included in accrued expenses — related party on the balance sheets. Except as otherwise disclosed herein, no compensation of any kind, including finder’s and consulting fees, will be paid by us to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. Subject to certain limited exceptions, the rules of Nasdaq and Rule 10A-3 under the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. The members of our audit committee are David Brosgol, Victor Pascucci and William Ullman. Mr. Ullman serves as chairman of the audit committee.

Each member of the audit committee is financially literate, and our board of directors has determined that Mr. Ullman qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm;

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a compensation committee of the board of directors. The members of our compensation committee are David Brosgol, Victor Pascucci and William Ullman. Mr. Pascucci serves as chairman of the compensation committee.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity-based plans that are subject to board approval of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and will be directly responsible for the appointment, compensation and oversight of the work of any such advisor. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other advisor, the compensation committee will consider the independence of each such advisor, including the factors required by the NYSE and the SEC.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance committee are David Brosgol, Victor Pascucci and William Ullman. Mr. Brosgol serves as chairman of the nominating and corporate governance committee.

We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:

•        screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board of directors, and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

•        developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year have not served, as a member of the compensation committee of any entity that has one or more officers serving on our Board.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our audit, compensation and nominating and corporate governance committee charters as exhibits to the registration statement filed in connection with our initial public offering. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all reports applicable to our executive officers, directors and greater than 10% beneficial owners were filed in a timely manner in accordance with Section 16(a) of the Exchange Act.

Limitation on Liability and Indemnification of Directors and Officers

The IAC Charter provides that our current officers and directors have been, and will be, indemnified by us to the fullest extent authorized by the DGCL, as it now exists or may in the future be amended. In addition, the IAC Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have previously entered into agreements with our current officers and directors to provide contractual indemnification in addition to the indemnification provided for in the IAC Charter. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

IAC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of IAC’s financial condition and results of operations should be read in conjunction with the sections entitled “Information About IAC,” “Selected Financial and Other Data of IAC” and IAC’s consolidated financial statements and related notes to those statements and other information included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements based upon our current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement/prospectus. Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to IAC and its consolidated subsidiaries before the Business Combination.

Overview

We are a blank check company incorporated in Delaware on April 20, 2021. We were formed for the purpose of effecting a Business Combination that we have not yet identified. Our sponsor is Insight Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”).

Our registration statement for our IPO was declared effective on September 1, 2021. On September 7, 2021, we consummated an IPO of 24,000,000 Units (and with respect to the Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $240.0 million, and incurring offering costs of approximately $17.5 million, of which approximately $12.0 million and approximately $668,000 was for deferred underwriting commissions and offering costs allocated to derivate warrant liabilities, respectively. Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) of 7,500,000 and 1,200,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), to the Sponsor and Cantor Fitzgerald & Co. and Odeon Group, LLC, respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million.

Upon the closing of the IPO and the Private Placement, $241.2 million ($10.05 per Unit) of the net proceeds of the sale of the Units in the IPO and of the Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination.

If the Company is unable to complete a Business Combination by December 7, 2023 (the “Combination Period”), which may be extended by our board of directors in their sole discretion on a monthly basis up to and including June 7, 2024, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

We intend to effectuate our initial Business Combination using cash from the proceeds of our IPO and the sale of the Private Placement Warrants, our shares, debt or a combination of cash, equity and debt.

The issuance of additional shares in a Business Combination:

•        may significantly dilute the equity interest of investors in our IPO, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

•        may subordinate the rights of holders of Class A common stock if preference shares are issued with rights senior to those afforded our Class A common stock;

•        could cause a change in control if a substantial number of our Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A common stock.

Similarly, if we issue debt or otherwise incur significant debt, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial Business Combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our Class A common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Prior Proposed Business Combination

On April 3, 2023, the Company, Avila Amalco Sub Inc., an Alberta corporation (“Amalco Sub”) and Avila Energy Corporation, an Alberta corporation (“Avila”), entered into a Business Combination Agreement (the “Avila BCA”) pursuant to which the Company will acquire Avila for consideration of shares of the Company following its redomicile into the Province of Alberta (as further explained below). The terms of the Avila BCA, which contains customary representations and warranties, covenants, closing conditions and other terms relating to the mergers and the other transactions contemplated thereby, are summarized below. The Company’s entry into the Avila BCA was previously disclosed in the Company’s Current Report on Form 8-K, which was filed on April 4, 2023, and is incorporated herein by reference.

On August 10, 2023, the Company and Avila entered into a Letter Agreement providing for the mutual termination of the Avila BCA. The Letter Agreement provides for the mutual release of claims against the other party and also provides that Avila will pay to SPAC $300,000 in partial reimbursement of expenses incurred by SPAC in connection with the Avila BCA (the “Avila Payment”). The Avila Payment is due and payable as follows: (a) up to $300,000 immediately upon Avila’s receipt of net proceeds from any financing, public or private, in excess of U.S. $3,000,000; or (b) (i) $50,000 by December 1, 2023, (ii) $100,000 by February 1, 2024, and (iii) $150,000 by April 1, 2024.

As previously disclosed, on March 29, 2023, the Company entered into a forward share purchase agreement (the “Forward Share Purchase Agreement”) with Avila, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP (collectively, “Seller”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). The Forward Share Purchase Agreement was terminated as a result of the termination of the Avila BCA on August 10, 2023, as described above.

On August 30, 2023, the Company, Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an investor, entered into an agreement (the “Polar Subscription Agreement”) in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests (a “Capital Call”), and the Sponsor will in turn loan such funds to the Company, to cover the Company’s working capital expenses (each a “Sponsor Loan”). In September 2023, Polar funded Sponsor $150,000 under the Polar Subscription Agreement, and the Sponsor loaned the Company $150,000 from Polar. All subsequent Capital Calls are subject to the mutual consent of the Company, Sponsor and Polar. All Capital Calls funded by Polar shall not accrue interest and are repayable by the Sponsor at the closing of the Company’s initial business combination. At the option of Polar, all Capital Calls funded by Polar may be repaid by the Company through the issuance of 1 share of Class A Common Stock for each $10 of the outstanding Capital Calls funded by Polar. Sponsor is also responsible to reimburse Polar for its reasonable attorney’s fees incurred in connection with the Polar Subscription Agreement up to $5,000. In the event a business combination does not occur and the Company’s liquidates, then all Capital Calls funded by Polar will be repaid up to the amount of cash held in the Sponsor’s bank accounts and/or the Company’s bank accounts, excluding the Company’s Trust Account. The Sponsor Loans shall not accrue interest and shall be repaid by the Company at the closing of the business combination.

In consideration of the funds received, the Company will issue, at the closing of its business combination, to Polar one (1) shares of the company’s Class A Common Stock for each dollar Polar funds through the Capital Calls (“Polar Subscription Shares”). The Polar Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Polar Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connection with the Business Combination Closing, or (ii) if no such registration statement is filed in connection with the Business Combination Closing, shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the Business Combination Closing, which shall be filed no later than 30 days after the Business Combination Closing and declared effective no later than 90 days after the Business Combination Closing. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the Polar Subscription Shares have been transferred to the Investor and the registration statement has been made effective.

In the event the Sponsor of the Company defaults in their obligations under the Polar Subscription Agreement (a “Sponsor Default”), then the Sponsor shall be required to transfer to Polar 0.1 shares of Class A Common Stock or Class B Common Stock for each $1 that Polar has funded under the Capital Calls as of the date of such Default and shall be required to repeat such issuance for each month such Sponsor Default continues.

The foregoing description of the Polar Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is incorporated herein by reference to Exhibit 10.10 hereto.

Effective as of October 13, 2023, the Company, IAC Merger Sub Inc., a Florida corporation (“Merger Sub”) and Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), entered into a business combination agreement and plan of merger (the “AM BCA”) pursuant to which Merger Sub will merge with and into Alpha Modus with Alpha Modus as the surviving corporation and becoming a wholly owned subsidiary of the Company. The board of directors of the Company has unanimously approved and declared advisable the AM BCA, the merger and the other transactions contemplated thereby (the “Proposed Transactions”).

Liquidity and Going Concern

As of September 30, 2023, we had approximately $0 in our operating bank account for operating expenses and working capital deficit of approximately $3,193,049.

Our liquidity needs prior to the consummation of the IPO were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for issuance of the Founder Shares, and the loan from the Sponsor of approximately $163,000 under the Note. We repaid $157,000 of the Note balance on September 7, 2021 and repaid the remaining balance of approximately $6,000 in full on September 13, 2021, at which time the Note was terminated. Subsequent to the consummation of the IPO, our liquidity has been satisfied through the net proceeds from the consummation of the IPO and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). As of September 30, 2023 and December 31, 2022, there were no amounts outstanding under any Working Capital Loans.

On August 17, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $480,000 (the “Note”) to the Sponsor, in exchange for the Sponsor advancing $480,000 to the Company to fund six one-month extensions of the amount of time the Company has to complete its initial business combination, from March 7, 2023 to September 7, 2023. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement warrants of the Company at a price of $1.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. The Note was previously disclosed in the Company’s Current Report on Form 8-K, which was filed on August 17, 2023, and is incorporated herein by reference. On November 6, 2023, the Company entered into a written agreement (the “Rescission Agreement”) to rescind and nullify that certain promissory note in the principal amount of $480,000 and executed on August 17, 2023 (the “Note”) pursuant to which the Company agreed to pay the Sponsor the principal amount of $480,000 subject to the terms and conditions of the Note. The Rescission Agreement was previously disclosed in the Company’s Current Report on Form 8-K, which was filed on November 7, 2023, and is incorporated herein by reference.

In connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company had until December 7, 2023 (or up to June 7, 2024 in the event the Company extends such date to the fullest extend), to consummate a Business Combination (the “Combination Period”). It is uncertain that we will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. We have determined that the insufficient liquidity as well as the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. We intend to complete a Business Combination by close of business on June 7, 2024. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 7, 2024.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on our financial position, results of our operations and/or search for a target company, the specific impact is not readily determinable as of the date of the condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these condensed financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these condensed financial statements.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury.

The Company held a meeting on March 6, 2023, whereby the Company’s stockholders voted to approve a proposal to amend the Company’s amended and restated certificate of incorporation to extend the Combination Period, from March 7, 2023, monthly for up to six additional months at the election of the Company, ultimately until as late as September 7, 2023 (the “Extension”, and such extension date the “Extended Date”). In connection with the March 6, 2023 meeting, 21,151,393 shares of the Company’s common stock were redeemed with a total redemption payment of $215,621,387. As a result, the Company booked a liability of $2,156,214 for the excise tax based on 1% of shares redeemed during the reporting period. For interim periods, an entity is not required to estimate future stock repurchases and stock issuances to measure its excise tax obligation. Rather, an entity can generally record the obligation on an as-incurred basis. In other words, the excise tax obligation recognized at the end of a quarterly financial reporting period is calculated as if the end of the quarterly period was the end of the annual period for which the excise tax obligation is payable.

Pursuant to the AM BCA, (i) in the event the business combination contemplated by the AM BCA occurs, then the surviving company shall pay the Company’s excise tax liability; (ii) if Alpha Modus does not obtain its shareholders approval of the business combination, or Alpha Modus breaches the AM BCA, then Alpha Modus will be responsible to pay the Company’s excise tax liability; and (iii) if an Alpha Modus material adverse effect occurs and the business combination does not close, or if Alpha Modus fails to close the business combination for any reason other than a material breach by the Company, then Alpha Modus will be responsible to pay the Company’s excise tax liability. In all other circumstances the Company will be responsible to pay the Company’s excise tax liability, except if the Company liquidates prior to December 31, 2023, in which event there will be no excise tax liability. The Company will not use any of the funds held in the Trust Account and any additional amounts deposited into the Trust Account, as well as any interest earned thereon, to pay for the Company’s excise tax liability. In addition, because the excise tax would be payable by the Company and not by the redeeming holders, the mechanics of any required payment of the excise tax by the Company have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

Results of Operations

Our entire activity since inception up to September 30, 2023, was in preparation for our formation, the IPO and search for a business combination target. We will not generate any operating revenues until the closing and completion of our initial Business Combination.

For the three months ended September 30, 2023, we had net loss of approximately $228,000, which consisted approximately $575,000 in general and administrative costs, approximately $75,000 in general and administrative costs — related party, approximately $50,000 franchise tax expenses and approximately $52,000 of income tax expense, partially offset by approximately $384,000 investments held in Trust Account, approximately $8,000 of gain on change in the fair value of forward purchase agreement liability and approximately $7,000 of gain on change in the fair value of derivative liabilities.

For the three months ended September 30, 2022, we had net income of approximately $2.4 million, which consisted of $1.8 million change in the fair value of derivative warrant liabilities and approximately $1.2 million of unrealized gains on investments held in Trust Account partially offset by approximately $278,000 in general and administrative costs, income tax expense of approximately $242,000 and approximately $50,000 franchise tax expenses.

For the nine months ended September 30, 2023, we had net income of approximately $284,000, which consisted of approximately $2.9 million of gain on investments held in Trust Account, approximately $273,000 in other income, and approximately $86,000 of gain on change in the fair value of the forward purchase agreement liability, partially offset by approximately $589,000 of loss on change in the fair value of derivative liabilities, approximately $1.7 million in general and administrative costs, approximately $225,000 in general and administrative costs — related party, approximately $150,000 franchise tax expenses and approximately $637,000 income tax expense.

For the nine months ended September 30, 2022, we had net income of approximately $8.6 million, which consisted of $8.7 million change in the fair value of derivative warrant liabilities and of approximately $1.3 million unrealized gains on investments held in Trust Account partially offset by approximately $1.0 million in general and administrative costs, income tax expense of approximately $242,000 and approximately $148,000 franchise tax expenses.

Contractual Obligations

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares), are entitled to registration rights pursuant to a registration and stockholder rights agreement signed prior to the consummation of the IPO. These holders are entitled to certain demand and “piggyback” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4.8 million in the aggregate, paid upon the closing of the IPO. An additional fee of $0.50 per unit, or $12.0 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On April 3, 2023, the Company received a waiver from one of the underwriters of its Initial Public Offering pursuant to which such underwriter waived all rights to $5.4 million of its $8.4 million deferred underwriting commissions payable upon completion of an initial Business Combination. In connection with this waiver, the underwriter also agreed that the remainder of the deferred underwriting fee of $3.0 million will be payable upon the consummation of the business combination. As of September 30, 2023, and December 31, 2022, $6,600,000 and $12,000,000 were outstanding under deferred underwriting fee payable, respectively.

Services Agreement

On September 1, 2021, we entered into an agreement with the Sponsor, pursuant to which we agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to or incurred by members of our management team until the earlier of the consummation of a Business Combination and the Company’s liquidation. For the three and nine months ended September 30, 2023, we incurred approximately $30,000 and $90,000, respectively, under the services agreement in the condensed statements of operations. For the three and nine months ended September 30, 2022, we incurred approximately $30,000 and $90,000, respectively, under the services agreement in the condensed statements of operations. As of September 30, 2023, and December 31, 2022, $130,000 and $40,000, respectively, was included in accrued expenses — related party on the condensed balance sheets.

The board of directors has also approved payments of up to $15,000 per month, through the earlier of the consummation of our initial Business Combination or our liquidation, to members of our management team for services rendered to us. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates. For the three and nine months ended September 30, 2023, we incurred approximately $45,000 and $135,000, respectively, under the services agreement in the condensed statements of operations. For the three and nine months ended September 30, 2022, we incurred approximately $45,000 and $135,000, respectively, under the services agreement in the condensed statements of operations. As of September 30, 2023, and December 31, 2022, $180,000 and $45,000, respectively, was included in due to related party on the condensed balance sheets.

Critical Accounting Estimates

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the period reported. Actual results could materially differ from those estimates. The Company has not identified any critical accounting estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.

Off-Balance Sheet Arrangements

As of September 30, 2023 and December 31, 2022, we did not have any off-balance sheet arrangements as defined in Item 303 of Regulation S-K.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, the condensed financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the executive compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

CERTAIN IAC RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to IAC before the Business Combination.

Founder Shares

On May 5, 2021, our sponsor paid $25,000 to cover certain of our offering costs in exchange for 6,181,250 Founder Shares, or approximately $0.004 per share. On July 29, 2021, we effected a 1:1.1162791 stock split of our Class B common stock, resulting in our sponsor holding an aggregate of 6,900,000 Founder Shares. On October 16, 2021, as a result of the underwriters’ over-allotment option expiring unexercised, our sponsor surrendered 900,000 shares of our Class B common stock for no consideration, resulting in 6,000,000 Founder Shares outstanding as of the date of this Proxy Statement. The number of Founder Shares outstanding was determined based on the expectation that the total size of our IPO would be a maximum of 27,600,000 units if the underwriters’ over-allotment option was exercised in full, and therefore that such Founder Shares would represent 20% of the outstanding shares after our IPO.

Private Placement Warrants

Our sponsor and the underwriters of our IPO have purchased an aggregate of 8,700,000 private placement warrants, at a price of $1.00 per warrant, or $8,700,000 in the aggregate, in a private placement that closed simultaneously with the closing of our IPO. Of those 8,700,000 private placement warrants, our sponsor agreed to purchase 7,500,000 private placement warrants and Cantor and Odeon agreed to purchase 1,200,000 private placement warrants in the aggregate. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.

Services Agreement

On September 1, 2021, the Company entered into an agreement with the Sponsor, pursuant to which the Company agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to or incurred by members of the Company’s management team until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation. For the year ended December 31, 2022 and for the period from April 20, 2021 (inception) through December 31, 2021, the Company incurred approximately $120,000 and $40,000, respectively, under the services agreement in the statements of operations. As of December 31, 2022 and 2021, $40,000 and $10,000, respectively, was included in accrued expenses — related party on the balance sheets. For the three and nine months ended September 30, 2023, we incurred approximately $30,000 and $90,000, respectively, under the services agreement in the condensed statements of operations. For the three and nine months ended September 30, 2022, we incurred approximately $30,000 and $90,000, respectively, under the services agreement in the condensed statements of operations. As of September 30, 2023, and December 31, 2022, $130,000 and $40,000, respectively, was included in accrued expenses — related party on the condensed balance sheets.

The board of directors has also approved payments of up to $15,000 per month, through the earlier of the consummation of the Company’s initial business combination or its liquidation, to members of the Company’s management team for services rendered to the Company. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates. For year ended December 31, 2022 and for the period from April 20, 2021 (inception) through December 31, 2021, the Company incurred approximately $180,000 and $45,000, respectively, under the services agreement in the statements of operations. As of December 31, 2022 and 2021, $45,000 and $0, respectively, was included in accrued expenses — related party on the balance sheets. For the three and nine months ended September 30, 2023, we incurred approximately $45,000 and $135,000, respectively, under the services agreement in the condensed statements of operations. For the three and nine months ended September 30, 2022, we incurred approximately $45,000 and $135,000, respectively, under the services agreement in the condensed statements of operations. As of September 30, 2023, and December 31, 2022, $180,000 and $45,000, respectively, was included in due to related party on the condensed balance sheets. Except as otherwise disclosed in this Proxy Statement, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Related Party Loans

On April 30, 2021, our sponsor agreed to loan us an aggregate of up to $300,000 to cover expenses related to our IPO pursuant to a promissory note. This loan was non-interest bearing and payable upon the completion of our IPO. We borrowed approximately $163,000 under the promissory note. On September 7, 2021, we repaid $157,000 of the promissory note balance and repaid the remaining balance of approximately $6,000 in full on September 13, 2021. Subsequent to the repayment, the facility was no longer available to us.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

Any of the foregoing payments to our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the Trust Account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the Founder Shares, private placement warrants and warrants issued upon conversion of working capital loans (if any).

Polar-Sponsor Funding

On August 30, 2023, the Company, Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an investor, entered into an agreement (the “Polar Subscription Agreement”) in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests (a “Capital Call”), and the Sponsor will in turn loan such funds to the Company, to cover the Company’s working capital expenses (each a “Sponsor Loan”). In September 2023, Polar funded Sponsor $150,000 under the Polar Subscription Agreement, and the Sponsor loaned the Company $150,000 from Polar. All subsequent Capital Calls are subject to the mutual consent of the Company, Sponsor and Polar. All Capital Calls funded by Polar shall not accrue interest and are repayable by the Sponsor at the closing of the Company’s initial business combination. At the option of Polar, all Capital Calls funded by Polar may be repaid by the Company through the issuance of 1 share of Class A Common Stock for each $10 of the outstanding Capital Calls funded by Polar. Sponsor is also responsible to reimburse Polar for its reasonable attorney’s fees incurred in connection with the Polar Subscription Agreement up to $5,000. In the event a business combination does not occur and the Company’s liquidates, then all Capital Calls funded by Polar will be repaid up to the amount of cash held in the Sponsor’s bank accounts and/or the Company’s bank accounts, excluding the Company’s Trust Account. The Sponsor Loans shall not accrue interest and shall be repaid by the Company at the closing of the business combination.

In consideration of the funds received, the Company will issue, at the closing of its business combination, to Polar one (1) shares of the company’s Class A Common Stock for each dollar Polar funds through the Capital Calls (“Polar Subscription Shares”). The Polar Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Polar Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connection with the Business Combination Closing, or (ii) if no such registration statement is filed in connection with the Business Combination Closing, shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the Business Combination Closing, which shall be filed no later than 30 days after the Business Combination Closing and declared effective no later than 90 days after the Business Combination Closing. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the Polar Subscription Shares have been transferred to the Investor and the registration statement has been made effective.

In the event the Sponsor of the Company defaults in their obligations under the Polar Subscription Agreement (a “Sponsor Default”), then the Sponsor shall be required to transfer to Polar 0.1 shares of Class A Common Stock or Class B Common Stock for each $1 that Polar has funded under the Capital Calls as of the date of such Default and shall be required to repeat such issuance for each month such Sponsor Default continues.

The foregoing description of the Polar Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which is incorporated herein by reference to Exhibit 10.10 hereto.

INFORMATION ABOUT ALPHA MODUS

Unless the context requires otherwise, references to “Alpha Modus,” “we,” “us,” “our” and “our company” in this section are to the business and operations of Alpha Modus prior to the Business Combination.

Business Description

Alpha Modus engages in creating, developing and licensing data-driven technologies to enhance consumers’ in-store digital experience at the point of decision. The company was founded in 2014 and is headquartered in Cornelius, North Carolina.

Since its launch, Alpha Modus has defined and kept to its corporate mission by solving pain-points using actionable insights found in previously unstructured data and through the use of artificial intelligence which turns previously unstructured data, into valuable actionable insights. Alpha Modus began serving several clients in the financial markets and real estate industry. It was through these efforts that Alpha Modus gained acceptance for its thought-leading technology in data analytics as an IBM partner by leveraging the use of IBM Blue Mix cloud services platform powered by Watson. In 2016, following rigorous engagement and working alongside partner IBM, Alpha Modus was presented with a Beacon Award for “Best New Application on IBM Cloud” and anointed with the title “IBM’s born on the cloud, start-up of the century”. This award came as a result of Alpha Modus developing an algorithmic trading concept to better predict New York Stock Exchange market activity into the close of trading.

In 2017, Alpha Modus was introduced to Michael Garel, Founder and CEO of eyeQ. eyeQ was also an IBM partner and a recipient of an IBM Beacon award in 2015. eyeQ was an Austin, TX based startup with a focus on serving the retail sector with hardware devices which accompanied a SaaS revenue model. With the original intent of Alpha Modus leveraging eyeQ’s technology, which gathered consumer and brand metadata, for the purpose of predicting retail sales data, Alpha Modus acquired eyeQ’s assets and pending patent applications in 2018. After the acquisition, Alpha Modus took over management of the eyeQ patent portfolio, including the pending patent applications. This led to the ‘571 patent issuance in August of 2019. During this time, Alpha Modus attempted to license the ‘571 patent to previous eyeQ customers and prospective customers in the eyeQ sales pipeline. However, the technology covered under the ‘571 patent was not yet embraced by most retailers. Additionally, other previous customers and prospective customers in the eyeQ sales pipeline were beginning to launch their own internal initiatives for data-driven point of sale technologies. Faced with difficulty in licensing the single ‘571 patent while trying to re-engaging eyeQ’s previous clientele, Alpha Modus chose to pause immediate sales and licensing efforts and focus solely on continued innovation of the technology covered by the ‘571 patent, which evolved into additional patents and services that are in a better position to compete for licensing and services revenue in the foreseeable future.

As technological innovation is at the core of the company, Alpha Modus has developed comprehensive end-to-end patented solutions for retailers and consumer brands to bring innovation to consumers and enhance their experience at the point of sale. Some examples that the ‘571 patent family could potentially include use in the following:

•        targeted marketing campaigns;

•        actionable insights on consumer product packaging;

•        inventory control;

•        smart planograms;

•        in-store heatmapping of consumer traffic;

•        consumer behavior; and

•        staffing needs based on foot traffic in a retail location.

Acquisition of eyeQ

The company eyeQ was founded in 2013 and was an operating entity until December 2018, when it was acquired by Alpha Modus. At the time of acquisition, US Patent No. 10,360,571 (“the ‘571 patent”) was still a pending application. Post-acquisition, the inventors of the inventions claimed in the ‘571 patent family were engaged by Alpha Modus as advisors. Currently, Michael Garel, the eyeQ founder and a co-inventor of the inventions, is the only one of the inventors of the inventions claimed in the ‘571 patent family that continues to be an Alpha Modus advisor. Chris Chumas, Alpha Modus’ Chief Sales Officer and a former IBM client executive, currently manages the Alpha Modus research and patent development efforts, and is assisted by Mr. Garel, who currently serves on Alpha Modus’ Board of Advisors and is a nominee for the post-closing Board of Directors of the combined company. Since acquiring eyeQ and the ‘571 application, Alpha Modus was awarded the first patent in the ‘571 patent family in July 2019. Since August of 2019, several continuation patents have been issued in the ‘571 patent family.

The ‘571 Patent Family and the uses thereof

The ‘571 patent family is based on US Patent No. 10,360,571, which issued on July 23, 2019. The ‘571 patent claims priority to a provisional patent application filed on July 19, 2013.

The ‘571 patent family currently consists of the following issued patents/patent applications:

Country	Application Number	Filing Date	Publication Number	Publication Date	Patent Number	Issue Date	Status	Title
US	14/335429	18-Jul-2014	2015-0025936	22-Jan-2015	10360571	23-Jul-2019	Granted	METHOD FOR MONITORING AND ANALYZING BEHAVIOR AND USES THEREOF
US	16/509343	11-Jul-2019	2019-0333081	31-Oct-2019	10853825	01-Dec-2020	Granted	METHOD FOR MONITORING AND ANALYZING BEHAVIOR AND USES THEREOF
US	16/837577	01-Apr-2020	2020-0226621	16-Jul-2020	11049120	29-Jun-2021	Granted	METHOD AND SYSTEM FOR GENERATING A LAYOUT FOR PLACEMENT OF PRODUCTS IN A RETAIL STORE
US	16/837645	01-Apr-2020	2020-0226622	16-Jul-2020	11301880	12-Apr-2022	Granted	METHOD AND SYSTEM FOR INVENTORY MANAGEMENT IN A RETAIL STORE
US	16/837711	01-Apr-2020	2020-0226623	16-Jul-2020	11042890	22-Jun-2021	Granted	METHOD AND SYSTEM FOR CUSTOMER ASSISTANCE IN A RETAIL STORE
US	16/985001	04-Aug-2020	2020-0364730	19-Nov-2020	10977672	13-Apr-2021	Granted	(TRACK 1) METHOD AND SYSTEM FOR REAL-TIME INVENTORY MANAGEMENT, MARKETING, AND ADVERTISING IN A RETAIL STORE
US	17/590605	01-Feb-2022	2022-0156764	19-May-2022			Pending	METHOD FOR ENHANCING CUSTOMER SHOPPING EXPERIENCE IN A RETAIL STORE
US	18/100377	23-Jan-2023	2023-0162211	25-May-2023			Pending	METHOD FOR PERSONALIZED MARKETING AND ADVERTISING OF RETAIL PRODUCTS
US	18/519550	27-Nov-2023					Pending	METHODS FOR PERSONALIZED MARKETING AND ADVERTISING

The patents cover various inventions related to user interactions in physical locations, and based on such interactions, the displaying as ads of items or information that would potentially be relevant to the user. For example, cameras monitor customers and can understand their purchasing interests and provide offers or recommendations to a customer of similar products including coupons, sales, etc.

The ‘571 patent is directed to a method of using devices to gather information about the shopper including demographic (gender and/or age), sentiment, and tracking (tracking movement by the shopper or eye tracking what the shopper is looking at) and analyzing and utilizing this information to provide real time enhancement to their shopping experience in one of several specific ways.

The ‘825 patent is directed to a method of using devices to gather information about the shopper including demographic (gender and/or age) and tracking (tracking movement by the shopper or eye tracking what the shopper is looking at), and analyzing and utilizing this information to provide real time assistance to the shopper by selecting the proper sales associate to interact with the shopper.

The ‘880 patent is directed to a method of using devices to gather information about shopper’s interactions with a product and object information of the products interacted with by the shopper and analyzing and utilizing this information and responding for inventory management.

The ‘120 patent is directed to a method of using devices to gather information about the shopper including demographic (gender and/or age) and tracking (tracking movement by the shopper or eye tracking what the shopper is looking at) and analyzing and utilizing this information to provide real time assistance to the shopper by selecting the proper sales associate to interact with the shopper.

The ‘890 patent is directed to a method of using devices to gather information regarding the product interacted with by the shopper and the shopper’s sentiment with respect to the product and analyzing and utilizing this information and responding to enhance the shopper’s shopping experience.

The ‘672 patent is directed to a system for real-time inventory management, marketing, and advertising at a first visual display location in a retail store in which it identifies one or more products near the display, displays information about one or more products, determines and displays the pricing of the one or more products, receives data in real time of a customer at the location, and generates a promotion for the customer based on behavioral analytics.

Additional patent applications are pending, and prosecution for expansion of claims is open and ongoing. The ‘571 patent received a patent term extension of 1,042 days and does not expire until May 25, 2037. The other patents in the family expire on July 18, 2034. Therefore, there is significant patent life remaining in the ‘571 patent family. Beginning well before the current expiration of our entire patent Family, Alpha Modus intends to continue evolving with the industry and developing new concepts that support increasing revenue streams. Alpha Modus intends to expand the use of our patent family as a lever to develop a sales team to drive potential partnerships authorized under the ‘571 patent family.

Alpha Modus believes the ‘571 patent and several family members are being infringed by many major retailers, service providers and consumer brands, and that the adoption of the ‘571 patent (and family) technology is occurring at an exponential pace in the retail marketplace. Alpha Modus has retained Stout Financial Services to assess damages attributable to such infringement. The results have damages could currently be in excess of $200 million and expected to grow throughout the life of the ‘571 patent family.

Market Analysis

Alpha Modus believes it is at the center of major shifts in technology, consumer preferences and industry trends that are catalyzing the adoption of Alpha Modus’ patented solutions across its target retail markets.

Retail media is on track to be a $45 billion industry this year (2023), up 20% from the prior year, according to Insider Intelligence. The market researcher expects that growth to accelerate in the coming years and reach about $106 billion in 2027.

Approach and Value Proposition

Upon its first notification of allowance for the ‘571 patent in July of 2019, Alpha Modus decided to focus 100% of its resources on the expansion of the technology described in the ‘571 patent. The services covered by the ‘571 patent were just beginning to be adopted by retailers. Alpha Modus’ strategy was to build out the technology, resulting in a robust patent portfolio that would serve its stakeholders better, as early thought leaders in the retail digital marketing space. Alpha Modus intends to monetize its patent portfolio through licensing over the course of the next twelve months.

Alpha Modus has engaged Dickinson Wright PLLC to lead licensing and enforcement efforts beginning in Q4 2023.

Services and Revenue Model

Alpha Modus is currently a non-revenue producing company which intends to begin licensing its services to retailers. Alpha Modus’ core asset is the ‘571 patent family, which was developed before the presence of services and/or offerings covered by the ‘571 patent family were in demand. Over the past two years, there have been significant developments in the retail sector, specifically with regard to digital in-store marketing and inventory management. As a result, Alpha Modus intends to begin enforcement of its patent rights through patent enforcement efforts led by Dickinson Wright PLLC. Alpha Modus also has plans to develop an internal sales and marketing staff for licensing or sales upon closing of the pending transaction with Insight Acquisition Corp, Inc.

Competition

The retail advertising markets in which Alpha Modus competes are rapidly evolving as retailers increasingly adopt in-store digital marketing and inventory management technologies. Alpha Modus has invested, and intends to invest, significant resources in ongoing research and development programs because it believes its ability to generate licensing revenues and grow market position depends, in part, on innovative technologies that offer a unique value proposition for Alpha Modus licensees and differentiation from competitors’ efforts. Alpha Modus believes the ‘571 patent family covers a wide range of use cases in its domain and will serve as a cornerstone for gaining market share.

Based upon internal market research, Alpha Modus believes that there are numerous companies practicing the ‘571 patents, and that in order to practice the technology claimed by the ‘571 patent, these companies will have no alternative but to become licensees of the ‘571 patent family.

Business Operations Advantage

With a licensing-centric business model, Alpha Modus anticipates that it will be able to operate with a small operations team of no more than 6-10 professionals, which will allow Alpha Modus to not burn significant cash resources and instead focus on results-driven R&D efforts. R&D efforts will be led by the inventor of the ‘571 patent, Michael Garel, Alpha Modus’ CEO and Founder, William Alessi, and Chief Sales Officer, Chris Chumas. William Alessi and Chris Chumas will lead licensing efforts through infringement enforcement supported by a small internal sales force team. Alpha Modus has a core focus on isolating infringement targets and enforcing action to secure licensing. The range of enforcement suits is vast and wide, but there is no guarantee that Alpha Modus will be successful in its efforts.

Research and Development

The majority of Alpha Modus R&D activities occur virtually. The company’s R&D team also partners with its legal team with the goal of developing further complimenting technologies to the company’s expanding ‘571 patent family.

Alpha Modus’ R&D team consists of technical operators and professionals with experience from a wide variety of leading advertising, marketing, legal, technology, business and brand organizations. This team of specialists continues to monitor the retail industry and expand the landscape of the ‘571 patent family through new patent applications, and work with litigation counsel to blueprint enforcement and licensing of infringement.

Near-Term and Long-Term Vision

Alpha Modus intends to begin generating licensing revenue in 2024 with a steady growth rate in parallel to the current projected industry growth rate cited by Insider Intelligence. Alpha Modus believes that the ‘571 patent family could soon become an acquisition target for larger competitors practicing the ‘571 patent family.

Facilities

Alpha Modus’ headquarters is a virtual facility with an address in Cornelius, North Carolina. Having a virtual headquarters has allowed Alpha Modus to operate with minimal overhead that was not needed to support its current staff. Operations, research and development functions are currently conducted virtually, and Alpha Modus believes its current virtual facility is adequate and suitable for its current needs. Alpha Modus’ plans to begin licensing the ‘571 family of patents through a small internal sales team will require Alpha Modus to secure a suitable alternative space to accommodate its operations.

Corporate Information

Alpha Modus was founded and incorporated as a Florida corporation in 2014. Alpha Modus’ principal executive offices are located at 20311 Chartwell Center Drive, #1469, Cornelius, North Carolina, 28031. Alpha Modus’ website address is www.AlphaModus.com. Information contained on or accessible through Alpha Modus’ website is not a part of this proxy statement/prospectus, and the inclusion of Alpha Modus’ website address in this proxy statement/prospectus is an inactive textual reference only.

ALPHA MODUS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we,” “our,” “us,” and “Alpha Modus” generally refer to Alpha Modus, Corp. and its consolidated subsidiaries prior to the Business Combination and to New IAC and its consolidated subsidiaries after giving effect to the Business Combination. The following discussion and analysis of our results of operations and financial condition should be read in conjunction with the sections entitled “Information About Alpha Modus,” “Unaudited Pro Forma Condensed Combined Financial Information,” and our financial statements and related notes and other information included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements based upon our current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.

Percentage amounts included in this proxy statement/prospectus have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this proxy statement/prospectus may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements included elsewhere in this proxy statement/prospectus. Certain other amounts that appear in this proxy statement/prospectus may not sum due to rounding.

Plan of Operation

Alpha Modus offers technology as a service. Its core technologies have been deployed on IBM’s Bluemix platform and earned a Beacon Award by IBM 2016 for Best New Application on IBM Cloud from an Entrepreneur. Alpha Modus has been recognized by IBM Watson as a thought leader in technology. As technological innovation is at the core of the company, Alpha Modus has developed comprehensive end-to-end patented solutions for retailers and consumer brands to bring innovation to consumers and enhance their experience at the point of sale. Alpha Modus intends to begin enforcement of its patent rights in 2023. No assurances can be given that any of these plans will come to fruition or that if implemented that they will necessarily yield positive results.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations

For the nine months ended September 30, 2023, compared to the nine months ended September 30, 2022

Revenue

The Company had no revenue for the nine months ended September 30, 2023, and 2022.

Operating Expenses

The Company had operating expenses of $273,905 for the nine months ended September 30, 2023, compared to $46,497 for the nine months ended September 30, 2022. The increase was primarily due to the increase of professional fees from $43,449 for the nine months ended September 30, 2022, to $255,854 for the nine months ended September 30, 2023.

Other Income/Expenses

The Company had other expenses of $126,250 for the nine months ended September 30, 2023, compared to $0 for the nine months ended September 30, 2022. The increase was related to interest expense, $41,250, and penalties and settlements, $85,000.

Net Income (Loss)

The Company had a net loss of $400,155 for the nine months ended September 30, 2023, compared to $46,497 for the nine months ended September 30, 2022.

Liquidity and Capital Resources

As of September 30, 2023, the Company had cash of $95,423. We do not have sufficient resources to effectuate our business. We expect to incur expenses during the next twelve months of operations. We estimate that these expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. To maintain our plan of growth, we believe we will need to raise a minimum of an additional $2,500,000. These factors raise substantial doubts about the Company’s ability to continue as a going concern.

Operations used cash of $318,828 for the nine months ended September 30, 2023, compared to $42,554 for the same period in 2022.

We had cash provided by financing activities for the nine months ended September 30, 2023, of $411,245 compared to $40,027 for the same period in 2022.

We will have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

For the year ended December 31, 2022, compared to the year ended December 31, 2021

Revenue

The Company had no revenue for the years ended December 31, 2022, and 2021.

Operating Expenses

The Company had operating expenses of $27,403 for the year ended December 31, 2022, compared to $97,583 for the year ended December 31, 2021. The decrease was primarily due to the decrease in professional fees from $90,440 for the year ended December 31, 2021 to $23,792 for the year ended December 31, 2022.

Other Income/Expenses

The Company had other expenses of $0 for the year ended December 31, 2022, compared to $10,000 for the year ended December 31, 2021.

Net Loss

The Company had a net loss of $27,403 for the year ended December 31, 2022, compared to $87,583 for the year ended December 31, 2021.

Liquidity and Capital Resources

As of December 31, 2022, the Company had cash of $3,006. We do not have sufficient resources to effectuate our business. We expect to incur expenses during the next twelve months of operations. We estimate that these expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. To maintain our plan of growth, we believe we will need to raise a minimum of an additional $2,500,000. These factors raise substantial doubts about the Company’s ability to continue as a going concern.

Operations used cash of $27,403 for the year ended December 31, 2022, compared to $104,787 for the same period in 2021.

We had cash provided by financing activities for the year ended December 31, 2022, of $25,444 compared to $109,752 for the same period in 2021.

We will have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

IAC is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, Alpha Modus expects to remain an emerging growth company at least through the end of the 2023 fiscal year and to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare Alpha Modus’ financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the IAC IPO, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding common equity held by non-affiliates, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

DESCRIPTION OF SECURITIES OF IAC

The following summary of the material terms of the IAC’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the proposed Amended and Restated Charter in its entirety for a complete description of the rights and preferences of IAC’s securities following the Business Combination. The proposed Amended and Restated Charter is described in “The Amended and Restated Charter Proposal (Proposal 2),” and the full text of the proposed Amended and Restated Charter is attached as Annex B to this proxy statement/prospectus.

Pursuant to the IAC Charter, our authorized capital stock consists of 200,000,000 shares of IAC Class A common stock, $0.0001 par value, 20,000,000 shares of IAC Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. Following the Business Combination, pursuant to the Amended and Restated Charter, the authorized capital stock of New IAC will consist of 201,000,000 shares of Class A common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of the capital stock of New IAC after the Business Combination. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit had an offering price of $10.00 and consists of one whole share of IAC Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of IAC Class A common stock at a price of $11.50 per share, subject to adjustment. On September 1, 2021, IAC closed the IAC IPO for the sale of [•] units, including [•] units issued pursuant to the underwriters’ over-allotment option in full, at a price of $10.00 per unit.

Common Stock

Upon the Closing, shares of IAC Class B common stock will be converted into IAC Class A common stock in accordance with the IAC Charter, and all outstanding shares of IAC common stock will be IAC Class A common stock, par value $0.0001 per share, which shares are referred to herein as New IAC common stock.

It is anticipated that, immediately after the Closing of the Business Combination, New IAC will have a total of 20,000,945 shares of New IAC common stock issued and outstanding. The foregoing excludes any outstanding Warrants and assumes that (i) there are no redemptions of any shares by IAC’s public stockholders in connection with the Business Combination, (ii) IAC does not engage in any kind of additional equity financing prior to the Closing, and (iii) no earnout shares are issued to the Alpha Modus stockholders or released to the Sponsor, as the applicable milestones relating thereto are not expected to be achieved within 60 days of the date of this proxy statement/prospectus. If the actual facts are different than these assumptions (which they are likely to be), the total number of shares of New IAC common stock issued and outstanding immediately after the Closing of the Business Combination will be different.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Amended and Restated Charter or Proposed Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of New IAC common stock that are voted is required to approve any such matter voted on by our stockholders.

All of the outstanding IAC Class B common stock will convert into shares of New IAC common stock at the Closing of the Business Combination. With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our initial stockholders, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the Closing or (B) subsequent to our initial business combination, (x) if the last reported sale price of IAC Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

The Amended and Restated Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in the Business Combination.

Warrants

Public Warrants

Each Public Warrant entitles the registered holder to purchase one share of New IAC common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. The Public Warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of New IAC common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of New IAC common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of New IAC common stock upon exercise of a warrant unless the New IAC common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are not registering the shares of New IAC common stock issuable upon exercise of the Public Warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the Closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement covering the shares of New IAC common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of New IAC common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of New IAC common stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the New IAC common stock issuable upon exercise of the warrants is not effective within a specified period following the Closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the Public Warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•        if, and only if, the reported last sale price of the New IAC common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

As of [•], the sales price of the IAC Class A Common Stock did not exceed the threshold that would allow New IAC to redeem the Public Warrants.

If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the New IAC common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of New IAC common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of shares of New IAC common stock equal to the quotient obtained by dividing (x) the product of the number of shares of New IAC common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the New IAC common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of New IAC common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Closing. If we call our Public Warrants for redemption and our management does not take advantage of this option, Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of New IAC common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of New IAC common stock is increased by a stock dividend payable in shares of New IAC common stock, or by a split-up of shares of New IAC common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of New IAC common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of New IAC common stock. A rights offering to holders of New IAC common stock entitling holders to purchase shares of New IAC common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of New IAC common stock equal to the product of (i) the number of shares of New IAC common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New IAC common stock) and (ii) one (1) minus the quotient of (x) the price per share of New IAC common stock paid in such rights offering divided by (y) the fair market value. For these purposes

(i) if the rights offering is for securities convertible into or exercisable for New IAC common stock, in determining the price payable for New IAC common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of New IAC common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of New IAC common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of New IAC common stock on account of such shares of New IAC common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of New IAC common stock in connection with the Closing of the Business Combination, (d) to satisfy the redemption rights of the holders of New IAC common stock in connection with a stockholder vote to amend and restate the IAC Charter (i) for an extension, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New IAC common stock in respect of such event.

If the number of outstanding shares of our New IAC common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of New IAC common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New IAC common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of New IAC common stock.

Whenever the number of shares of New IAC common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New IAC common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New IAC common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of New IAC common stock (other than those described above or that solely affects the par value of such shares of New IAC common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of New IAC common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our New IAC common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of New IAC common stock in such a transaction is payable in the form of New IAC common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the warrant due to the requirement that the warrantholder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and IAC. You should review a copy of the warrant agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of New IAC common stock and any voting rights until they exercise their warrants and receive shares of New IAC common stock. After the issuance of shares of New IAC common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of New IAC common stock to be issued to the warrantholder.

Add Private Warrants

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the Closing of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to the Closing. The payment of any cash dividends subsequent to the Closing will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

The IAC Charter

The IAC Charter contains certain requirements and restrictions relating to the IAC IPO that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders, who collectively beneficially own approximately [•]% of our common stock may participate in any vote to amend the IAC Charter and will have the discretion to vote in any manner they choose. Specifically, the IAC Charter provides, among other things, that:

•        If we are unable to complete our initial business combination prior to December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•        Prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•        Although we do not intend to enter into an initial business combination with a target business that is affiliated with our Sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such an initial business combination is fair to our company from a financial point of view;

•        If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; whether or not we maintain our registration under the our Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

•        So long as we obtain and maintain a listing for our securities on Nasdaq, Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination;

•        If our stockholders approve an amendment to the IAC Charter (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by December 7, 2023 (or up to June 7, 2024 in the event IAC extends the time to complete an initial business combination to the fullest extent), or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of IAC Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares; and

•        We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

Certain Anti-Takeover Provisions of Delaware Law and the Amended and Restated Charter and the Proposed Bylaws

New IAC will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 15% or more of New IAC’s outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of New IAC’s assets with a market value of 10% or more of its aggregate market value of all of its assets or of all of its outstanding stock. However, the above provisions of Section 203 do not apply if:

•        the New IAC Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of New IAC’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the initial business combination is approved by the New IAC Board and authorized at a meeting of New IAC’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with New IAC for a three-year period. This provision may encourage companies interested in acquiring New IAC to negotiate in advance with the New IAC Board because the stockholder approval requirement would be avoided if the New IAC Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the New IAC Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

The IAC Charter and the Amended and Restated Charter both provide that the New IAC Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of the New IAC Board only by successfully engaging in a proxy contest at two or more annual meetings.

Authorized but Unissued Shares

New IAC’s authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of New IAC by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in New IAC’s name, actions against any current or former directors, officers, employees or stockholders of New IAC for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware. The Amended and Restated Charter also requires, to the fullest extent permitted by applicable law, the federal district courts of the United States to be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against New IAC’s directors and officers, although the New IAC stockholders will not be deemed to have waived New IAC’s compliance with federal securities laws and the rules and regulations thereunder.

Special meeting of stockholders

The Proposed Bylaws provide that special meetings of our stockholders may be called only by a resolution adopted by the New IAC Board.

Advance notice requirements for stockholder proposals and director nominations

The Proposed Bylaws provide that stockholders seeking to bring business before New IAC’s annual meeting of stockholders, or to nominate candidates for election as directors at New IAC’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at New IAC’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14A-8 of the Exchange Act, proposals seeking inclusion in New IAC’s annual proxy statement must comply with the notice periods contained therein. The Proposed Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude New IAC’s stockholders from bringing matters before New IAC’s annual meeting of stockholders or from making nominations for directors at New IAC’s annual meeting of stockholders.

Action by written consent

Any action required or permitted to be taken at any annual and special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance of the DGCL and may not be taken by written consent of the stockholders without a meeting.

Classified Board of Directors

The New IAC Board will be divided into three classes, Class A, Class B and Class C, with members of each class serving staggered three-year terms. As a result, in most circumstances, a person can gain control of the New IAC Board only by successfully engaging in a proxy contest at two or more annual meetings. The Amended and Restated Charter and the Proposed Bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of New IAC capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on the New IAC Board, including a vacancy resulting from an enlargement of the New IAC Board, may be filled only by vote of a majority of New IAC’s directors then in office.

Listing of Securities

IAC Class A common stock is listed on the Nasdaq Global Market under the symbol “INAQ,” and IAC Units and the Public Warrants are listed on the Nasdaq Capital Market under the symbols “INAQU” and “INAQW,” respectively. It is currently expected that after the Closing, the New IAC common stock and Public Warrants will be listed on the Nasdaq Global Market under the symbols “AMOD” and “AMODW,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of IAC Class A common stock (or after the Closing, New IAC common stock) then outstanding; or

•        the average weekly reported trading volume of the IAC Class A common stock (or after the Closing, New IAC common stock) then during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement/prospectus, there are [•] shares of IAC common stock outstanding. Of these shares, the [•] shares sold in the IAC IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of IAC’s affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining [•] shares owned by our initial stockholders are restricted securities under Rule 144, in that they were issued in a private transaction not involving a public offering.

The Company anticipates that following the consummation of the Business Combination, New IAC will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

COMPARISON OF STOCKHOLDER RIGHTS

Alpha Modus is incorporated under the laws of the State of Florida and, accordingly, the rights of its stockholders are currently governed by the Florida Business Corporation Act. If the Merger is completed, Alpha Modus stockholders will become stockholders of IAC, and their rights will be governed by the DGCL, and the Amended and Restated Charter attached to this proxy statement/prospectus as Annex B, and the bylaws of IAC.

The table below summarizes the material differences between the current rights of IAC stockholders under the Existing Charter and bylaws, Alpha Modus stockholders under the Alpha Modus certificate of incorporation and bylaws and the rights of New IAC stockholders, post-Closing, under the Amended and Restated Charter and bylaws of New IAC, each as amended, as applicable, and as in effect immediately following the Business Combination.

While IAC and Alpha Modus believe that the summary tables cover the material differences between the rights of their respective stockholders prior to the Business Combination and the rights of IAC stockholders following the Business Combination, these summary tables may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of the differences between being a stockholder of IAC or Alpha Modus before the Business Combination and being a stockholder of IAC after the Business Combination. IAC has attached as Annex B to this proxy statement/prospectus a copy of the proposed Amended and Restated Charter, and has publicly filed its bylaws with the SEC, which you can find in the list of exhibits to this registration statement, and will send copies of the documents referred to in this proxy statement/prospectus to you upon your request. Alpha Modus will also send copies of its organizational documents referred to in this proxy statement/prospectus to you upon your request. See the section titled “Where You Can Find More Information” in this proxy statement.

Current IAC Rights Versus New IAC Rights Post-Merger

Provision	Insight Acquisition Corp. (Pre-Merger)	New IAC (Post-Closing)
Authorized Capital Stock

The IAC Charter is currently authorized to issue 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock, consisting of (i) 200,000,000 shares of IAC Class A common stock, and (ii) 20,000,000 shares of IAC Class B common stock, and (b) 1,000,000 shares of preferred stock.

New IAC will be authorized to issue 201,000,000 shares of capital stock, consisting of (a) 200,000,000 shares of Class A common stock and (b) 1,000,000 shares of preferred stock.

Upon consummation of the Merger and assuming no shares of IAC Class A common stock are redeemed, we expect there will be approximately [•] shares of New IAC common stock.

Number and Qualification of Directors

The number of directors of IAC, other than those who may be elected by the holders of one or more series of the preferred stock voting separately by class or series, will be fixed from time to time exclusively by the IAC Board pursuant to a resolution adopted by a majority of the IAC Board.

The number of directors of New IAC shall initially be 7. The precise number of directors shall be fixed by the New IAC Board pursuant to a resolution adopted by the board of directors.

Provision	Insight Acquisition Corp. (Pre-Merger)	New IAC (Post-Closing)
Classification of the Board of Directors

The board of directors of IAC is divided into three classes of directors, with (a) one class of directors, the Class A Directors, initially serving a one (1)-year term, such term effective from the filing of the IAC Charter (but any subsequent Class A Directors serving a three (3)-year term), (b) a second class of directors, the Class B Directors, initially serving a two (2)-year term, such term effective from the filing of the IAC Charter (but any subsequent Class B Directors serving a three (3)-year term), and (c) a third class of directors, the Class C Directors, serving a three (3)-year term, such term effective from the Closing. Directors will not be able to be removed during their term except for cause.

The board of directors of New IAC is divided into three classes of directors, with (a) one class of directors, the Class A Directors, initially serving a one (1)-year term, such term effective from the Closing (but any subsequent Class A Directors serving a three (3)-year term), (b) a second class of directors, the Class B Directors, initially serving a two (2)-year term, such term effective from the Closing (but any subsequent Class B Directors serving a three (3)-year term), and (c) a third class of directors, the Class C Directors, serving a three (3)-year term, such term effective from the Closing. Directors will not be able to be removed during their term except for cause.

Appointment of Directors

Subject to the rights of the holders of one or more series of preferred stock of IAC, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

At New IAC’s annual meeting, the stockholders elect directors each of whom shall hold office until his or her successor is elected and qualified, unless sooner displaced.

At stockholder meetings for the election of directors, the vote required for election of a director shall be by a plurality of the votes cast by stockholders entitled to vote in the election in favor or against the election of a nominee.

Removal of Directors

Except any preferred stock director, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of IAC entitled to vote generally in the election of directors, voting together as a single class.

Except any preferred stock director, any director may be removed from office with cause at any time, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66⅔%) of the total voting power of all then outstanding shares of New IAC entitled to vote for the election of directors.

Vacancies on the Board of Directors

The IAC Charter provides that newly created directorships resulting from an increase in the number of directors and any vacancies on the IAC Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by the IAC stockholders).

Any director so chosen will hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Any newly created directorship on the New IAC Board that results from an increase in the number of directors and any vacancies on the board are filled exclusively pursuant to a resolution adopted by a majority of the New IAC Board then in office, even if less than a quorum, or by a sole remaining director.

Any director elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that shall coincide with the remaining term of that class and any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of their predecessor.

Provision	Insight Acquisition Corp. (Pre-Merger)	New IAC (Post-Closing)
Special Meeting of the Board of Directors

Special meetings of the IAC Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request.

Special meetings of the New IAC Board may be called by the Chairman of the New IAC Board, the Chief Executive Officer, the President or any two directors then in office.
Special Meeting of the Stockholders

Subject to the rights, if any, of the holders of any outstanding series of IAC preferred stock, and to the requirements of applicable law, special meetings of stockholders of IAC may be called only by the Chairman of the IAC Board, the Co-Chief Executive Officers of IAC, or the IAC Board pursuant to a resolution adopted by a majority of the IAC Board.

Special meetings of the stockholders of New IAC may be called by a resolution adopted by the majority of the New IAC Board and may not be called by any other persons.
Notice of Stockholder Meetings

IAC stockholder meetings generally require prior notice of not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the DGCL. If said notice is for a stockholders meeting other than an annual meeting, the notice must state the purpose or purposes for which the meeting is called.

Except as otherwise required by law or in the current charter, written notice of each meeting of New IAC stockholders, whether annual or special, shall be given to each stockholder for record entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting unless otherwise required by law, the Amended and Restated Charter, or the bylaws of New IAC.

Voting

Except as otherwise required by law or the IAC Charter, the holders of the common stock exclusively possess all voting power with respect to the IAC.

Except as otherwise required by law or the IAC Charter, the holders of shares of common stock are entitled to one vote for each such share on each matter properly submitted to the stockholders of IAC on which the holders of the common stock are entitled to vote.

Except as otherwise required bylaws or the IAC Charter, at any annual or special meeting of the stockholders of IAC, holders of the Class A common stock and holders of the Class B common stock, voting together as a single class, have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

Except as otherwise required by law or the Amended and Restated Charter, holders of common stock are entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders are generally entitled to vote; provided, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the charter of New IAC that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitled, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the Amended and Restated Charter or the DGCL.

Provision	Insight Acquisition Corp. (Pre-Merger)	New IAC (Post-Closing)
Cumulative Voting	Delaware law allows for cumulative voting only if provided for in the IAC Charter; however, the IAC Charter does not authorize cumulative voting.	Delaware law allows for cumulative voting only if provided for in the charter of New IAC. The charter of New IAC does not authorize cumulative voting.
Drag Along	No equivalent provision.

Any action required or permitted to be taken by the stockholders of New IAC at any annual or special meeting of the stockholders may be effected only at a duly called annual or special meeting of stockholders of New IAC and may not be effected by any consent in writing by such stockholders.

Declaration and Payment of Dividends

The IAC Board may from time to time declare, and IAC may pay, dividends (payable in cash, property or shares of IAC’s capital stock) on IAC’s outstanding shares of capital stock, subject to applicable law, the rights, if any of the holders of the outstanding series of the Preferred Stock and IAC charter.

The board of directors of New IAC may from time to time declare, and New IAC may pay, dividends (payable in cash, property or shares of New IAC’s capital stock) on New IAC’s outstanding shares of capital stock, subject to the requirements of the DGCL and the Amended and Restated Charter.

Limitation of Liability of Directors and Officers

The DGCL permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of the duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

The IAC Charter provides that an IAC director may not be personally liable to IAC or IAC stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL unless they violated their duty of loyalty to IAC or IAC stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.

The DGCL permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of the duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

The Amended and Restated Charter will provide that, to the fullest extent provided by law, no director will be personally liable to New IAC or its stockholders for monetary damages for breach of fiduciary duty as a director.

Indemnification of Directors, Officers

The DGCL generally permits a corporation to indemnify its directors and officers acting in good faith. Under the DGCL, the corporation through its stockholders, directors or independent legal counsel, will determine that the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity.

The DGCL generally permits a corporation to indemnify its directors and officers acting in good faith. Under the DGCL, the corporation through its stockholders, directors or independent legal counsel, will determine that the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity.

Provision	Insight Acquisition Corp. (Pre-Merger)	New IAC (Post-Closing)

The IAC Charter provides that to the fullest extent permitted by applicable law, IAC will indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of IAC or, while a director or officer of IAC, is or was serving at the request of IAC as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan.

The charter of New IAC will provide that New IAC will indemnify each director and officer to the fullest extent permitted by applicable law.
Interested Directors

The IAC Charter provides that IAC renounces any expectancy that any of the directors or officers of IAC will offer any corporate opportunity of which he or she may become aware to IAC, except, the doctrine of corporate opportunity will apply with respect to any of the directors or officers of IAC with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of IAC and (i) such opportunity is one IAC is legally and contractually permitted to undertake and would otherwise be reasonable for IAC to pursue and (ii) the director or officer is permitted to refer that opportunity to IAC without violating any legal obligation.

To the fullest extent permitted by law, New IAC renounces any expectancy that any of the New IAC directors will offer any corporate opportunity in which he or she may become aware to New IAC, except with respect to any of the directors of New IAC with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director of New IAC while such person is performing services in such capacity.

Fiduciary Duties of Directors

Under Delaware law, the standards of conduct for directors have developed through Delaware court case law. Generally, directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders. Members of the board of directors or any committee designated by the board of directors are similarly entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person’s professional or expert competence, provided that such other person has been selected with reasonable care by or on behalf of the corporation. Such appropriate reliance on records and other information protects directors from liability related to decisions made based on such records and other information.

Under Delaware law, the standards of conduct for directors have developed through Delaware court case law. Generally, directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders. Members of the board of directors or any committee designated by the board of directors are similarly entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person’s professional or expert competence, provided that such other person has been selected with reasonable care by or on behalf of the corporation. Such appropriate reliance on records and other information protects directors from liability related to decisions made based on such records and other information.

Provision	Insight Acquisition Corp. (Pre-Merger)	New IAC (Post-Closing)
The IAC Board may exercise all such powers of IAC and do all such lawful acts and things as allowed by statute or IAC’s Charter or IAC’s bylaws.

The New IAC Board may exercise all such powers of New IAC and do all such lawful acts and things as allowed by statute or the Amended and Restated Charter or the Proposed Bylaws of the stockholders’ agreement of New IAC stockholders directed or required to be exercised or done solely by stockholders.

Inspection of Books and Records

Under the DGCL, any stockholder or beneficial owner has the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from the corporation’s stock ledger, list of stockholders and its other books and records for a proper purpose during the usual hours for business.

Under the DGCL, any stockholder or beneficial owner has the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from the corporation’s stock ledger, list of stockholders and its other books and records for a proper purpose during the usual hours for business. New IAC shall at its principal executive office or other place designated by the board of directors, keep a record of its stockholders, the number and class of shares held, a copy of the bylaws as amended to date, accounting books and other records.

Choice of Forum

The IAC Charter provides that unless IAC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any IAC stockholder to bring (i) any derivative action or proceeding brought on behalf of IAC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of IAC to IAC or IAC stockholders, (iii) any action asserting a claim against IAC, its directors, officers or employees arising pursuant to any provision of the DGCL or the IAC Charter or the IAC bylaws, or (iv) any action asserting a claim against IAC, its directors, officers or employees governed by the internal affairs doctrine.

The Amended and Restated Charter, unless New IAC consents in writing to the selection of an alternative forum, generally designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for any stockholder (including a beneficial owner) to: (i) any derivative action or proceeding brought on behalf of New IAC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of New IAC to New IAC or New IAC’s stockholders, (iii) any action asserting a claim against New IAC, its directors, officers, or employees arising pursuant to any provision of the DGCL or the Amended and Restated Charter or the Proposed Bylaws, (iv) any action asserting a claim against New IAC, its directors, officers, or employees governed by the internal affairs doctrine, subject to certain exceptions.

The federal district courts of the United States of America will be, to the fullest extent permitted by applicable law, the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Provision	Insight Acquisition Corp. (Pre-Merger)	New IAC (Post-Closing)
Quorum

Board of directors.    A majority of the IAC Board constitutes a quorum at any meeting of the IAC Board.

Stockholders.    The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business.

Board of directors.    A majority of the New IAC Board constitutes a quorum at any meeting of the New IAC Board.

Stockholders.    The presence, in person or proxy, at a stockholders meetings of the holders of shares of outstanding capital stock representing a majority of the voting power of all outstanding shares of capital stock entitled to vote at such meeting constitutes a quorum.

Amendment to Certificate of Incorporation

IAC may amend the IAC Charter as authorized by the IAC Charter and the DGCL. However, IAC may not amend the IAC Charter, without the prior vote or written consent of the holders of a majority of the shares of IAC Class B common stock, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the IAC Class B common stock. Additionally IAC may not make an amendment to the IAC Charter relating to a “business combination” without the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of IAC common stock.

Under Delaware law, an amendment to a charter generally requires the approval of the New IAC Board and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class. The affirmative vote of the holders of at least sixty-six and two-third percent (66⅔%) of the voting power of New IAC’s outstanding shares of capital stock entitled to vote in the election of directors, shall be required to amend the Amended and Restated Charter inconsistent with any provision inconsistent with Articles V, VI, VIII, VIII, IX or X of the Amended and Restated Charter.

Amendment to Bylaws

The affirmative vote of a majority of the IAC Board is required to amend the IAC bylaws. The IAC bylaws also may be amended by the IAC stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock IAC required by applicable law or the IAC Charter, the affirmative vote of the holders of at least a majority of the voting power (except with respect to certain indemnification provisions) of all outstanding shares of capital stock of IAC entitled to vote generally in the election of directors, voting together as a single class, will be required to amend the bylaws, provided further that no bylaws adopted by the stockholders shall invalidate any prior act of the board that would have been valid if such by laws had not been adopted.

The New IAC Board will be expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of New IAC by an affirmative vote of the majority of the entire board of directors. The bylaws may also be amended, repealed or added to by the New IAC stockholders representing at least sixty-six and two-thirds percent (66⅔%) of the voting power of all of the then-outstanding shares of capital stock of New IAC entitled to vote generally in the election of directors, voting together as a single class.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of IAC common stock as of [•], 2024 (the “Ownership Date”), which is prior to the consummation of the Business Combination (pre-Business Combination); (ii) the actual ownership of Alpha Modus stock as of [•], 2024 (pre-Business Combination); and (iii) expected beneficial ownership of New IAC common stock immediately following the Closing (post-Business Combination), assuming that no Public Shares are redeemed, and alternatively that the maximum number of Public Shares are redeemed, by

•        each of IAC’s current executive officers and directors;

•        each person who is known by us to be the beneficial owner of more than 5% of the issued and outstanding shares of the IAC common stock or of Alpha Modus common stock;

•        each person who will (or is expected to) become an executive officer or director of New IAC following the Closing; and

•        all executive officers and directors of IAC as a group pre-Business Combination and all executive officers and directors of New IAC post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The beneficial ownership of shares of IAC common stock pre-Business Combination is based on 7,000,945 outstanding shares of IAC common stock (including 6,100,945 shares of IAC Class A common stock and 900,000 shares of IAC Class B common stock) issued and outstanding as of the Ownership Date. The ownership percentages listed below do not include any such shares of IAC Class A common stock that may be purchased after the Ownership Date.

The expected beneficial ownership percentages set forth in the table below post-Business Combination assume:

(i)     no exercise of the 12,000,000 Public Warrants that will remain outstanding post-Business Combination, which will become exercisable at the holder’s option 30 days after Closing at an exercise price of $11.50 per share, provided that New IAC has an effective registration statement under the Securities Act covering the shares of New IAC common stock issuable upon exercise of the Public Warrants or Private Placement Warrants and a current prospectus relating to them is available, which are not expected to occur within 60 days of the date of this proxy statement/prospectus;

(iii)   that each share of Alpha Modus common stock will be exchanged for approximately 1 share of New IAC common stock based on the Per Share Stock Consideration as of [•], 2024;

(iv)   that none of the potential 2,200,000 Earnout Shares are issued, as the applicable milestones relating thereto are not expected to be achieved within 60 days of the date of this proxy statement/prospectus;

(v)    that the 750,000 Sponsor Earnout Shares remain in escrow, as the applicable milestones relating to release from escrow to the Sponsor are not expected to be achieved within 60 days of the date of this proxy statement/prospectus, but that those shares will continue to be beneficially owned by the Sponsor while in escrow, as the Sponsor will retain the right to vote such shares while in escrow;

(vi)   that the 750,000 Sponsor Financing Shares will not be owned by the Sponsor after the Business Combination; and

(vii)  that 1,000,000 shares of New IAC common stock are issued to each of Janbella Group, LLC, and Polar Multi-Strategy Master Fund at closing of the Business Combination pursuant to the Business Combination Agreement.

The expected beneficial ownership of shares of New IAC common stock post-Business Combination Assuming No Redemption in the table below has been determined based upon 7,000,945 shares of New IAC common stock outstanding as of [•], 2024.

The expected beneficial ownership of shares of New IAC common stock post-Business Combination Assuming Maximum Redemptions in the table below has been determined based upon 7,000,945 shares of New IAC common stock outstanding as of [•], 2024, based on the assumption that Public Stockholders holding the Public Shares do not exercise redemption rights with respect to their Public Shares, and that all the Public Stockholders listed in the table below exercise the redemption rights with respect to their shares. The latter scenario assumes that 1,000,945 Public Shares are redeemed for an aggregate redemption payment of approximately $[•] million including a pro rata portion of interest accrued on the Trust Account of $[•] million.

							After the Business Combination
	Before the Business Combination						Assuming No Redemption			Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of shares of IAC Common Stock(2)%			Number of Shares of Alpha Modus Common Stock		%	Number of shares of New IAC Common Stock		%	Number of shares of New IAC Common Stock		%
Directors and Executive Officers of IAC:
Michael Singer	4,650,000	(1)	66.4%	—		—	3,900,000		19.5%	3,900,000		20.5%
Jeffrey Gary	4,650,000	(1)	66.4%	—		—	3,900,000		19.5%	3,900,000		20.5%
David Brosgol	—	(1)	—	—		—	—		—	—		—
Victor Pascucci, III	—	(1)	—	—		—	—		—	—		—
William Ullman	—	(1)	—	—		—	—		—	—		—
All Directors and Executive Officers of IAC as a Group (Five Individuals)	4,650,000		66.4%	—		—	3,900,000		19.5%	3,900,000		20.5%
Five Percent Holders of IAC:
Insight Acquisition Sponsor LLC (our Sponsor)(4)	4,650,000	(1)	66.4%	—		—	3,900,000		19.5%	3,900,000		20.5%
Directors and Executive Officers of New IAC After Consummation of the Business Combination:
William Alessi	—		—	10,442,308	(2)	94.9%	11,442,308	(3)	57.2%	11,442,308	(3)	60.2%
Rodney Sperry	—		—	—		—	—		—	—		—
Chris Chumas	—		—	81,000	(4)	0.7%	81,000		0.4%	81,000		0.4%
Michael Garel	—		—	20,400		—	20,400		0.1%	20,400		0.1%
Gregory Richter	—		—	36,000	(5)	0.3%	36,000		0.2%	36,000		0.2%
Scott Wattenberg	—		—	—		—	—		—	—		—
Oscar Brito	—		—	—		—	—		—	—		—
[•]
Jeffrey Gary	4,650,000	(1)	66.4%	—		—	3,900,000		19.5%	3,900,000		20.5%
All Directors and Executive Officers of New IAC as a Group (Nine Individuals)	N/A		N/A	10,579,708		96.2%	15,479,708		77.4%	15,479,708		81.5%
Five Percent Holders of New IAC After Consummation of the Business Combination:
Polar Multi-Strategy Master Fund(6)	—		—	—		—	1,000,000	(6)	5.0%	1,000,000	(6)	5.3%

____________

(1)     Insight Acquisition Sponsor LLC is the record holder of the shares reported herein. Each of IAC’s current officers and directors are among the members of Insight Acquisition Sponsor LLC. Michael Singer and Jeffrey Gary are the managing members of Insight Acquisition Sponsor LLC, Mr. Singer and Mr. Gary share voting and investment discretion with respect to the common stock held of record by Insight Acquisition Sponsor LLC, and Mr. Singer and Mr. Gary are each deemed to be beneficial owners of shares held in the name of Insight Acquisition Sponsor LLC. Each of IAC’s officers and directors other than Mr. Singer and Mr. Gary disclaims any beneficial ownership of any shares held by Insight Acquisition Sponsor LLC.

(2)      Includes (i) 5,832,092 shares of Alpha Modus common stock held in the name of The 2023 Irrevocable Trust, (ii) 1,000,000 shares of Alpha Modus common stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 1,000,000 shares of Alpha Modus common stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 1,000,000 shares of Alpha Modus common stock held in the name of The Isabella 2023 Irrevocable Trust, (v) 1,000,000 shares of Alpha Modus common stock held in the name of The Kim Alessi Richter Irrevocable Trust, and (vi) 610,216 shares of Alpha Modus common stock held in the name of The Janet Alessi 2023 Irrevocable Trust. William Alessi’s spouse, Sonia Alessi, is the trustee of each of these trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts.

(3)      Includes (i) 10,442,308 shares of New IAC common stock anticipated to be issued as Merger Consideration in the Business Combination for the 10,442,308 shares of Alpha Modus common stock deemed to be beneficially owned by Mr. Alessi prior to the Business Combination, and (ii) 1,000,000 shares of New IAC common stock anticipated to be issued to Janbella Group, LLC, pursuant to the Business Combination Agreement. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

(4)      Includes (i) 75,000 shares of Alpha Modus common stock held in the name of Chris Chumas, and (ii) 6,000 shares of Alpha Modus common stock held in the name of Mr. Chumas’s spouse, Amanda Chumas.

(5)      Includes (i) 20,000 shares of Alpha Modus common stock held in the name of Gregory Richter, and (ii) 16,000 shares of Alpha Modus common stock held in the name of Mr. Richter’s spouse, Kim Alessi.

(6)      The address of Polar Multi-Strategy Master Fund is [•]. Consists of 1,000,000 shares of New IAC common stock anticipated to be issued to Polar Multi-Strategy Master Fund pursuant to the Business Combination Agreement

MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of New IAC will be managed by or under the direction of the New IAC Board. New IAC’s Amended and Restated Charter provides for a staggered, or classified, Board of Directors consisting of three classes of directors, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders, as follows:

•        Class A, which we anticipate will consist of Scott Wattenberg and Oscar Brito, whose terms will expire at the first annual meeting of stockholders to be held after the consummation of the Business Combination;

•        Class B, which we anticipate will consist of Jeffrey Gary and [•], whose terms will expire at the second annual meeting of stockholders to be held after the consummation of the Business Combination; and

•        Class C, which we anticipate will consist of William Alessi, Michael Garel, and Gregory Richter, whose terms will expire at the third annual meeting of stockholders to be held after the consummation of the Business Combination.

At each annual meeting of stockholders to be held after the initial classification, directors for that class will be elected for a three-year term at the annual meeting of stockholders in the year in which the term expires. Each director’s term is subject to the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation or removal. Subject to any rights applicable to any then outstanding preferred stock, any vacancies on the New IAC Board may be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the New IAC Board may have the effect of delaying or preventing changes in New IAC’s control or management. New IAC’s directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of New IAC’s voting securities.

The following table sets forth the name, age and position of each of the expected directors and executive officers of New IAC upon consummation of the Business Combination as of [•]:

Name	Age	Position
Executive Officers
William Alessi	52	Chief Executive Officer, Director
Rodney Sperry	55	Chief Financial Officer
Chris Chumas	38	Chief Sales Officer
Non-Employee Directors
[•]	[•]	Director
Jeffrey Gary	60	Director
Greg Richter	60	Director[(1),(2),(3)]
Michael Garel	46	Director[(2),(3)]
Scott Wattenberg	53	Director[(1),(2)]
Oscar Brito	51	Director[(1),(3)]

____________

(1)      Member of the New IAC audit committee, effective upon the consummation of the Business Combination.

(2)      Member of the New IAC compensation committee, effective upon the consummation of the Business Combination.

(3)      Member of the New IAC nominating and corporate governance committee, effective upon the consummation of the Business Combination.

Executive Officers

William Alessi, the sole member of the Alpha Modus board of directors and its Chief Executive Officer, will be appointed to serve as the Chief Executive Officer of New IAC and as a member of the New IAC Board upon consummation of the Business Combination. He is the founder, and has served as the CEO, of Alpha Modus since August 2014, and as the Managing Director of Hybrid Titan Management, LLC, from September 2000 to November 2021. Mr. Alessi served on the board of directors of Accredited Solutions, Inc. (formerly known as Good

Hemp, Inc.) from February 2018 to May 2022, and as its President and Chief Executive Officer until December 2021. We believe that Mr. Alessi’s many years of executive leadership experience, as well as his longstanding personal connection to Alpha Modus and its intellectual property, qualify him to serve on the New IAC Board.

Rodney Sperry will be appointed to serve as the Chief Financial Officer of New IAC upon consummation of the Business Combination. He has been serving as CFO of Accredited Solutions, Inc. since June 2021. He has 14 years of experience in public accounting at leading accounting services and consulting firms in Utah. His industry background includes audits for both private and publicly traded companies across several industries including manufacturing, distribution, mining, energy, and not-for-profit organizations. He has served as outside controller for several public companies over the last thirteen years and has been responsible for their SEC filings and compliance. Mr. Sperry was a licensed CPA in the state of Utah from February 2001 through September 2014 and has operated his own financial consultancy practice for the past thirteen years. He obtained his bachelor’s degree in accounting from Westminster College and his Master of Business Administration from Utah State University.

Chris Chumas will be appointed the Chief Sales Officer of New IAC upon consummation of the Business Combination. He has been the Chief Strategy Officer of Alpha Modus since June 2018. Mr. Chumas served as an IBM sales executive from 2008-2017. He worked with Erwin, Inc. as an Enterprise Solution Strategist from 2017-2022 and served as a director of Accredited Solutions, Inc. from July 2019 to May 2022. Mr. Chumas currently works as an Enterprise Sales Leader at WorkFusion, an intelligent automation solutions company, where he has worked since June 2022.

Non-Employee Directors

[•]

Jeffrey Gary has served as the Chief Executive Officer, Chief Financial Officer and as a director of IAC since April 2021 and will continue serving as a member of the New IAC Board following consummation of the Business Combination. Mr. Gary has a 30-year track record in the investment and financial services industry, including significant M&A experience. He is an experienced board member and investor, having worked on numerous transactions with SPACs and public and private equity companies and has directly led audit, fiduciary, and corporate governance committees of these companies. He was on the board of directors of National Holdings Corporation (Nasdaq: NHLD) (February 2019 to February 2021), where he also served as the chair of the audit committee until the successful sale of National to B. Riley Financial in February 2021. He currently serves on the Board of Directors for the Arca US Treasury Mutual Fund and is the Audit Committee Chair (since December 2019). Mr. Gary also sits on the advisory boards for two FinTech companies, DealBox (since May 2019) and Total Network Service/Digital Names (since May 2019). From October 2018 to March 2020, Mr. Gary served on the board of directors of the Axonic Alternative Income Mutual Fund. Previously, Mr. Gary was a senior portfolio manager and led investment teams at Avenue Capital Group (from January 2012 to July 2018), Third Avenue (from May 2009 to December 2010), BlackRock (NYSE: BLK) (from September 2003 to December 2008), AIG/American General (NYSE: AIG) (from May 1998 to September 2003), and Koch Industries (from September 1996 to April 1998) where he invested across all asset classes with a focus on the high-yield, bank loan and distressed markets. During this time, he operated in a variety of roles, which included presenting each quarter on regulatory, compliance, shareholder, the Sarbanes-Oxley Act of 2002, and other SEC matters to the Board. His role also included making investments and negotiating capital structures for numerous corporate buyout and acquisition transactions. He also successfully launched and managed several new investment businesses between 1996 and 2018 and was an angel investor/advisor for a start-up healthcare company. For a number of years, Mr. Gary was the portfolio manager for numerous NYSE-listed funds. Mr. Gary also sat as an investment committee member at BlackRockKelso Capital BDC (Nasdaq: BKCC) (“BKCC”) from February 2005 to December 2008, where he was involved with the review and approval of all private equity and credit investments, and was a team member in the launch and initial public offering of BKCC. Additionally, Mr. Gary was employed at Avenue Capital from January 2012 to July 2018. He started his career at PricewaterhouseCoopers as a senior auditor from September 1984 to June 1987 and later as a senior analyst at Citigroup (NYSE: C) from July 1987 to July 1988. From August 1988 to December 2002, Mr. Gary was an investment banker at Mesirow Financial. From January 1993 to August 1996, he was a senior distressed analyst at Cargill, Inc. Mr. Gary served as a Board Director and Chief Financial Officer of Fusion I from June 2020 until its business combination with MoneyLion in September 2021 and continues to be a Board Director of MoneyLion. Mr. Gary also served on the Board of Directors and as the Chief Financial Officer of Fusion II from February 2021 until January 2022. Mr. Gary earned a Bachelor of Science in Accounting from Penn State University in 1984 and a Master of Business Administration in Finance and

International Business from Northwestern University (Kellogg) in 1991. Mr. Gary is a Certified Public Accountant. We believe Mr. Gary’s experience in the financial services industry and with M&A transactions and service on public company and private company boards of directors make him qualified to serve on the New IAC Board.

Greg Richter is the Chief Executive Officer and a Partner of Medalist Partners, an alternative investment management firm focused on credit opportunities, and will be appointed to the New IAC Board upon consummation of the Business Combination. Prior to co-forming Medalist in May 2018, and its predecessor firm Candlewood Investment Group in 2010, Mr. Richter worked at Credit Suisse as a portfolio manager heading their structured credit effort. Previously, Mr. Richter was the Global Head of Credit Suisse’s Specialty Finance Group and a member of Credit Suisse’s Fixed Income Operating Committee, where he was responsible for the combined Global Asset Finance Capital Markets and the Specialty Finance Banking Groups. The Global Asset Finance Capital Markets division was responsible for loan origination and securitization activity in the U.S., Europe, Australia and Emerging and structured and originated a wide array of securitized products. Prior to this, in addition to running Credit Suisse’s ABS/CDO trading/syndicate effort, Mr. Richter also headed the Asset Backed Securities Home Equity (ABSHE) shelf which bought and packaged mortgage loans. Prior to joining Credit Suisse, Mr. Richter spent 15 years at Prudential Securities in New York where, most recently, he was Managing Director and served as the head of Trading and Syndicate for all structured products. Mr. Richter holds a B.A. in Economics from Colgate University. We believe Mr. Richter’s experience in the financial industry make him qualified to serve on the New IAC Board.

Michael Garel, who will be appointed to the New IAC Board upon consummation of the Business Combination, is the Senior Director of Innovation at Omnicell, a pharmacy technology company, where he has worked since September 2021. From July 2018 through September 2021, Mr. Garel was the Director of Data Strategy at Accruent, a healthcare technology company. Mr. Garel founded eyeQ in 2013, and eyeQ was acquired by Alpha Modus in 2018, and has been an advisor to Alpha Modus since 2018. Previously, Mr. Garel was a mechanical engineer at Dell from 1999 to 2008, an a Product and Development Manager from May 2008 through March 2013. Mr. Garrel received his Bachelor of Science from Carnegie Mellon University, and his Master of Business Administration from the Texas McCombs School of Business at the University of Texas. We believe Mr. Garrel’s technology expertise qualifies him to serve on the New IAC Board.

Scott Wattenberg has served as the Chief Financial Officer at SPATCO Energy Solutions since April 2023 and will be appointed to the New IAC Board upon consummation of the Business Combination. Mr. Wattenberg has extensive experience in financial leadership roles. Prior to his current position, he served as the Chief Financial Officer at BestCo from July 2014 to April 2023. Scott also served as the CFO at Prym Consumer USA from 2011 to 2014. Mr. Wattenberg served as CFO — COO at Genesis Today, Inc., from 2010-2011, CFO — COO of Microstaq from 2007-2010, and Senior Finance Director/CFO for New Business Ventures at Walmart from 2006-2007. Previously, Mr. Wattenberg served as CFO of Philips Display Solutions from 2003-2006. He is currently an Advisory Board Member at Greenstream International and Green Revolution Cooling. Mr. Wattenberg obtained his MBA in 2005 from The University of Chicago Booth School of Business. We believe Mr. Wattenberg’s established expertise in financial management make him a valuable addition to the New IAC Board.

Oscar Brito, who will be appointed to the New IAC Board upon consummation of the Business Combination, has served as the Chief Executive Officer and director of Metrospaces, Inc., a real property and technology company, since June 2021, and served as its Chief Financial Officer from October 2017 to June 2021. Mr. Brito has more than two decades of experience in real estate development and management in the US and Europe. He co-founded The Bulgari Hotel, a luxury hotel in London, in May 2007, and was responsible for sourcing the site location, and developing the property into a leading boutique hotel. Additionally, he co-founded IQSTel, Inc., a Spanish telecommunications firm providing VoIP and telecom services to Tier-1 carriers in Europe, including Deutsche Telecom and Vodafone, in June 2017. He served as a member of the Board of Directors of IQSTel from June 2017 to March 2020. Mr. Brito is a founder and current managing director of GBS Capital Partners, LLC, a merchant bank specializing in middle-market tech and real estate investments and advisory. Since founding the firm, he has advised on transactions totaling $500 million. Mr. Brito holds a Law Degree from the Universidad Católica Andrés Bello and an MBA from Duke University’s Fuqua School of Business. We believe that Mr. Brito business and management experience qualify him to serve on the New IAC Board.

Board of Directors Leadership Structure

Upon the consummation of the Business Combination, New IAC’s Proposed Bylaws will not require separating the roles of Chair of the Board and Chief Executive Officer. The New IAC Board believes that combining these roles will help to promote unified leadership and direction for both the New IAC Board and management, and is consequently expected to appoint Mr. Alessi as President, Chief Executive Officer and Chair of the New IAC Board upon consummation of the Business Combination.

In connection with the expected appointment of Mr. Alessi as Chair of the New IAC Board, the Board is also expected to create the position of Lead Independent Director upon the consummation of the Business Combination and appoint [Greg Richter] to serve in that role.

Board Composition

Upon the consummation of the Business Combination, the New IAC Board will be comprised of seven directors, of which five directors will be nominated by Alpha Modus, including the chief executive officer of New IAC, and two directors will be nominated by IAC, to be approved by Alpha Modus.

Director Independence

Upon the consummation of the Business Combination, the New IAC Board is expected to determine that [Greg Richter, Michael Garel, Scott Wattenberg, and Oscar Brito] will qualify as independent directors on the New IAC Board, as defined under the listing rules of Nasdaq, and the New IAC Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq relating to director independence requirements. In addition, New IAC will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.

Role of the New IAC Board in Risk Oversight/Risk Committee

Upon the consummation of Business Combination, one of the key functions of the New IAC Board will be informed oversight of New IAC’s risk management process. The New IAC Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the New IAC Board as a whole, as well as through various standing committees of the New IAC Board that address risks inherent in their respective areas of oversight. For example, the New IAC audit committee will be responsible for overseeing the management of risks associated with the New IAC’s financial reporting, accounting, and auditing matters; the New IAC’s compensation committee will oversee the management of risks associated with our compensation policies and programs.

Board Committees

Effective upon the consummation of the Business Combination, the New IAC Board will establish an audit committee, a compensation committee and a nominating and corporate governance committee. The New IAC Board will adopt a charter for each of these committees, which will comply with the applicable requirements of current Nasdaq rules. New IAC intends to comply with future requirements to the extent they will be applicable to New IAC. Following the consummation of the Business Combination, copies of the charters for each committee will be available on the investor relations portion of New IAC’s website.

Audit Committee

New IAC’s audit committee will consist of [Greg Richter, Scott Wattenberg, and Oscar Brito]. The New IAC Board has determined that each of the members of the audit committee will satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the New IAC Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Scott Wattenberg will serve as the Chair of the audit committee. The New IAC Board determined that Mr. Wattenberg qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, the New IAC Board considered Mr. Wattenberg’s formal education and previous experience in financial roles and as Chief Financial Officer for several companies. Both New IAC’s independent registered public accounting firm and management periodically will meet privately with New IAC’s audit committee.

The functions of the audit committee will include, among other things:

•        evaluating the performance, independence and qualifications of New IAC’s independent auditors and determining whether to retain New IAC’s existing independent auditors or engage new independent auditors;

•        monitoring the integrity of New IAC’s financial statements and New IAC’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•        reviewing the integrity, adequacy and effectiveness of New IAC’s internal control policies and procedures;

•        preparing the audit committee report required by the SEC to be included in New IAC’s annual proxy statement;

•        discussing the scope and results of the audit with New IAC’s independent auditors, and reviewing with management and New IAC’s independent auditors New IAC’s interim and year-end operating results;

•        establishing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;

•        reviewing New IAC’s guidelines and policies on risk assessment and risk management;

•        reviewing and approving related party transactions;

•        obtaining and reviewing a report by New IAC’s independent auditors at least annually, that describes New IAC’s independent auditors internal quality control procedures, any material issues raised by review under such procedures, and any steps taken to deal with such issues when required by applicable law; and

•        approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by New IAC’s independent auditors.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. New IAC will to comply with future requirements to the extent they become applicable to New IAC.

Compensation Committee

New IAC’s compensation committee will consist of [Greg Richter, Michael Garel, and Scott Wattenberg]. [Greg Richter] will serve as the Chair of the compensation committee. The New IAC’s Board has determined that each of the members of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq.

The functions of the compensation committee will include, among other things:

•        approving the retention of compensation consultants and outside service providers and advisors;

•        reviewing and approving, or recommending that the New IAC Board approve, the compensation of New IAC’s executive officers, including annual base salary, annual incentive bonuses, specific performance goals relevant to their compensation, equity compensation, employment;

•        reviewing and recommending to the New IAC Board the compensation of New IAC’s directors;

•        administering and determining any award grants under New IAC’s equity and non-equity incentive plans;

•        reviewing and evaluating succession plans for the executive officers;

•        preparing the compensation committee report required by the SEC to be included in New IAC’s annual proxy statement; and

•        periodically reviewing New IAC’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives.

The composition and function of its compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. New IAC will comply with future requirements to the extent they become applicable to New IAC.

Nominating and Corporate Governance Committee

New IAC’s nominating and corporate governance committee will consist of [Greg Richter, Michael Garel, and Oscar Brito]. [Oscar Brito] will serve as the Chair of the nominating and corporate governance committee. The New IAC Board has determined that each of the members of New IAC’s nominating and corporate governance committee will satisfy the independence requirements of Nasdaq.

The functions of the nominating and corporate governance committee include, among other things:

•        identifying, evaluating, and recommending individuals qualified to become members of the New IAC Board and its committees;

•        evaluating the performance of the New IAC Board and of individual directors;

•        reviewing the Company’s environmental and social responsibility policies and practices;

•        developing and recommending corporate governance guidelines to the New IAC Board; and

•        overseeing an annual evaluation of the New IAC Board’s and management.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. New IAC will comply with future requirements to the extent they become applicable to New IAC.

Compensation Committee Interlocks and Insider Participation

None of the intended members of New IAC’s compensation committee has ever been an executive officer or employee of New IAC. None of New IAC’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the New IAC Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

The Amended and Restated Charter, which will be effective upon consummation of the Business Combination, eliminates New IAC’s directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•        for any transaction from which the director derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares; or

•        for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of New IAC’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Amended and Restated Charter requires New IAC to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. New IAC plans to maintain a directors’ and officers’ insurance policy pursuant to which New IAC’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Amended and Restated Charter prohibits any retroactive changes to the rights or protections or increasing the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, New IAC will enter into separate indemnification agreements with New IAC’s directors and officers. These agreements, among other things, require New IAC to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of New IAC’s directors or officers or any other company or enterprise to which the person provides services at New IAC’s request.

We believe these provisions in the Amended and Restated Charter are necessary to attract and retain qualified persons as directors and officers for New IAC following the completion of the Business Combination.

Code of Conduct and Ethics for Employees, Executive Officers and Directors

The New IAC Board will adopt a Code of Conduct and Ethics (the “Code of Ethics”) applicable to all of New IAC’s employees, executive officers and directors. The Code of Ethics will be available on New IAC’s website at [•]. Information contained on or accessible through New IAC’s website is not a part of this proxy statement/prospectus, and the inclusion of New IAC’s website address in this proxy statement/prospectus is an inactive textual reference only. The nominating and corporate governance committee of the New IAC Board will be responsible for overseeing the Code of Ethics and must approve any waivers of the Code of Ethics for employees, executive officers and directors. New IAC expects that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on its website.

EXECUTIVE AND DIRECTOR COMPENSATION OF ALPHA MODUS

Throughout this section, unless otherwise noted, “we,” “us,” “our” and similar terms refer to Alpha Modus, Corp. and its subsidiaries prior to the consummation of the Business Combination, and to New IAC and its subsidiaries after the Business Combination. This discussion may contain forward-looking statements that are based on New IAC’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that it adopts following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion. All share counts in this section are shown on a pre-Business Combination basis.

This section describes the material components of the executive compensation program for certain of Alpha Modus’ executive officers (the “Target NEOs”) and directors. This discussion may contain forward-looking statements that are based on Alpha Modus’ current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Alpha Modus adopts following the completion of the Business Combination may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

Post-Combination Company Executive Compensation

In connection with the Business Combination, Alpha Modus intends to develop a compensation program that is designed to align executives’ compensation with Alpha Modus’ business objectives and the creation of stockholder value, while helping Alpha Modus to continue to attract, motivate and retain individuals who contribute to the long-term success of the company. Alpha Modus anticipates that compensation for its executive officers will have three primary components: base salary, an annual cash incentive bonus opportunity, and long-term equity-based incentive compensation.

Decisions on the design and implementation of the executive compensation program will be made by the compensation committee, as established at the closing of the Business Combination. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee.

Summary Compensation Table — Fiscal 2021 and 2020

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Alessi	2022	—	—	—	—	—	—	—	—
(Chief Executive Officer)	2021	—	—	—	—	—	—	—	—
Chris Chumas	2022	—	—	—	—	—	—	—	—
(Chief Strategic Officer)	2021	—	—	—	—	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End

No Alpha Modus executive officer named above had any unexercised options, stock that had not vested or equity incentive plan awards outstanding as of December 31, 2022 and 2021.

Equity Incentive Plans

Long-Term Incentive Plans.    Alpha Modus does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings since there were none.

Employee Pension, Profit Sharing or other Retirement Plans.    Alpha Modus does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Executive Employment Agreements

We intend to enter into an employment agreement with William Alessi to serve as our Chief Executive Officer. The agreement will be effective on the closing of the Business Combination and does not have a specified term. The agreement provides that [•] will receive an initial annual base salary of $[•] and is eligible for an annual discretionary bonus as determined by the Compensation Committee and to participate in the Company’s benefit plans made available to employees generally. If Mr. Alessi’s employment with the Company is terminated by the Company without “cause” or by him for “good reason” (as defined in the agreement), he will receive severance of [•] months base salary (or $[•] if such termination occurs within two years after the closing), payable in installments over an [•]-month period, payment of his COBRA premiums for [•] months, and [•] months’ accelerated vesting of his then-outstanding and unvested equity awards granted by the Company. However, if such a termination of his employment occurs in connection with or within [•] months following a change in control of the Company, his severance will equal the sum of [•] months of his base salary and one and [•] times his annual target bonus for the year of termination (or, if no target bonus has been established, the amount of his actual bonus for the prior year and provided that his severance will not be less than $[•] if such termination occurs within two years after the closing) and will be paid in a lump sum; and his then-outstanding equity awards granted by the Company will be fully vested. Mr. Alessi’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company.

We intend to enter into an employment agreement with Rodney Sperry to serve as our Chief Financial Officer. The agreement will be effective on the closing of the Business Combination and does not have a specified term. The agreement provides that [•] will receive an initial annual base salary of $[•] and is eligible for an annual discretionary bonus as determined by the Compensation Committee and to participate in the Company’s benefit plans made available to employees generally. If Mr. Sperry’s employment with the Company is terminated by the Company without “cause” or by him for “good reason” (as defined in the agreement), he will receive severance of [•] months base salary (or $[•] if such termination occurs within two years after the closing), payable in installments over an [•]-month period, payment of his COBRA premiums for [•] months, and [•] months’ accelerated vesting of his then-outstanding and unvested equity awards granted by the Company. However, if such a termination of his employment occurs in connection with or within [•] months following a change in control of the Company, his severance will equal the sum of [•] months of his base salary and one and [•] times his annual target bonus for the year of termination (or, if no target bonus has been established, the amount of his actual bonus for the prior year and provided that his severance will not be less than $[•] if such termination occurs within two years after the closing) and will be paid in a lump sum; and his then-outstanding equity awards granted by the Company will be fully vested. Mr. Sperry’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company.

We intend to enter into an employment agreement with Chris Chumas to serve as our Chief Sales Officer. The agreement will be effective on the closing of the Business Combination and does not have a specified term. The agreement provides that [•] will receive an initial annual base salary of $[•] and is eligible for an annual discretionary bonus as determined by the Compensation Committee and to participate in the Company’s benefit plans made available to employees generally. If Mr. Chumas’s employment with the Company is terminated by the Company without “cause” or by him for “good reason” (as defined in the agreement), he will receive severance of [•] months base salary (or $[•] if such termination occurs within two years after the closing), payable in installments over an [•]-month period, payment of his COBRA premiums for [•] months, and [•] months’ accelerated vesting of his then-outstanding and unvested equity awards granted by the Company. However, if such a termination of his employment occurs in connection with or within [•] months following a change in control of the Company, his severance will equal the sum of [•] months of his base salary and one and [•] times his annual target bonus for the year of termination (or, if no target bonus has been established, the amount of his actual bonus for the prior year and provided that his severance will not be less than $[•] if such termination occurs within two years after the closing) and will be paid in a lump sum; and his then-outstanding equity awards granted by the Company will be fully vested. Mr. Chumas’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company.

Defined Contribution Plans

As part of its overall compensation program, Alpha Modus provides all full-time employees, including each of the Target NEOs, with the opportunity to participate in a defined contribution 401(k) plan. The plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the plan. The 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. The Company does not currently make any matching or other contributions to participants’ accounts under the 401(k) plan.

Director Compensation

The current director of Alpha Modus (William Alessi) will continue to serve on the Board following the closing of the Business Combination. In connection with the closing, we expect to grant each of non-employee directors an option to purchase up to [•] shares of our common stock with an exercise price equal to the per-share value of our common stock on the grant date. Each option will vest monthly installments over a two-year period, subject to the director’s continued service on the Board. In addition, each of our non-employee directors will receive a cash annual retainer of $[•] for their service on the Board, payable in quarterly installments. New IAC intends to continue evaluating the compensation to be provided to its non-employee directors following the closing.

Mr. Alessi, who serves as Alpha Modus’ Chief Executive Officer and whose compensation for fiscal 2022 is reported above, did not receive any additional compensation for his service on the Alpha Modus Board during fiscal 2022.

CERTAIN ALPHA MODUS RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

William Alessi, an officer and director of Alpha Modus, previously loaned the Company $89,000 and received a payment of $4,000, for a net of $85,000. The loan is informal, unsecured, due on demand and bears no interest. As of September 30, 2023, December 31, 2022, and December 31, 2021, the balance was $10,158, $85,929, and $110,732, respectively.

Janbella Group, LLC (“Janbella”), which is controlled by Mr. Alessi, previously provided loans which were due on demand and bore no interest (“Janbella Loans”). As of September 30, 2023, and December 31, 2022, the balance was $703,016 and $75,000, respectively.

On January 17, 2023, Alpha Modus issued Janbella secured convertible promissory note for $412,500. The note included the $75,000 balance on the Janbella Loans as of December 31, 2022, an additional $300,000 for $300,000 in funding provided by Janbella to Alpha Modus at that time, and an original issue discount of $37,500. The note matures on January 17, 2024, and there was a one-time interest charge of 10%, or $41,250. All assets of the Alpha Modus were collateral for the note. In the event of a qualified offering prior to the maturity date, at the option of Janbella, for every dollar received by Alpha Modus in a qualified offering, Janbella would receive $0.50, until the outstanding principal and interest were paid. The note is convertible at a conversion price of $1.00. In the event of a merger or consolidation, the payment due to Janbella was 200% of the principal.

On March 29, 2023, Alpha Modus entered into a settlement agreement with a relative of Mr. Alessi for $85,000. As of September 30, 2023, Alpha Modus had a liability of $65,000 owed pursuant to the settlement agreement.

On August 31, 2023, Alpha Modus issued Janbella an amended secured promissory note for $453,750. This note was a modification of the $412,500 note issued to Janbella dated January 17, 2023.

On August 31, 2023, Alpha Modus issued Janbella an additional secured promissory note for $300,000. The note matures on August 31, 2024, the note does not accrue interest, and the imputed interest for the period is immaterial. All assets of Alpha Modus are collateral for the note.

Stockholder Support Agreement

On October 13, 2023, Alpha Modus, IAC, and the majority stockholder of Alpha Modus entered into the Stockholder Support Agreement, whereby the stockholder agreed, among other things, to vote all of their shares of Alpha Modus common stock in favor of the Business Combination and the adoption of the Business Combination Agreement. Additionally, such stockholders agreed not to (prior to any termination of the Stockholder Support Agreement) (a) transfer any of their shares of Alpha Modus common stock or Alpha Modus preferred stock (or enter into any contract or option with respect thereto), or (b) enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement. Collectively, as of October 13, 2023, the key Alpha Modus stockholder held sufficient shares of Alpha Modus stock to deliver the requisite votes needed to approve the merger and adopt the Business Combination Agreement.

Indemnification Agreements

New IAC intends to enter into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Amended and Restated Charter and the Proposed Bylaws. These agreements, among other things, will require New IAC to indemnify New IAC’s directors and executive officers for certain expenses, including reasonable attorneys’ fees, incurred by a director or executive officer in generally any action or proceeding arising out of their services as one of New IAC’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at New IAC’s request. New IAC believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Amended and Restated Charter and the Proposed Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the New IAC and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Related Person Transaction Policy Following the Business Combination

Upon consummation of the Business Combination, the New IAC board will adopt a written Related Person Transactions Policy that sets forth New IAC’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of New IAC’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) New IAC (including any of its subsidiaries, if any) was, is or will be a participant, (ii) the aggregate amount involved exceeds or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest.

Subject to certain limitations, transactions involving compensation for services provided to New IAC as an employee or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of New IAC’s voting securities (including New IAC common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons. A related person is also someone who has a position or relationship with any firm, corporation or other entity that engages in the transaction if (i) such person is employed or is a general partner or principal or in a similar position with significant decision making influence, or (ii) the direct or indirect ownership by such person and all other foregoing persons, in the aggregate, is 10% or greater in another person which is party to the transaction.

Under the policy, any related person, or any director, officer or employee of New IAC who knows of the transaction, must report the information regarding the proposed related person transaction to New IAC’s chief financial officer and chairperson of the audit committee for review. To identify related person transactions in advance, New IAC will rely on information supplied by New IAC’s executive officers, directors and certain significant stockholders. In considering related person transactions, New IAC’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the nature of the related person’s interest in the transaction;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties.

All related party transactions may be consummated or continued only if approved or ratified by New IAC’s audit committee. No director or member of New IAC’s audit committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a related party, except that such member may be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of New IAC’s audit committee.

All of the transactions described above were entered into prior to the adoption of such policy.

APPRAISAL RIGHTS

IAC Stockholder Appraisal Rights

IAC’s stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

HOUSEHOLDING INFORMATION

In accordance with the rules of the SEC, IAC may send a single copy of this proxy statement/prospectus to any household at which two or more stockholders reside if IAC believes the stockholders are members of the same family unless such stockholders provide IAC with contrary instructions. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce IAC’s expenses. However, if stockholders prefer to receive multiple sets of this proxy statement/prospectus at the same address, such stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of this proxy statement/prospectus, the stockholders should follow these instructions:

If the shares of IAC Class A common stock are registered in the name of the stockholder, the stockholder should contact IAC’s offices at c/o Insight Acquisition Corp., 333 East 91st Street, New York, New York 10128, (609) 751-3193. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock to be issued hereunder will be passed upon for IAC by Brunson Chandler & Jones, PLLC, Salt Lake City, Utah.

EXPERTS

The audited financial statements of IAC as of and for the years ended December 31, 2022 and 2021, included in this proxy statement/prospectus have been so included in reliance on a report of WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon (which includes an explanatory paragraph relating to IAC’s ability to continue as a going concern) appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The audited financial statements of Alpha Modus, Corp. as of and for the years ended December 31, 2022 and 2021, have been included herein in reliance upon the report of Turner, Stone & Company, L.L.P., an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for IAC’s securities is Continental Stock Transfer & Trust Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS AND WARRANTHOLDERS

Pursuant to the rules of the SEC, IAC and servicers that it employs to deliver communications to IAC’s stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, IAC will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement/prospectus may likewise request that IAC deliver single copies of IAC’s proxy statement in the future. Stockholders may notify IAC of their requests by calling or writing IAC at its principal executive offices at 333 East 91st Street, New York, New York 10128. Following the Business Combination, communications should be sent to Alpha Modus, Corp. at 20311 Chartwell Center Dr., #1469, Cornelius, North Carolina, 28031.

SUBMISSION OF STOCKHOLDER PROPOSALS

IAC’s board of directors is aware of no other matter that may be brought before the IAC Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the IAC Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

The Proposed Bylaws, which will be effective upon the consummation of the Business Combination, provide notice procedures for stockholders to propose business (other than director nominations) to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of New IAC not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after such anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Further, the Proposed Bylaws, which will be effective upon the consummation of the Business Combination, provide notice procedures for stockholders to nominate a person as a director to be considered by stockholders at a meeting. To be timely in the case of an annual meeting, a stockholder’s notice must be received by the Secretary at the principal executive offices of New IAC not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after such anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting was first made. To be timely in the case of a special meeting, a stockholder’s notice must be received by the Secretary at the principal executive offices of New IAC not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the IAC Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Michael Singer, Executive Chairman, and Jeff Gary, CEO, Insight Acquisition Corp., 333 East 91st Street, New York, New York, 10128. Following the Business Combination, such communications should be sent to William Alessi, Chief Executive Officer, Insight Acquisition Corp., 20311 Chartwell Center Dr., #1469, Cornelius, North Carolina, 28031. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

WHERE YOU CAN FIND MORE INFORMATION

IAC has filed a registration statement on Form S-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.

IAC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access IAC’s filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at: http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, IAC’s corporate website at https://www.insightacqcorp.com/. IAC’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the IAC Special Meeting, you should contact IAC by telephone or in writing:

Michael Singer/Jeff Gary
Executive Chairman/CEO
Insight Acquisition Corp.
333 East 91st Street
New York, New York 10128
(609) 751-3193

You may also obtain these documents by requesting them in writing or by telephone from IAC’s proxy solicitor, [•], at the following address and telephone number:

[•]
Toll Free: [•]
Collect: [•]
(banks and brokers can call collect at [•])
Email: [•]

If you are a stockholder of IAC and would like to request documents, please do so by [•], 2024, in order to receive them before the IAC Special Meeting. If you request any documents from IAC, IAC will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement/prospectus relating to IAC has been supplied by IAC, and all such information relating to Alpha Modus has been supplied by Alpha Modus. Information provided by either IAC or Alpha Modus does not constitute any representation, estimate or projection of any other party. IAC’s website is https://www.insightacqcorp.com/ and Alpha Modus’ website is https://alphamodus.com/. The information on these websites is neither incorporated by reference into this proxy statement/prospectus, or into any other filings with, or into any other information furnished or submitted to, the SEC.

This document is a proxy statement of IAC for the IAC Special Meeting. IAC has not authorized anyone to give any information or make any representation about the Business Combination, IAC or Alpha Modus that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

INSIGHT ACQUISITION CORP.

Index to Unaudited Interim Condensed Financial Statements as of and
for the Nine Months Ended September 30, 2023 and 2022

Index to Audited Financial Statements December 31, 2022 and 2021

Page
Report of Independent Registered Public Accounting Firm	F-28
Balance Sheets as of December 31, 2022 and 2021	F-29
Statements of Operations for the year ended December 31, 2022 and for the period from April 20, 2021 (inception) through December 31, 2021	F-30
Statements of Changes in Stockholders’ Deficit for the year ended December 31, 2022 and for the period from April 20, 2021 (inception) through December 31, 2021	F-31
Statements of Cash Flows for the year ended December 31, 2022 and for the period from April 20, 2021 (inception) through December 31, 2021	F-32
Notes to Financial Statements	F-33

ALPHA MODUS, CORP.

Index to the Unaudited Interim Condensed Financial Statements as of September 30, 2023 and
December 31, 2022, and for the nine months ended September 30, 2023 and 2022

INSIGHT ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets:
Current assets:
Cash	$—	$171,583
Restricted cash	306,096	—
Prepaid expenses	86,173	367,219
Due from related party	1,041,000	—
Total current assets	1,433,269	538,802
Investments held in Trust Account	10,426,124	244,314,622
Total Assets	$11,859,393	$244,853,424

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$51,055	$128,835
Accrued expenses	518,002	68,216
Due to related party	730,000	85,000
Due to investor	150,000	—
Income tax payable	671,759	467,991
Excise tax payable	2,348,302	—
Franchise tax payable	157,200	149,041
Total current liabilities	4,626,318	899,083
Deferred tax liability	—	156,593
Deferred underwriting commissions in connection with the Initial Public Offering	6,600,000	12,000,000
Derivative liabilities	673,805	84,890
Total Liabilities	11,900,123	13,140,566

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 1,000,945 and 24,000,000 redeemable shares at $11.21 and $10.15 per share redemption value at September 30, 2023 and December 31, 2022, respectively	11,221,524	243,597,590

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding at September 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 5,100,000 and 0 non-redeemable shares issued and outstanding at September 30, 2023 and December 31, 2022 (excluding 1,000,945 and 24,000,000 shares subject to possible redemption), respectively	510	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 900,000 and 6,000,000 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	90	600
Additional paid-in capital	—	—
Accumulated deficit	(11,262,854)	(11,885,332)
Total stockholders’ deficit	(11,262,254)	(11,884,732)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$11,859,393	$244,853,424

The accompanying notes are an integral part of these unaudited condensed financial statements.

INSIGHT ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
General and administrative expenses	$450,375	$278,380	$1,372,947	$1,030,966
General and administrative expenses – related party	75,000	—	225,000	—
Franchise tax expenses	50,000	49,863	150,000	147,995
Loss from operations	(575,375)	(328,243)	(1,747,947)	(1,178,961)

Other income (expense):
Change in fair value of derivative liabilities	7,245	1,790,500	(588,915)	8,726,170
Change in fair value of Forward Purchase Agreement Liability	8,035	—	86,369	—
Gain on investments held in Trust Account	384,239	1,170,566	2,898,987	1,299,387
Gain on forgiveness of deferred underwriting fee payable	—	—	273,110	—
Total other income, net	399,519	2,961,066	2,669,551	10,025,557

(Loss) income before income tax expense	(175,856)	2,632,823	921,604	8,846,596
Income tax expense	(51,725)	(241,792)	(637,175)	(241,792)
Net (loss) income	$(227,581)	$2,391,031	$284,429	$8,604,804

Weighted average shares outstanding of Class A Redeemable common stock, basic and diluted	2,366,608	24,000,000	7,637,976	24,000,000
Basic and diluted net (loss) income per common share, Class A Redeemable common stock	$(0.03)	$0.08	$0.02	$0.29

Weighted average shares outstanding of Class A Non-Redeemable common stock, basic and diluted	5,100,000	—	3,605,495	—
Basic and diluted net (loss) income per common share, Class A Non-Redeemable common stock	$(0.03)	$—	$0.02	$—

Weighted average shares outstanding of Class B common stock, basic and diluted	900,000	6,000,000	2,400,000	6,000,000
Basic and diluted net (loss) income per common share, Class B common stock	$(0.03)	$0.08	$0.02	$0.29

The accompanying notes are an integral part of these unaudited condensed financial statements.

INSIGHT ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2022	—	$—	6,000,000	$600	$—	$(11,885,332)	$(11,884,732)
Accretion of Class A common stock subject to redemption value	—	—	—	—	—	3,628,151	3,628,151
Contributions from Sponsor	—	—	—	—	100,000	—	100,000
Initial Value of Forward Purchase Agreement	—	—	—	—	(86,369)	—	(86,369)
Class B common stock converted to Class A common stock on a one for one basis	5,100,000	510	(5,100,000)	(510)	—	—	—
Net income	—	—	—	—	—	895,469	895,469
Balance – March 31, 2023 (unaudited)	5,100,000	510	900,000	90	13,631	(7,361,712)	(7,347,481)
Accretion of Class A common stock subject to redemption value	—	—	—	—	(13,631)	(240,334)	(253,965)
Excise tax payable	—	—	—	—	—	(2,156,214)	(2,156,214)
Net loss	—	—	—	—	—	(383,459)	(383,459)
Balance – June 30, 2023 (unaudited)	5,100,000	510	900,000	90	—	(10,141,719)	(10,141,119)
Accretion of Class A common stock subject to redemption value	—	—	—	—	—	(701,466)	(701,466)
Excise tax payable	—	—	—	—	—	(192,088)	(192,088)
Net loss	—	—	—	—	—	(227,581)	(227,581)
Balance – September 30, 2023 (unaudited)	5,100,000	$510	900,000	$90	$—	$(11,262,854)	$(11,262,254)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – December 31, 2021	—	$—	6,000,000	$600	$—	$(21,395,176)	$(21,394,576)
Net income	—	—	—	—	—	3,379,497	3,379,497
Balance – March 31, 2022 (unaudited)	—	—	6,000,000	600	—	(18,015,679)	(18,015,079)
Net income	—	—	—	—	—	2,834,276	2,834,276
Balance – June 30, 2022 (unaudited)	—	—	6,000,000	600	—	(15,181,403)	(15,180,803)
Accretion of Class A common stock subject to redemption value	—	—	—	—	—	(648,626)	(648,626)
Net income	—	—	—	—	—	2,391,031	2,391,031
Balance – September 30, 2022 (unaudited)	—	$—	6,000,000	$600	$—	$(13,438,998)	$(13,438,398)

The accompanying notes are an integral part of these unaudited condensed financial statements.

INSIGHT ACQUISITION CORP.
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net income	$284,429	$8,604,804
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of derivative liabilities	588,915	(8,726,170)
Gain on investments held in Trust Account	(2,898,986)	(1,299,387)
Gain on forgiveness of deferred underwriting fee payable	(273,110)	—
Change in fair value of forward purchase agreement	(86,369)	—
Deferred tax benefit	(156,593)	—
Changes in operating assets and liabilities:
Prepaid expenses	281,046	360,348
Accounts payable	(77,780)	125,353
Accrued expenses	449,786
Accrued expenses – related party	—	(2,746)
Due to related party	225,000	—
Due from related party	(891,000)	—
Income tax payable	203,768	241,792
Franchise tax payable	8,159	(49,230)
Net cash used in operating activities	(2,342,735)	(745,236)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	2,457,248	205,853
Cash withdrawn from Trust Account in connection with redemption	234,830,236	—
Cash deposited in Trust Account	(500,000)	—
Net cash provided by investing activities	236,787,484	205,853

Cash Flows from Financing Activities:
Contributions from Sponsor	100,000	—
Due to related party	420,000	—
Offering costs paid	—	(85,000)
Redemption of common stock	(234,830,236)	—
Net cash used in financing activities	(234,310,236)	(85,000)

Net change in cash and restricted cash	134,513	(624,383)
Cash and restricted cash – beginning of the period	171,583	877,937
Total cash and restricted cash – end of the period	$306,096	$253,554
Cash	$—	$253,554
Restricted Cash	$306,096	$—

Supplemental disclosure of noncash activities:
Forgiveness of deferred underwriting fee payable	$5,126,890	$—
Value of excise tax liability	$2,348,302	$—
Increase in Due to Investor	$150,000	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 1 — Description of Organization and Business Operations

Insight Acquisition Corp. (the “Company”) was incorporated in Delaware on April 20, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of September 30, 2023, the Company had not commenced any operations. All activity for the period from April 20, 2021 (inception) through September 30, 2023 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below and subsequent to the Initial Public Offering, the search for a business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Insight Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 1, 2021. On September 7, 2021, the Company consummated its Initial Public Offering of 24,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $240.0 million, and incurring offering costs of approximately $17.5 million, of which approximately $12.0 million and approximately $668,000 were for deferred underwriting commissions (see Note 5) and offering costs allocated to derivate warrant liabilities, respectively.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 7,500,000 and 1,200,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), to the Sponsor and Cantor Fitzgerald & Co. (“Cantor”) and Odeon Capital Group, LLC (“Odeon”), respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million (see Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $241.2 million ($10.05 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and of the Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the Trust Account.

The company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide the holders of the Company’s outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholders meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 1 — Description of Organization and Business Operations (cont.)

conduct a tender offer will be made by the Company, in its sole discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially at $10.05 per Public Share plus pro rata interest earned in Trust Account). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares were recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if the holders of 65% of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 3) and any Public Shares purchased during or after the Initial Public Offering, and the Anchor Investors (as defined below in Note 3) agreed to vote any Founder Shares held by them in favor of a Business Combination. In addition, the Initial Stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. The Company’s Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Company’s Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and any other holders of the Founder Shares immediately prior to the Initial Public Offering (the “Initial Stockholders”) agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Anchor Investors are not entitled to (i) redemption rights with respect to any Founder Shares held by them in connection with the completion of the initial Business Combination, (ii) redemption rights with respect to any Founder Shares held by them in connection with a stockholder vote to amend the Certificate of Incorporation in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company has not consummated an initial Business Combination within the Combination Period or (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period).

If the Company is unable to complete a Business Combination by December 7, 2023 (the “Combination Period”), or up to June 7, 2024 provided the Company extends the Combination Period to the fullest extent, as further as noted below, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 1 — Description of Organization and Business Operations (cont.)

possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On March 6, 2023 the Company held a special meeting (the “Special Meeting”) of stockholders. At the Special Meeting, the Company’s stockholders were asked to vote on the following items: (i) a proposal to amend the Charter to extend the date by which the Company has to consummate a business combination for an additional one month, from March 7, 2023 to April 7, 2023 and thereafter, at the discretion of the board of directors of the Company and without a vote of the stockholders, up to five (5) times for an additional one month each time, for a total of up to five additional months to September 7, 2023 (the “First Charter Amendment Proposal”), (ii) a proposal to amend the Company’s Charter to eliminate from the Charter the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Second Charter Amendment Proposal”), (iii) a proposal to amend the Charter to provide for the right of a holder of Class B common stock of the Company, par value $0.0001 per share (“Class B Common Stock”) to convert such shares into shares of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”) on a one-for-one basis prior to the closing of a business combination at the election of the holder (the “Third Charter Amendment Proposal” and together with the First Charter Amendment Proposal and the Second Charter Amendment Proposal, the “Charter Amendment Proposals”) and (iv) a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve each of the Charter Amendment Proposals. In connection with the Extension, the holders of 21,151,393 Class A common shares, representing approximately 88.1% of the Company’s issued and outstanding Class A common shares, elected to redeem their shares. Following such redemptions, approximately $28,744,831 remained in the trust account and 2,848,607 shares of Class A Common Stock remained issued and outstanding.

On March 28, 2023, the board of directors of the Company approved a one-month extension of the date by which the Company has to consummate a business combination to May 7, 2023 and authorized management to deposit $80,000 into the Trust Account for such extension. Accordingly, management deposited $80,000 into the Trust Account and the date by which the Company has to consummate a business combination has been extended to May 7, 2023. On May 2, 2023, the board of directors of the Company approved an additional one-month extension to June 7, 2023 and deposited an additional $80,000 into the Trust Account.

On March 29, 2023, the Company entered into a forward share purchase agreement (the “Forward Share Purchase Agreement”) with Avila, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP (collectively, “Seller”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, Seller intends but is not obligated to purchase the Company’s Class A Common Stock from holders (other than the Company or its affiliates) who have elected to redeem such shares in connection with the Proposed Transactions. Purchases by Seller will be made through brokers in the open market after the redemption deadline in connection with the Proposed Transactions at a price no higher than the redemption price to be paid by the Company in connection with the Proposed Transactions (the “Initial Price”). The Shares purchased by the Seller, other than the Share Consideration Shares are referred to herein as the “Recycled Shares.” The Seller also may sell 2,376,000 shares of the Company Class A Common Stock purchased in the Company’s initial public offering (“IPO Shares”) in the Forward Purchase Transaction, up to a maximum of 2,500,000 shares of Class A Common Stock (including any Recycled Shares).

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 1 — Description of Organization and Business Operations (cont.)

On April 3, 2023, the Company entered into a Business Combination Agreement (“Avila BCA”) with Avila Energy Corporation, an Alberta corporation (“Avila”), pursuant to which the Company will acquire Avila for consideration of shares of the Company following its redomicile into the Province of Alberta. The business combination agreement and related executed agreements included supporting agreements and a forward share purchase agreement are more fully described and filed with the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2023.

On April 18, 2022, the Company received a notification from the New York Stock Exchange (“NYSE”) that it was in violation of NYSE requirements as it had failed to timely file its Annual Report on Form10-K for the fiscal year ended December 31, 2022 (the “Form10-K”) and that if the Form 10-K is not filed with the SEC by 2:30 p.m. Eastern Time on April 21, 2023, NYSE post the Company to the NYSE’s late filers list on the Profile, Data and News pages with respect to each of the Company’s securities (the “LF Designation”). Effective April 19, 2022, the Company filed the Form10-Kand that same day the Company received additional correspondence from the NYSE acknowledging that the filing had been made and cancelling its prior correspondence and stating that the LF Designation would not be posted on the Profile, Data and News pages with respect to each of the Company’s securities.

On April 27, 2023, the Company issued a press release reporting that the Company will transfer the listing of its securities to The Nasdaq Stock Market. In the press release, the Company stated that its securities will commence trading on Nasdaq upon the market open on Tuesday, May 2, 2023. The Company’s Class A common stock will continue trading under the ticker symbol “INAQ” on the Nasdaq Global Market and the Company’s units and warrants will continue trading under the ticker symbols “INAQU” and “INAQW,” respectively, on the Nasdaq Capital Market.

On May 24, 2023, the Company received a notification from The Nasdaq Stock Market (“Nasdaq”) that it was not in compliance with Nasdaq Listing Rule 5250I(1) as it had failed to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Form 10-Q”). Under the Nasdaq Listing Rules, the Company now has 60 calendar days to submit a plan to regain compliance and if the plan is accepted, Nasdaq may grant an exception of up to 180 calendar days from the Form 10-Q’s due date, or until November 20, 2023, to regain compliance. The Company subsequently filed the Form 10-Q for the quarter ended March 31, 2023 on June 2, 2023, regaining compliance.

On August 10, 2023, the Company and Avila entered into a Letter Agreement providing for the mutual termination of the Avila BCA. The Letter Agreement provides for the mutual release of claims against the other party and also provides that Avila will pay to the Company $300,000 in partial reimbursement of expenses incurred by the Company in connection with the Avila BCA (the “Avila Payment”). The Avila Payment is due and payable as follows: 1) up to $300,000 immediately upon Avila’s receipt of net proceeds from any financing, public or private, in excess of U.S. $3,000,000, -or- (2) (i) $50,000 by December 1, 2023, (ii) $100,000 by February 1, 2024 and (iii) $150,000 by April 1, 2024.

On August 17, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $480,000 (the “Note”) to the Sponsor, in exchange for the Sponsor advancing $480,000 to the Company to fund six one-month extensions of the amount of time the Company has to complete its initial business combination, from March 7, 2023 to September 7, 2023. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement warrants of the Company at a price of $1.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. On November 6, 2023, the Company and the Sponsor entered into a written agreement to rescind and nullify the promissory note (Note 10).

As approved by its stockholders at the annual meeting of stockholders held on September 6, 2023 (the “Annual Meeting”), the Company filed a Second Amendment (the “Second Amendment”) to its Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State on September 6, 2023 to modify the terms and extend Combination Period by which the Company has to consummate an initial business combination (the “Business Combination”) from September 7, 2023 to June 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 1 — Description of Organization and Business Operations (cont.)

Trust Account, as defined in the Charter for each one-month extension. In connection with the stockholder’s vote at the Annual Meeting, 1,847,662 shares were tendered for redemption in exchange for a total redemption payment of $19,208,848.

On September 7, 2023, October 7, 2023 and November 7, 2023 the Company deposited $20,000 into the Trust Account, on each date, to extend the Business Combination Period from September 7, 2023 to December 7, 2023.

Effective as of October 13, 2023, the Company, IAC Merger Sub Inc., a Florida corporation (“Merger Sub”) and Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), entered into a business combination agreement and plan of merger (the “AM BCA”) pursuant to which Merger Sub will merge with and into Alpha Modus with Alpha Modus as the surviving corporation and becoming a wholly owned subsidiary of the Company. The Board of Directors of the Company (the “Board”) has unanimously approved and declared advisable the AM BCA, the Merger and the other transactions contemplated thereby (the “Proposed Transactions”). A copy of the AM BCA is filed as Exhibit 2.1 in the Current Report on Form 8-K, dated October 17, 2023. In connection with entering into the AM BCA, in October 2023, the Company formed IAC Merger Sub Inc, a Florida corporation.

The Initial Stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.05. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.05 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.05 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, the results of its operations and search for a target company, the specific impact is not readily determinable as of the date of the unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy is not

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 1 — Description of Organization and Business Operations (cont.)

determinable as of the date of these unaudited condensed financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited condensed financial statements.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury.

The Company held a meeting on March 6, 2023 where the stockholders voted to approve a proposal to amend the Company’s amended and restated certificate of incorporation to extend the Combination Period, from March 7, 2023, monthly for up to six additional months at the election of the Company, ultimately until as late as September 7, 2023 (the “Extension”, and such extension date the “Extended Date”). In connection with the March 6, 2023 meeting, 21,151,393 shares of the Company’s common stock were redeemed with a total redemption payment of $215,621,387.

As a result, the Company booked a liability of $2,348,302 for the excise tax based on 1% of shares redeemed during the reporting period. For interim periods, an entity is not required to estimate future stock repurchases and stock issuances to measure its excise tax obligation. Rather, an entity can generally record the obligation on an as-incurred basis. In other words, the excise tax obligation recognized at the end of a quarterly financial reporting period is calculated as if the end of the quarterly period was the end of the annual period for which the excise tax obligation is payable.

Pursuant to the AM BCA, (i) in the event the business combination contemplated by the AM BCA occurs, then the surviving company shall pay the Company’s excise tax liability; (ii) if Alpha Modus does not obtain its shareholders approval of the business combination, or Alpha Modus breaches the AM BCA, then Alpha Modus will be responsible to pay the Company’s excise tax liability; and (iii) if an Alpha Modus material adverse effect occurs and the business combination does not close, or if Alpha Modus fails to close the business combination for any reason other than a material breach by the Company, then Alpha Modus will be responsible to pay the Company’s excise tax liability. In all other circumstances the Company will be responsible to pay the Company’s excise tax liability, except if the Company liquidates prior to December 31, 2023, in which event there will be no excise tax liability. The Company will not use any of the funds held in the Trust Account and any additional amounts deposited into the Trust Account, as well as any interest earned thereon, to pay for the Company’s excise tax liability. In addition, because the excise tax would be payable by the Company and not by the redeeming holders, the mechanics of any required payment of the excise tax by the Company have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 1 — Description of Organization and Business Operations (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Liquidity and Going Concern

As of September 30, 2023, the Company had approximately $0 in its operating bank account available to pay operating expenses and working capital deficit of approximately $3,193,049.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for issuance of the Founder Shares (as defined in Note 3), and the loan from the Sponsor of approximately $163,000 under the Note (as defined in Note 4). The Company repaid $157,000 of Note balance on September 7, 2021 and repaid the remaining balance of approximately $6,000 in full on September 13, 2021, at which time the Note was terminated. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of September 30, 2023 and December 31, 2022, there were no amounts outstanding under any Working Capital Loans.

On August 17, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $480,000 (the “Note”) to the Sponsor, in exchange for the Sponsor advancing $480,000 to the Company to fund six one-month extensions of the amount of time the Company has to complete its initial business combination, from March 7, 2023 to September 7, 2023. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement warrants of the Company at a price of $1.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. As of September 30, 2023 there was no amounts drawn from the promissory note and on November 6, 2023 the Company and the Sponsor entered into a written agreement to rescind and nullify the promissory note (Note 10).

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 1 — Description of Organization and Business Operations (cont.)

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until June 7, 2024 (extended monthly through extension payments), to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to complete a Business Combination by close of business on June 7, 2024. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 7, 2024.

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X and pursuant to the rules and regulations of the SEC. Accordingly, certain disclosures included in the annual financial statements have been condensed or omitted from these financial statements as they are not required for interim financial statements. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results that may be expected through December 31, 2023 or any future period.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form10-K filed by the Company with the SEC on April 19, 2023.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2023 and December 31, 2022.

Restricted Cash

The Company has approximately $306,096 of restricted cash to be used to pay for taxes as of September 30, 2023. There was no restricted cash balance as of December 31, 2022.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Use of Estimates

The preparation of condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of income and expenses

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

during the reporting period. Making estimates requires management to exercise significant judgment. One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the warrant liabilities. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Investments Held in the Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. Trading securities and investments in money market funds are presented on the condensed balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equals or approximates the carrying amounts represented in the condensed balance sheets, except for the derivative liabilities (see Note 9).

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants and the forward purchase agreement, to determine if such instruments are derivatives or contain features that qualify as

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The warrants issued in the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. The initial fair value of the Public Warrants issued in connection with the Public Offering and the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using the public market quoted prices at each measurement date starting at September 30, 2022. The fair value of Public Warrants has subsequently been measured based on the listed market price of such warrants. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

The Company granted the underwriters a 45-day option to purchase up to 3,600,000 additional Units solely to cover over-allotments, if any. The Company estimated the fair value of the over-allotment option using a Black-Scholes model. On October 16, 2021, the over-allotment option expired unexercised.

The Forward Purchase Agreement entered into on March 29, 2023 included elements that require liability classification under ASC 480. Accordingly, the Company recognizes the Forward Purchase Agreement as a liability at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as it is outstanding. The initial fair value of the Forward Purchase Agreement liability issued was estimated using a Put Option Pricing model, which analyzed and incorporated into the model the put price, the risk-free rate, the variable term, the settlement features, the likelihood of completing a business combination and the early termination provisions. The model estimates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e., stock price, exercise price, etc.). Probabilities were assigned to each variable such as the timing and pricing of events over the term of the instruments based on management projections. The fair value was adjusted for the market implied likelihood of completing a business combination.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating expenses in the condensed statements of operations. Offering costs associated with issuance of the Class A common stock were charged against the carrying value of the Class A common stock subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were offset by a full valuation allowance as of September 30, 2023 and December 31, 2022. The deferred tax liability as of September 30, 2023 and December 31, 2022 was $0 and $156,593, respectively.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Tax expense of approximately $52,000 and $242,000 was recognized for the three months ended September 30, 2023 and 2022, respectively, and amounts of approximately $637,000 and $242,000 were recognized for the nine months ended September 30, 2023 and 2022, respectively. There were no unrecognized tax benefits as of September 30, 2023 and December 31, 2022. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 1,000,945 and 24,000,000 shares of Class A common stock subject to possible redemption as of September 30, 2023 and December 31, 2022, respectively, are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A common stock subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net (Loss) Income Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. The presentation assumes a business combination as the most likely outcome. Net (loss) income per common share is calculated by dividing the net (loss) income by the weighted average shares of common stock outstanding for the respective period.

The calculation of diluted net (loss) income does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 20,700,000 shares of Class A common stock in the calculation of diluted (loss) income per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net (loss) income per share is the same as basic net (loss) income per share for the three and nine months ended September 30, 2023 and 2022. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

The following tables present a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share for each class of common stock:
	For the Three Months Ended September 30,
	2023			2022
	Class A redeemable	Class A non-redeemable	Class B	Class A redeemable	Class B
Basic and diluted net (loss) income per common share:
Numerator:
Allocation of net (loss) income	$(64,374)	$(138,726)	$(24,481)	$1,912,825	$478,206
Denominator:
Basic and diluted weighted average common shares outstanding	2,366,608	5,100,000	900,000	24,000,000	6,000,000
Basic and diluted net (loss) income per common share	$(0.03)	$(0.03)	$(0.03)	$0.08	$0.08
	For the Nine Months Ended September 30,
	2023			2022
	Class A redeemable	Class A non-redeemable	Class B	Class A redeemable	Class B
Basic and diluted net income per common share:
Numerator:
Allocation of net income	$159,231	$75,165	$50,033	$6,883,843	$1,720,961
Denominator:
Basic and diluted weighted average common shares outstanding	7,637,976	3,605,495	2,400,000	24,000,000	6,000,000
Basic and diluted net income per common share	$0.02	$0.02	$0.02	$0.29	$0.29

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.

Note 3 — Initial Public Offering

On September 7, 2021, the Company consummated its Initial Public Offering of 24,000,000 Units, generating gross proceeds of $240.0 million, and incurring offering costs of approximately $17.5 million, of which approximately $12.0 million and approximately $668,000 were for deferred underwriting commissions and offering costs allocated to derivative warrant liabilities, respectively. Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Of the 24,000,000 Units sold in the Initial Public Offering, 23,760,000 Units were purchased by certain qualified institutional buyers or institutional accredited investors which are not affiliated with any member of the Company management (the “Anchor Investors”). In connection with the sale of Units to the Anchor Investors, the Sponsor transferred an aggregate of 1,350,000 of the Company’s Class B common stock held by the Sponsor (the “Founder

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 3 — Initial Public Offering (cont.)

Shares”) to the Anchor Investors at a price of approximately $0.004 per Founder Share. The Company determined that the excess of the fair value of the Founder Shares acquired by the Anchor Investors over the price paid by such Anchor Investors should be recognized as an offering cost in accordance with SEC Staff Accounting Bulletin Topic 5A. The Company estimated the fair value of the Founder Shares sold to the Anchor Investors to be $2.37 per share or an aggregate of approximately $3.2 million, based on third-party transactions in the Sponsor’s equity interests. Accordingly, the offering cost is allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Warrants are expensed as incurred. Offering costs allocated to the Public Shares are charged against the carrying value of Class A common stock upon the completion of the Initial Public Offering.

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,600,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price, less underwriting discounts and commissions. On October 16, 2021, the over-allotment option expired unexercised.

Note 4 — Related Party Transactions

Founder Shares

On May 5, 2021, the Sponsor paid for certain offering costs totaling $25,000 on behalf of the Company in exchange for issuance of 6,181,250 shares of the Company’s Founder Shares, par value $0.0001 per share. On July 29, 2021, the Company effected a 1:1.1162791 stock split of Class B common stock, resulting in an aggregate of 6,900,000 shares of Class B common stock outstanding. In connection with the sale of Units to the Anchor Investors, the Sponsor transferred 1,350,000 Founder Shares to the Anchor Investors, as described in Note 3, above. The Sponsor agreed to forfeit up to 900,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters, so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On October 16, 2021, the over-allotment option expired unexercised. As such, 900,000 shares of Class B common stock were forfeited.

The Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.

Contributed Capital

During the quarter ended March 31, 2023, the Sponsor contributed $100,000 to the Company for no consideration.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,500,000 and 1,200,000 Private Placement Warrants to the Sponsor and Cantor and Odeon, respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor and the underwriters was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 4 — Related Party Transactions (cont.)

does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. Except as set forth below, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor, the underwriters or their permitted transferees.

The Sponsor, the underwriters and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On April 30, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $163,000 under the Note. On September 7, 2021, the Company repaid $157,000 of Note balance and repaid the remaining balance of approximately $6,000 in full on September 13, 2021. Subsequent to the repayment, the facility was no longer available to the Company.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2023 and December 31, 2022, the Company had no borrowings under the Working Capital Loans.

Services Agreement

On September 1, 2021, the Company entered into an agreement with the Sponsor, pursuant to which the Company agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to or incurred by members of the Company’s management team until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation. For the three and nine months ended September 30, 2023, the Company incurred approximately $30,000 and $90,000, respectively, under the services agreement in the condensed statements of operations. For the three and nine months ended September 30, 2022, the Company incurred approximately $30,000 and $90,000, respectively, under the services agreement in the condensed statements of operations. As of September 30, 2023 and December 31, 2022, $130,000 and $45,000 were included in due to related party on the condensed balance sheets, respectively.

The board of directors has also approved payments of up to $15,000 per month, through the earlier of the consummation of the Company’s initial Business Combination or its liquidation, to members of the Company’s management team for services rendered to the Company. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates. For the three and nine months ended September 30, 2023 and 2022, the Company incurred approximately $45,000 and $135,000, respectively, under the services agreement. For the three and nine months ended September 30, 2022, the Company

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 4 — Related Party Transactions (cont.)

incurred approximately $45,000 and $135,000, respectively, under the services agreement in the condensed statements of operations. As of September 30, 2023 and December 31, 2022, $180,000 and $45,000 were included in due to related party on the condensed balance sheets, respectively.

Promissory Note — Related Party

On August 17, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $480,000 (the “Note”) to the Sponsor, in exchange for the Sponsor advancing $480,000 to the Company to fund six one-month extensions of the amount of time the Company has to complete its initial business combination, from March 7, 2023 to September 7, 2023. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement warrants of the Company at a price of $1.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. As of September 30, 2023 there was no amounts drawn from the promissory note and on November 6, 2023 the Company and the Sponsor entered into a written agreement to rescind and nullify the promissory note (Note 10).

Due to related party

As of September 30, 2023, the Sponsor advanced a total of $420,000 to the Company of which $400,000 was deposited to the Trust to extend the Business Combination Period from April 7, 2023 to September 7, 2023 based on the Amended and Restated Certificate of Incorporation as amended on March 6, 2023 allowing the Company to consummate an initial business combination from March 7, 2023 to September 7, 2023, provided that the Company deposits the lesser of $80,000 and $0.04 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension and $20,000 was deposited to the Trust to extend the Business Combination period from September 7, 2023 to October 7, 2023 based on the Amended and Restated Certificate of Incorporation as amended on September 6, 2023 allowing the Company to consummate an initial business combination from September 7, 2023 to June 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension. As of September 30, 2023 and December 31, 2022, $420,000 and $0 were included in due to related party on the condensed balance sheets, respectively.

Due from related party

On July 20, 2023 and August 7, 2023, a total of $891,000 was transferred to the Sponsor from the operating bank account and $150,000 is due from the Sponsor related to the subscription agreement as noted in Note 6, of which a total of $891,000 was paid back on October 10, 2023, October 11, 2023 and November 2, 2023.

As of September 30, 2023 and December 31, 2022, $1,041,000 and $0 were included in due from related party on the condensed balance sheets, respectively.

Note 5 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares), were entitled to registration rights pursuant to a registration and stockholder rights agreement signed prior to the consummation of the Initial Public Offering. These holders were entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 5 — Commitments and Contingencies (cont.)

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4.8 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.50 per unit, or $12.0 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. If the underwriters’ over-allotment option was fully exercised, $0.70 per over-allotment unit, or up to an additional approximately $2.5 million, or approximately $14.5 million in the aggregate, would have been deposited in the Trust Account as deferred underwriting commissions. On October 16, 2021, the over-allotment option expired unexercised. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On October 16, 2021, the over-allotment option expired unexercised.

On March 28, 2023, the Company received a waiver from one of the underwriters of its Initial Public Offering pursuant to which such underwriter waived all rights to $5.4 million of its $8.4 million deferred underwriting commissions payable upon completion of an initial Business Combination. As a result, the Company recognized $273,110 of gain on forgiveness of underwriting fee payable and $5,126,890 toward Class A redeemable shares in relation to the forgiveness of the deferred underwriter fee allocated to the underwriter in the accompanying consolidated financial statements. In connection with this waiver, the underwriter also agreed that the remainder of the deferred underwriting fee of $3.0 million will be payable upon the consummation of the business combination. As of September 30, 2023 and December 31, 2022, $6,600,000 and $12,000,000 were outstanding under deferred underwriting fee payable, respectively.

Forward Share Purchase Agreement

On March 29, 2023, the Company entered into a forward share purchase agreement (the “Forward Share Purchase Agreement”) with Avila, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP (collectively, “Seller”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, Seller intends but is not obligated to purchase shares of SPAC Class A Common Stock from holders (other than SPAC or its affiliates) who have elected to redeem such shares in connection with the Proposed Transactions. Purchases by Seller will be made through brokers in the open market after the redemption deadline in connection with the Proposed Transactions at a price no higher than the redemption price to be paid by SPAC in connection with the Proposed Transactions (the “Initial Price”). The Shares purchased by the Seller, other than the Share Consideration Shares are referred to herein as the “Recycled Shares.” The Seller also may sell 2,376,000 shares of SPAC Class A Common Stock purchased in the SPAC’s initial public offering (“IPO Shares”) in the Forward Purchase Transaction, up to a maximum of 2,500,000 shares of Class A Common Stock (including any Recycled Shares). The Forward Share Purchase Agreement was terminated as a result of the termination of the Avila BCA on August 10, 2023, as described below.

Business Combination Agreements

On April 3, 2023, the Company entered into a Business Combination Agreement with Avila Energy Corporation, an Alberta corporation (“Avila”), pursuant to which the Company will acquire Avila for consideration of shares of the Company following its redomicile into the Province of Alberta. The business combination agreement and related executed agreements included supporting agreements and a forward share purchase agreement are more fully described and filed with the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2023.

On August 10, 2023, the Company and Avila entered into a Letter Agreement providing for the mutual termination of the Avila BCA. The Letter Agreement provides for the mutual release of claims against the other party and also provides that Avila will pay to the Company $300,000 in partial reimbursement of expenses incurred by the Company in connection with the Avila BCA (the “Avila Payment”). The Avila Payment is due and payable as follows: 1) up to $300,000 immediately upon Avila’s receipt of net proceeds from any financing, public or private, in excess of U.S. $3,000,000, -or- (2) (i) $50,000 by December 1, 2023, (ii) $100,000 by February 1, 2024 and (iii) $150,000 by April 1, 2024.

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 5 — Commitments and Contingencies (cont.)

Effective as of October 13, 2023, the Company, IAC Merger Sub Inc., a Florida corporation (“Merger Sub”) and Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), entered into a business combination agreement and plan of merger (the “AM BCA”) pursuant to which Merger Sub will merge with and into Alpha Modus with Alpha Modus as the surviving corporation and becoming a wholly owned subsidiary of the Company. The Board of Directors of the Company (the “Board”) has unanimously approved and declared advisable the AM BCA, the Merger and the other transactions contemplated thereby (the “Proposed Transactions”). A copy of the AM BCA is filed as Exhibit 2.1 in the Current Report on Form 8-K dated October 17, 2023. In connection with entering into the AM BCA, in October 2023, the Company formed IAC Merger Sub Inc, a Florida corporation.

Subscription Agreement

On August 30, 2023, the Company, Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an investor, entered into an agreement (the Subscription Agreement”) in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests (a “Capital Call”), and the Sponsor will in turn loan such funds to the Company, to cover the Company’s working capital expenses (each a “Sponsor Loan”). In September 2023, Polar funded Sponsor $150,000 under the Subscription Agreement and the Sponsor loaned the Company $150,000 from Polar. All subsequent Capital Calls are subject to the mutual consent of the Company, Sponsor and Polar. All Capital Calls funded by Polar shall not accrue interest and are repayable by the Sponsor at the closing of the Company’s initial business combination. At the option of Polar, all Capital Calls funded by Polar may be repaid by the Company through the issuance of 1 share of Class A Common Stock for each $10 of the outstanding Capital Calls funded by Polar. Sponsor is also responsible to reimburse Polar for its reasonable attorney’s fees incurred in connection with the Subscription Agreement up to $5,000. In the event, a business combination does not occur and the Company’s liquidates, then all Capital Calls funded by Polar out of cash held in the Sponsor’s bank accounts and/or the Company’s bank accounts, excluding the Company’s Trust Account. The Sponsor Loans shall not accrue interest and shall be repaid by the Company at the closing of the business combination.

In consideration of the funds received, the Company will issue, at the closing of its business combination, to Polar one (1) shares of the company’s Class A Common Stock for each dollar Polar funds through the Capital Calls (“Subscription Shares”). The Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connect ion with the Business Combination Closing or (ii) if no such registration statement is filed in connection with the Business Combination Closing, shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the Business Combination Closing, which shall be filed no later than 30 days after the Business Combination Closing and declared effective no later than 90 days after the Business Combination Closing. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the Subscription Shares have been transferred to the Investor and the registration statement has been made effective.

In the event the Sponsor of the Company default in their obligations under the Subscription Agreement (a “Default”), then the Sponsor shall be required to transfer to Polar 0.1 share of Class A Common Stock or Class B Common Stock for each $1 that Polar has funded under the Capital Calls as of the date of such Default and shall be required repeat such issuance for each month the such Default continues.

Note 6 — Class A Shares of Common Stock Subject to Possible Redemption

The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. In connection with the Extensions on March 6, 2023 and September 6, 2023, the holders of 21,151,393 and 1,847,662 Class A common shares, representing approximately 88.1% and 65%, respectively, of the Company’s issued and outstanding Class A common shares, elected to redeem their shares. Following such redemptions, approximately $10,426,000 will remain in the trust account and 1,000,945 shares

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 6 — Class A Shares of Common Stock Subject to Possible Redemption (cont.)

of Class A Common Stock subject to possible redemption will remain issued and outstanding. As of September 30, 2023 and December 31, 2022, there were 1,000,945 and 24,000,000 shares of Class A common stock subject to possible redemption outstanding at $11.21 and $10.15 redemption value, respectively, all of which were subject to possible redemption.

The shares of Class A common stock issued in the Initial Public Offering were recognized in Class A common stock subject to possible redemption as follows:

Gross proceeds from Initial Public Offering	$240,000,000
Less:
Fair value of Public Warrants at issuance	(7,582,627)
Offering costs allocated to Class A common stock subject to possible redemption	(20,050,096)
Plus:
Accretion on Class A common stock subject to possible redemption amount	31,230,313
Class A common stock subject to possible redemption at December 31, 2022	243,597,590
Less:
Redemptions	(234,830,236)
Accretion of carrying value to redemption value	(2,672,720)
Plus:
Waiver of underwriting fee allocated to Class A Common Stock	5,126,890
Class A common stock subject to possible redemption at September 30, 2023	$11,221,524

Note 7 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2023 and December 31, 2022, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2023 and December 31, 2022, there were 6,100,945 and 24,000,000 shares of Class A common stock, respectively, issued and outstanding. All shares of Class A common stock subject to possible redemption have been classified as temporary equity (see Note 6). On March 22, 2023, 5,100,000 shares of Class B common stock were exchanged for an equal number of shares of Class A common stock. Such shares are not entitled to redemption rights.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of September 30, 2023 and December 31, 2022, there were 900,000 and 6,000,000 shares of Class B common stock issued and outstanding (see Note 6).

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class B common stock and holders of Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule.

The Class B common stock will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 7 — Stockholders’ Deficit (cont.)

redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 8 — Warrants

As of September 30, 2023 and December 31, 2022, the Company has 12,000,000 and 8,700,000 Public Warrants and Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by the Initial Stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 8 — Warrants (cont.)

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until the completion of a Business Combination, subject to certain limited exceptions. Additionally, except as set forth below, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor, the underwriters or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor, the underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants.    Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Note 9 — Fair Value Measurements

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2023 and December 31, 2022 and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

September 30, 2023

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account – U.S. Treasury Securities	$10,426,124	$—	$—
Liabilities:
Derivative liabilities-public warrants	$—	$390,600	$—
Derivative liabilities-private warrants	$—	$283,205	$—

December 31, 2022

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account – U.S. Treasury Securities	$244,314,622	$—	$—
Liabilities:
Derivative liabilities-public warrants	$—	$49,200	$—
Derivative liabilities-private warrants	$—	$35,690	$—

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 9 — Fair Value Measurements (cont.)

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement on October 1, 2021 because the Public Warrants were separately listed and traded in an active market. The estimated fair value of the Public Warrants transferred from a Level 1 measurement to a Level 2 fair value measurement in September 2022, due to the limited trading activity of the Public Warrants at September 30, 2022 through September 30, 2023. The Private Placement Warrants were transferred from a Level 3 measurement to a Level 2 measurement in September 2022, as the Public and Private Placement Warrants are viewed as economically equivalent. There were no transfers to/from Levels 1, 2, and 3 during the three and nine months ended September 30, 2023.

Level 1 assets include investments in U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields and quoted market prices from dealers or brokers.

The initial fair value of the Public Warrants issued in connection with the Initial Public Offering and the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Black-Scholes model at each measurement date until September 30, 2022 when the public market quoted price was used. For the three and nine months ended September 30, 2023, the Company recognized a gain and loss to the statements of operations resulting from a decrease and increase in the fair value of liabilities of approximately $7,000 and $589,000, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying statements of operations. For the three and nine months ended September 30, 2022, the Company recognized a gain to the condensed statements of operations resulting from a decrease in the fair value of liabilities of approximately $1.8 million and $8.7 million, respectively, presented as change in fair value of derivative liabilities on the accompanying condensed statements of operations.

The initial fair value and the value of the Forward Purchase Agreement liability (previously recorded) issued was estimated using a Put Option Pricing model, which that were analyzed and incorporated into the model included the put price, the risk-free rate, the variable term, the settlement features, the likelihood of completing a business combination and the early termination provisions. The model estimates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e., stock price, exercise price, etc.). Probabilities were assigned to each variable such as the timing and pricing of events over the term of the instruments based on management projections. The fair value was adjusted for the market implied likelihood of completing a business combination. The key inputs are summarized below:

Valuation Date	Common Stock Price	Probability of completing BC	Maximum Term yrs	Risk Free Rate	Implied Volatility
3/29/2023	$10.35	14.00%	3.74	3.74%	2.90%
3/31/2023	$10.22	14.00%	3.73	3.68%	3.50%
6/30/2023	$10.43	14.00%	3.48	3.74%	2.30%
Description	Carrying Value at March 29, 2023	Change in Fair value	Carrying Value at September 30, 2023
Liabilities:
Forward Purchase Agreement	$86,369	$(86,369)	$—

The Forward Share Purchase Agreement was terminated as a result of the termination of the Avila BCA on August 10, 2023. As of September 30, 2023 the liability related to the Forward Purchase Agreement was completely derecognized.

INSIGHT ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2023

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date the unaudited condensed financial statements were issued. Based upon this review, the Company, other than as described below, did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

On October 10, 2023, October 11, 2023 and November 2, 2023 the Sponsor paid back a total of $891,000 of the amounts transferred on July 20 ,2023 and August 7, 2023 (see Note 4).

On November 6, 2023, the Company and the Sponsor entered into a written agreement (the “Rescission Agreement”) to rescind and nullify that certain promissory note in the principal amount of $480,000 and executed on August 17, 2023 (the “Note”) pursuant to which the Company agreed to pay the Sponsor the principal amount of $480,000 subject to the terms and conditions of the Note. Upon execution and delivery of the Rescission Agreement, the Note, in its entirety, is hereby irrevocably rescinded, abrogated, cancelled and rendered null and void ab initio and of no force or effect whatsoever, and the positions among the Company and the Sponsor shall be restored to what would have existed had they not entered into the Note.

On November 7, 2023 the Company deposited $20,000 into the Trust Account to extend the Business Combination Period from November 7, 2023 to December 7, 2023.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
Insight Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Insight Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2022 and the period from April 20, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and the period from April 20, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by May 7, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits include performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2021.
New York, New York
April 18, 2023
PCAOB ID Number 100

INSIGHT ACQUISITION CORP.
BALANCE SHEETS
DECEMBER 31, 2022 AND 2021

	December 31,
	2022	2021
		(as revised)
Assets:
Current assets:
Cash	$171,583	$877,937
Prepaid expenses	367,219	876,317
Total current assets	538,802	1,754,254
Investments held in Trust Account	244,314,622	241,187,929
Total Assets	$244,853,424	$242,942,183

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$128,835	$34,332
Accrued expenses	68,216	155,963
Accrued expenses – related party	85,000	10,000
Income tax payable	467,991	—
Franchise tax payable	149,041	140,274
Total current liabilities	899,083	340,569
Deferred tax liability	156,593	—
Deferred underwriting commissions in connection with the Initial Public Offering	12,000,000	12,000,000
Derivative liabilities	84,890	10,796,190
Total Liabilities	13,140,566	23,136,759

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 24,000,000 shares at $10.14 and $10.05 per share redemption value at December 31, 2022 and 2021, respectively	243,597,590	241,200,000

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at December 31, 2022 and 2021	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; no non-redeemable shares issued or outstanding at December 31, 2022 and 2021	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 6,000,000 shares issued and outstanding at December 31, 2022 and 2021	600	600
Additional paid-in capital	—	—
Accumulated deficit	(11,885,332)	(21,395,176)
Total stockholders’ deficit	(11,884,732)	(21,394,576)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$244,853,424	$242,942,183

The accompanying notes are an integral part of these financial statements.

INSIGHT ACQUISITION CORP.
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022 AND
FOR THE PERIOD FROM APRIL 20, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	For the year ended December 31, 2022	For the period from April 20, 2021 (inception) through December 31, 2021
General and administrative expenses	$1,305,836	$452,844
Franchise tax expenses	205,992	140,274
Loss from operations	(1,511,828)	(593,118)
Other income (expenses):
Change in fair value of derivative warrant liabilities	10,711,300	2,237,915
Offering costs associated with derivative warrant liabilities	—	(667,601)
Gain from expiration of over-allotment option	—	29,522
Net gain (loss) on investments held in Trust Account	3,332,546	(12,071)
Total other income (expenses)	14,043,846	1,587,765
Net income before income tax expense	12,532,018	994,647
Income tax expense	(624,584)	—
Net income	$11,907,434	$994,647
Weighted average shares outstanding of Class A common stock, basic and diluted	24,000,000	10,875,000
Basic and diluted net income per common share, Class A common stock	$0.40	$0.06
Weighted average shares outstanding of Class B common stock, basic and diluted	6,000,000	6,000,000
Basic and diluted net income per common share, Class B common stock	$0.40	$0.06

The accompanying notes are an integral part of these financial statements.

INSIGHT ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2022 AND
FOR THE PERIOD FROM APRIL 20, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021 (as revised)

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – April 20, 2021 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	6,900,000	690	24,310	—	25,000
Excess of cash received over fair value of private placement warrants	—	—	—	—	3,219,000	—	3,219,000
Contribution from Sponsor upon transferring Founder Shares to anchor investors	—	—	—	—	3,199,500	—	3,199,500
Forfeiture of Class B common stock from Sponsor (as revised)	—	—	(900,000)	(90)	—	90	—
Accretion on Class A common stock subject to possible redemption	—	—	—	—	(6,442,810)	(22,389,913)	(28,832,723)
Net income	—	—	—	—	—	994,647	994,647
Balance – December 31, 2021 (as revised)	—	—	6,000,000	600	—	(21,395,176)	(21,394,576)
Increase in redemption value of Class A common stock subject to possible redemption	—	—	—	—	—	(2,397,590)	(2,397,590)
Net income	—	—	—	—	—	11,907,434	11,907,434
Balance – December 31, 2022	—	$—	6,000,000	$600	$—	$(11,885,332)	$(11,884,732)

The accompanying notes are an integral part of these financial statements.

INSIGHT ACQUISITION CORP.
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2022 AND
FOR THE PERIOD FROM APRIL 20, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021

	For the year ended December 31, 2022	For the period from April 20, 2021 (inception) through December 31, 2021
Cash Flows from Operating Activities:
Net income	$11,907,434	$994,647
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	(10,711,300)	(2,237,915)
Offering costs associated with derivative warrant liabilities	—	667,601
Net (gain) loss on investments held in Trust Account	(3,332,546)	12,071
Deferred tax expense	156,593	—
Gain from expiration of over-allotment option	—	(29,522)
Changes in operating assets and liabilities:
Prepaid expenses	509,098	(876,317)
Accounts payable	94,503	12,957
Accrued expenses – related party	72,253	80,963
Income tax payable	467,991	—
Franchise tax payable	8,767	140,274
Net cash used in operating activities	(827,207)	(1,235,241)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account	205,853	—
Cash deposited in Trust Account	—	(241,200,000)
Net cash provided by (used in) investing activities	205,853	(241,200,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	—	25,000
Repayment of note payable to related party	—	(163,132)
Proceeds received from initial public offering, gross	—	240,000,000
Proceeds received from private placement	—	8,700,000
Offering costs paid	(85,000)	(5,248,690)
Net cash (used in) provided by financing activities	(85,000)	243,313,178
Net change in cash	(706,354)	877,937
Cash – beginning of the period	877,937	—
Cash – end of the period	$171,583	$877,937

Supplemental disclosure of noncash activities:
Offering costs paid by Sponsor in exchange for issuance of Class B common stock	$—	$25,000
Offering costs included in accounts payable	$—	$21,375
Offering costs included in accrued expenses	$—	$85,000
Offering costs paid by Sponsor under note payable – related party	$—	$138,132
Deferred underwriting commissions in connection with the Initial Public Offering	$—	$12,000,000

The accompanying notes are an integral part of these financial statements.

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 1 — Description of Organization and Business Operations

Insight Acquisition Corp. (the “Company”) was incorporated in Delaware on April 20, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from April 20, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below and subsequent to the Initial Public Offering, the search for a business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Insight Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 1, 2021. On September 7, 2021, the Company consummated its Initial Public Offering of 24,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $240.0 million, and incurring offering costs of approximately $17.5 million, of which approximately $12.0 million and approximately $668,000 were for deferred underwriting commissions (see Note 5) and offering costs allocated to derivate warrant liabilities, respectively.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 7,500,000 and 1,200,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), to the Sponsor and Cantor Fitzgerald & Co. (“Cantor”) and Odeon Capital Group, LLC (“Odeon”), respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million (see Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $241.2 million ($10.05 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and of the Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (net of amounts disbursed to management for working capital purposes and excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide the holders of the Company’s outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholders meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 1 — Description of Organization and Business Operations (cont.)

or conduct a tender offer will be made by the Company, in its sole discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially at $10.05 per Public Share plus pro rata interest earned in Trust Account). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares were recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 3) and any Public Shares purchased during or after the Initial Public Offering, and the Anchor Investors (as defined below in Note 3) agreed to vote any Founder Shares held by them in favor of a Business Combination. In addition, the Initial Stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Company’s Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and any other holders of the Founder Shares immediately prior to the Initial Public Offering (the “Initial Stockholders”) agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Anchor Investors are not entitled to (i) redemption rights with respect to any Founder Shares held by them in connection with the completion of the initial Business Combination, (ii) redemption rights with respect to any Founder Shares held by them in connection with a stockholder vote to amend the Certificate of Incorporation in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company has not consummated an initial Business Combination within the Combination Period or (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period).

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 1 — Description of Organization and Business Operations (cont.)

If the Company is unable to complete a Business Combination by May 7, 2023 (the “Combination Period”), which may be extended by the board of directors in its sole discretion on a monthly basis up to and including September 7, 2023. If the Company is unable to complete its initial business combination by such date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.05. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.05 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.05 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, the results of its operations and search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy is not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 1 — Description of Organization and Business Operations (cont.)

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 1 — Description of Organization and Business Operations (cont.)

Liquidity and Going Concern

As of December 31, 2022, the Company had approximately $172,000 in its operating bank account and a working capital deficit of approximately $360,000.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for issuance of the Founder Shares (as defined in Note 3), and the loan from the Sponsor of approximately $163,000 under the Note (as defined in Note 4). The Company repaid $157,000 of Note balance on September 7, 2021 and repaid the remaining balance of approximately $6,000 in full on September 13, 2021, at which time the Note was terminated. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of December 31, 2022 and 2021, there were no amounts outstanding under any Working Capital Loans.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until May 7, 2023, which may be extended by our board of directors in their sole discretion on a monthly basis up to and including September 7, 2023, to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to complete a Business Combination by close of business on September 7, 2023. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after September 7, 2023.

Note 2 — Revision to Previously Reported Financial Statements

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,600,000 additional Class A common stock to cover over-allotments, if any, at the Initial Public Offering price, less underwriting discounts and commissions. On October 16, 2021, the over-allotment option expired unexercised as the underwriters did not exercise the over-allotment option. As a result, 900,000 Class B Shares were forfeited. The forfeiture of the Class B Shares was not properly adjusted on the balance sheet and statement of stockholders’ equity in previous financial statements. In addition, in the Company’s income tax footnote in its Annual Report on Form 10-K for the year ended December 31, 2021, its net operating loss and related deferred tax asset and offsetting valuation allowance were overstated due to a calculation error. The error had no impact on the reported balance sheet, statements of operation, statement of cash flows or statements of changes in stockholders’ deficit. See Note 10.

The Company’s management concluded that the financial statements included in the Annual 10-K filing for the year ended December 31, 2021 and the unaudited condensed financial statements included in the Quarterly Reports on Form 10-Qs for the period ended March 31, 2022, June 30, 2022 and September 30, 2022 contain a misstatement insofar as the Class B Shares were overstated on the balance sheet and statement of changes in stockholders’ deficit (the “Affected Period”) and that it is appropriate to revise the financial statements included in the Affected Periods in this Annual Report.

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 2 — Revision to Previously Reported Financial Statements (cont.)

Impact of the Revision

The impact of the revision to the line items on the balance sheets and statements of changes in stockholders’ deficit for the affected periods are presented below. The revision had no impact on the statements of operations or the statements of cash flows. There was no impact on the Company’s total assets or total stockholders’ deficit as reported on the balance sheets.

Balance Sheet:

December 31, 2021:

As of December 31, 2021	As Previously Reported	Adjustment	As Revised
Class B common stock	$690	$(90)	$600
Accumulated deficit	$(21,395,266)	$90	$21,395,176
Shares of Class B common stock	6,900,000	(900,000)	6,000,000

March 31, 2022 (unaudited):

As of March 31, 2022	As Previously Reported	Adjustment	As Revised
Class B common stock	690	(90)	600
Accumulated deficit	(18,015,769)	90	(18,015,679)
Shares of Class B common stock	6,900,000	(900,000)	6,000,000

June 30, 2022 (unaudited):

As of June 30, 2022	As Previously Reported	Adjustment	As Revised
Class B common stock	$690	$(90)	$600
Accumulated deficit	(15,181,493)	90	(15,181,403)
Shares of Class B common stock	6,900,000	(900,000)	6,000,000

September 30, 2022 (unaudited):

As of September 30, 2022	As Previously Reported	Adjustment	As Revised
Class B common stock	$690	$(90)	$600
Accumulated deficit	(13,439,088)	90	(13,438,998)
Shares of Class B common stock	6,900,000	(900,000)	6,000,000

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 2 — Revision to Previously Reported Financial Statements (cont.)

Statement of Changes in Stockholders’ Deficit:

	Common Stock								Accumulated Deficit				Total Shareholder’s Deficit
	Class A		Class B As Previously Reported		Class B Adjustment		Class B As revised		Additional Paid-in Capital	As Previously Reported	Adjustment	Revised
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance – April 20, 2021	—	$—	—	$—	—	$—	—	$—	$—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	6,900,000	690	—	—	6,900,000	690	24,310	—	—	—	25,000
Excess of cash received over fair value of private placement warrants	—	—	—	—	—	—	—	—	3,219,000	—	—	—	3,219,000
Contributions from Sponsor upon transferring Founder Shares to anchor investors	—	—	—	—	—	—	—	—	3,199,500	—	—	—	3,199,500
Accretion on Class A common stock subject to possible redemption	—	—	—	—	—	—	—	—	(6,442,810)	(22,389,913)	—	(22,389,913)	(28,832,723)
Forfeiture of Class B common stock shares from Sponsor	—	—	—	—	(900,000)	(90)	(900,000)	(90)	—	—	90	90	—
Net income	—	—	—	—	—	—	—	—	—	994,647	—	994,647	994,647
Balance – December 31, 2021	—	—	6,900,000	690	(900,000)	(90)	6,000,000	600	—	(21,395,266)	90	(21,395,176)	(21,394,576)
Net income	—	—	—	—	—	—	—	—	—	3,379,497	—	3,379,497	3,379,497
Balance – March 31, 2022 (unaudited)	—	—	6,900,000	690	(900,000)	(90)	6,000,000	600	—	(18,015,769)	90	(18,015,679)	(18,015,079)
Net income	—	—	—	—	—	—	—	—	—	2,834,276	—	2,834,276	2,834,276
Balance – June 30, 2022 (unaudited)	—	—	6,900,000	690	(900,000)	(90)	6,000,000	600	—	(15,181,493)	90	(15,181,403)	(15,180,803)
Increase in redemption value of Class A ordinary shares subject to possible redemption	—	—	—	—	—	—	—	—	—	(648,626)	—	(648,626)	(648,626)
Net income	—	—	—	—	—	—	—	—	—	2,391,031	—	2,391,031	2,391,031
Balance – September 30, 2022 (unaudited)	—	$—	6,900,000	$690	(900,000)	$(90)	6,000,000	$600	$—	$(13,439,088)	$90	$(13,438,998)	$(13,438,398)

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2022 and 2021.

Concentration of Credit Risk

The Company has significant cash balances at financial institutions, which throughout the year regularly exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Making estimates requires management to exercise significant judgment. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Investments Held in the Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in net gain (loss) on investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equals or approximates the carrying amounts represented in the balance sheets, except for the derivative liabilities (see Note 10).

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The warrants issued in the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. The initial fair value of the Public Warrants issued in connection with the Public Offering and the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using the public market quoted prices at each measurement date starting at September 30, 2022. The fair value of Public Warrants has subsequently been measured based on the listed market price of such warrants. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

The Company granted the underwriters a 45-day option to purchase up to 3,600,000 additional Units solely to cover over-allotments, if any. The Company estimated the fair value of the over-allotment option using a Black-Scholes model. On October 16, 2021, the over-allotment option expired unexercised.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating expenses in the statements of operations. Offering costs associated with issuance of the Class A common stock were charged against the carrying value of the Class A common stock subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were offset by a full valuation allowance as of December 31, 2022 and 2021.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2022 and 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 24,000,000 shares of Class A common stock subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A common stock subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net Income Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. The presentation assumes a business combination as the most likely outcome. Net income per common share is calculated by dividing the net income by the weighted average shares of common stock outstanding for the respective period.

The calculation of diluted net income does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 20,700,000 shares of Class A common stock in the calculation of diluted income per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net income per share is the same as basic net income per share for the year ended December 31, 2022 and for the period from April 20, 2021 (inception) through December 31, 2021. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

The following table presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of common stock:
	For the year ended December 31, 2022		For the period from April 20, 2021 (inception) through December 31, 2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per common share:
Numerator:
Allocation of net income	$9,525,947	$2,381,487	$654,633	$340,014
Denominator:
Basic and diluted weighted average common shares outstanding	24,000,000	6,000,000	10,875,000	6,000,000
Basic and diluted net income per common share	$0.40	$0.40	$0.06	$0.06

Recent Accounting Pronouncements

The Company’s management does not believe there are any recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the Company’s financial statements.

Note 4 — Initial Public Offering

On September 7, 2021, the Company consummated its Initial Public Offering of 24,000,000 Units, generating gross proceeds of $240.0 million, and incurring offering costs of approximately $17.5 million, of which approximately $12.0 million and approximately $668,000 was for deferred underwriting commissions and offering costs allocated to derivate warrant liabilities, respectively. Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Of the 24,000,000 Units sold in the Initial Public Offering, 23,760,000 Units were purchased by certain qualified institutional buyers or institutional accredited investors which are not affiliated with any member of the Company management (the “Anchor Investors”). In connection with the sale of Units to the Anchor Investors, the Sponsor transferred an aggregate of 1,350,000 of the Company’s Class B common stock held by the Sponsor (the “Founder Shares”) to the Anchor Investors at a price of approximately $0.004 per Founder Share. The Company determined that the excess of the fair value of the Founder Shares acquired by the Anchor Investors over the price paid by such Anchor Investors should be recognized as an offering cost in accordance with SEC Staff Accounting Bulletin Topic 5A. The Company estimated the fair value of the Founder Shares sold to the Anchor Investors to be $2.37 per share or an aggregate of approximately $3.2 million, based on third-party transactions in the Sponsor’s equity interests. Accordingly, the offering cost is allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Warrants are expensed as incurred. Offering costs allocated to the Public Shares are charged against the carrying value of Class A common stock upon the completion of the Initial Public Offering.

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,600,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price, less underwriting discounts and commissions. On October 16, 2021, the over-allotment option expired unexercised.

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 5 — Related Party Transactions

Founder Shares

On May 5, 2021, the Sponsor paid for certain offering costs totaling $25,000 on behalf of the Company in exchange for issuance of 6,181,250 shares of the Company’s Founder Shares, par value $0.0001 per share. On July 29, 2021, the Company effected a 1:1.1162791 stock split of Class B common stock, resulting in an aggregate of 6,900,000 shares of Class B common stock outstanding. In connection with the sale of Units to the Anchor Investors, the Sponsor transferred 1,350,000 Founder Shares to the Anchor Investors, as described in Note 3, above. The Sponsor agreed to forfeit up to 900,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters, so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On October 16, 2021, the over-allotment option expired unexercised. As such, 900,000 shares of Class B common stock were forfeited.

The Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,500,000 and 1,200,000 Private Placement Warrants to the Sponsor and Cantor and Odeon, respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor and the underwriters was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. Except as set forth below, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor, the underwriters or their permitted transferees.

The Sponsor, the underwriters and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On April 30, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $163,000 under the Note. On September 7, 2021, the Company repaid $157,000 of Note balance and repaid the remaining balance of approximately $6,000 in full on September 13, 2021. Subsequent to the repayment, the facility was no longer available to the Company.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 5 — Related Party Transactions (cont.)

Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2022 and 2021, the Company had no borrowings under the Working Capital Loans.

Services Agreement

On September 1, 2021, the Company entered into an agreement with the Sponsor, pursuant to which the Company agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to or incurred by members of the Company’s management team until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation. For the year ended December 31, 2022 and for the period from April 20, 2021 (inception) through December 31, 2021, the Company incurred approximately $120,000 and $40,000, respectively, under the services agreement in the statements of operations. As of December 31, 2022 and 2021, $40,000 and $10,000, respectively, was included in accrued expenses — related party on the balance sheets.

The board of directors has also approved payments of up to $15,000 per month, through the earlier of the consummation of the Company’s initial business combination or its liquidation, to members of the Company’s management team for services rendered to the Company. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates. For year ended December 31, 2022 and for the period from April 20, 2021 (inception) through December 31, 2021, the Company incurred approximately $180,000 and $45,000, respectively, under the services agreement in the statements of operations. As of December 31, 2022 and 2021, $45,000 and $0, respectively, was included in accrued expenses — related party on the balance sheets.

Note 6 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares), were entitled to registration rights pursuant to a registration and stockholder rights agreement signed prior to the consummation of the Initial Public Offering. These holders were entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4.8 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.50 per unit, or $12.0 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. If the underwriters’ over-allotment option was fully exercised, $0.70 per over-allotment unit, or up to an additional approximately $2.5 million, or approximately $14.5 million in the aggregate, would have been deposited in the Trust Account as deferred underwriting commissions.

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 6 — Commitments and Contingencies (cont.)

On October 16, 2021, the over-allotment option expired unexercised. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. On October 16, 2021, the over-allotment option expired unexercised.

Note 7 — Class A Common Stock Subject to Possible Redemption

The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 24,000,000 shares of Class A common stock outstanding, all of which were subject to possible redemption.

The shares of Class A common stock issued in the Initial Public Offering were recognized in Class A common stock subject to possible redemption as follows:

Gross proceeds from Initial Public Offering	$240,000,000
Less:
Fair value of Public Warrants at issuance	(7,582,627)
Offering costs allocated to Class A common stock subject to possible redemption	(20,050,096)
Plus:
Accretion on Class A common stock subject to possible redemption amount	28,832,723
Class A common stock subject to possible redemption at December 31, 2021	241,200,000
Increase in redemption value of Class A common stock subject to possible redemption	2,397,590
Class A common stock subject to possible redemption at December 31, 2022	$243,597,590

Note 8 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022 and 2021, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were 24,000,000 shares of Class A common stock issued and outstanding. All shares of Class A common stock subject to possible redemption have been classified as temporary equity (see Note 6).

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2022 and 2021, there were 6,000,000 shares of Class B common stock issued and outstanding (see Note 4).

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class B common stock will have the right to elect all of the Company’s directors prior to the consummation of the initial Business Combination. On any other matter submitted to a vote of the Company’s stockholders, holders of Class B common stock and holders of Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule.

The Class B common stock will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 8 — Stockholders’ Deficit (cont.)

adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 9 — Warrants

As of December 31, 2022 and 2021, the Company has 12,000,000 and 8,700,000 Public Warrants and Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by the Initial Stockholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A common stock during the 20 trading day period starting on the trading day prior to

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 9 — Warrants (cont.)

the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until the completion of a Business Combination, subject to certain limited exceptions. Additionally, except as set forth below, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor, the underwriters or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor, the underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants.    Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Note 10 — Income Taxes

The income tax provision consists of the following for the year ended December 31, 2022 and for the period from April 20, 2021 (inception) through December 31, 2021:

	For the year ended December 31, 2022	For the period from April 20, 2021 (inception) through December 31, 2021
Current
Federal	$467,991	$(31,993)
State	—	—
Deferred
Federal	(85,640)	(95,097)
State	—	—
Change in Valuation allowance	242,233	127,090
Income tax expense	$624,584	$—

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 10 — Income Taxes (cont.)

The Company’s net deferred tax assets (liability) is as follows as of December 31, 2022 and 2021:

	December 31, 2022	December 31, 2021
Deferred tax assets:
Start-up/organization costs	$369,323	$95,097
Net operating loss carryforwards	—	31,993
Total deferred tax assets	369,323	127,090
Valuation allowance	(369,323)	(127,090)
Net deferred tax asset	—	—
Deferred tax liabilities:
Unrealized interest on U.S. Treasuries	156,593
Net deferred tax asset (liability)	$(156,593)	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022 and for the period from April 20, 2021 (inception) to December 31, 2021, the valuation allowance was $369,323 and $127,090, respectively. As of December 31, 2022, the Company had no U.S. federal net operating loss carryovers and no state net operating loss carryovers available to offset future taxable income. As of December 31, 2021, the Company had approximately $152,000 U.S. federal net operating loss carryovers, and no state net operating loss carryovers available to offset future taxable income, respectively.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

	Year Ended December 31, 2022	For the Period from April 20, 2021 (inception) through December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
Change in fair value of derivative warrant liabilities	(17.9)%	(47.3)%
Offering costs associated with derivative warrant liabilities	0.0%	14.1%
Gain from expiration of over-allotment option	0.0%	(0.6)%
Change in valuation allowance	1.9%	12.8%
Income tax expense	5.0%	0.0%

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 10 — Income Taxes (cont.)

There were no unrecognized tax benefits as of December 31, 2022 and 2021. No amounts were accrued for the payment of interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Revision of 2021 Income Tax Provision

The Company’s income tax footnote disclosure for the period from April 20, 2021 (inception) through December 31, 2021 and as of December 31, 2021 as reported in its Annual Report on Form 10-K for the period ended December 31, 2021 has been revised. The net operating loss and related deferred tax asset and offsetting valuation allowance were overstated due to a calculation error. The error had no impact on the reported balance sheet, statement of operations, statement of cash flows or statement of changes in stockholders’ deficit. See below tables reflecting the impact of the revisions:

Income Tax Provision

	Period from April 20, 2021 (inception) through December 31, 2021	Period from April 20, 2021 (inception) through December 31, 2021	Period from April 20, 2021 (inception) through December 31, 2021
	As previously reported	Adjustment	As revised
Current
Federal	$631,204	$(663,197)	$(31,993)
State	—
Deferred
Federal	(95,097)	—	(95,097)
State	—
Valuation allowance	(536,107)	663,197	127,090
Income tax provision (benefit)	$—	$—	$—

Deferred tax assets (liability)

	December 31, 2021	December 31, 2021	December 31, 2021
	As previously reported	Adjustment	As revised
Deferred tax assets:
Start-up/Organization costs	$95,097	$—	$95,097
Net operating loss carryforwards	(631,204)	663,197	31,993
Total deferred tax assets	(536,107)	663,197	127,090
Valuation allowance	536,107	(663,197)	(127,090)
Net deferred tax asset	—	—	—

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 10 — Income Taxes (cont.)

Reconciliation of effective tax rate (benefit)

	Period from April 20, 2021 (inception) through December 31, 2021 As reported, 2021 Form 10-K	Period from April 20, 2021 (inception) through December 31, 2021 Adjustment	Period from April 20, 2021 (inception) through December 31, 2021 Revised
Statutory federal income tax rate	21.0%	0.0%	21.0%
Change in fair value of derivative warrant liabilities	47.3%	(94.6)%	(47.3)%
Offering costs associated with derivative warrant liabilities	(14.1)%	28.2%	14.1%
Gain from expiration of over-allotment option	(0.3)%	(0.3)%	(0.6)%
Change in valuation allowance	(53.9)%	66.7%	12.8%
Income Tax Expense	0.0%	0.0%	0.0%

Note 11 — Fair Value Measurements

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2022 and 2021 and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

December 31, 2022

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account – U.S. Treasury Securities	$244,314,622	$—	$—
Liabilities:
Derivative liabilities-public warrants	$—	$49,200	$—
Derivative liabilities-private warrants	$—	$35,690	$—

December 31, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account – U.S. Treasury Securities	$241,187,929	$—	$—
Liabilities:
Derivative liabilities-public warrants	$6,240,000	$—	$—
Derivative liabilities-private warrants	$—	$—	$4,556,190

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 11 — Fair Value Measurements (cont.)

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement on October 1, 2021 because the Public Warrants were separately listed and traded in an active market. The estimated fair value of the Public Warrants transferred from a Level 1 measurement to a Level 2 fair value measurement in September 2022, due to the limited trading activity of the Public Warrants at September 30, 2022 through December 31, 2022. The Private Placement Warrant were transferred from a Level 3 measurement to a Level 2 measurement in September 2022, as the Public and Private Placement Warrants are viewed as economically equivalent. There were no other transfers to/from Levels 1, 2, and 3 during the year ended December 31, 2022.

Level 1 assets include investments in money market funds and U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields and quoted market prices from dealers or brokers.

The initial fair value of the Public Warrants issued in connection with the Initial Public Offering and the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Black-Scholes model at each measurement date until September 30, 2022 when the public market quoted price was used. The fair value of over-allotment option was estimated using a Black-Scholes model. For the year ended December 31, 2022 and for the period from April 20, 2021 (inception) through December 31, 2021, the Company recognized a gain to the statements of operations resulting from a decrease in the fair value of liabilities of approximately $10.7 million and $2.2 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying statements of operations.

The estimated fair value of the Private Placement Warrants and the Public Warrants prior to being separately listed, traded and deemed economically equivalent, and over-allotment option, was determined using Level 3 inputs. Inherent in a Monte Carlo simulation and Black-Scholes model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. Significant increases (decreases) in the expected volatility in isolation could result in a significantly higher (lower) fair value measurement. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

December 31, 2021
Exercise price	$11.50
Stock price	$9.77
Volatility	10.0%
Risk-free rate	1.31%
Dividend yield	0.0%

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 11 — Fair Value Measurements (cont.)

The change in the fair value of the Level 3 derivative warrant liabilities for the year ended December 31, 2022 and for the period from April 20, 2021 (inception) through December 31, 2021 is summarized as follows:

Derivative liabilities at December 31, 2021	$4,556,190
Change in fair value of derivative warrant liabilities	(3,686,170)
Transfer to Level 2	(870,020)
Derivative liabilities at December 31, 2022	$—
Derivative liabilities at April 20, 2021 (inception)	$—
Issuance of Public and Private Warrants	13,041,000
Over-allotment option	22,627
Transfer of Public Warrants to Level 1	(8,160,000)
Change in fair value of derivative warrant liabilities	(347,437)
Derivative liabilities at December 31, 2021	$4,556,190

Note 12 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date the financial statements were issued. Based upon this review, the Company did not identify any subsequent events except for those events described below that would have required adjustment or disclosure in the financial statements.

On January 25, 2023, the Company’s public warrants delisted from the New York Stock Exchange.

On March 6, 2023 the Company held a special meeting (the “Special Meeting”) of stockholders. At the Special Meeting, the Company’s stockholders were asked to vote on the following items: (i) a proposal to amend the Charter to extend the date by which the Company has to consummate a business combination for an additional one month, from March 7, 2023 to April 7, 2023 and thereafter, at the discretion of the board of directors of the Company and without a vote of the stockholders, up to five (5) times for an additional one month each time, for a total of up to five additional months to September 7, 2023 (the “First Charter Amendment Proposal”), (ii) a proposal to amend the Company’s Charter to eliminate from the Charter the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Second Charter Amendment Proposal”), (iii) a proposal to amend the Charter to provide for the right of a holder of Class B common stock of the Company, par value $0.0001 per share (“Class B Common Stock”) to convert such shares into shares of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”) on a one-for-one basis prior to the closing of a business combination at the election of the holder (the “Third Charter Amendment Proposal” and together with the First Charter Amendment Proposal and the Second Charter Amendment Proposal, the “Charter Amendment Proposals”) and (iv) a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve each of the Charter Amendment Proposals.

In connection with the Extension, the holders of 21,151,393 Class A common shares, representing approximately 88.1% of the Company’s issued and outstanding Class A common shares, elected to redeem their shares. Following such redemptions, approximately $28,744,831 will remain in the trust account and 2,848,607 shares of Class A Common Stock will remain issued and outstanding.

INSIGHT ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022 and 2021

Note 12 — Subsequent Events (cont.)

On March 28, 2023, the board of directors of the Company approved a one-month extension of the date by which the Company has to consummate a business combination to May 7, 2023 and authorized management to deposit $80,000 into the Trust Account for such extension. Accordingly, management deposited $80,000 into the Trust Account and the date by which the Company has to consummate a business combination has been extended to May 7, 2023.

On April 3, 2023, the Company received a waiver from one of the underwriters of its Initial Public Offering pursuant to which such underwriter waived all rights to $5.4 million of its $8.4 million deferred underwriting commissions payable upon completion of an initial Business Combination. In connection with this waiver, the underwriter also agreed that the remainder of the deferred underwriting fee of $3.0 million will be payable upon the consummation of the business combination.

On April 3, 2023, the Company entered into a proposed business combination with Avila Energy Corporation, an Alberta corporation (“Avila”), pursuant to which the Company will acquire Avila for consideration of shares of the Company following its redomicile into the Province of Alberta. The proposed business combination agreement and related executed agreements included supporting agreements and a forward share purchase agreement are more fully described and filed with the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2023.

ALPHA MODUS CORP.
Condensed Balance Sheets
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash	$95,423	$3,006
Total current assets	95,423	3,006
Total assets	$95,423	$3,006

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Payable to related party	$713,174	$160,929
Accrued expenses	81,327	—
Total current liabilities	794,501	160,929
Total liabilities	794,501	160,929

Commitments and contingencies (see Note 3)	—	—

Stockholders’ deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
Series A preferred stock, $0.0001 par value, 5,100,000 shares authorized, 0 and 5,100,000 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	510
Series B preferred stock, $0.0001 par value, 10 shares authorized, 0 and 10 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.0001 par value, 490,000,000 shares authorized, 11,000,000 and 1,162,808 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1,100	116
Treasury stock	(131,983)	—
Additional paid-in capital	3,037,548	3,047,039
Accumulated deficit	(3,605,743)	(3,205,588)
Total stockholders’ deficit	(699,078)	(157,923)
Total liabilities and stockholders’ deficit	$95,423	$3,006

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALPHA MODUS CORP.
Condensed Statements of Operations
For the Nine Months Ended September 30,
(Unaudited)

	2023	2022
Revenue	$—	$—

Operating expenses
Professional fees	205,056	43,449
Professional fees to related party	50,798	—
General and administrative expenses	18,051	3,048
Total operating expenses	273,905	46,497
Operating loss	(273,905)	(46,497)

Other expenses
Interest expense	(41,250)	—
Penalties and settlement	(85,000)	—
Total other expenses	(126,250)	—
Net loss	$(400,155)	$(46,497)
Loss per share – basic and fully diluted	$(0.14)	$(0.04)
Weighted average number of shares of common stock – basic and fully diluted	2,946,405	1,162,808

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALPHA MODUS CORP.
Condensed Statements of Stockholders’ Deficit
September 30, 2023 and 2022
(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2021	5,100,000	$510	10	$—	1,162,808	$116	$—	$3,047,039	$(3,178,185)	$(130,520)
Net loss for the period ended September 30, 2022	—	—	—	—	—	—	—	—	(46,497)	(46,497)
Balance, September 30, 2022	5,100,000	$510	10	$—	1,162,808	$116	$—	$3,047,039	$(3,224,682)	$(177,017)

Balance, December 31, 2022	5,100,000	$510	10	$—	1,162,808	$116	$—	$3,047,039	$(3,205,588)	$(157,923)
Purchase of treasury stock	—	—	—	—	—	—	(141,000)	—	—	(141,000)
Conversion of Series A into common stock	(5,100,000)	(510)	—	—	5,100	1	—	509	—	—
Conversion of Series B into common stock	—	—	(10)	—	100,000,000	10,000	—	(10,000)	—	—
Return of common stock to treasury	—	—	—	—	(90,167,908)	(9,017)	9,017	—	—	—
Net loss for the period ended September 30, 2023	—	—	—	—	—	—	—	—	(400,155)	(400,155)
Balance, September 30, 2023	—	$—	—	$—	11,000,000	$1,100	$(131,983)	$3,037,548	$(3,605,743)	$(699,078)

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALPHA MODUS CORP.
Condensed Statements of Cash Flows
For the Nine Months ended September 30,
(Unaudited)

	2023	2022
Cash flows from operating activities:
Net loss	$(400,155)	$(42,554)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in assets and liabilities:
Accrued expenses	81,327	—
Net cash used in operating activities	(318,828)	(42,554)

Cash flows from financing activities:
Payments to related party	(99,163)	—
Purchase of treasury stock	(141,000)
Proceeds from related party loan	651,408	40,027
Net cash provided by financing activities	411,245	40,027

Net change in cash	92,417	(2,527)

Cash at beginning of period	3,006	4,965
Cash at end of period	$95,423	$2,438

Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALPHA MODUS CORP.
Notes to Condensed Financial Statements
September 30, 2023
(Unaudited)

NOTE 1 — NATURE OF OPERATIONS

Company Background

Alpha Modus Corp. (the “Company,” “we,” “us,” “our,” or “Alpha Modus”), was incorporated in the State of Florida on July 11, 2014.

Nature of Operations

Alpha Modus was founded as an artificial intelligence software as a service provider. Alpha Modus was awarded US Patent No. 10,360,571 (the “571 Patent”) on July 23, 2019. Since August 2019, Alpha Modus has focused on research and development to expand claims of the 571 Patent. The Company intends to begin commercialization efforts of the 571 Patent family in 2024. See Note 8.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and has a year-end of December 31.

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses as a result of legal and professional fees and our corporate general and administrative expenses. On September 30, 2023, we had $95,423 in cash. Our net losses incurred for the nine months ended September 30, 2023, were $400,155 and the working capital deficit was $699,078 on September 30, 2023. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financings. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large banking institutions that are reputable, therefore mitigating the risks.

ALPHA MODUS CORP.
Notes to Condensed Financial Statements
September 30, 2023
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Intangible Asset

The Company has intellectual property as follows:

Alpha Modus was awarded US Patent No. 10,360,571 (the “571 Patent”) on July 23, 2019. The 571 Patent family covers a variety of advertising features, including the presentation and display of relevant and targeted advertising that is based on users/customers shopping habits, searching history, or other criteria.

The 571 Patent family currently consists of 11 patents/patent applications with the following allowed and issued patents: 10,360,571 issued July 23, 2019; 10,853,825 issued December 1, 2020; 11,977,672 issued April 13, 2021; 11,042,890 issued June 22, 2021; 11,049,120 issued June 29, 2021; and 11,301,880 issued April 12, 2022. The 571 Patent received a patent term extension of 1,042 days and does not expire until May 25, 2037. The other patents in the group expire on July 18, 2034.

Fair Value of Financial Instruments

The book values of cash and accounts payable approximate their respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels

•        Level one — Quoted market prices in active markets for identical assets or liabilities;

•        Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

•        Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Net Loss Per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The Company does not have any dilutive shares of common stock as of September 30, 2023, or 2022.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

ALPHA MODUS CORP.
Notes to Condensed Financial Statements
September 30, 2023
(Unaudited)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company does not have any uncertain tax positions as of September 30, 2023 or at December 31, 2022. Interest and penalties in any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the nine months ended September 30, 2023.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt with Conversion and Other Options, which simplifies accounting for convertible instruments. The new guidance eliminates two of the three models in ASC 470-20 that require separating embedded conversion features from convertible instruments. The guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation. The guidance is effective for fiscal years beginning after December 15, 2021. The Company does not believe that the impact of ASU 2020-06 will have any effect on its financial statements.

Recently Issued Accounting Standards: Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 — COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

NOTE 4 — RELATED PARTY TRANSACTIONS

In 2021, William Alessi (“Alessi”), an officer and director of the Company, loaned the Company $89,929 and received a payment of $4,000, for a net of $85,929. The loan is informal, unsecured, due on demand and bears no interest. In 2022, the Company made payments of $85,929 towards the balance of the loan. As of September 30, 2023, and December 31, 2022, the balance was $0 and $85,929, respectively.

Janbella Group, LLC (“Janbella”), which is controlled by Alessi, has provided loans which are formal, unsecured, due on demand (“Formal Loans”). In 2022, the Company received a loan of $75,000.

ALPHA MODUS CORP.
Notes to Condensed Financial Statements
September 30, 2023
(Unaudited)

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

On January 17, 2023, the Company and Janbella entered into a secured convertible promissory note for $412,500. The note included the $75,000 balance as of December 31, 2022, an additional $300,000, and an OID of $37,500. The note matures on January 17, 2024. There is a one-time interest charge of 10%, or $41,250. On September 6, 2023, the Company received another $300,000 loan. During the nine months ended September 30, 2023, the Company made payments totaling $40,576 on these loans. All assets of the Company are collateral for the note. In the event of a Qualified Offering prior to the maturity date, at the option of Janbella, for every dollar received in a Qualified Offering, Janbella would receive $0.50, until the outstanding principal and interest are paid. The note has an original interest discount of $37,500. Janbella is managed by Alessi. The note is convertible at a conversion price of $1.00. In the event of a merger or consolidation, the payment due to Janbella is 200% of the principal. As of September 30, 2023, and December 31, 2022, the balance on Formal Loans was $713,174 and $75,000, respectively.

On March 29, 2023, the Company entered into a settlement agreement with a relative of Alessi for $85,000. As of September 30, 2023, the Company had a liability of $65,000.

On August 31, 2023, the Company and Janbella entered into an Amended and Restated 12% Senior Secured Promissory Note for $453,750. This note was a modification of the $412,500 note dated January 17, 2023.

On August 31, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $300,000. The note matures on August 31, 2024. There is no interest. The imputed interest for the period is immaterial. All assets of the Company are collateral for the note.

NOTE 5 — STOCKHOLDERS’ EQUITY

Preferred Stock

Alpha Modus was incorporated on July 11, 2014, under the laws of the state of Florida with 10,000,000 authorized shares of preferred stock with $0.0001 par value.

Series A Preferred Stock

On March 8, 2021, the Board of Directors of the Company amended the Series A preferred stock with a par value of $0.0001 per share. As amended, each share of the Series A preferred stock is entitled to one vote and each ten shares of Series A preferred stock is convertible into one share of common stock.

On April 27, 2021, the Company filed an amended Certificate of Designation (the “Series A Amendment”) regarding the rights associated with the Company’s shares of Series A preferred stock (the “Series A Preferred Shares”). The Series A Amendment modified the conversion entitlements associated with the Series A Preferred Shares. The conversion entitlements were increased from one share of common for ten shares of Series A Preferred Shares to one share of common for 1,000 shares of Series A Preferred Shares. The conversion change was to the detriment of the shareholder.

On September 8, 2023, the Company elected to convert all shares of Series A Preferred Stock into common stock pursuant to the rights granted to the Company under its Amended and Restated Articles of Incorporation filed on April, 27, 2021 with the Florida Division of Corporations. These shares are owned by The Alessi Revocable Trust (4,800,000), a related party, and Dana R. Morey (300,000).

As of September 30, 2023, and December 31, 2022, the Company had 0 and 5,100,000 shares of Series A preferred stock issued and outstanding, respectively.

Series B Preferred Stock

On November 26, 2018, the Board of Directors of the Company authorized 10 shares of Series B preferred stock with no par value. Each share of Series B preferred stock is entitled to ten million votes and is not convertible into shares of common stock.

ALPHA MODUS CORP.
Notes to Condensed Financial Statements
September 30, 2023
(Unaudited)

NOTE 5 — STOCKHOLDERS’ EQUITY (cont.)

On March 8, 2021, the Company filed an amended Certificate of Designation (the “Series B Amendment”) regarding the rights associated with the Company’s shares of Series B preferred stock (the “Series B Preferred Shares”). The Series B Amendment modified the conversion entitlements associated with the Series B Preferred Shares. The conversion entitlements were increased from no conversion into common stock to 10,000,000 shares of common stock for one share of Series B Preferred Shares. The conversion right was changed as the Company had not yet commercialized the 571 Patent family; therefore, Alessi’s investments were at a higher risk.

The modification of preferred stock rights that included adding a substantive conversion option required the modification to be treated as a redemption of the preferred shares and any difference between the fair value of the modified preferred shares and the carrying amount of the preferred shares be subtracted (or added) to net income to arrive at income available to common shareholders in accordance with ASC 260-10-S99-2. Consequently, the Company has recognized a deemed dividend in determining net income or loss attributable to common shareholders as reported in the Statement of Operations and utilized in computing earnings or loss per common share. The Company, at the time of the Series B Amendment, had not yet commercialized the 571 Patent family; therefore, the value of the Company was nil. The Company had not sold any shares of common stock from the date of the Series B Amendment in more than two years. Therefore, the value of the change in conversion rights at the time of the Series B Amendment was nil.

On September 8, 2023, The Alessi 2020 Irrevocable Trust elected to convert 10 shares of Series B Preferred Stock into 100,000,000 shares of common stock pursuant to the rights granted to the Company under its Amended and Restated Articles of Incorporation filed on March 8, 2021. These shares are owned by The Alessi 2020 Irrevocable Trust, a related party.

As of September 30, 2023, and December 31, 2022, the Company had 0 and 10 shares of Series B preferred stock issued and outstanding, respectively.

Common Stock

Alpha Modus was incorporated on July 11, 2014, under the laws of the state of Florida with 490,000,000 authorized shares of common stock with $0.0001 par value. The shareholders have one vote per share of common stock.

On January 16, 2023, the Company entered into Rescission Agreements with four shareholders to rescind Purchase Agreements totaling 32,400 shares of common stock. As a result, 32,400 shares of common stock have been purchased as treasury stock for $141,000 in cash.

On September 11, 2023, The Alessi 2020 Irrevocable Trust elected to return 90,167,908 shares of common stock to treasury for cancellation. As a result, 90,167,908 shares of common stock were returned to the Company’s treasury and cancelled.

As of September 30, 2023, and December 31, 2022, the Company had 11,000,000 and 1,162,808 shares of common stock issued and outstanding, respectively.

Treasury Stock

On January 16, 2023, the Company entered into recission agreements with four individuals whereas the Company paid $141,000 for the return to treasury of 640,000 shares of common stock.

On September 11, 2023, The Alessi 2020 Irrevocable Trust elected to return 90,167,908 shares of common stock to treasury for cancellation. As a result, 90,167,908 shares of common stock were returned to the Company’s treasury and cancelled.

ALPHA MODUS CORP.
Notes to Condensed Financial Statements
September 30, 2023
(Unaudited)

NOTE 6 — INCOME TAXES

As of September 30, 2023, and 2022, the Company has net operating loss carry forwards of $873,597 and $771,312, respectively, which may be available to reduce future years’ taxable income through 2042. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% to loss before taxes for fiscal year 2022 and 2021), as follows:

	September 30,
	2023	2022
Tax benefit at the statutory rate	$(66,183)	$(9,764)
State income taxes, net of federal income tax benefit	(15,758)	(2,325)
Change in valuation allowance	81,941	12,089
Total	$—	$—

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax effect of significant components of the Company’s deferred tax assets and liabilities at September 30, 2023, and December 31, 2022, are as follows:

	September 30, 2023	December 31, 2022
Deferred tax assets:
Net operating loss carryforward	$873,597	$791,656
Timing differences	—	—
Total gross deferred tax assets	873,597	791,656
Less: Deferred tax asset valuation allowance	(873,597)	(791,656)
Total net deferred taxes	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2023 and 2022 were fully offset by a 100% valuation allowance. The valuation allowance for the remaining net deferred tax assets was $873,597 and $791,656 as of September 30, 2023, and December 31, 2022, respectively.

The tax years 2019 – 2022 remains to examination by federal agencies and other jurisdictions in which it operates.

NOTE 7 — SETTLEMENTS

On January 16, 2023, and March 29, 2023, the Company made settlement agreements with various individuals to resolve any differences of opinion. The total settlement was for $226,000 in cash whereas, as of September 30, 2023, $65,000 was still payable on the settlements.

ALPHA MODUS CORP.
Notes to Condensed Financial Statements
September 30, 2023
(Unaudited)

NOTE 8 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements other than as set forth below.

Effective as of October 13, 2023, the Company, Insight Acquisition Corp., a Delaware corporation (“IAC”), and IAC Merger Sub Inc., a Florida corporation wholly owned by IAC (“Merger Sub”), and entered into a business combination agreement and plan of merger (the “BCA”) pursuant to which Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of IAC. Each share of Company common stock (other than the Dissenting Shares and the Cancelled Shares (as such terms are defined in the BCA)) will be converted into (i) the right to receive Earnout Shares (as defined below) (which may be zero), and (ii) a certain number of shares of IAC Class A Common Stock (“Common Shares”) equal to (x) $110,000,000 divided by the total number of shares of Company capital stock outstanding on a fully diluted basis as of the date of closing, divided by (y) $10 (the “Merger Consideration”), with the maximum aggregate Merger Consideration being 11,000,000 Common Shares issuable to Company common stockholders in the merger. IAC common stock and warrants issued and outstanding immediately prior to the consummation of the merger will continue to be outstanding after the closing of the merger, except that all shares of IAC Class B Common Stock outstanding as of the closing will be converted into the same number of shares of IAC Class A Common Stock as of the closing. The Company’s stockholders may be issued up to 2,200,000 additional Common Shares (the “Alpha Modus Earnout Shares”). The Alpha Modus Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) Trading Days (as defined in the BCA) within any thirty (30)-consecutive Trading Day period beginning at least 180 days after the closing date and on or prior to the 5-year anniversary of the closing date, the VWAP (as defined in the BCA) of the Common Shares equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the closing), respectively, with all remaining Alpha Modus Earnout Shares earned and issued upon a Change of Control (as defined in the BCA) of IAC at or prior to the 5-year anniversary of the closing date. At the closing, the IAC’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) will deposit 750,000 Common Shares into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Alpha Modus Earnout Shares described above. At the Closing, (i) the combined company in the merger will pay off IAC’s loan(s) from Polar Multi-Strategy Master Fund (“Polar”) up to a maximum of $1,000,000, (ii) the combined company in the merger will pay off the Company’s loans from Janbella Group, LLC (“Janbella”) up to a maximum of $1,000,000, (iii) and IAC will issue to Polar and Janbella each a number of Common Shares equal to the amount paid off divided by $1.00.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Alpha Modus Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alpha Modus Corp. as of December 31, 2022, and 2021, and the related statements of operations, statements of stockholders’ deficit, and statements of cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Alpha Modus Corp as of December 31, 2022, and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Alpha Modus Corp. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Alpha Modus Corp. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

We have served as Alpha Modus Corp.’s auditor since 2023.

Dallas, Texas
March 28, 2023

ALPHA MODUS CORP.
Balance Sheets
December 31,

	2022	2021
ASSETS
Current assets
Cash	$3,006	$4,965
Total current assets	3,006	4,965
Total assets	$3,006	$4,965

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Note payable	$—	$24,752
Payable to related party	160,929	110,733
Total current liabilities	160,929	135,485
Total liabilities	160,929	135,485
Commitments and contingencies (see Note 4)	—	—

Stockholders’ deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
Series A preferred stock, $0.0001 par value, 5,100,000 shares authorized, 5,100,000 shares issued and outstanding	510	510
Series B preferred stock, $0.0001 par value, 10 shares authorized, shares issued and outstanding	—	—
Common stock, $0.0001 par value, 490,000,000 shares authorized, 1,162,808 shares issued and outstanding	116	116
Additional paid-in capital	3,047,039	3,047,039
Accumulated deficit	(3,205,588)	(3,178,185)
Total stockholders’ deficit	(157,923)	(130,520)
Total liabilities and stockholders’ equity	$3,006	$4,965

The accompanying notes are an integral part of these financial statements.

ALPHA MODUS CORP.
Statements of Operations
For the Years ended December 31,

	2022	2021
Revenue	$—	$—

Operating expenses
Professional fees	23,792	90,440
General and administrative expenses	3,611	7,143
Total operating expenses	27,403	97,583

Operating loss	(27,403)	(97,583)

Other income (expenses)
Settlement on debt	—	10,000
Total other income (expense)	—	10,000
Net loss	$(27,403)	$(87,583)
Loss per share – basic and fully diluted	$(0.02)	$(0.08)
Weighted average number of shares of common stock – basic and fully diluted	1,162,808	1,162,808

The accompanying notes are an integral part of these financial statements.

ALPHA MODUS CORP.
Statements of Stockholders’ Deficit
December 31, 2022 and 2021

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2020	—	$510	—	$—	1,162,808	$116	$3,047,039	$(3,090,602)	$(42,937)
Net loss for the period ended December 31, 2021	—	—	—	—	—	—	—	(87,583)	(87,583)
Balance, December 31, 2021	—	510	—	—	1,162,808	116	3,047,039	(3,178,185)	(130,520)
Net loss for the period ended December 31, 2022	—	—	—	—	—	—	—	(27,403)	(27,403)
Balance, December 31, 2022	—	$510	—	$—	1,162,808	$116	$3,047,039	$(3,205,588)	$(157,923)

The accompanying notes are an integral part of these financial statements.

ALPHA MODUS CORP.
Statements of Cash Flows
For the Years ended December 31,

	2022	2021
Cash flows from operating activities:
Net loss	$(27,403)	$(87,583)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in assets and liabilities:
Accounts payable and accrued expenses	—	(17,204)
Net cash used in operating activities	(27,403)	(104,787)

Cash flows from financing activities:
Proceeds from note payable	—	24,752
Proceeds from related party loan	75,000	89,000
Repayment of notes payable to related parties	(24,804)	(4,000)
Repayment of note payable	(24,752)	—
Net cash provided by financing activities	25,444	109,752
Net change in cash	(1,959)	4,965

Cash at beginning of period	4,965	—
Cash at end of period	$3,006	$4,965

Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

ALPHA MODUS CORP.
Notes to Financial Statements
December 31, 2022

NOTE 1 — NATURE OF OPERATIONS

Company Background

Alpha Modus Corp. (the “Company,” “we,” “us,” “our,” or “Alpha Modus”), was incorporated in the State of Florida on July 11, 2014.

Nature of Operations

Alpha Modus was founded as an artificial intelligence software as a service provider. Alpha Modus was awarded US Patent No. 10,360,571 (the “571 Patent”) on July 23, 2019. Since August 2019, Alpha Modus has focused on research and development to expand claims of the 571 Patent. The Company intends to begin commercialization efforts of the 571 Patent family in 2024. See Note 8.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and has a year-end of December 31.

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses as a result of legal and professional fees and our corporate general and administrative expenses. On December 31, 2022, we had $3,006 in cash. Our net losses incurred for the year ended December 31, 2022, were $27,403 and the working capital deficit was $157,923 on December 31, 2022. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financings. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large banking institutions that are reputable, therefore mitigating the risks.

Impairment of Long-Lived Assets

The Company’s long-lived assets and other assets (consisting of property and equipment) are reviewed for impairment in accordance with the guidance of the FASB ASC Topic 360-10, Property, Plant, and Equipment. Long lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying

ALPHA MODUS CORP.
Notes to Financial Statements
December 31, 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by that asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Fair Value of Financial Instruments

The book values of cash approximate it’s respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels

•        Level one — Quoted market prices in active markets for identical assets or liabilities;

•        Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

•        Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Net Loss Per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The Company does not have any dilutive shares of common stock as of December 31, 2022, or 2021.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of December 31, 2022 and 2021. Interest and penalties in any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the year ended December 31, 2022 and 2021.

ALPHA MODUS CORP.
Notes to Financial Statements
December 31, 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt with Conversion and Other Options, which simplifies accounting for convertible instruments. The new guidance eliminates two of the three models in ASC 470-20 that require separating embedded conversion features from convertible instruments. The guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation. The guidance is effective for fiscal years beginning after December 15, 2021. The Company does not believe that the impact of ASU 2020-06 will have any effect on its financial statements.

Recently Issued Accounting Standards: Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 — NOTES PAYABLE

On June 18, 2021, the Company received a SBA loan for $22,700. On November 16, 2022, the loan was paid in full. As of December 31, 2022, and 2021, the balance was $0 and $24,752, respectively.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

NOTE 5 — RELATED PARTY TRANSACTIONS

In 2021, William Alessi (“Alessi”), an officer and director of the Company, loaned the Company $89,000 and received a payment of $4,000, for a net of $85,000. The loan is informal, unsecured, due on demand and bears no interest. In 2022, the Company made payments of $24,803 towards the balance of the loan. As of December 31, 2022, and 2021, the balance was $85,929 and $110,733, respectively.

Janbella Group, LLC (“Janbella”), which is controlled by Alessi, loaned the Company $75,000. The loan is informal, unsecured, due on demand and bears no interest (“Informal Loans”). As of December 31, 2022, the balance on Informal Loans was $75,000.

ALPHA MODUS CORP.
Notes to Financial Statements
December 31, 2022

NOTE 6 — STOCKHOLDERS’ EQUITY

Preferred Stock

Alpha Modus was incorporated on July 11, 2014, under the laws of the state of Florida with 10,000,000 authorized shares of preferred stock with $0.0001 par value.

Series A Preferred Stock

On March 8, 2021, the Board of Directors of the Company amended the Series A preferred stock with a par value of $0.0001 per share. As amended, each share of the Series A preferred stock is entitled to one vote and each ten shares of Series A preferred stock is convertible into one share of common stock.

On April 27, 2021, the Company filed an amended Certificate of Designation (the “Series A Amendment”) regarding the rights associated with the Company’s shares of Series A preferred stock (the “Series A Preferred Shares”). The Series A Amendment modified the conversion entitlements associated with the Series A Preferred Shares. The conversion entitlements were increased from one share of common for ten shares of Series A Preferred Shares to one share of common for 1,000 shares of Series A Preferred Shares. The conversion change was to the detriment of the shareholder.

As of December 31, 2022, and 2021, the Company had 5,100,000 shares of Series A preferred stock issued and outstanding. These shares are owned by The Alessi Revocable Trust (4,800,000), a related party, and Dana R. Morey (300,000).

Series B Preferred Stock

On November 26, 2018, the Board of Directors of the Company authorized 10 shares of Series B preferred stock with no par value. Each share of Series B preferred stock is entitled to ten million votes and is not convertible into shares of common stock.

On March 8, 2021, the Company filed an amended Certificate of Designation (the “Series B Amendment”) regarding the rights associated with the Company’s shares of Series B preferred stock (the “Series B Preferred Shares”). The Series B Amendment modified the conversion entitlements associated with the Series B Preferred Shares. The conversion entitlements were increased from no conversion into common stock to 10,000,000 shares of common stock for one share of Series B Preferred Shares. The conversion right was changed as the Company had not yet commercialized the 571 Patent family therefore, Alessi’s investments were at a higher risk.

The modification of preferred stock rights that included adding a substantive conversion option required the modification to be treated as a redemption of the preferred shares and any difference between the fair value of the modified preferred shares and the carrying amount of the preferred shares be subtracted (or added) to net income to arrive at income available to common shareholders in accordance with ASC 260-10-S99-2. Consequently, the Company has recognized a deemed dividend in determining net income or loss attributable to common shareholders as reported in the Statement of Operations and utilized in computing earnings or loss per common share. The Company, at the time of the Series B Amendment, has not yet commercialized the 571 Patent family therefore, the value of the Company was nil. The Company had not sold any shares of common stock from the date of the Series B Amendment in more than two years. Therefore, the value of the change in conversion rights at the time of the Series B Amendment was nil.

As of December 31, 2022, and 2021, the Company had 10 shares of Series B preferred stock issued and outstanding. These shares are owned by The Alessi 2020 Irrevocable Trust, a related party.

ALPHA MODUS CORP.
Notes to Financial Statements
December 31, 2022

NOTE 6 — STOCKHOLDERS’ EQUITY (cont.)

Common Stock

Alpha Modus was incorporated on July 11, 2014, under the laws of the state of Florida with 490,000,000 authorized shares of common stock with $0.0001 par value. The shareholders have one vote per share of common stock.

As of December 31, 2022, and 2021, the Company had 1,162,808 shares of common stock issued and outstanding.

NOTE 7 — INCOME TAXES

As of December 31, 2022, and 2021, the Company has net operating loss carry forwards of $791,656 and $784,531, respectively, which may be available to reduce future years’ taxable income through 2042. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% to loss before taxes for fiscal year 2022 and 2021), as follows:

	December 31,
	2022	2021
Tax benefit at the statutory rate	$(5,755)	$(18,392)
State income taxes, net of federal income tax benefit	(1,370)	(4,380)
Change in valuation allowance	7,125	22,772
Total	$—	$—

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax years 2022 and 2021 remains for examination by federal agencies and other jurisdictions in which it operates.

The tax effect of significant components of the Company’s deferred tax assets and liabilities at December 31, 2022 and 2021, are as follows:

	December 31,
	2022	2021
Deferred tax assets:
Net operating loss carryforward	$791,656	$784,531
Timing differences	—	—
Total gross deferred tax assets	791,656	784,531
Less: Deferred tax asset valuation allowance	(791,656)	(784,531)
Total net deferred taxes	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2022 and 2021 were fully offset by a 100% valuation allowance. The valuation allowance for the remaining net deferred tax assets was $791,656 and $784,531 as of December 31, 2022, and 2021, respectively.

The tax years 2015 – 2022 remains to examination by federal agencies and other jurisdictions in which it operates.

ALPHA MODUS CORP.
Notes to Financial Statements
December 31, 2022

NOTE 8 — INTANGIBLE ASSETS

The Company has intellectual property as follows:

Alpha Modus was awarded US Patent No. 10,360,571 (the “571 Patent”) on July 23, 2019. The 571 Patent family covers a variety of advertising features, including the presentation and display of relevant and targeted advertising that is based on users/customers shopping habits, searching history, or other criteria.

The 571 Patent family currently consists of 11 patents/patent applications with the following allowed and issued patents: 10,360,571 issued July 23, 2019; 10,853,825 issued December 1, 2020; 11,977,672 issued April 13, 2021; 11,042,890 issued June 22, 2021; 11,049,120 issued June 29, 2021; and 11,301,880 issued April 12, 2022. The 571 Patent received a patent term extension of 1,042 days and does not expire until May 25, 2037. The other patents in the group expire on July 18, 2034.

The Company believes the 571 Patent and the related patents are being infringed by various major retailers.

The Company has issued shares of common stock and incurred legal expenses related to the intellectual property.

The Company currently has trademark serial numbers 86584528 and 86553808.

NOTE 9 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements unless as noted below.

On January 16, 2023, the Company entered into Rescission Agreements with four shareholders to rescind Purchase Agreements totaling 32,400 shares of common stock. As a result, 32,400 shares of common stock have been cancelled as of January 16, 2023.

On March 29, 2023, the Company made settlement agreements with an individual to resolve any differences of opinion. The total settlement was for $85,000.

On January 17, 2023, the Company and Janbella entered into a secured convertible promissory note for $412,500. The note matures on January 17, 2024. There is a one-time interest charge of 10%, or $41,250. All assets of the Company are collateral for the note. In the event of a Qualified Offering prior to the maturity date, at the option of Janbella, for every dollar received in a Qualified Offering, Janbella would receive $0.50, until the outstanding principal and interest are paid. The note has an original interest discount of $37,500. Janbella is managed by Alessi. The note is convertible at a conversion price of $1.00.

On August 31, 2023, the Company and Janbella entered into an Amended and Restated 12% Senior Secured Promissory Note for $453,750. This note replaced the $412,500 note dated January 17, 2023.

On August 31, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $300,000. The note matures on August 31, 2024. There is no interest. All assets of the Company are collateral for the note.

On September 8, 2023, the Company elected to convert all shares of Series A Preferred Stock into common stock pursuant to the rights granted to the Company under its Amended and Restated Articles of Incorporation filed on April, 27, 2021 with the Florida Division of Corporations. As a result, the Company no longer has any Series A Preferred Stock outstanding.

ALPHA MODUS CORP.
Notes to Financial Statements
December 31, 2022

NOTE 9 — SUBSEQUENT EVENTS (cont.)

On September 8, 2023, The Alessi 2020 Irrevocable Trust elected to convert 10 shares of Series B Preferred Stock into 100,000,000 shares of common stock pursuant to the rights granted to the Company under its Amended and Restated Articles of Incorporation filed on March 8, 2021. As a result, the Company no longer has any Series B Preferred Stock outstanding.

On September 11, 2023, The Alessi 2020 Irrevocable Trust elected to return 90,167,908 shares of common stock to treasury for cancellation. As a result, 90,167,908 shares of common stock were returned to the Company’s treasury and cancelled.

Annex A

[Execution Copy]

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

INSIGHT ACQUISITION CORP.,

IAC MERGER SUB INC.

AND

ALPHA MODUS, CORP.

DATED AS OF OCTOBER 13, 2023

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of October 13, 2023 (the “Effective Date”), is made by and among Insight Acquisition Corp., a Delaware corporation (“IAC”), IAC Merger Sub Inc., a Florida corporation and wholly-owned subsidiary of IAC (“Merger Sub”), and Alpha Modus, Corp., a Florida corporation (the “Company”).

RECITALS

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Florida Business Corporations Act (the “FBCA”), IAC and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of IAC (the Company, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation”);

WHEREAS, the respective boards of directors of each of IAC, Merger Sub and the Company have each approved, declared advisable and in the best interests of their respective stockholders and resolved to recommend to their respective stockholders, this Agreement, the Ancillary Agreements, the Transactions (including the Merger) upon the terms and subject to the conditions of this Agreement, the Ancillary Agreements and in accordance with the DGCL and the FBCA, as applicable;

WHEREAS, within 24 hours after the execution and delivery of this Agreement, in connection with the Transactions, IAC and the Requisite Stockholders will enter into Stockholder Support Agreements (the “Stockholder Support Agreements”), substantially in the form attached hereto as Exhibit A, providing that, among other things, the Requisite Stockholders will vote their Company Shares in favor of the adoption and approval of this Agreement, the Ancillary Agreements, the Merger and the other Transactions;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, IAC, certain stockholders of the Company and certain stockholders of IAC, shall enter into an Amended & Restated Registration Rights Agreement (the “Registration Rights Agreement”) to be effective upon the Closing, substantially in the form attached hereto as Exhibit B;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, IAC and certain stockholders of the Company who will receive IAC Class A Common Stock have entered into Confidentiality and Lock-Up Agreements (the “Company Lock-Up Agreements”) to be effective upon the Closing, substantially in the form attached hereto as Exhibit C;

WHEREAS, shares of IAC Class B Common Stock shall automatically convert into shares of IAC Class A Common Stock at the Effective Time in accordance with the IAC Certificate of Incorporation;

WHEREAS, pursuant to the IAC Certificate of Incorporation, IAC shall provide an opportunity to its stockholders to have their shares of IAC Class A Common Stock redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement, the IAC Certificate of Incorporation, the Trust Agreement, the Prospectus and the Proxy Statement in conjunction with, inter alia, obtaining approval from the IAC Stockholders for the Business Combination (the “Redemption”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, IAC and Insight Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”) are entering into a Lock-Up Agreement (the “Sponsor Lock-Up Agreement”), substantially in the form attached hereto as Exhibit E, pursuant to which, among other things, the Sponsor has agreed to certain lock-up restrictions in respect of its IAC Class A Common Stock;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, the Company and certain stockholders of IAC are entering into Stockholder Support Agreements, dated as of the date hereof (the “IAC Stockholder Support Agreements”), substantially in the form attached hereto as Exhibit F, providing that, among other things, the IAC stockholders party to the IAC Stockholder Support Agreements will vote their IAC Common Stock in favor of the adoption and approval of this Agreement and the Transactions;

Annex A-1

WHEREAS, prior to the consummation of the Transactions, IAC shall, subject to obtaining the IAC Stockholder Approval, amend and restate the IAC Certificate of Incorporation (the “IAC Second A&R Charter”) in the form attached hereto as Exhibit G;

WHEREAS, at the Effective Time, the bylaws of IAC shall be amended and restated in the form attached hereto as Exhibit H (the “IAC A&R Bylaws”);

WHEREAS, prior to the Closing, in connection with the Transactions, IAC and each of William Alessi, Chris Chumas, and Oscar Brito, intend to enter into employment agreements with IAC (the “Employment Agreements”), effective as of the Closing, in form and substance acceptable to the Company and IAC; and

WHEREAS, for United States federal and applicable state income Tax purposes, the parties hereto intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, that the Company’s board of directors and the board of directors of, Merger Sub and IAC have approved this Agreement and intend that it constitutes a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368(a).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01 Certain Definitions. For purposes of this Agreement:

“Action” means any litigation, suit, claim, action, proceeding, audit or investigation by or before any Governmental Authority.

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Ancillary Agreements” means the Stockholder Support Agreements, the IAC Stockholder Support Agreement, the Company Lock-Up Agreement, the Sponsor Lock-Up Agreement, the Registration Rights Agreement, the Employment Agreements and all other agreements, certificates and instruments executed and delivered by IAC, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Anti-Corruption Laws” means, as applicable, (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states, (iv) legislation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (v) similar legislation applicable to the Company from time to time.

“Business Data” means all confidential business information and data that is accessed, collected, used, stored, shared, distributed, transferred, destroyed, or otherwise processed by any of the Business Systems or otherwise in the course of the conduct of the business of the Company.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY; provided, that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Business Systems” means all Software, firmware, middleware, equipment, workstations, routers, hubs, computer hardware (whether general or special purpose), electronic data processors, databases, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, and any Software and systems provided via the cloud or “as a service,” that the Company owns or uses in the conduct of the business of the Company.

“Cash and Cash Equivalents” means the cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts.

Annex A-2

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Charter” means the Company’s Amended and Restated Articles of Incorporation as in effect as of the date of this Agreement.

“Company Common Stock” means the Company’s Common Stock, with a par value of $0.0001 per share.

“Company IP” means, collectively, all Company Owned IP and Company Licensed IP.

“Company Licensed IP” means all Intellectual Property rights owned or purported to be owned by a third party and licensed to the Company or any of its Subsidiaries or that the Company or any of its Subsidiaries otherwise has a right to use.

“Company Material Adverse Effect” means any event, circumstance, change or effect (each, an “Effect”) that, individually or in the aggregate with any one or more other Effects, (i) has or would reasonably be expected to have a materially adverse effect on the business, condition (financial or otherwise), assets or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevents, materially impairs, materially delays or materially impedes the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions on a timely basis and in any event before the Outside Date; provided, however, that with respect to clause (i) only, no Effect relating to or resulting or arising from any of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (a) any change in Law or GAAP or the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which the Company operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics (including the COVID-19 pandemic) or other outbreaks of illness or public health events and other force majeure events (including any escalation or general worsening of any of the foregoing); (e) any actions explicitly taken or not taken by the Company as required by this Agreement or any Ancillary Agreement to which it is a party; (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (provided that clause (e) and this clause (f) shall not apply to any representation or warranty set forth in Section 4.04, Section 4.05, Section 4.06, Section 4.16 or Section 4.25 but subject to any disclosures set forth in Section 4.04, Section 4.05, Section 4.06, Section 4.16 or Section 4.25 of the Company Disclosure Schedule or the closing condition relating thereto); (g) any failure in and of itself of the Company to meet any projections or forecasts (provided that the exception in this clause (g) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in or contributed to a Material Adverse Effect); or (h) any actions taken, or failures to take action, or such other changes or events, in each case, which IAC has requested or to which it has consented, in each case, after the date of this Agreement, except in the cases of clauses (a) through (d), in each case, to the extent that the Company is disproportionately and adversely affected thereby as compared with other participants in the industries in which the Company operates.

“Company Outstanding Shares” means the total number of shares of Company Common Stock, and the Company Preferred Stock (on an “as-converted” to Company Common Stock basis) on a fully diluted basis as of the Closing Date using the treasury method of accounting, including any Equity Equivalents on an “as-converted” to Company Common Stock basis.

“Company Owned IP” means all Intellectual Property rights owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Preferred Stock” means the Company Series A Preferred Stock, and the Company Series B Preferred Stock.

“Company Securities” means the Company Common Stock, the Company Series A Preferred Stock, the Company Series B Preferred Stock, the Company Options, Company Warrants and any other Equity Equivalents of the Company.

“Company Securityholder” means a holder of Company Securities.

Annex A-3

“Company Series A Preferred Stock” means the shares of the Company’s Preferred Stock, par value $0.0001 per share, designated as Series A Preferred Stock in the Company Charter.

“Company Series B Preferred Stock” means the shares of the Company’s Preferred Stock, par value $0.0001 per share, designated as Series B Preferred Stock in the Company Charter.

“Company Shares” means the shares of Company Common Stock and the Company Preferred Stock.

“Company Stockholder” means a holder of Company Shares.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company or IAC, or any Suppliers or customers of the Company or IAC or its subsidiaries (as applicable) that is not already generally available to the public and subject to an obligation of confidentiality, including any Intellectual Property rights.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders (other than any Employee Benefit Plans).

“Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Disabling Devices” means Software, viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, spyware, malware, worms, other computer instructions, intentional devices, techniques, other technology, disabling codes, instructions, or other similar code or software routines or components that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, delete, maliciously encumber, hack into, incapacitate, perform unauthorized modifications, infiltrate or slow or shut down a computer system or data, software, system, network, other device, or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner, other than those incorporated by the Company or the applicable third party intentionally to protect Company IP, or Business Systems from misuse.

“Earnout Pro Rata Portion” means, with respect to each holder of outstanding shares of Company Common Stock as of immediately prior to the Effective Time, a fraction expressed as a percentage equal to (i) the number of IAC Class A Common Stock into which such holder’s shares of Company Common Stock (after giving effect to the conversions contemplated by Section 3.01(a)) are converted in accordance with Section 3.01(b) divided by (ii) the total number of shares of IAC’s Class A Common Stock into which all outstanding shares of Company Common Stock are converted in accordance with Section 3.01(b). In no event shall the aggregate Earnout Pro Rata Portion exceed 100%.

“Earnout Shares” means the shares of IAC Class A Common Stock that may be issued pursuant to Section 3.06 and Annex 1.

“Employee Benefit Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), any nonqualified deferred compensation plan subject to Section 409A of the Code, and each other retirement, health, welfare, cafeteria, bonus, commission, stock option, stock purchase, restricted stock, other equity or equity-based compensation, performance award, incentive, deferred compensation, retiree medical or life insurance, death or disability benefit, supplemental retirement, severance, retention, change in control, employment, consulting, fringe benefit, sick pay, vacation, or similar plan, program, policy, practice, agreement, or arrangement, whether written or unwritten (excluding governmental programs and de minimis fringe benefits).

“Environmental Laws” means any United States federal, state or local or non-United States Laws relating to: (i) releases or threatened releases of, or exposure of any Person to, Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, natural resources or human health and safety.

“Equity Equivalents” means options, warrants, preemptive rights, calls, convertible securities, conversion rights or other equity securities or rights relating to the issued or unissued share capital of the Company.

“Equity Value” means $110,000,000.

Annex A-4

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer, and import controls, including the U.S. Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Formation Date” means July 11, 2014.

“Governmental Authority” means any federal, state, provincial, municipal, local, foreign, multinational, supra-national, government or governmental authority or regulatory body thereof, or political subdivision thereof, or any commission, department, board, bureau, agency, instrumentality or authority thereof, any court, tribunal, arbitrator, arbitration panel or similar judicial body or any self-regulatory organization.

“Hazardous Substance(s)” means (i) any substances, wastes, gases or materials defined, listed, designated, identified or regulated as hazardous or toxic or as a pollutant or a contaminant under any Environmental Law; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, per- and polyfluoroalkyl substances, asbestos, radon mold or urea formaldehyde insulation; and (v) any other substance, material or waste regulated by, or for which standards of care may be imposed under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IAC Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of IAC, filed with the Secretary of State of the State of Delaware on September 1, 2021 and as amended, including on March 6, 2023 and September 6, 2023.

“IAC Material Adverse Effect” means any Effect that, individually or in the aggregate with any one or more other Effects, (i) has or would reasonably be expected to have a materially adverse effect on the business, condition (financial or otherwise), assets or results of operations of IAC or (ii) prevents, materially impairs, materially delays or materially impedes the performance by IAC or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger or any of the other Transactions on a timely basis and in any event before the Outside Date; provided, however, that with respect to clause (i) only, no Effect relating to or resulting or arising from any of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a IAC Material Adverse Effect: (a) any change or proposed change in Law or GAAP or change in the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which IAC operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics (including the COVID-19 pandemic) or other outbreaks of illness or public health events and other force majeure events (including any escalation or general worsening of any of the foregoing); (e) any actions taken or not taken by IAC as explicitly required by this Agreement or any Ancillary Agreement to which it is a party; (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (provided that clause (e) and this clause (f) shall not apply to any representation or warranty set forth in Section 4.04, Section 4.05, Section 4.06, Section 4.16 or Section 4.25 but subject to any disclosures set forth in Section 4.04, Section 4.05, Section 4.06, Section 4.16 or Section 4.25 of the Company Disclosure Schedule or the closing condition relating thereto); (g) any failure in and of itself of the Company to meet any projections or forecasts (provided that the exception in this clause (g) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in or contributed to a Material Adverse Effect); or (h) any actions taken, or failures to take action, or such other changes or events, in each case, which the Company has requested or to which it has consented, in each case, after the date of this Agreement, except in the cases of clauses (a) through (d), in each case, to the extent that IAC is disproportionately and adversely affected thereby as compared with other participants in the industry in which IAC operates.

“IAC Organizational Documents” means the IAC Certificate of Incorporation and bylaws, in each case as amended, modified or supplemented, and including in accordance with the terms of this Agreement.

Annex A-5

“IAC Stockholder” means a holder of IAC Common Stock.

“IAC Stockholders’ Meeting” means a meeting of the holders of IAC Common Stock to be held for the purpose of approving the IAC Proposals.

“IAC Units” means the units issued in the IPO or the overallotment consisting of one (1) share of IAC Class A Common Stock and one-half (1/2) of one (1) IAC Warrant.

“Indebtedness” means, with respect to the Company, any liabilities in respect of: (a) borrowed money, whether current, short-term, secured or unsecured or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money; (b) indebtedness evidenced by bonds, notes, debentures, mortgages or similar instruments; (c) lease obligations that are required to be capitalized in accordance with GAAP; (d) deferred payments, the deferred purchase price of assets, services or securities (including all seller notes and “earn outs” but excluding ordinary trade accounts payable); (e) conditional sale or other title retention agreements; (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, including standby letters of credit, bankers’ acceptances (to the extent drawn), surety bonds (to the extent drawn), other financial guarantees and interest rate protection agreements (to the extent drawn, and without duplication of other indebtedness supported or guaranteed thereby); (g) currency or interest rate swaps, collars, caps, hedges, derivatives or similar arrangements; (h) bank overdrafts and deferred liabilities; (i) all Indebtedness of the type referred to in clauses (a) through (h) guaranteed by the Company or secured by any Lien upon any property or asset owned by the Company or guarantees in respect of the purchase or lease of real property; and (j) accrued and unpaid interest, premiums, penalties, breakage costs, redemption fees or pre-payment costs and other amounts owing in respect of the items described in the foregoing clauses (a) through (i). For the avoidance of doubt, Indebtedness shall not include Taxes.

“Intellectual Property” means any and all worldwide rights, title and interests in or to intellectual or industrial property, including the following: (i) registered and unregistered patents, patent applications (including provisional and non-provisional applications) and all claims to priority of same, invention disclosures and all continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof; (ii) registered and unregistered or common law trademarks, logos, service marks, trade dress and trade names, slogans and other source identifiers, pending applications therefor, rights of publicity, social and mobile media identifiers/handles and internet domain names, together with the goodwill of the Company or any of its Subsidiaries or their respective businesses symbolized by or associated with any of the foregoing; (iii) registered and unregistered copyrights, and applications for registration of copyright, including such corresponding rights in software, database and other works of authorship and further including any moral rights; and (iv) trade secrets, know-how, methods, processes, data, specifications, formulae, algorithms, and other confidential information or proprietary rights (v) computer software programs, including all source code, object code, specifications, designs and documentation related thereto, (vi) all other intellectual property or proprietary rights of any kind or description, and (vii) all legal rights arising from items (i) through (vi), including the right to prosecute, enforce and perfect such interests and rights to sue, oppose, cancel, interfere, enjoin and collect damages based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

“knowledge” or “to the knowledge” of a Person means in the case of the Company, the actual knowledge of the individuals listed on Section 1.01(A) of the Company Disclosure Schedule after reasonable inquiry and in the case of IAC, the actual knowledge of Michael Singer and Jeffrey Gary after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, order or consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Leased Real Property” means the real property leased, subleased, licensed or occupied by the Company as tenant, subtenant, licensee or occupant, together with, to the extent leased, subleased, licensed or occupied by the Company, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company relating to the foregoing.

“Lien” means any charge, lien, security interest, mortgage, deed of trust, defect of title, easement, right of way, pledge, adverse claim or other encumbrance of any kind (other than those created under applicable securities Laws).

“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub.

Annex A-6

“Milestone” means each of the $13.00 Share Price Milestone, $15.00 Share Price Milestone, and the $18.00 Share Price Milestone as defined in Annex 1.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Open Source Software” means any Software in source code form that is licensed pursuant to (i) any license that is a license approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), (ii) any license to Software that is considered “free” or “open source software” by the open source foundation or the free software foundation, (iii) the Server Side Public License, or (iv) any Reciprocal License.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Liens” means (i) such non-monetary imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair or interfere with the current use of the Company’s assets that are subject thereto, (ii) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens, (iii) Liens for Taxes not yet due and delinquent, or if delinquent, being contested in good faith and for which appropriate reserves have been made in accordance with GAAP, (iv) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities that are not violated in any material respect by the Company’s current use of the assets that are subject thereto, (v) non-exclusive licenses (or sublicenses) of Company Owned IP granted in the ordinary course of business, (vi) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (vii) Liens identified in the Audited Annual Financial Statements, (viii) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest, and (ix) in the case of Company only, Liens of Janbella Group, LLC, to secure repayment of promissory notes issued by the Company to it as reflected on Section 1.01(B) of the Company Disclosure Schedule.

“Per Share Stock Consideration” means a number of shares of IAC Class A Common Stock equal to (i) the Per Share Merger Consideration Value divided by (ii) $10.00, up to a maximum number of 11,000,000 shares of IAC Class A Common Stock.

“Per Share Merger Consideration Value” means (a) the Equity Value divided by (b) the Company Outstanding Shares.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means information that relates to or can be used to identify an identifiable individual, or that relates to an individual and can be linked to an individual’s device or IP address. It includes, but is not limited to, “biometric information,” “personal information,” “personal data,” “personally identifiable information” or equivalent terms as defined by applicable Privacy/Data Security Laws.

“Privacy/Data Security Laws” means all applicable Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information.

“Products” means any products or services under development, developed, manufactured, performed, out-licensed, sold, distributed, or other otherwise made available by or on behalf of the Company, from which the Company has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof.

“Proxy Statement” means the proxy statement filed by IAC as part of the Registration Statement with respect to the IAC Stockholders’ Meeting for the purpose of soliciting proxies from IAC Stockholders to approve the IAC Proposals (which shall also provide the IAC Stockholders with the opportunity to redeem their shares of IAC Common Stock in connection with a stockholder vote on the Business Combination).

Annex A-7

“Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon (i) the disclosure, distribution or licensing of any other Software (other than such item of licensed Software as provided by a third party in its unmodified form), (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of licensed Software in its unmodified form) be at no charge, (iii) a requirement that any other licensee of the licensed Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any other Software, (iv) a requirement that such other Software be redistributable by other licensees, or (v) the grant of any patent rights (other than patent rights in such item of licensed Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of licensed Software).

“Redemption Rights” means the redemption rights provided for in Article 9 of the IAC Certificate of Incorporation.

“Registered Intellectual Property” means all Intellectual Property that registered, pending or applied-for with a Governmental Authority, a domain name registry, or social media provider whether applied for or registered in the United States or internationally as of the date of this Agreement

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Substance, (ii) prevent the Release of any Hazardous Substance so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Requisite Approval” means the written consent or affirmative vote of (i) the holders of a majority of the Company Preferred Stock (voting together as a single class on an “as-converted” to Company Common Stock basis), (ii) the holders of a majority of Company Common Stock and Company Preferred Stock outstanding (voting together as a single class on an “as-converted” to Company Common Stock basis); and (iii) the holders of a majority of the Company Common Stock (voting together as a single class).

“Requisite Stockholders” means the Persons listed on Section 1.01(C) of the Company Disclosure Schedule.

“Sanctioned Person” means any Person (i) listed on any Sanctions-related list of designated or blocked persons, (ii) the government of, resident in, or organized under the laws of a country or territory that is the subject of comprehensive economic Sanctions (which includes, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region), or (iii) majority-owned or otherwise controlled by any of the foregoing.

“Sanctions” means those applicable, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including the U.S. Treasury Department’s Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) Her Majesty’s Treasury, or (v) any other similar governmental authority with jurisdiction over the Company from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Insight Acquisition Sponsor LLC, a Delaware limited liability company.

“Software” means all computer software (in object code or source code format), data and databases, and related documentation and materials.

“Sponsor Shares” means the shares of the IAC Class A Common Stock and IAC Class B Common Stock held by the Sponsor as of immediately prior to the Closing.

“Sponsor Warrants” means the private placement warrants exercisable for IAC Class A Common Stock held by the Sponsor as of immediately prior to the Closing.

“Stock Consideration” means a number of shares of IAC Class A Common Stock equal to the quotient of (i) the Equity Value divided by (ii) $10.00.

“stockholder” means a holder of stock or shares, as appropriate.

Annex A-8

“Subsidiary” or “Subsidiaries” of the Company, the Surviving Corporation, IAC or any other Person means an Affiliate controlled by such Person, directly or indirectly, through one or more intermediaries.

“Supplier” means any Person that supplies inventory or other materials or personal property, components, or other goods or services (including, design, development and manufacturing services) that comprise or are utilized in, including in connection with the design, development, manufacture or sale of, the Products of the Company.

“Tax” or “Taxes” means any and all taxes (including any charges, duties, levies or other similar governmental assessments in the nature of taxes), including, but not limited to, income, estimated, business, occupation, corporate, capital, gross receipts, transfer, stamp, registration, employment, payroll, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, withholding, occupancy, license, lease, service use, severance, capital, production, premium, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, recording, ad valorem, excise, commercial rent, escheat, windfall profits, customs duties, real property, personal property, sales, use, turnover, value added and franchise taxes, in each case imposed by any Governmental Authority, whether disputed or not, together with all and any interest, fines, penalties, assessments or additions to tax imposed with respect thereto.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, in each case filed or required to be filed with a Tax authority.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by IAC, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Virtual Data Room” means the virtual data room established by the Company or its Representatives, hosted by Box, with access made available to IAC and its Representatives.

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

Section 1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto except with respect to the Company Disclosure Schedule and the IAC Disclosure Schedule and (ix) references to any Law shall include all rules and regulations promulgated thereunder and shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

Annex A-9

(d) Any reference in this Agreement to “made available” means a document or other item of information that was provided to IAC or Merger Sub by the Company or its Representatives and uploaded to the Virtual Data Room, at least three (3) days prior to the date of this Agreement.

(e) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II
AGREEMENT AND PLAN OF MERGER

Section 2.01 The Merger. Upon the terms and subject to the conditions set forth in ARTICLE VIII, and in accordance with the DGCL and the FBCA, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Corporation following the Merger.

Section 2.02 Effective Time; Closing.

(a) As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in ARTICLE VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the “Certificate of Merger”) with the Division of Corporations of the State of Florida, in such form as is required by, and executed in accordance with, the relevant provisions of the FBCA and mutually agreed by the parties (the date and time of the filing of such Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Merger) being the “Effective Time”).

(b) Immediately prior to such filing of the Certificate of Merger in accordance with Section 2.02(a), a closing (the “Closing”) shall be held by electronic exchange of deliverables and release of signatures for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in ARTICLE VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

Section 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

Section 2.04 Governing Documents.

(a) At the Effective Time, the Company Charter, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read substantially similar to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that all references in the certificate of incorporation of Merger Sub (i) to its name, date of incorporation, registered office and registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of the Company as provided in the Company Charter immediately prior to the Effective Time and (ii) naming the incorporator(s), the initial board of directors, or original subscribers for shares of Merger Sub shall be omitted), and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter supplemented or amended as provided therein and in accordance with the FBCA (subject to Section 7.06).

(b) The bylaws of the Company as in effect immediately prior to the Effective Time shall remain the bylaws of the Surviving Corporation until thereafter supplemented or amended as provided therein, in the Surviving Corporation’s certificate of incorporation and in accordance with the FBCA (subject to Section 7.06).

(c) Subject to receipt of the IAC Stockholder Approval, IAC shall file the IAC Second A&R Charter with the Secretary of State of the State of Delaware on the Closing Date and prior to the Effective Time (to be effective upon its filing).

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(d) IAC shall take all necessary action such that the IAC A&R Bylaws shall be the bylaws of IAC as of immediately following the Effective Time and until thereafter supplemented or amended as provided therein, in the IAC Second A&R Charter and in accordance with the DGCL.

Section 2.05 Directors and Officers.

(a) The parties will take all requisite actions such that the initial directors of the Surviving Corporation and the initial officers of the Surviving Corporation immediately after the Effective Time shall be the individuals indicated on Section 2.05(a) of the Company Disclosure Schedule, each to hold office in accordance with the provisions of the FBCA and the certificate of incorporation and bylaws of the Surviving Corporation and until their respective successors are, in the case of the initial directors, duly elected or appointed and qualified and, in the case of the initial officers, duly appointed.

(b) The parties shall cause the Board of Directors of IAC (the “IAC Board”) and the officers of IAC as of immediately following the Effective Time to be comprised of the individuals set forth on Section 2.05(b) of the Company Disclosure Schedule, each to hold office in accordance with the DGCL and the IAC Second A&R Charter and the IAC A&R Bylaws and until their respective successors are, in the case of the directors, duly elected or appointed and qualified and, in the case of the officers, duly appointed.

Section 2.06 U.S. Tax Treatment. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). The parties to this Agreement hereby (a) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (b) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (c) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that, other than the representations set forth in Section 4.14(r) and Section 5.15(p), no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368(a) of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each such party (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368(a) of the Code.

ARTICLE III
CONVERSION OF SECURITIES; EXCHANGE OF COMPANY SECURITIES

Section 3.01 Conversion of Securities.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of IAC, Merger Sub, the Company or the Company Stockholders, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Dissenting Shares and the Cancelled Shares) shall be converted into the right to receive (i) the contingent right to receive a number of Earnout Shares (which may be 0) following the Closing in accordance with Section 3.06 and Annex 1, and (ii) the Per Share Stock Consideration.

(b) From and after the Effective Time, all of the shares of Company Common Stock converted into the right to receive consideration as described in Section 3.01(a) shall no longer be outstanding and shall cease to exist, and each holder of shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive the applicable consideration described in this Section 3.01(a) into which such share of Company Common Stock shall have been converted.

(c) At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each Company Share held in the treasury of the Company or by any Subsidiary of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto (such Company Shares, the “Cancelled Shares”).

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(d) At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

Section 3.02 Exchange of Company Securities.

(a) Exchange Fund. On the Closing Date, IAC shall deposit, or shall cause to be deposited, with an exchange agent to be mutually agreed upon by the parties hereto (the “Exchange Agent”) for the benefit of the Company Stockholders, for exchange in accordance with this Section 3.02, the number of shares of IAC Class A Common Stock equal to the Stock Consideration (such shares of IAC Class A Common Stock, the “Exchange Fund”). IAC shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the applicable portion of the Stock Consideration out of the Exchange Fund in accordance with the Merger Payment Schedule and the other applicable provisions contained in this Agreement. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

(b) Exchange Procedures. As soon as practicable following the Effective Time, and in any event within two Business Days following the Effective Time (but in no event prior to the Effective Time), IAC shall cause the Exchange Agent to deliver to each holder of Company Common Stock entitled to receive the Per Share Stock Consideration pursuant to Section 3.01 a letter of transmittal and instructions for use in exchanging such Company Stockholder’s Company Shares for such Company Stockholder’s applicable portion of the Stock Consideration from the Exchange Fund, and that shall be in form and contain provisions which IAC may specify and which are reasonably acceptable to the Company (a “Letter of Transmittal”), which shall (i) contain customary representations and warranties as to title, authorization, execution and delivery, (ii) contain a customary release of all claims against IAC and the Company arising out of or related to such holder’s ownership of Company Shares, (iii) specify that delivery shall be effected, and risk of loss and title to the Company Shares shall pass, only upon proper delivery of any stock certificate representing the Company Shares (a “Certificate”) to the Exchange Agent, and (iv) include instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Promptly following the surrender to the Exchange Agent of all Certificates held by such holder for cancellation (to the extent such Company Shares are or were certificated), together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefore, and IAC shall instruct the Exchange Agent to deliver the Per Share Stock Consideration in accordance with the provisions of Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate entitled to receive the Per Share Stock Consideration, in accordance with Section 3.01 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Per Share Stock Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the Company Stockholders for one year after the Effective Time shall be delivered to IAC by the Exchange Agent, upon demand, and any Company Stockholders who have not theretofore complied with this Section 3.02 shall thereafter look only to IAC for their Per Share Stock Consideration. Any portion of the Exchange Fund remaining unclaimed by Company Stockholders as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any authority shall, to the extent permitted by applicable Law, become the property of IAC free and clear of any claims or interest of any person previously entitled thereto.

(d) No Further Rights in Company Shares. The Per Share Stock Consideration payable upon conversion of the Company Shares in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Shares.

(e) Adjustments to Per Share Consideration. The Per Share Stock Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to IAC Class A Common Stock occurring on or after the date hereof and prior to the Effective Time.

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(f) No Liability. None of IAC or the Surviving Corporation shall be liable to any holder of Company Shares for any such Company Shares (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with Section 3.02(c).

(g) Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of the Surviving Corporation, IAC and Merger Sub shall be entitled to deduct and withhold from amounts (including shares or other property) otherwise payable, issuable or transferable pursuant to this Agreement to any holder of Company Shares such amounts as it is required to deduct and withhold with respect to such payment, issuance or transfer under the Code or any provision of state, local or non U.S. Tax Law. To the extent that amounts are so deducted or withheld and timely paid to the applicable Governmental Authority in accordance with applicable Law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid, issued or transferred to the holder of the Company Securities (or intended recipients of compensatory payments) in respect of which such deduction and withholding was made.

(h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Per Share Stock Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions of Section 3.01.

(i) Fractional Shares. No certificates or scrip or shares representing fractional shares of IAC Class A Common Stock shall be issued upon the exchange of Company Shares, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of IAC or a holder of shares of IAC Class A Common Stock. Notwithstanding anything to the contrary contained herein, no fraction of a share of IAC Class A Common Stock shall be issued by virtue of the Merger or the Transactions contemplated hereby, and each holder who would otherwise be entitled to a fraction of a share of IAC Class A Common Stock (after aggregating all fractional shares of IAC Class A Common Stock that otherwise would be received by such holder) shall instead have the number of shares of IAC Class A Common Stock issued to such holder rounded in the aggregate to the nearest whole share of IAC Class A Common Stock.

(j) Merger Payment Schedule. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to IAC a schedule (the “Merger Payment Schedule”) that is true, complete and correct showing the following, in each case as of immediately prior to the Effective Time, (i) the name and address of record of each Company Securityholder and the number and class, type, or series of shares of Company Securities held by such Person, (ii) the percentage allocation of the Stock Consideration to each of the holders of Company Securities at the Closing as well as the corresponding number of shares of IAC Class A Common Stock to be issued to such holders of Company Securities in accordance with Section 3.01 and the Company Charter, (iii) with respect to each holder of Company Securities, the Earnout Pro Rata Portion in respect of such holder’s Company Securities (iv) the number of Company Outstanding Shares, and (v) a calculation of the Per Share Merger Consideration Value. The Company shall provide explanatory or supporting information, including calculations, as IAC may reasonably request

Section 3.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares, except as otherwise provided in this Agreement or by Law.

Section 3.04 Payment of Expenses.

(a) No sooner than five (5) nor later than two (2) Business Days prior to the Closing Date, the Company shall provide to IAC a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions, and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service

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providers engaged by the Company in connection with the Transactions (collectively, the “Outstanding Company Transaction Expenses”). For the avoidance of doubt, the Outstanding Company Transaction Expenses shall not include any fees and expenses of the Company Stockholders. All of these expenses will be paid by the Company and/or Surviving Corporation at the Closing.

(b) No sooner than five (5) nor later than two (2) Business Days prior to the Closing Date, IAC shall provide to the Company a written report setting forth a list of all fees, expenses and disbursements incurred by or on behalf of IAC, Merger Sub or Sponsor for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of IAC, Merger Sub or Sponsor in connection with the Transactions or otherwise in connection with IAC’s operations (together with written invoices and wire transfer instructions for the payment thereof) (collectively, the “Outstanding IAC Transaction Expenses”). At the Effective Time and subject to the Closing, the Outstanding IAC Transaction Expenses shall be paid first in accordance with Section 7.14 and second by the Surviving Corporation, which Outstanding IAC Transaction Expenses shall include the excise tax liability for excise taxes associated with Redemptions by IAC Stockholders.

(c) Except as set forth in this Section 3.04 or elsewhere in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except that (i) the Company shall pay all SEC filing fees, accounting and auditing expenses, printing expenses, fairness opinion and/or valuation expenses, HSR expenses and proxy expenses (but not legal expenses except as defined below) incurred by IAC in connection with the Registration Statement, the Nasdaq Listing Application, and the Proxy Statement; (ii) IAC and the Company shall each pay 50% of Trust Fund expenses, including any monthly extension payments, beginning four (4) months following the date of this Agreement; and (iii) the Company shall pay 50% of any legal retainers paid by IAC in connection with the Transactions contemplated by this Agreement.

(d) The Company shall pay the excise tax liability for excise taxes associated with Redemptions by IAC Stockholders in the event this Agreement is terminated pursuant to Section 9.01(e) or Section 9.01(f) or in the event that IAC provides the Company with written notice of a Company Material Adverse Effect or the Company fails to close the Transactions for any reason other than a material breach by IAC.

Section 3.05 Appraisal Rights.

(a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and owned by a holder who is entitled to demand and has properly demanded appraisal for such shares in accordance with, and who complies in all respects with, Section 1302 et seq. of the FBCA (such shares, “Dissenting Shares”) shall not be converted into the right to receive the consideration set forth in Section 3.01(a), and shall instead entitle the holder thereof only to such rights as are provided such holder by Section 1302 et. seq. of the FBCA. If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to appraisal under Section 1302 et seq. of the FBCA, then such shares shall cease to be Dissenting Shares and shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the consideration set forth in Section 3.01(a) in accordance with this ARTICLE III.

(b) Prior to the Closing, the Company shall give IAC (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the FBCA. The Company shall not, except with the prior written consent of IAC (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Section 3.06 Sponsor Earnout Shares. At the Closing, Sponsor shall deposit into escrow 750,000 shares of IAC Class A Common Stock (the “Escrowed Sponsor Shares”), and the Escrowed Sponsor Shares shall be released from escrow to Sponsor (or forfeited and cancelled) according to the milestones set forth in Annex 1 hereto.

Section 3.07 IAC Financing Shares. IAC has agreed to contribute up to 750,000 shares of IAC Class A Common Stock held by Sponsor to facilitate a capital financing (“IAC Financing Shares”). Upon satisfactory evidence of funding at or prior to Closing, IAC will transfer up to 750,000 shares of IAC Class A Common Stock held by Sponsor as directed by IAC and Company. In the event that the actual number of IAC Financing Shares is less than 750,000 shares of IAC Class A Common Stock, the difference, if any, shall be returned to IAC for further return to Sponsor.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by the Company to IAC and Merger Sub in connection with this Agreement (the “Company Disclosure Schedule”) (each section of which qualifies (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced), the Company hereby represents and warrants to IAC and Merger Sub as follows:

Section 4.01 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, be expected to have a Company Material Adverse Effect.

(b) Section 4.01(b) of the Company Disclosure Schedule sets forth a complete and correct list of each Subsidiary of the Company, its place and form of organization and schedule of stockholders (or comparable equity holders). Except as disclosed in Section 4.01(b) of the Company Disclosure Schedule, each of the Subsidiaries of the Company is wholly owned by the Company, directly or indirectly, free and clear of any Liens (other than Permitted Liens). Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization and has all organizational powers and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each such Subsidiary is duly qualified to do business as a foreign entity and (where applicable) is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries do not directly or indirectly own, and have never owned, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other Person.

Section 4.02 Articles of Incorporation and Bylaws. The Company has prior to the date of this Agreement made available to IAC in the Virtual Data Room a complete and correct copy of the Company Charter and the bylaws of the Company and the equivalent organizational documents of each of the Company’s Subsidiaries. The Company Charter, the bylaws of the Company and such organizational documents are accurate and complete and are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or bylaws of the Company, and none of the Company’s Subsidiaries is in violation of any provision of its organizational documents, and there are no circumstances known to the Company that would be reasonably expected to give rise to a violation of any of the provisions of the Company Charter, the bylaws of the Company or any of the organizational documents of any of the Company’s Subsidiaries. The Company is not in violation of any stockholders agreement, voting agreement or similar organizational document to which it or any of its Subsidiaries is a party and, to the Company’s knowledge, no other party to any such agreement is in violation thereof and there are no circumstances known to the Company that would reasonably be expected to give rise to any such violation by the Company, any of its Subsidiaries or any other party thereto.

Section 4.03 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 490,000,000 shares of Company Common Stock, of which 11,000,000 shares are issued and outstanding; and (ii) 5,100,000 shares of Company Series A Preferred Stock, none of which are issued and outstanding; and (iii) 10 shares of Company Series B Preferred Stock, none of which are issued and outstanding. The rights, preferences, privileges and restrictions of the

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Company Common Stock and Company Preferred Stock are as stated in the Company Charter. No Company Shares are held in the treasury of the Company, and no shares of Company Common Stock are reserved for future issuance pursuant to outstanding convertible securities or other purchase rights (the “Company Share Awards”).

(b) There are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue or sell any shares of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for shares or other equity or other voting or non-voting interests in, the Company or any of its Subsidiaries. Except as set forth on Section 4.03(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, and neither the Company nor any of its Subsidiaries has granted, any equity appreciation rights, participations, phantom equity, restricted shares, restricted share units, performance shares, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares, or other securities or ownership interests in, the Company or any of its Subsidiaries. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements to which the Company or any of its Subsidiaries is a party, or to the Company’s knowledge, among any holder of Company Shares or any other equity interests or other securities of the Company or any of its Subsidiaries to which the Company or one or more of its Subsidiaries is not a party, with respect to the voting or transfer of the Company Shares or any of the equity interests or other securities of the Company or any of its Subsidiaries.

(c) Section 4.03(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Share Award outstanding as of the date hereof, if applicable: (i) the name of the Company Share Award recipient; (ii) how the Company Share Award was granted; (iii) the number and type of shares of the Company outstanding with respect to such Company Share Award; (iv) the exercise or purchase price of such Company Share Award; (v) the date on which such Company Share Award was granted; and (vi) the date on which such Company Share Award expires. The Company has made available to IAC in the Virtual Data Room all forms of award agreements evidencing all outstanding Company Share Awards. All shares of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(d) There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(e) (i) There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Share Award as a result of the proposed Transactions, and (ii) all outstanding Company Shares and all outstanding Company Share Awards have been issued and granted in compliance with (A) all applicable securities Laws and other applicable Laws and (B) all preemptive rights and other requirements set forth in applicable Contracts to which the Company is a party and the organizational documents of the Company.

(f) Except for the Company Shares held by the stockholders of the Company, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company is authorized or issued and outstanding.

(g) All outstanding Company Shares, and all outstanding comparable equity interests in respect of the Company’s Subsidiaries, have been issued and granted in compliance with (i) applicable securities Laws and other applicable Laws and (ii) any preemptive rights and other similar requirements set forth in applicable Contracts to which the Company or any such Subsidiary is a party.

Section 4.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate

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proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the Company Stockholder Approval, which the Written Consent shall satisfy, and, with respect to the Merger only, the filing and recordation of appropriate merger documents as required by the FBCA). This Agreement and each other Transaction Document to which the Company is a party and has executed has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by IAC and Merger Sub and the other parties thereto, as applicable, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and by general equitable principles (the “Remedies Exceptions”). No state takeover Law or similar restrictions are applicable to the Merger or the other Transactions.

Section 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the FBCA and of the consents, approvals, authorizations or permits, filings and notifications, expiration or termination of waiting periods after filings and other actions referenced in Section 4.05(b) and set forth on Section 4.05(b) of the Company Disclosure Schedule, including the Written Consent, being made, obtained or given, the consummation of the Merger by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or any of its Subsidiaries, (ii) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any of its Subsidiaries, under any Contract to which the Company or any of its Subsidiaries is a party or by which its assets are bound, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Company Material Adverse Effect. The Contracts listed on Section 4.05(a) of the Company Disclosure Schedule are the only Contracts requiring a consent, approval, authorization, Order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any Ancillary Agreement to which the Company is or will be a party or the consummation of the Transactions (each, a “Company Consent”).

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover Laws, the pre-merger notification requirements of the HSR Act, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.06 Permits; Compliance.

(a) Each of the Company and its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate their respective properties or to carry on their respective businesses as they are now being conducted (the “Company Permits”). Each Company Permit is in full force and effect in accordance with its terms and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. To the knowledge of the Company, none of such Company Permits upon its termination or expiration in the ordinary due course will not be renewed or reissued in the ordinary course of business upon terms and conditions substantially similar to its existing terms and conditions. There are no Actions pending or, to the knowledge of the Company, threatened, that seek the revocation, cancellation, limitation, restriction or termination of any Company Permit. Each of the Company and its Subsidiaries is in material compliance with all Company Permits applicable to the Company and its Subsidiaries.

Annex A-17

(b) Each of the Company and its Subsidiaries is, and since December 31, 2021, has been, in compliance in all material respects with all applicable Laws. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority of any violation of any applicable Law by the Company or its Subsidiaries at any time since December 31, 2021, which violation would, individually or in the aggregate, reasonably be expected to be material to the Company or any of its Subsidiaries.

(c) The Company and its Subsidiaries are not in conflict with, or in default, breach or violation of, and, to the Company’s knowledge, there is no event which, with notice or lapse of time or both, would become a default of, any Material Contract, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or would not, individually or in the aggregate, reasonably be expected to be material to the Company.

Section 4.07 Financial Statements; Internal Controls.

(a) The Company has made available to IAC in the Virtual Data Room true and complete copies of the audited balance sheets of the Company as of December 31, 2022, and as of December 31, 2021, and the related statements of operations, stockholders’ deficit and cash flows of the Company for each of the years then ended (collectively, the “Audited Annual Financial Statements”). Each of the Audited Annual Financial Statements (including the notes thereto) (i) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and in accordance with the requirements of PCAOB for public companies and (ii) fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and Subsidiaries as of and at the date thereof and for the period indicated therein, except as otherwise noted therein.

(b) Each of the Unaudited Interim Financial Statements (as described in Section 7.13(b)) (including the notes thereto), when delivered in accordance with this Agreement, (i) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments) and in accordance with the requirements of PCAOB for public companies and (ii) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and its Subsidiaries as of and at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments.

(c) Except as and to the extent set forth on the Audited Annual Financial Statements or, when delivered, the Unaudited Interim Financial Statements, the Company does not have any liability, debt or obligation of a nature (whether accrued, absolute, contingent or otherwise), required to be reflected on a consolidated balance sheet prepared in accordance with GAAP consistently applied and in accordance with past practice, except for: (i) liabilities that were incurred in the ordinary course of business since the Audited Annual Financial Statements date, (ii) liabilities or obligations disclosed in the Company Disclosure Schedule or (iii) such other liabilities and obligations which would not, individually or in the aggregate, reasonably expected to be material to the Company. None of the Company or any of its Subsidiaries is a party to, or has any commitment to become a party to, any contract or arrangement that would constitute an “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company on the Audited Annual Financial Statements or, when delivered, the Unaudited Interim Financial Statements.

(d) Since the Formation Date, (i) none of the Company, any of its Subsidiaries or, to the Company’s knowledge, any director, officer, employee, auditor, accountant or Representative of the Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, its Subsidiaries or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

Annex A-18

(e) To the knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any officer, employee, contractor, subcontractor or agent of the Company or any of its Subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. sec. 1514A(a).

(f) All accounts receivable of the Company or any of its Subsidiaries reflected on the Audited Annual Financial Statements or arising thereafter have arisen from bona fide transactions in the ordinary course of business consistent with past practices and in accordance with GAAP and are collectible, subject to bad debts reserved in the Audited Annual Financial Statement, or reserved in the Unaudited Interim Financial Statements when delivered. To the knowledge of the Company, such accounts receivables are not subject to valid defenses, setoffs or counterclaims, other than routine credits granted for errors in ordering, shipping, pricing, discounts, rebates, returns in the ordinary course of business and other similar matters. The Company’s reserve for contractual allowances and doubtful accounts is adequate in all material respects and has been calculated in a manner consistent with past practices. Since December 31, 2022, none of the Company or any of its Subsidiaries has modified or changed in any material respect its sales practices or methods, including such practices or methods in accordance with which the Company or any of its Subsidiaries sells goods, fills orders or record sales.

(g) All accounts payable of the Company or any of its Subsidiaries reflected on the Audited Annual Financial Statements or arising thereafter are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due or payable. Since December 31, 2022, none of the Company or any of its Subsidiaries has altered in any material respects its practices for the payment of such accounts payable, including the timing of such payment.

(h) The Company and its Subsidiaries maintain systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that the Company and its Subsidiaries maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of the Company’s management and the Company Board; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. The Company has made available to IAC a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of the Company or any of its Subsidiaries to the Company’s or any of its Subsidiaries’ respective independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data. The Company has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of the Company or any of its Subsidiaries. Since December 31, 2022, there have been no material changes in the Company’s or any of its Subsidiaries’ respective internal control over financial reporting.

(i) Neither the Company (including any employee thereof) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company or its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s or any of its Subsidiaries’ respective management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or any of its Subsidiaries, or (iii) any claim or allegation regarding any of the foregoing.

Annex A-19

Section 4.08 Absence of Certain Changes or Events.

(a) Since December 31, 2022, and prior to the date of this Agreement, except as otherwise reflected in the Audited Annual Financial Statements, or as expressly contemplated by this Agreement, (i) the Company and each of its Subsidiaries has conducted its businesses in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, (ii) neither the Company nor any of its Subsidiaries has sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title or interest in or to any of their respective material assets (including Company Owned IP) other than non-exclusive licenses (or sublicenses of Company Owned IP granted in the ordinary course of business), and (iii) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.01.

(b) Since December 31, 2022, through the date hereof, there has not been a Company Material Adverse Effect.

Section 4.09 Absence of Litigation. There is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries. None of the Company, any of its Subsidiaries or any property or asset of the Company or any Subsidiary, or any of their respective current or former directors or officers (provided, that any of the following matters involving the directors or officers of the Company or its Subsidiaries must be related to the Company’s or a Subsidiary’s business, equity securities or assets) is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority. In the past five (5) years, none of the current or former officers, senior management or directors of the Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

Section 4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all Employee Benefit Plans that are maintained, contributed to, required to be contributed to, or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer, director or consultant, or under which the Company or any Subsidiary has or could incur any liability (contingent or otherwise) (collectively, the “Plans”).

(b) With respect to each Plan, the Company has made available to IAC in the Virtual Data Room, if applicable (i) a true and complete copy of the current plan document and all amendments thereto and each trust, insurance contract, or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications, (iii) a copy of the 2021 filed Internal Revenue Service (“IRS”) Form 5500 annual report and accompanying schedules (or, if not yet filed, the most recent draft thereof), (iv) copies of the most recently received IRS determination, opinion or advisory letter, (v) the three (3) most recent nondiscrimination testing reports, and (vi) any material, non-routine correspondence from any Governmental Authority with respect to any Plan since the Formation Date. The Company does not have any commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c) None of the Plans is or was since the Formation Date, nor does the Company or any ERISA Affiliate have or reasonably expect to have any liability or obligation under (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, (iv) a multiple employer welfare arrangement under ERISA, or (v) a voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code. For purposes of this Agreement, “ERISA Affiliate” means any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA or Sections 414(b), (c) or (m) of the Code.

(d) The Company is not, nor will be, obligated, whether under any Plan or otherwise, to pay separation, severance, termination or similar benefits to any Person as a result of any Transaction, nor will any Transaction accelerate the time of payment or vesting, or increase the amount, of any benefit or other compensation due

Annex A-20

to any Person. The Transactions shall not be the direct or indirect cause of any amount paid or payable by the Company being classified as an “excess parachute payment” under Section 280G of the Code and no arrangement exists pursuant to which the Company or any Subsidiary will be required to “gross up” or otherwise compensate any Person because of the imposition of any excise tax on a payment to such Person.

(e) None of the Plans provides, nor does the Company have or reasonably expect to have any obligation to provide, medical or other welfare benefits to any current or former employee, officer, director or consultant of the Company or any Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Part 6 of Title I of ERISA and the regulations thereunder.

(f) Each Plan is and has been since the Formation Date in compliance, in all material respects, in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. The Company and its ERISA Affiliates have performed, in all material respects, all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation in any material respect by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

(g) Each Plan that is intended to be qualified under Section 401(a) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income Tax under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion or advisory letter from the IRS, and to the knowledge of Company, no fact or event has occurred since the date of such determination, opinion, or advisory letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

(h) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan that could reasonably be expected to result in material liability to the Company or any Subsidiary. There have been no acts or omissions by the Company or any ERISA Affiliate that have given or could reasonably be expected to give rise to any material fines, penalties, Taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

(i) All contributions, premiums or payments required to be made with respect to any Plan have been, in all material respects, timely made to the extent due or properly accrued on the consolidated financial statements of the Company.

(j) The Company and each ERISA Affiliate has complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income Taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(k) The Company and each Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is and has been in compliance, in all material respects, with the Patient Protection and Affordable Care Act of 2010 (“PPACA”), and no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Company, any ERISA Affiliate or any Health Plan to any material liability for penalties or excise Taxes under Sections 4980D or 4980H of the Code or any other provision of the PPACA.

(l) Each Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been administered and operated, in all material respects, in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder, and no additional Tax under Section 409A(a)(1)(B) of the Code has been or could reasonably be expected to be incurred by a participant in any such Plan. No Company Options or other equity-based awards have been issued or granted by the

Annex A-21

Company are subject to Section 409A of the Code. There is no Contract or plan to which the Company or any Subsidiary is a party or by which it is bound to compensate any employee, consultant, director, or other Person for penalty taxes paid pursuant to Section 409A of the Code.

Section 4.11 Labor and Employment Matters.

(a) Section 4.11(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all employees of the Company and its Subsidiaries as of the date hereof, including any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth for each such individual by first and last name the following: (i) title or position (including whether full or part time); (ii) hire date and service date (if different); (iii) current annualized base salary or (if paid on an hourly basis) hourly rate of pay; (iv) commission, bonus or other incentive based compensation; (v) whether the employee is classified as exempt or non-exempt; and (vi) location. As of the date hereof, all compensation, including wages, commissions and bonuses, due and payable to all employees of the Company and its Subsidiaries for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements) in all material respects. Except as set forth in Section 4.11(a) of the Company Disclosure Schedule, (i) each Company Employee is employed “at will” and (ii) the Company has no obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement.

(b) Section 4.11(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all individual independent contractors (including consultants) currently engaged by the Company, along with the each such contractor’s date of retention and rate of remuneration.

(c) (i) There are no material Actions pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by any of their respective current or former employees, a Person alleging to be a current or former employee or any Governmental Authority, relating to any alleged violation of Law or regulation, breach of any express or implied contract of employment, wrongful termination of employment, or any other discriminatory, wrongful or tortious conduct in connection with the employment relationship; (ii) neither the Company nor any of its Subsidiaries is, nor has the Company or any of its Subsidiaries been since the Formation Date, a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization applicable to Persons employed by the Company or any of its Subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no unfair labor practice complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board; and (iv) there has never been, nor, to the knowledge of the Company, has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries.

(d) The Company and each of its Subsidiaries is and has been since the Formation Date in material compliance in all respects with all applicable Laws relating to the employment, employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local Laws), immigration, employee classification, meal and rest breaks, pay equity, workers’ compensation, family and medical leave, and occupational safety and health requirements, payment of wages and overtime wages, hours of work, employee scheduling, employee terminations and collective bargaining as required by the appropriate Governmental Authority and are not liable for any material arrears of wages, penalties or other sums for failure to comply with any of the foregoing nor is liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice).

(e) Except as would not be material, (i) all individuals who perform or have performed services for the Company or any of its Subsidiaries have been properly classified under applicable Law (A) as employees or individual independent contractors and (B) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the FLSA and state Law), (ii) no such individual has been improperly included or excluded from any Plan, and (iii) neither the Company nor any of its Subsidiaries has notice of any pending or threatened inquiry or audit from any Governmental Authority concerning any such classifications.

Annex A-22

Section 4.12 Real Property; Title to Assets.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, license or occupancy agreement pursuant to which the Company or any of its Subsidiaries leases, subleases, licenses or occupies any real property (each, a “Lease”), with the name of the lessor or any other party thereto, and the date of the Lease in connection therewith and each material amendment, extension, renewal or guaranty to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to IAC in the Virtual Data Room. Except as otherwise set forth in Section 4.12(b) of the Company Disclosure Schedule, (i) there are no leases, licenses, subleases, sublicenses, concessions or other Contracts granting to any Person other than the Company or any of its Subsidiaries the right to use or occupy any Leased Real Property, and (ii) all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any of its Subsidiaries or, to the Company’s knowledge, by the other party to such Leases, except as would not, individually or in the aggregate, be material to the Company. Neither the Company nor any of its Subsidiaries, has subleased, sublicensed or otherwise granted to any Person any right to use, occupy or possess any portion of the Leased Real Property.

(c) Other than any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, there are no contractual or legal restrictions that preclude or restrict the ability of the Company or any of its Subsidiaries to use any Leased Real Property by such party for the purposes for which it is currently being used, except as would not, individually or in the aggregate, be material to the Company. There are no latent defects or adverse physical conditions affecting the Leased Real Property, and improvements thereon, other than those that would not, individual or in the aggregate, be material to the Company.

(d) The Company and its Subsidiaries have legal and valid title to, or, in the case of Leased Real Property and assets, valid leasehold or subleasehold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all Liens other than Permitted Liens, except as would not, individually or in the aggregate, be material to the Company.

(e) All of the land, buildings, structures and other improvements leased, licensed or otherwise used or occupied by the Company and its Subsidiaries in the conduct of the Business are included in the Leased Real Property.

Section 4.13 Intellectual Property.

(a) Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following that are (as applicable) owned or purported to be owned, used or held for use by the Company or any of its Subsidiaries: (1) Registered Intellectual Property constituting Company Owned IP (showing in each, as applicable, the filing date, date of issuance, registration number, application number, the jurisdiction or registrar, the status and any responsive deadline or fee as to each due within 90 days of the date of this agreement), (2) all material unregistered Company Owned IP and (3) all Contracts or agreements to use any material Company Licensed IP (other than Contracts for (x) commercially available, “off-the-shelf” Software and Open Source Software, and (y) commercially available Business Systems). The Company IP constitutes all Intellectual Property rights necessary for, or to the knowledge of the Company, otherwise used in, the ordinary course of the business of the Company as currently conducted and is sufficient for the conduct of such business as currently conducted as of the date hereof. For each patent right listed in Schedule 4.13(a), the Company and its Subsidiaries, and their respective attorneys, agents and relevant employees and other representatives have met their duty of disclosure and candor and good faith as required under 37 C.F.R. § 1.56 and complied with analogous laws and regulations where applicable outside of the United States.

(b) Other than as set forth in Section 4.13(b) of the Company Disclosure Schedule, the Company and its Subsidiaries own and possess, free and clear of all Liens (other than Permitted Liens, and non-exclusive licenses), all right, title and interest in and to the Company Owned IP and have the right to use pursuant to a valid and enforceable written contract or license, all material Company Licensed IP. All material Company

Annex A-23

Owned IP is subsisting, and to the knowledge of the Company, valid and (other than pending applications) enforceable, and payment of all renewal and maintenance fees and expenses in respect thereof, and all filing fees related thereto, in each case due prior to the date hereof, have been duly made.

(c) Each of the Company and its Subsidiaries has taken and takes commercially reasonable actions to maintain, protect and enforce all material Company Owned IP, including the secrecy, confidentiality and value of its trade secrets and other material Confidential Information. Neither the Company nor any of its Subsidiaries has disclosed any trade secrets or other Confidential Information that relates to the Products or is otherwise material to the business of the Company to any other Person other than pursuant to a written confidentiality agreement under which such other Person agrees to maintain the confidentiality and protect such Confidential Information.

(d) Other than as set forth in Section 4.13(d) of the Company Disclosure Schedule, (i) there have been no claims filed and served or material claims threatened in writing, against the Company or any of its Subsidiaries by any Person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Company Owned IP, or (B) alleging any infringement or misappropriation of, or other violation of, any Intellectual Property rights of other Persons (including any unsolicited written demands or written offers to license any Intellectual Property rights from any other Person); (ii) the operation of the business of the Company (including the Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other Persons; (iii) to the Company’s knowledge, no other Person has infringed, misappropriated or violated any of the Company Owned IP; and (iv) neither the Company nor any of its Subsidiaries has received written notice of any of the foregoing or received any formal written opinion of counsel regarding the foregoing.

(e) Other than as set forth in Section 4.13(e) of the Company Disclosure Schedule, all Persons who have contributed, developed or conceived any Company Owned IP have executed valid and enforceable written agreements with the Company or its Subsidiaries, as applicable, substantially in the form made available to Merger Sub or IAC in the Virtual Data Room, pursuant to which each Person (i) conveys to the Company or such Subsidiary, as applicable, any and all right, title and interest in and to all Intellectual Property developed by such Person specifically for the Company or such Subsidiary, as applicable, and waived any and all rights to royalties or other consideration or non-assignable rights with respect to all such Company Owned IP and (ii) obligates such Person to keep any Confidential Information, including trade secrets, of the Company or such Subsidiary, as applicable, confidential both during and after the term of employment or engagement. No such Person is in violation of any such agreement.

(f) Section 4.13(f) of the Company Disclosure Schedule sets forth a list of all Open Source Software that has been used in, incorporated into, integrated or bundled with any Products by the Company or any of its Subsidiaries, and for each such item of Open Source Software, the name and version number of the applicable license.

(g) Neither the Company nor any of its Subsidiaries uses or has used any Open Source Software or any modification or derivative thereof in a manner that would (i) grant or purport to grant to any other Person any rights to or immunities under any of the Company Owned IP, or (ii) subject any of the Company Owned IP to any Reciprocal License.

(h) The Company and each of its Subsidiaries owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient in all material respects for the current needs of the business of the Company and such Subsidiary, as applicable, as currently conducted by the Company and such Subsidiary, as applicable. The Company and each of its Subsidiaries maintains commercially reasonable data backup, data breach, data storage, system redundancy, disaster recovery, business continuity and risk assessment plans, procedures and facilities. The Business Systems controlled by the Company and each of its Subsidiaries (i) are in operating condition and in a good state of maintenance and repair (ordinary wear and tear excepted) and perform the functions necessary to carry on the conduct of the business of the Company and such Subsidiary, as applicable, (ii) conform in all material respects with all representations and warranties established by the Company and such Subsidiary, as applicable, to its customers pursuant to its contractual obligations to its customers, (iii) have been maintained by the Company and such Subsidiary, as applicable, in accordance with its contractual obligations to its customers and (iv) do not contain any virus, software routine or hardware component designed to permit unauthorized access to or disable or otherwise harm any

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computer, systems or software, or any software routine designed to disable. To the Company’s knowledge, since the Formation Date, there has not been any material failure, breakdown, or other adverse event with respect to any of the Business Systems that are material to the conduct of the business of the Company and its Subsidiaries that has not been remedied or replaced in all material respects.

(i) The Company and each of its Subsidiaries has possession of or access to the source code for each material version of Software owned or purported to be owned by the Company or such Subsidiary, as applicable (“Company Software”), as well as documentation related thereto, sufficient to enable a software developer of reasonable skill to understand, debug, repair, revise, modify, enhance, compile, support and otherwise utilize such Software. Except as set forth on Section 4.13(i) of the Company Disclosure Schedule, to the knowledge of the Company, no Person other than the Company, its Subsidiaries and their respective contractors engaged to provide services relating to the Company Software has possession of or access to or rights in the source code of any Company Software. With respect to all material Company Software, the Company and each of its Subsidiaries is in actual possession and control of the applicable source code, object code, code writes, notes, documentation, and know-how to the extent required for use, distribution, development, enhancement, maintenance and support of such Company Software. Neither the Company nor any of its Subsidiaries has disclosed source code for Company Software to a third party outside of the scope of a written agreement that reasonably protects the Company’s rights in such source code. Other than pursuant to agreements entered into in the ordinary course of business, no Person other than the Company and its Subsidiaries has any rights to use any Company Software.

(j) The Company and each of its Subsidiaries currently and since the Formation Date have been in material compliance with (i) all Privacy/Data Security Laws applicable to the Company and such Subsidiaries, (ii) any applicable written privacy or other policies of the Company and its Subsidiaries, respectively, published on a Company website or otherwise made publicly available by the Company and each of its Subsidiaries concerning the collection, dissemination, storage or use of Personal Information in the Company’s or Subsidiary’s possession, custody or control, (iii) industry standards to which the Company or any Subsidiary is contractually bound to adhere with respect to Personal Information in the Company’s or Subsidiary’s possession, custody or control, and (iv) all contractual commitments that the Company or any of its Subsidiaries has entered into or is otherwise bound with respect to privacy or data security (collectively, the “Data Security Requirements”). The Company and its Subsidiaries have implemented commercially reasonable data security safeguards to protect the security and integrity of the Business Systems constituting Company Owned IP and any Personal Information in the Company’s or Subsidiary’s possession, custody or control. The employees and contractors of the Company and each of its Subsidiaries receive commercially reasonable training on information security issues. To the Company’s knowledge there is no Disabling Device in any of the Business Systems constituting Company Owned IP or Product components. Since the Formation Date, neither the Company nor any of its Subsidiaries has (i) to the Company’s knowledge, experienced any data security breaches, unauthorized access or use of any of the Business Systems constituting Company Owned IP, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Personal Information in the Company’s or Subsidiary’s possession, custody or control; or (ii) been subject to or received notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any claims or complaints regarding the collection, dissemination, storage or use of Personal Information in the Company’s possession, custody or control, or the violation of any applicable Data Security Requirements.

(k) The Company and each of its Subsidiaries (i) owns the Business Data constituting Company Owned IP free and clear of any restrictions other than those imposed by Data Security Requirements, or (ii) has the right, as applicable, to use, exploit, publish, reproduce, distribute, license, sell, and create derivative works of the other Business Data, in whole or in part, in the manner in which the Company or such Subsidiary, as applicable, receives and uses such Business Data prior to the Closing Date subject to any restrictions under Data Security Requirements.

(l) Neither the Company nor any of its Subsidiaries is, nor has it ever been, a member or promoter of, or a contributor to, any industry standards body or similar standard setting organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Company Owned IP.

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(m) Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse impact on the business of the Company and the Subsidiaries, to the knowledge of the Company, no Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property owed (at the time of such involvement or contribution) or owes any duty or rights to any Governmental Authority, or any military, university, college or other educational institution or a research center, in each case, which may affect the Company’s full ownership of or its right to use or commercialize any such Company Intellectual Property or may impose any restrictions or obligations on the Company in respect thereof. No facilities, funding or property of any military, university, college, other educational institution or research center or other Governmental Authority was received by or for the Company or any Subsidiaries or used in the development of any Company Intellectual Property. No Governmental Authority nor any military, university, college, other academic institution or research center owns, purports to own, has any other rights in or to, or any option to obtain any rights in or to, any Company Intellectual Property.

Section 4.14 Taxes.

(a) The Company and each of its Subsidiaries: (i) has duly and timely filed all Tax Returns it is required to have filed as of the date hereof (taking into account any extension of time within which to file) and all such filed Tax Returns are complete and accurate in all respects and were prepared in substantial compliance with all applicable Laws; (ii) has paid all Taxes that are shown as due on such filed Tax Returns and any other Taxes that it is required to have paid as of the date hereof to avoid penalties or charges for late payment or has adequately reserved in its Annual Financial Statements; (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the ordinary course of business); (iv) does not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of Taxes or Tax matters pending or asserted, proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open. The probable and estimable unpaid Taxes of the Company and its consolidated Subsidiaries as of the date of the Audited Annual Financial Statements did not exceed the reserves for Taxes of the Company and its consolidated Subsidiaries set forth in the Audited Annual Financial Statements.

(b) Neither the Company nor any of its Subsidiaries is a party to, is not bound by and does not have an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement, and does not have any liability or obligation to any Person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes (an “Ordinary Commercial Agreement”).

(c) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) adjustment under Section 481(a) or Section 482 of the Code or any change in method of accounting made prior to the Closing under Section 481(c) of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created prior to the Closing; (v) prepaid amount received prior to the Closing outside the ordinary course of business; or (vi) any election made pursuant to Section 965(h) of the Code on or prior to the Closing Date.

(d) The Company and each of its Subsidiaries has withheld and paid to the appropriate Tax authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party.

(e) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return.

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(f) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, or, except pursuant to an Ordinary Commercial Agreement, by contract or otherwise pursuant to applicable Law.

(g) Neither the Company nor any of its Subsidiaries has any request for a closing agreement, private letter ruling, or similar ruling in respect of Taxes pending between the Company, on the one hand, and any Tax authority, on the other hand.

(h) The Company has made available to IAC in the Virtual Data Room true, correct and complete copies of the U.S. federal income Tax Return filed by the Company for its 2019 tax year.

(i) Neither the Company nor any of its Subsidiaries has, in any year for which the applicable statute of limitations remains open, distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) Neither the Company nor any of its Subsidiaries has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k) Neither the IRS nor any other U.S. or non-U.S. taxing authority or agency has asserted in writing against the Company or any of its Subsidiaries any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith that has not been paid or otherwise resolved in full.

(l) There are no Tax Liens upon any assets of the Company and its Subsidiaries except for Permitted Liens.

(m) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any of its Subsidiaries has received written notice from a non-United States Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) Neither the Company nor any of its Subsidiaries has received written notice of any claim from a Tax authority in a jurisdiction in which the Company or such Subsidiary does not file Tax Returns stating that the Company or such Subsidiary, as applicable, is or may be subject to Tax in such jurisdiction.

(o) For U.S. federal income tax purposes, the Company is, and has been since its formation, classified as a corporation. Section 4.14(o) of the Company Disclosure Schedule sets forth the U.S. federal income tax classification of each Company Subsidiary, and each of the Company Subsidiaries has at all times been treated consistent with such classification.

(p) The Company and its Subsidiaries are in compliance in all respects with all applicable transfer pricing Laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology and conducting intercompany transactions at arm’s-length.

(q) Neither the Company nor any of its Subsidiaries has (i) applied for or received any loan under the Paycheck Protection Program under the CARES Act, (ii) deferred any Taxes under Section 2302 of the CARES Act, the Presidential Memorandum on “Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster” dated August 8, 2020, or Notice 2020-65, 2020-38 I.R.B. 567 or claimed any Tax credit under Section 2301 of the CARES Act or Sections 7001-7003 of the FFCRA, or (iii) with respect to (i) or (ii), any corresponding or similar provision of state, local or non-U.S. Tax law. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, Pub. L. 116-136 (as the same may be amended or modified). “FFCRA” means the Families First Coronavirus Response Act (as the same may be amended or modified). Neither the Company nor any Company Subsidiary has filed any amended Tax Return or other claim for a Tax refund as a result of, or in connection with, the carry back of any net operating loss or other attribute to a year prior to the taxable year including the Closing Date under Section 172 of the Code, as amended by Section 2303 of the CARES Act (or any corresponding or similar provision of state, local or non-U.S. law).

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(r) The Company, after consultation with its tax advisors, is not aware of the existence of any fact, or any action it has taken (or failed to take) or agreed to take, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

Section 4.15 Environmental Matters.

(a) The Company and each of its Subsidiaries is in material compliance with, and since the Formation Date has not materially violated, applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all permits, licenses and other authorizations required of the Company or such Subsidiary, as applicable, under applicable Environmental Law (“Environmental Permits”), and, to the Company’s knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require material capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) None of the properties currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company and its Subsidiaries (including soils and surface and ground waters) are or have been contaminated with, any Hazardous Substances, and neither the Company nor any Subsidiaries has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Substances, in each case in a manner, quantity or concentration that has given or would reasonably be expected to give rise to any material liability or obligation under applicable Environmental Laws. To the knowledge of the Company, there is not located at any of the properties of the Company or any Subsidiary any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls. Neither the Company nor any of its Subsidiaries is, in any material respect, actually, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances.

(c) The Company and each of its Subsidiaries has all required Environmental Permits, the Company and each of its Subsidiaries is and has been in compliance in all material respects with such Environmental Permits, and no Action is pending or, to the Company’s knowledge, threatened, to revoke, modify, or terminate any such Environmental Permit.

(d) Neither the Company nor any of its Subsidiaries is the subject of any pending or, or to the Company’s knowledge, threatened Action, nor has the Company nor any of its Subsidiaries received any written notice, alleging any material violation of or, or material liability under, Environmental Laws or its Environmental Permits or relating to Hazardous Substances.

(e) Neither the Company nor any Subsidiary is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Substance.

(f) The Company has provided or made available to IAC in the Virtual Data Room all material environmental site assessments, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of the Company and its Subsidiaries.

Section 4.16 Material Contracts.

(a) Section 4.16(a) of the Company Disclosure Schedule lists the following types of Contracts and agreements to which the Company or any of its Subsidiaries is a party, excluding for this purpose, any purchase orders submitted by customers and the Plans listed on Section 4.10(a) of the Company Disclosure Schedule (such contracts and agreements as are required to be set forth in Section 4.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i) all Contracts and agreements with consideration payable to or by the Company or any of its Subsidiaries, exclusive of postage or interchange, of more than $50,000, in the aggregate, over any 12-month period;

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(ii) all Contracts and agreements with suppliers to the Company or any of its Subsidiaries, including those relating to the design, development, manufacture or sale of Products of the Company or any of its Subsidiaries, for expenditures paid or payable by the Company or any of its Subsidiaries of more than $25,000, in the aggregate, over any 12-month period;

(iii) all Contracts with any of the top ten (10) customers of the Company and its Subsidiaries, taken as a whole, based on revenue for the fiscal year ended December 31, 2022, and the top ten (10) suppliers of the Company and its Subsidiaries, taken as a whole, based on amounts paid by the Company and its Subsidiaries, for the fiscal year ended December 31, 2022;

(iv) all material Contracts granting rights to manufacture, produce, assemble, license, market or sell any Products of the Company or any of its Subsidiaries;

(v) all material Contracts with any original equipment manufacturer or “Tier 1” original equipment manufacturer or supplier;

(vi) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts and agreements to which the Company or any of its Subsidiaries is a party that are material to the business of the Company;

(vii) all management Contracts (excluding Contracts for employment) to the extent material to the business of the Company;

(viii) all Contracts with any directors, officers or employees of the Company or any Subsidiary (other than the Plans listed on Section 4.10(a) of the Company Disclosure Schedule or at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice);

(ix) all Contracts or agreements involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or income or revenues related to any Product of the Company or any of its Subsidiaries to which the Company or such Subsidiary, as applicable, is a party;

(x) all Contracts and agreements evidencing Indebtedness in an amount greater than $25,000, and any pledge agreements, security agreements or other collateral agreements in which the Company or any of its Subsidiaries granted to any Person a security interest in or Lien on any of the property or assets of the Company or any of its Subsidiaries, and all agreements or instruments guaranteeing the debts or other obligations of any Person;

(xi) all Contracts establishing any joint venture, partnership, strategic alliance or other collaboration that is material to the business of the Company and its Subsidiaries;

(xii) any Contract with outstanding obligations for the sale or purchase of personal property (excluding Intellectual Property), fixed assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $250,000 or, together with all related Contracts, in excess of $500,000 in the calendar year ended December 31, 2022, or any subsequent calendar year;

(xiii) all Contracts and agreements with any Governmental Authority to which the Company or any of its Subsidiaries is a party, other than any Company Permits;

(xiv) all Contracts and agreements that limit, or purport to limit, the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time, excluding Contracts as to which any such limit or limits are solely in respect of confidentiality obligations or use restrictions on confidential information exchanged thereunder;

(xv) all Contracts or arrangements that result in any Person holding a power of attorney from the Company that materially relates to the Company, or materially impacts its business;

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(xvi) all Leases, and all leases or master leases of personal property, reasonably likely to result in annual payments of $100,000 or more in a 12-month period;

(xvii) all Contracts required to be listed in Section 4.13(a) of the Company Disclosure Schedule;

(xviii) all Contracts which involve the license or grant of rights to Company Owned IP by the Company or any of its Subsidiaries that are material to the business of the Company, other than non-exclusive licenses (or sublicenses) granted in the ordinary course of business;

(xix) all Contracts or agreements under which the Company or any of its Subsidiaries has agreed to purchase goods or services from a vendor, supplier or other Person on a preferred supplier or “most favored supplier” basis;

(xx) all Contracts or agreements for the development of Company Owned IP for the benefit of the Company or any of its Subsidiaries that are material to the Company, other than employment and consulting agreements entered into on the form of such agreement made available in the Virtual Data Room, without material modification;

(xxi) all Contracts or agreements under which any broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions, or which has a fee tail still in effect, based upon arrangements made by or on behalf of the Company or any of its Subsidiaries;

(xxii) any Company Affiliate Agreement that will not be terminated at or prior to the Closing;

(xxiii) any Contract that contains an existing obligation (contingent or otherwise) to pay any amounts in respect of indemnification obligations, purchase price adjustment, earn-outs, backend payment, deferred payments or similar obligation;

(xxiv) any Contract that grants to any Person any option, right of first offer or right of first refusal or similar right to purchase, lease, sublease, license, use, possess or occupy any securities, assets or other interest of the Company or any of its Subsidiaries;

(xxv) any principal transaction Contract entered into in connection with a completed acquisition or disposition by the Company or any of its Subsidiaries involving consideration in excess of $100,000 of any Person or other business organization, division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner); and

(xxvi) any Contract not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 4.16 that resulted in revenue or required expenditures in excess of $1,000,000 in the calendar year ended December 31, 2022.

(b) Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole (i) each Material Contract is a legal, valid and binding obligation of the Company or any of its Subsidiaries, as applicable, and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any of its Subsidiaries is in breach or violation of, or default, or would be in breach or violation of, or default, with the giving of notice or lapse of time or both, under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in breach or violation of, or default, or would be in breach or violation of, or default, with the giving of notice or lapse of time or both, under, any Material Contract; and (iii) neither the Company nor any of its Subsidiaries has received any written, or to the knowledge of the Company, oral claim of any default under any such Material Contract. The Company has furnished or made available to IAC in the Virtual Data Room true and complete copies, in all respects, of all Material Contracts, including amendments thereto that are material in nature.

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Section 4.17 Insurance.

(a) Section 4.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy (including binders of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance) under which the Company or any of its Subsidiaries is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged. A true, correct and complete copy of each such insurance policy as in effect as of the date hereof has previously been made available to IAC in the Virtual Data Room.

(b) With respect to each such material insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any of its Subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), the Company and its Subsidiaries have not received any written notice of cancellation or termination, and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation. Except as disclosed on Section 4.17 of the Company Disclosure Schedule, no insurer has denied or disputed coverage of any material claim under an insurance policy during the last twelve (12) months.

Section 4.18 Board Approval; Vote Required. The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company, (b) approved this Agreement and the Merger and declared their advisability, and (c) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company’s stockholders. The Requisite Approval is the only vote of the holders of Company Shares any class or series of capital stock or other securities of the Company necessary to adopt this Agreement and the other Transaction Documents to which the Company is a party and approve the Merger and the other Transactions. The Written Consent, if executed and delivered by the Company Stockholders that have executed Stockholder Support Agreements, would satisfy the Company Stockholder Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and approve the Transactions. Each Person listed on Section 1.01(A) of the Company Disclosure Schedule, and each other Person (if any) that executes and delivers a Stockholder Support Agreement prior to the effectiveness of the Written Consent, is an executive officer, director, affiliate, founder or family member of a founder or holder of at least 5% of the voting equity securities of the Company, in each case, within the meaning of the SEC’s Compliance and Disclosure Interpretation 239.13.

Section 4.19 Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, no stockholder, director, employee, officer or other affiliate of the Company or any of its Subsidiaries or any of their respective Affiliates or immediate family members (each of the foregoing, a “Related Person”), to the Company’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any Person that has furnished or sold, or furnishes or sells, services or Products that the Company or any of its Subsidiaries furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any Person that purchases from or sells or furnishes to, the Company or any of its Subsidiaries, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Section 4.16(a) of the Company Disclosure Schedule; (d) beneficial ownership interest (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of the Company or (e) any contractual or other arrangement with the Company or any of its Subsidiaries, other than customary indemnity arrangements; provided, however, that ownership of no more than 5% of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.19 (each of the foregoing, a “Company Affiliate Agreement”). Neither the Company nor any of its Subsidiaries has, since the Formation Date, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any Related Person (or equivalent thereof) of the Company or such Subsidiary, as applicable, or (ii) materially modified any term of any such extension or maintenance of credit.

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Section 4.20 Exchange Act. Neither the Company nor any of Subsidiaries is currently (nor has either previously been) subject to the requirements of Section 12 of the Exchange Act.

Section 4.21 Brokers. Except as disclosed on Section 4.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 4.22 Certain Business Practices.

(a) Since the Formation Date, none of the Company, its Subsidiaries, any of their respective directors, officers, or employees or, to the Company’s knowledge, agents, while acting on behalf of the Company or such Subsidiary, as applicable, has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any applicable Anti-Corruption Law.

(b) Since the Formation Date, none of the Company, its Subsidiaries, any of their respective directors, officers, or employees or, to the Company’s knowledge, agents (i) is or has been a Sanctioned Person; or (ii) has transacted business with or for the benefit of any Sanctioned Person, unless authorized, or has otherwise violated applicable Sanctions, while acting on behalf of the Company or such Subsidiary, as applicable. Since the Formation Date, the Company, each of its Subsidiaries and their respective directors, officers, and employees, and, to the Company’s knowledge, agents, while acting on behalf of the Company or such Subsidiary, as applicable, have been in compliance in all material respects with applicable Ex-Im Laws.

(c) Since the Formation Date, there have not been any material internal investigations, external investigations to which the Company or any of its Subsidiaries has knowledge of, audits, actions or proceedings pending, or any voluntary or involuntary disclosures made to a Governmental Authority, with respect to any apparent or suspected violation by the Company, any of its Subsidiaries or any of their respective officers, directors, employees, or agents with respect to any Anti-Corruption Laws, Sanctions, or Ex-Im Laws.

Section 4.23 Registration Statement. The Company represents that the information supplied by the Company for inclusion in the Registration Statement or any current report of IAC on Form 8-K shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of IAC, (iii) the time of the IAC Stockholders’ Meeting, (iv) the Effective Time and (v) in the case of any current report of IAC on Form 8-K, when such current report is filed, made available, mailed or distributed; provided, however, notwithstanding the foregoing provisions of this Section 4.23, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement that were not supplied by or on behalf of the Company for use therein.

Section 4.24 Key Customers and Suppliers. Section 4.24 of the Company Disclosure Schedule lists, by dollar volume received or paid, as applicable, for each of (a) the twelve (12) months ended on December 31, 2022, and (b) the period from January 1, 2023, through June 30, 2023, the ten most significant customers of the Company and its Subsidiaries (the “Key Customers”) and the ten largest suppliers of goods or services to the Company and its Subsidiaries (the “Key Suppliers”), along with the amounts of such dollar volumes. Neither the Company nor any of its Subsidiaries has received any written notice or, to the knowledge of the Company, oral notice from any Key Customer or Key Supplier that such Key Customer or Key Supplier, as applicable, shall not continue as a customer or supplier (directly or indirectly) of the Company or one or more of its Subsidiaries or that such Key Customer or Key Supplier intends to terminate or modify in a material and adverse manner to the Company its direct or indirect relationship with the Company or any of its Subsidiaries in any material respect. To the extent that any Contract with a Key Customer in effect on the date hereof contemplates or requires that the Company or one or more of its Subsidiaries enter into one or more further Contracts with such Key Customer (or another of its Affiliates) (a “Further Key Customer Contract”), (a) each of the Key Customer (and its applicable Affiliates), on the one hand, and the Company or its applicable Subsidiary, on the other hand, is continuing to negotiate in good faith such Further Key Customer Contract and (b) neither the Key Customer (or any of its applicable Affiliates) nor the Company (or its applicable Subsidiary) has provided written notice or, to the knowledge of the Company, oral notice that the other party is not negotiating in good

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faith such Further Key Customer Contract. To the extent that any Contract with a Key Supplier in effect on the date hereof contemplates or requires that the Company or one or more of its Subsidiaries enter into one or more further Contracts with such Key Supplier (or another of its Affiliates) (a “Further Key Supplier Contract”), (1) each of the Key Supplier (and its applicable Affiliates), on the one hand, and the Company or its applicable Subsidiary, on the other hand, is continuing to negotiate in good faith such Further Key Supplier Contract and (2) neither the Key Supplier (or any of its applicable Affiliates) nor the Company (or its applicable Subsidiary) has provided written notice or, to the knowledge of the Company, oral notice that the other party is not negotiating in good faith such Further Key Supplier Contract. There is no pending or, to the knowledge of the Company, threatened Action by (x) the Company or any of its Subsidiaries against any Key Customer or Key Supplier or any of its respective Affiliates or (y) a Key Customer or Key Supplier any of its respective Affiliates against the Company or any of its Subsidiaries.

Section 4.25 Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.26 Books and Records. All of the financial books and records of the Company and its Subsidiaries are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

Section 4.27 Exclusivity of Representations and Warranties; Company’s Investigation and Reliance. Except as otherwise expressly provided in this ARTICLE IV (as modified by the Company Disclosure Schedule) or any other Ancillary Agreement, the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its Subsidiaries, their respective Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to IAC, its Affiliates or any of their respective Representatives by, or on behalf of, the Company or any of its Subsidiaries, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement (as modified by the Company Disclosure Schedule) or any other Ancillary Agreement or in the Company Officer’s Certificate, neither the Company nor any other Person on behalf of the Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to IAC, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation, in any other information made available to IAC, its Affiliates or any of their respective Representatives or any other Person or in the Registration Statement, and any such representations or warranties are expressly disclaimed. The Company and its Representatives have been provided with adequate access to the Representatives, properties, offices and other facilities, books and records of IAC and other information that they have requested in connection with their investigation of IAC and the Transactions. The Company is not relying on any statement, representation or warranty, oral or written, express or implied, made by IAC, Merger Sub or any of their respective Representatives, except as expressly set forth in this Agreement (as modified by the IAC Disclosure Schedule) or the other Transaction Documents. None of IAC, Merger Sub nor any of its respective shareholders, Affiliates or Representatives shall have any liability to the Company or any of their respective stockholders, Affiliates or Representatives resulting from the use of any information, documents or materials provided to the Company in any form in expectation of the Transactions.

Section 4.28 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to IAC’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required

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to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of IAC or its Affiliates.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF IAC AND MERGER SUB

Except as set forth in IAC’s disclosure schedule delivered by IAC to the Company in connection with this Agreement (the “IAC Disclosure Schedule”) (each section of which qualifies (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced) or in IAC SEC Reports (excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements), IAC hereby represents and warrants to the Company as follows:

Section 5.01 Corporate Organization.

(a) IAC is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida and each has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not result in a IAC Material Adverse Effect.

(b) Except as set forth on the IAC Disclosure Schedule, Merger Sub is the only subsidiary of IAC, and except for Merger Sub, IAC does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture, business association or other Person.

Section 5.02 Governing Documents. Each of IAC and Merger Sub has heretofore furnished to the Company complete and correct copies of the IAC Organizational Documents and Merger Sub Organizational Documents. The IAC Organizational Documents and Merger Sub Organizational Documents are in full force and effect. Neither IAC nor Merger Sub is in violation of any of the provisions of the IAC Organizational Documents or the Merger Sub Organizational Documents.

Section 5.03 Capitalization.

(a) The authorized capital stock of IAC consists of (i) 220,000,000 shares of IAC Common Stock, consisting of (A) 200,000,000 shares of Class A Common Stock (“IAC Class A Common Stock”) and (B) 20,000,000 shares of Class B Common Stock (“IAC Class B Common Stock” and, together with the IAC Class A Common Stock, “IAC Common Stock”) and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“IAC Preferred Stock”); provided that, upon the effectiveness of the IAC Second A&R Charter, the authorized capital stock of IAC shall be as set forth therein. The issued and outstanding capital stock of IAC as of the date of this Agreement is as set forth on Section 5.03(a) of the IAC Disclosure Schedule. As of the date hereof, the Sponsor holds 4,650,000 shares of IAC Class A Common Stock. As of the Closing, 750,000 of the issued and outstanding shares of IAC Class A Common Stock shall be Escrowed Sponsor Shares and up to 750,000 of the issued and outstanding shares of IAC Class A Common Stock may be IAC Financing Shares. All outstanding shares of IAC Class A Common Stock and IAC Class B Common Stock are validly issued, fully paid and non-assessable and not subject to any preemptive rights, and no shares of IAC Common Stock are held in the treasury of IAC. The shares of IAC Class A Common Stock issuable in respect of IAC’s private placement warrants (as described in the Prospectus) and IAC Public Warrants (collectively, the “IAC Warrants”) are as set forth on Section 5.03(a) of the IAC Disclosure Schedule. As of the date of this Agreement, the Sponsor holds 7,500,000 IAC Warrants. As of the date of this Agreement, there are no shares of IAC Preferred Stock issued and outstanding. Each IAC Warrant is exercisable for one share of IAC Class A Common Stock at an exercise price of $11.50.

(b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share (the “Merger Sub Common Stock”), 1,000 of which are issued and outstanding. All outstanding shares of Merger Sub Common Stock have been duly authorized, validly issued, fully paid

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and are non-assessable and are not subject to preemptive rights, and are held by IAC free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub Organizational Documents.

(c) All outstanding shares of IAC Common Stock and IAC Warrants have been issued and granted in compliance with all applicable securities Laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities Laws and the IAC Organizational Documents.

(d) The Per Share Stock Consideration being delivered by IAC hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities Laws and the IAC Organizational Documents and any other Ancillary Agreement. The Per Share Stock Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other Person’s rights therein or with respect thereto.

(e) Except for securities issued or to be issued by IAC as permitted by this Agreement, the IAC Warrants and the Sponsor Warrants, IAC has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of IAC or obligating IAC to issue or sell any shares of capital stock of, or other equity interests in, IAC. All shares of IAC Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither IAC nor any subsidiary of IAC is a party to, or otherwise bound by, and neither IAC nor any subsidiary of IAC has granted, any equity appreciation rights, participations, phantom equity or similar rights. Except for the Transaction Documents, IAC is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of IAC Common Stock or any of the equity interests or other securities of IAC or any of its subsidiaries. Except with respect to the Redemption Rights and the IAC Warrants, there are no outstanding contractual obligations of IAC to repurchase, redeem or otherwise acquire any shares of IAC Common Stock. There are no outstanding contractual obligations of IAC to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

Section 5.04 Authority Relative to This Agreement; Vote Required.

(a) Each of IAC and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and, upon receipt of the IAC Stockholder Approval and the sole stockholder approval of Merger Sub and the effectiveness of the filing of the IAC Second A&R Charter, to perform its respective obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of IAC and Merger Sub and the consummation by each of IAC and Merger Sub of the Transactions, have been duly and validly authorized by all necessary corporate action, and, except for the IAC Stockholder Approval and the sole stockholder approval of Merger Sub and the effectiveness of the filing of the IAC Second A&R Charter, no other corporate proceedings on the part of IAC or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the effectiveness of the filing of the IAC Second A&R Charter and the appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by IAC and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of IAC or Merger Sub, enforceable against IAC or Merger Sub in accordance with its terms subject to the Remedies Exceptions.

(b) The affirmative vote of (i) holders of 65% of the outstanding shares of IAC Class A Common Stock and IAC Class B Common Stock, voting together as a single class, shall be required to approve the Transaction Proposal, (ii) a majority of the votes cast by the holders of shares of IAC Class A Common Stock and IAC Class B Common Stock, voting together as a single class, present in person or represented by proxy at the IAC Stockholders’ Meeting shall be required to approve the Nasdaq Proposal, and (iii) holders of a majority of the outstanding shares of IAC Class A Common Stock and IAC Class B Common Stock, voting together as a single class, shall be required to approve the A&R Charter Proposal, in each case, assuming a quorum is

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present to approve. The IAC Proposals are the only votes of any of IAC’s capital stock necessary in connection with the entry into this Agreement by IAC, and the consummation of the Transactions (the approval by IAC Stockholders of all of the foregoing, collectively, the “IAC Stockholder Approval”).

Section 5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of IAC and Merger Sub do not, and (in the case of IAC), upon the receipt of the IAC Stockholder Approval and the sole stockholder approval of Merger Sub and the effectiveness of the filing of the IAC Second A&R Charter, the performance of this Agreement by each of IAC and Merger Sub will not, (i) conflict with or violate the IAC Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law applicable to each of IAC or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of IAC or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of IAC or Merger Sub is a party or by which each of IAC or Merger Sub or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a IAC Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of IAC and Merger Sub do not, and the performance of this Agreement by each of IAC and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover Laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate charter amendment and merger documents as required by the DGCL, (ii) the filing and effectiveness of appropriate merger documents as required by the DGCL, (iii) the effectiveness of the filing of the IAC Second A&R Charter and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent IAC or Merger Sub from performing its material obligations under this Agreement.

Section 5.06 Compliance. Neither IAC nor Merger Sub is or has been since its formation in conflict with, or in default, breach or violation of, (a) any Law applicable to IAC or Merger Sub or by which any property or asset of IAC or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which IAC or Merger Sub is a party or by which IAC or Merger Sub or any property or asset of IAC or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a IAC Material Adverse Effect. Each of IAC and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for IAC or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

Section 5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) Except as set forth on Section 5.07(a) of the IAC Disclosure Schedule, IAC has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since February 2, 2021, together with any amendments, restatements or supplements thereto (collectively, the “IAC SEC Reports”). IAC has heretofore furnished to the Company true and correct copies of any material amendments and modifications that have not been filed by IAC with the SEC to all agreements, documents and other instruments that previously had been filed by IAC with the SEC and are currently in effect. As of their respective dates, the IAC SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be

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stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each director and executive officer of IAC has filed with the SEC on a timely basis all documents required with respect to IAC by Section 16(a) of the Exchange Act.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the IAC SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of IAC as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). IAC has no off-balance sheet arrangements that are not disclosed in the IAC SEC Reports. No financial statements other than those of IAC are required by GAAP to be included in the consolidated financial statements of IAC.

(c) Except as and to the extent set forth in the IAC SEC Reports, neither IAC nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for (i) liabilities that were incurred in the ordinary course of IAC’s or Merger Sub’s business, (ii) liabilities or obligations disclosed in the IAC Disclosure Schedule or (iii) such other liabilities and obligations which would not, individually or in the aggregate, reasonably be expected to be material to IAC.

(d) Except as set forth on Section 5.07(d) of the IAC Disclosure Schedule, IAC is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq.

(e) IAC has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to IAC and other material information required to be disclosed by IAC in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to IAC’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting IAC’s principal executive officer and principal financial officer to material information required to be included in IAC’s periodic reports required under the Exchange Act.

(f) IAC maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that IAC maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. IAC has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of IAC to IAC’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of IAC to record, process, summarize and report financial data. IAC has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of IAC. Since December 31, 2022, there have been no material changes in IAC internal control over financial reporting.

(g) There are no outstanding loans or other extensions of credit made by IAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of IAC and IAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

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(h) Neither IAC (including any employee thereof) nor IAC’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by IAC, (ii) any fraud, whether or not material, that involves IAC’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by IAC or (iii) any claim or allegation regarding any of the foregoing.

(i) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the IAC SEC Reports. To the knowledge of IAC, none of the IAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

(j) Neither IAC nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.08 Absence of Certain Changes or Events. (a) Since December 31, 2022, except as expressly contemplated by this Agreement, IAC has conducted its business in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to a “shelter in place,” “non-essential employee” or similar direction of any Governmental Authority, and (b) since December 31, 2022, through the date of this Agreement there has not been any IAC Material Adverse Effect.

Section 5.09 Absence of Litigation. There is no Action pending or, to the knowledge of IAC, threatened against IAC, or any property or asset of IAC, before any Governmental Authority. Neither IAC nor any material property or asset of IAC, nor any of its current or former directors or officers (provided, that any of the following matters involving the directors or officers of IAC must be related to the Company’s or a Subsidiary’s business, equity securities or assets) is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of IAC, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority. In the past five (5) years, none of the current or former officers, senior management or directors of IAC have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

Section 5.10 Board Approval.

(a) The IAC Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to, advisable and in the best interests of IAC and its stockholders, (ii) determined that the fair market value of the Company is equal to at least 80% of the net assets held in the Trust Account (net of amounts withdrawn to fund regulatory compliance costs and to pay Taxes and excluding the amount of any deferred underwriting discount), (iii) approved the transactions contemplated by this Agreement as a Business Combination, (iv) approved this Agreement and the Transactions and declared their advisability, and (v) resolved to recommend that the stockholders of IAC approve each of the matters requiring IAC Stockholder Approval, including each of the IAC Proposals, and directed that this Agreement and the Merger as well as the other IAC Proposals, be submitted for consideration by the stockholders of IAC at the IAC Stockholders’ Meeting.

(b) The board of directors of Merger Sub has approved and declared advisable, this Agreement and the Transactions, and IAC, in its capacity as the sole stockholder of Merger Sub shall approve and adopt this Agreement by written consent following its execution.

Section 5.11 No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement or the Transaction Documents.

Section 5.12 Brokers. Except as set forth on Section 5.12 of the IAC Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of IAC or Merger Sub.

Section 5.13 IAC Trust Fund. As of the date of this Agreement, IAC has no less than $10,000,000.00 in the trust fund established by IAC for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account (the “Trust Account”) with Continental Stock Transfer & Trust Company, a New York Corporation (the “Trustee”) pursuant to the Investment Management Trust Agreement, made effective as of January 21, 2021, between IAC and the

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Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is a valid and binding obligation of IAC and is in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. IAC has complied in all material respects with the terms of the Trust Agreement and is not in material breach thereof or material default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a material breach or material default by IAC or the Trustee. There are no separate Contracts, side letters or other understandings (whether written or unwritten, express or implied): (i) between IAC and the Trustee that would cause the description of the Trust Agreement in the IAC SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of IAC, that would entitle any Person (other than stockholders of IAC who shall have elected to redeem their shares of IAC Class A Common Stock pursuant to the Redemption) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except as set forth in IAC’s organizational documents and the Prospectus. As of the date hereof, there are no Actions pending or, to the knowledge of IAC, threatened in writing with respect to the Trust Account. Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, IAC shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to IAC as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however, that the liabilities and obligations of IAC due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to stockholders of IAC who shall have exercised their Redemption Rights and (b) to the Trustee for fees and costs incurred in accordance with the Trust Agreement.

Section 5.14 Employees. Other than any officers as described in the IAC SEC Reports and consultants and advisors in the ordinary course of business or in connection with IAC’s or Sponsor’s identification, evaluation, negotiation or consummation of a Business Combination, IAC and Merger Sub have never employed any employees or retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by IAC’s officers and directors in connection with activities on IAC’s behalf in an aggregate amount not in excess of the amount of cash held by IAC outside of the Trust Account, IAC has no unsatisfied material liability with respect to any officer or director. IAC and Merger Sub have never and do not currently maintain, sponsor, or contribute to or have any direct or material liability under any Employee Benefit Plan.

Section 5.15 Taxes.

(a) IAC and Merger Sub (i) have duly and timely filed all Tax Returns they are required to have filed as of the date hereof (taking into account any extension of time within which to file) and all such filed Tax Returns are complete and accurate in all respects and were prepared in substantial compliance with all applicable Laws; (ii) have paid all Taxes that are shown as due on such filed Tax Returns and any other Taxes that they are required to have paid as of the date hereof to avoid penalties or charges for late payment; (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to customary extensions of the due date for filing a Tax Return obtained in the ordinary course of business); (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of Taxes or Tax matters pending or asserted, proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of IAC, for any Taxes of IAC as of the date of such financial statements that have not been paid.

(b) Neither IAC nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement or has a liability or obligation to any Person as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than an Ordinary Commercial Agreement.

(c) Neither IAC nor Merger Sub will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) adjustment under Section 481(a) or Section 482 of the Code or any change in method of accounting made prior to the Closing under Section 481(c) of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under

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Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created prior to the Closing; (v) prepaid amount received prior to the Closing outside the ordinary course of business; or (vi) any election made pursuant to Section 965(h) of the Code on or prior to the Closing Date.

(d) Each of IAC and Merger Sub has withheld and paid to the appropriate Tax authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party.

(e) Neither IAC nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return.

(f) Neither IAC nor Merger Sub has any liability for the Taxes of any Person (other than IAC and Merger Sub) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, or, except pursuant to an Ordinary Commercial Agreement, by contract or otherwise pursuant to applicable Law.

(g) Neither IAC nor Merger Sub has any request for a closing agreement, private letter ruling, or similar ruling in respect of Taxes pending between IAC or Merger Sub, on the one hand, and any Tax authority, on the other hand.

(h) Neither IAC nor Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(i) Neither IAC nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j) Neither the IRS nor any other U.S. or non-U.S. taxing authority or agency has asserted in writing against IAC or Merger Sub any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith that has not been paid or otherwise resolved in full.

(k) There are no Tax Liens upon any assets of IAC or Merger Sub except for Permitted Liens.

(l) Neither IAC nor Merger Sub has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither IAC nor Merger Sub has received written notice from a non-United States Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(m) Neither IAC nor Merger Sub has received written notice of any claim from a Tax authority in a jurisdiction in which IAC or Merger Sub does not file Tax Returns stating that IAC or Merger Sub is or may be subject to Tax in such jurisdiction.

(n) For U.S. federal income tax purposes, each of IAC and Merger Sub is, and has been since its formation, classified as a corporation.

(o) Neither IAC nor Merger Sub has (i) applied for or received any loan under the Paycheck Protection Program under the CARES Act, (ii) deferred any Taxes under Section 2302 of the CARES Act, the Presidential Memorandum on “Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster” dated August 8, 2020, or Notice 2020-65, 2020-38 I.R.B. 567 or claimed any Tax credit under Section 2301 of the CARES Act or Sections 7001-7003 of the FFCRA, or (iii) with respect to (i) or (ii), any corresponding or similar provision of state, local or non-U.S. Tax law.

(p) IAC and Merger Sub, after consultation with their tax advisors, are not aware of the existence of any fact, or any action it has taken (or failed to take) or agreed to take, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

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Section 5.16 Registration and Listing. The issued and outstanding IAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “INAQU.” The issued and outstanding shares of IAC Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “INAQ.” The issued and outstanding IAC Warrants that were included as part of the IAC Units (the “IAC Public Warrants”) are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “INAQW.” As of the date of this Agreement, there is no Action pending or, to the knowledge of IAC, threatened in writing against IAC by the Nasdaq or the SEC with respect to any intention by such entity to deregister the IAC Units, the shares of IAC Class A Common Stock, or IAC Warrants or terminate the listing of IAC on the Nasdaq Capital Market. None of IAC or any of its Affiliates has taken any action in an attempt to terminate the registration of the IAC Units, the shares of IAC Class A Common Stock, or the IAC Warrants under the Exchange Act.

Section 5.17 Registration Statement. IAC represents that the information supplied by IAC for inclusion in the Registration Statement shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of IAC, (iii) the time of the IAC Stockholders’ Meeting, and (iv) the Effective Time; provided, however, that IAC makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to IAC by or on behalf of the Company specifically for inclusion in the Registration Statement.

Section 5.18 Affiliate Agreements. Except for, (x) in the case of any employee, officer or director, any employment Contract or (y) Contract with respect to the issuance of equity in IAC, to the knowledge of IAC, none of IAC or any of its Subsidiaries is a party to any material transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of any of IAC or its Subsidiaries, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of the IAC or its Subsidiaries as of the date hereof or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing that is required to be disclosed pursuant to Item 404 of Regulation S-K that has not been disclosed.

Section 5.19 IAC’s and Merger Sub’s Investigation and Reliance. Each of IAC and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Transactions, which investigation, review and analysis were conducted by IAC and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. IAC and its Representatives have been provided with reasonable access to the Representatives, properties, offices and other facilities, books and records of the Company and its Subsidiaries and other information that they have requested in connection with their investigation of the Company, its Subsidiaries and the Transactions. Neither IAC nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of their respective Representatives, except as expressly set forth in this Agreement (as modified by the Company Disclosure Schedule) or the other Transaction Documents. Neither the Company nor any of its respective shareholders, Affiliates or Representatives shall have any liability to IAC or Merger Sub or any of their respective stockholders, Affiliates or Representatives resulting from the use of any information, documents or materials made available to IAC and Merger Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions except as set forth in this Agreement and the other Transaction Documents. Neither the Company nor any of its stockholders, Affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and the other Transaction Documents. IAC and Merger Sub each acknowledge and agreement to the representations and warranties set forth in Section 4.28 hereof.

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ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.01 Conduct of Business by the Company Pending the Merger.

(a) The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement in accordance with the terms hereof, except as (1) expressly required by any other provision of this Agreement or any other Ancillary Agreement, (2) expressly set forth in Section 6.01 of the Company Disclosure Schedule, and (3) as required by applicable Law, unless IAC shall otherwise consent in writing (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) the Company shall conduct its business in the ordinary course of business and in a manner consistent with past practice; and

(ii) the Company shall use its reasonable best efforts to (A) preserve substantially intact the business organization of the Company, to keep available the services of the current officers, key employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other Persons with which the Company has significant business relations and (B) maintain all insurance policies of the Company or substitutes therefor.

(b) By way of amplification and not limitation, except as (1) expressly required by any other provision of this Agreement or any Ancillary Agreement, (2) as expressly set forth in Section 6.01 of the Company Disclosure Schedule, and (3) as required by applicable Law, the Company shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of IAC (which consent shall not be unreasonably conditioned, withheld or delayed):

(i) amend or otherwise change its certificate of incorporation, bylaws or other organizational documents;

(ii) issue, sell, transfer, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock (or comparable equity interest) of the Company or any of its Subsidiaries, or any options, warrants, restricted share units, convertible securities or other rights of any kind to acquire any shares of such capital stock or that derive their value therefrom, or any other ownership interest (including any phantom interest), of the Company or any of its Subsidiaries, or engage in any hedging transaction with a third person with respect to any such securities; provided that the exercise or settlement of any Company Options in the ordinary course of business shall not require the consent of IAC; or (B) any material assets of the Company and its Subsidiaries taken as a whole;

(iii) acquire any equity interest or other interest in any other Person, enter into a joint venture or business association with any other Person or establish any Subsidiary;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (or comparable equity interest);

(v) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock (or comparable equity interest), other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities, copies of which have been provided or made available to IAC;

(vi) (A) acquire (including by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any corporation, partnership, other business organization or any division thereof or purchase a material portion of the assets or equity of, any corporation, partnership, other business organization or any division thereof; or (B) incur any Indebtedness for borrowed money or otherwise or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, or intentionally grant any security interest in any of its assets except, with respect to this clause (B), the incurrence of Indebtedness for borrowed money pursuant to the instruments listed on Section 6.01(b)(vi) of the Company Disclosure Schedule in an amount not to exceed $1,000,000 in the aggregate;

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(vii) (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current director, officer, employee or consultant of the Company or any of its Subsidiaries other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than 5%; provided, that, any such increase shall only take the form of cash and shall not include any Equity Equivalents or any increase that would be required to be disclosed in a filing with the SEC on Form 8-K if the Company were subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, (B) enter into any new, or materially amend any existing, employment, retention, bonus, change in control, or termination agreement with any current or former director, officer, employee or consultant, (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or consultant, (D) establish or become obligated under any collective bargaining agreement or other contract or agreement with a labor union, trade union, works council, or other representative of employees, or (E) hire any new employee whose individual annual base compensation shall exceed $250,000, except that the Company may (1) provide increases in salary, wages, bonuses or benefits to employees as required or permitted under any Plan or other employment or consulting agreement in effect on the date of this Agreement, (2) change the title of its employees in the ordinary course of business, (3) make annual or quarterly bonus or commission payments in the ordinary course of business and in accordance with the bonus or commission plans existing on the date of this Agreement, (4) enter into the retention agreements with executive officers, key employees or directors in the amounts set forth on Section 6.01(b)(vii) of the Company Disclosure Schedule, and (5) grant stock options pursuant to the second proviso of Section 6.01(b)(ii);

(viii) other than as required by Law or pursuant to the terms of a plan or an agreement entered into prior to the date of this Agreement and reflected and quantified on Section 4.10(a) of the Company Disclosure Schedule, grant any severance or termination pay to, any employee or director or officer of the Company or any of its Subsidiaries other than in the ordinary course of business, consistent with past practice;

(ix) adopt, amend or terminate any Plan or any Employee Benefit Plan that would be a Plan if in effect as of the date hereof except as may be required by applicable Law, as is necessary in order to consummate the Transactions, or health and welfare plan renewals in the ordinary course of business;

(x) make, change, or rescind any election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or surrender or forfeit any right to claim for refund, or make any change in its accounting or Tax policies or procedures, enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes, in each case except as required by applicable Law or in compliance with GAAP;

(xi) materially amend, modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any of its Subsidiaries’ respective material rights thereunder, in each case in a manner that is adverse to the Company and its Subsidiaries taken as a whole;

(xii) intentionally permit any material item of Company IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and Taxes required or advisable to maintain and protect its interest in each and every material item of Company IP, or transfer or license to any Person any Company IP (excluding non-exclusive licenses of Company IP in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any trade secrets;

(xiii) waive, release, assign, settle or compromise any Action (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only confidentiality

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obligations and the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or its Affiliates) not in excess of $250,000 individually or $500,000 in the aggregate;

(xiv) enter into, amend, modify or terminate or waive, assign or transfer any rights under any Lease;

(xv) acquire or dispose of any interest in real property or fail to exercise any rights of renewal under any Lease that by its terms would otherwise expire;

(xvi) enter into any material new line of business outside of the business currently conducted by the Company and its Subsidiaries as of the date of this Agreement;

(xvii) enter into, renew, amend or terminate any Company Affiliate Agreement or any transaction with any Related Person, other than the Employment Agreements;

(xviii) fail to maintain its existence or adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the transactions contemplated by this Agreement);

(xix) other than Contracts with suppliers and customers entered into in the ordinary course of business, enter into any Contract that would qualify as a Material Contract if entered into as of the date hereof;

(xx) make any capital expenditures (or commitment to make any capital expenditures) that exceed $1,000,000 in the aggregate, other than any (A) capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditure budget for periods following the date hereof, which has been made available to IAC and (B) capitalized Contract costs associated with new or existing customers;

(xxi) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(xxii) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xxiii) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xxiv) close or materially reduce its business activities, or effect any mass layoff or other mass personnel reduction, at any of its facilities;

(xxv) sell, lease, exclusively license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights, other than in the ordinary course of business consistent with past practice;

(xxvi) enter into any agreement, or legally binding understanding or arrangement, with respect to the voting of equity securities of the Company;

(xxvii) take any action that would reasonably be expected to significantly delay or significantly impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxviii) accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice; or

(xxix) enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing.

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Nothing herein shall require the Company to obtain consent from IAC to do any of the foregoing if obtaining such consent would reasonably be expected to violate applicable Law, and nothing contained in this Section 6.01 shall give to IAC, directly or indirectly, the right to control or direct the ordinary course of business operations of the Company prior to the Closing Date. Prior to the Closing Date, each of IAC and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

Section 6.02 Conduct of Business by IAC and Merger Sub Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, and except as set forth on Section 6.02 of IAC’s Disclosure Schedule and as required by applicable Law (including as may be requested or compelled by any Governmental Authority), IAC agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the businesses of IAC and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, , as set forth on Section 6.02 of the IAC Disclosure Schedule or as required by applicable Law (including as may be requested or compelled by any Governmental Authority), neither IAC nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned:

(a) amend or otherwise change the IAC Organizational Documents or Merger Sub Organizational Documents or form any subsidiary of IAC other than Merger Sub, other than to effectuate the IAC Second A&R Charter and the IAC A&R Bylaws;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the IAC Organizational Documents;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the IAC Common Stock or IAC Warrants except for redemptions from the Trust Fund that are required pursuant to the IAC Organizational Documents;

(d) issue, sell, transfer, pledge, dispose of, grant or encumber, or authorize the issuance, sale, transfer, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of IAC or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or that derive their value therefrom, or any other ownership interest (including any phantom interest), of IAC or Merger Sub, except (i) in connection with conversion of the IAC Class B Common Stock pursuant to the IAC Organizational Documents, (ii) to permitted transferees under that certain letter agreement among IAC and certain other Persons entered into in connection with IAC’s initial public offering, and (iii) in connection with the Transactions;

(e) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof, purchase a material portion of the assets or equity of, any corporation, partnership, other business organization or any division thereof, or enter into any strategic joint ventures, partnerships or alliances with any other Person;

(f) incur any Indebtedness or assume, guarantee, endorse or otherwise become responsible for any such indebtedness of another Person or Persons, make any loans or advances, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of IAC, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, in excess of $100,000 individually or $250,000 in the aggregate, except in the ordinary course of business, and provided, that this Section shall not prevent IAC from borrowing funds necessary to finance its ordinary course administrative costs and expenses and expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, up to aggregate additional Indebtedness in an amount not to exceed $1,000,000;

(g) make any material tax election, amend a material Tax Return, settle or compromise any material United States federal, state, local or non-United States income Tax liability, change any method of accounting for Tax purposes or surrender any right to a refund of material Taxes;

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(h) make any change in financial accounting methods, principles or practices of IAC, except insofar as may have been required by a change in GAAP or applicable Law;

(i) acquire any equity interest or other interest in any other entity or enter into a joint venture or business association with any other Person;

(j) waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that result solely in customary confidentiality obligations and monetary obligations of IAC and its Subsidiaries not in excess of $250,000 individually or $500,000 in the aggregate;

(k) hire any employees or adopt, become obligated to contribute to, enter into or incur incremental liability (contingent or otherwise) under any Employee Benefit Plan of IAC;

(l) enter into, renew or amend in any material respect, any Contract with any Affiliate of IAC;

(m) liquidate, dissolve, reorganize or otherwise wind up the business and operations of IAC or Merger Sub;

(n) amend the Trust Agreement in any manner adverse to IAC;

(o) take any action that would reasonably be expected to significantly delay or significantly impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(p) other than as set forth in the IAC Certificate of Incorporation, enter into any formal or informal agreement or otherwise make a commitment to do any of the foregoing.

Nothing in this Section 6.02 shall give to the Company, directly or indirectly, the right to control or direct the ordinary course of business operations of IAC prior to the Closing Date. Prior to the Closing Date, each of IAC and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

Section 6.03 Waiver of Claims Against Trust. Reference is made to the final prospectus of IAC, dated as of September 1, 2021, and filed with the SEC (Registration No. 333-258727) on September 2, 2021 (the “Prospectus”). The Company hereby represents and warrants that it has read the Prospectus and understands that IAC has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of IAC’s public stockholders (including overallotment shares acquired by IAC’s underwriters the “Public Stockholders”), and that, except as otherwise described in the Prospectus, IAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their IAC Class A Common Stock pursuant to the Redemption in connection with the consummation of IAC’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if IAC fails to consummate a Business Combination within eighteen (18) months after the closing of the IPO, subject to extension by amendment to IAC’s organizational documents (currently extended as of the date hereof to June 7, 2024), (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any Taxes, or (d) to IAC after or concurrently with the consummation of a Business Combination. For and in consideration of IAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its controlled Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its controlled Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or the Transaction Documents or any proposed or actual business relationship between IAC or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company on behalf of itself and its controlled Affiliates hereby irrevocably waives any Released Claims that the Company or any of its controlled Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations or Contracts with IAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom)

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for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with IAC or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by IAC and its Affiliates to induce IAC to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its controlled Affiliates under applicable Law. To the extent the Company or any of its controlled Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to IAC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against IAC or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its controlled Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or its controlled Affiliates (or any Person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Company or any of its controlled Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to IAC or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders of IAC, whether in the form of money damages or injunctive relief, IAC and its Representatives, as applicable, shall be entitled to recover from the Company and its controlled Affiliates the associated legal fees and costs in connection with any such action, in the event IAC or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding anything in this Agreement to the contrary, the provisions of this paragraph shall survive indefinitely with respect to the obligations set forth in this Agreement. Notwithstanding anything to the contrary in this Section 6.03, any action by any non-controlled Affiliate of the Company that, if taken by the Company or one of its controlled Affiliates, would be a breach of this Section 6.03 shall constitute a breach of this Section 6.03 by the Company and for which the Company shall be liable.

ARTICLE VII
ADDITIONAL AGREEMENTS

Section 7.01 Registration Statements; Proxy Statement.

(a) After the execution of this Agreement, the Company (with the assistance and cooperation of IAC as reasonably requested by the Company) shall use commercially reasonable efforts to prepare and IAC shall file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) within ten (10) calendar days of the Company’s receipt of IAC’s auditor-reviewed interim financial statements, and if not within such period, as promptly as practicable thereafter, in connection with the registration under the Securities Act of the IAC Class A Common Stock to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement. The Registration Statement shall include for registration all shares of IAC Class A Common Stock issued under this Agreement, including the Earnout Shares.

(b) IAC agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, with respect to (i) the approval of the Business Combination (as defined in the IAC Certificate of Incorporation) and the adoption and approval of this Agreement (the “Transaction Proposal”), (ii) the adoption and approval of the IAC Second A&R Charter (the “A&R Charter Proposal”), (iii) to the extent required by the Nasdaq listing rules, the approval of the issuance of the aggregate Per Share Stock Consideration and the Earnout Shares together with the IAC Class A Common Stock pursuant to the Subscription Agreements (the “Nasdaq Proposal”), (iv) adjournment of the IAC Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals and (vii) the approval of any other proposals reasonably agreed by IAC and the Company to be necessary or appropriate in connection with the transaction contemplated hereby (the “Additional Proposal” and together with the Transaction Proposal, the Second A&R Charter Proposal, and the Nasdaq Proposal, the “IAC Proposals”). The Proxy Statement shall also include the Redemption and the opportunity for the public holders of IAC’s Class A Common Stock to redeem such shares in accordance with the Redemption. Without the prior written consent of the Company, the IAC Proposals shall be the only matters (other than procedural matters) which IAC shall propose to be acted on by IAC’s stockholders at the IAC Stockholders’ Meeting.

(c) IAC and the Company each shall use their commercially reasonable efforts to (i) cause the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statement, (iii) cause the Registration Statement to be declared effective under

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the Securities Act as promptly as practicable and (iv) to keep the Registration Statement effective as long as is necessary to consummate the Transactions. As promptly as practicable after the Registration Statement becomes effective, IAC shall cause the Proxy Statement to be mailed to IAC Stockholders. Each of IAC and the Company shall promptly furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and Proxy Statement.

(d) IAC and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification of the IAC Common Stock to be issued or issuable to the stockholders of the Company in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of IAC and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto.

(e) If, at any time prior to the Effective Time, any event or circumstance relating to IAC or Merger Sub, or their respective officers or directors, should be discovered by IAC which should be set forth in an amendment or a supplement to the Registration Statement, IAC shall promptly inform the Company and as promptly as practicable file with the SEC such amendment or supplement and, to the extent required by applicable Law, mail it to the IAC stockholders. If, at any time prior to the Effective Time, any event or circumstance relating to the Company, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement, the Company shall promptly inform IAC. Each of IAC and the Company shall use its commercially reasonable efforts to cause all documents that IAC and the Company are responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Any filing of, or amendment or supplement to the Proxy Statement or the Registration Statement, will be provided by IAC or the Company, as the case may be, to the respective other party for review, and each of IAC and the Company shall give due consideration to any comments of such other party.

(f) IAC (with the assistance and cooperation of the Company as reasonably requested by IAC) agrees to file as soon as practicable after the filing of the amendment to the Registration Statement following the receipt of the first round of comments on the Registration Statement from the SEC, a registration statement on Form S-1 (the “Shelf”) to register the resale of the Shares (as defined in the Subscription Agreements) and the Registrable Securities (as defined in the Registration Rights Agreement) on a continuous basis in accordance with the provisions and requirements set forth in the Subscription Agreements and the Registration Rights Agreement, as applicable, and shall use commercially reasonable efforts (with assistance and cooperation of the Company as reasonably requested by IAC) to have the Shelf declared effective concurrently with the Closing or as soon as reasonably practicable thereafter. It is the intent of the Parties that the Shelf shall meet the obligations of IAC under the Subscription Agreements and the Registration Rights Agreement, as applicable; provided that the filing of the Shelf shall in no way be deemed to modify the terms of the Subscription Agreements or Registration Rights Agreement, as applicable.

Section 7.02 IAC Stockholders’ Meeting. IAC shall call and hold the IAC Stockholders’ Meeting as promptly as practicable after the Registration Statement becomes effective for the purpose of voting solely upon the IAC Proposals and for the purpose of effecting the Redemption; provided that IAC may postpone or adjourn the IAC Stockholders’ Meeting on one or more occasions upon the good faith determination by the IAC Board that such postponement or adjournment is necessary to (a) solicit additional proxies to obtain approval of the IAC Proposals, (b) obtain a quorum if one is not present at any then-scheduled IAC Stockholders’ Meeting or (c) ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is provided to the IAC Stockholders with adequate time for review prior to the IAC Stockholders’ Meeting. IAC (x) shall use its commercially reasonable efforts to obtain the approval of the IAC Proposals at the IAC Stockholders’ Meeting, including by soliciting from its stockholders proxies as promptly as possible in favor of the IAC Proposals, and (y) shall use its commercially reasonable efforts to take all other action necessary or advisable to secure the required vote or consent of its stockholders. The IAC Board shall recommend to its stockholders that they approve the IAC Proposals (the “IAC Board Recommendation”) and

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shall include the IAC Board Recommendation in the Proxy Statement, in each case, subject to the provisions of this Section 7.02. Except as required by applicable Law, neither the IAC Board nor any committee thereof shall withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to the Company the IAC Board Recommendation.

Section 7.03 Requisite Approval. Upon the terms set forth in this Agreement but in no event before the Registration Statement is declared effective by the SEC, the Company shall seek the written consent, in form and substance reasonably acceptable to IAC, of holders of the Requisite Approval in favor of the approval and adoption of this Agreement and the Merger and all other Transactions contemplated by this Agreement (the “Company Stockholder Approval”) via written consent (the “Written Consent”) as soon as reasonably practicable after the Registration Statement becomes effective, and in any event within five (5) Business Days after the Registration Statement becomes effective. In connection therewith, the Company, as promptly as practicable (A) shall establish the record date (which record date shall be mutually agreed with IAC) for determining the Company Stockholders entitled to provide such Written Consent, (B) shall cause the request for Company Stockholder Approval to be disseminated to the Company Stockholders in compliance with the Company Charter, bylaws, and applicable Law and (C) shall use commercially reasonable efforts to solicit written consents from the Company Stockholders to give the Company Stockholder Approval. The Company Board shall recommend to the Company Stockholders that they approve and adopt this Agreement and approve the Merger and all other Transactions (the “Company Board Recommendation”). Neither the Company Board nor any committee thereof shall withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to IAC the Company Board Recommendation.

Section 7.04 Access to Information; Confidentiality.

(a) From the date of this Agreement until the Effective Time, the Company and IAC shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request, including in connection with any Tax disclosure in any statement, filing, notice or application relating to the Intended Tax Treatment or any Tax opinion requested or required to be filed pursuant to Section 7.10(c). Notwithstanding the foregoing, neither the Company nor IAC shall be required to provide access to or disclose information where the access or disclosure would jeopardize the protection of attorney-client privilege or contravene applicable Law (it being agreed that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention).

(b) All information obtained by the parties pursuant to this Section 7.04 shall be kept confidential in accordance with the Mutual Nondisclosure Agreement (the “Non-Disclosure Agreement”), between IAC and the Company.

(c) Notwithstanding anything in this Agreement to the contrary, each party (and its respective Representatives) may consult any Tax advisor as is reasonably necessary regarding the Tax treatment and Tax structure of the Transactions and may disclose to such advisor as reasonably necessary, the intended Tax treatment and Tax structure of the Transactions and all materials (including any Tax analysis) that are provided relating to such treatment or structure, in each case in accordance with the Non-Disclosure Agreement.

Section 7.05 Exclusivity.

(a) Exclusivity Obligations of the Company.

(i) From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, the Company shall not, and shall not authorize or permit any of its Affiliates or any of its or their representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding a Company Acquisition Proposal; (ii) enter into discussions or negotiations with, or furnish or disclose any non-public information about the Company to, any Person in connection with or that could reasonably be expected to lead to a possible Company

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Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding a Company Acquisition Proposal. The Company shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, a Company Acquisition Proposal. For purposes hereof, “Company Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than IAC or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of outstanding shares of capital stock or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of all or substantially all of the Company properties or assets.

(ii) In addition to the other obligations under this Section 7.05(a), the Company shall promptly (and in any event within 24 hours after receipt thereof by the Company or its representatives) advise IAC orally and in writing of any Company Acquisition Proposal, any request for information with respect to any Company Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in a Company Acquisition Proposal, the material terms and conditions of such request, Company Acquisition Proposal or inquiry, and the identity of the Person making the same.

(iii) The Company agrees that the rights and remedies for noncompliance with this Section 7.05(a) shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to IAC and that money damages would not provide an adequate remedy to IAC.

(b) Exclusivity Obligations of IAC.

(i) From the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, IAC shall not, and shall not authorize or permit any of its Affiliates or any of its or their representatives (including the Sponsor) to, directly or indirectly, (A) encourage, solicit, initiate, facilitate or continue inquiries regarding a IAC Acquisition Proposal; (B) enter into discussions or negotiations with, or furnish or disclose any non-public information about IAC to, any Person in connection with or that could reasonably be expected to lead to a possible IAC Acquisition Proposal; or (C) enter into any agreements or other instruments (whether or not binding) regarding a IAC Acquisition Proposal. IAC shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, a IAC Acquisition Proposal. For purposes hereof, “IAC Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than the Company or any of its Affiliates) with respect to a transaction (other than the transactions contemplated by this Agreement) involving a business combination with IAC. Any breach of the terms and provisions of this Section 7.05(b)(i) by any Affiliate of IAC or any of IAC’s or its Affiliate’s representatives, including the Sponsor (assuming that such Persons were directly bound by, and subject to, the terms and provisions of this Section 7.05(b)(i)) shall be deemed a breach by IAC.

(ii) In addition to the other obligations under this Section 7.05(b), IAC shall promptly (and in any event within 24 hours after receipt thereof by IAC or its representatives) advise the Company orally and in writing of any IAC Acquisition Proposal, any request for information with respect to any IAC Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an IAC Acquisition Proposal, the material terms and conditions of such request, IAC Acquisition Proposal or inquiry, and the identity of the Person making the same.

(iii) IAC agrees that the rights and remedies for noncompliance with this Section 7.05(b) shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

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Section 7.06 Directors’ and Officers’ Indemnification.

(a) The certificate of incorporation and bylaws of the Surviving Corporation shall each contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the organizational documents of the applicable D&O Indemnified Parties (as defined below), which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were current or former directors and officers of the Company, IAC or Merger Sub and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company, IAC or Merger Sub (collectively, “D&O Indemnified Parties”), unless such modification shall be required by applicable Law. From and after the Effective Time, IAC agrees that it shall indemnify and hold harmless each of the D&O Indemnified Parties against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, IAC or Merger Sub, as applicable, would have been permitted under applicable Law, any indemnification agreements between the Company, IAC or Merger Sub and such D&O Indemnified Parties, the organizational documents of the applicable entity in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).

(b) From the date hereof, and for a period of six years from the Effective Time, IAC shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (true, correct and complete copies of which have been heretofore made available to IAC or its agents or Representatives in the Virtual Data Room) or IAC’s directors’ and officers’ liability insurance policy in effect prior to the Closing, in each case, on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) IAC may cause coverage to be extended under the current directors’ and officers’ liability insurance of the Company or IAC by obtaining a six-year “tail” policy at prevailing market rates containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 7.06(b) shall be continued in respect of such claim until the final disposition thereof.

(c) On the Closing Date, to the extent not already entered into, IAC shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and IAC with the post-Closing directors and officers of IAC, which indemnification agreements shall continue to be effective following the Closing.

Section 7.07 Notification of Certain Matters. The Company shall give prompt notice to IAC, and IAC shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with ARTICLE IX), the occurrence, or non-occurrence, of which causes or would reasonably be expected to cause any of the conditions set forth in ARTICLE VIII to fail; provided, however, that no such notice shall be deemed to cure such breach.

Section 7.08 Further Action; Commercially Reasonable Efforts.

(a) Except where a different efforts standard is expressly set forth herein, upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise, and each shall cooperate with the other, to consummate and make effective the Transactions, including using its commercially reasonable efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of, and the expiration or termination of waiting periods by, Governmental Authorities and parties to Contracts with the Company as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of

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this Agreement, the proper officers and directors of each party shall use their commercially reasonable efforts to take all such action. IAC shall use commercially reasonable efforts to consummate the Redemption in accordance with the terms hereof and the Proxy Statement.

(b) Each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting, video or telephone conference, or other communications with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults (to the extent legally permissible) with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting, conference or other communications. Subject to the terms of the Non-Disclosure Agreement, the parties will coordinate and cooperate with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Non-Disclosure Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement and the Transactions contemplated hereby. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

Section 7.09 Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of IAC and the Company (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, IAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with ARTICLE IX) unless otherwise prohibited by applicable Law or the requirements of Nasdaq, each of IAC and the Company shall each use its commercially reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed). IAC shall, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, IAC shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal securities Laws. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each party shall, upon request by any other party, furnish the parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a party to any third party and/or any Governmental Authority in connection with the Transactions contemplated hereby. Furthermore, nothing contained in this Section 7.09 shall prevent IAC or the Company or its respective Affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other party in accordance with this Section 7.09.

Section 7.10 Tax Matters.

(a) None of IAC, Merger Sub or the Company shall (and each shall cause its Affiliates not to) take any action (or fail to take any reasonable action) which action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

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(b) This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each of IAC, Merger Sub and the Company shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Merger.

(c) Any and all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”) shall be paid 50% by IAC and 50% by the Company. The party required by Law to do so shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and if required by applicable Law, the parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(d) Each party shall promptly notify the other party in writing if, before the Closing Date, such party knows or has reason to believe that the Merger may not qualify for the Intended Tax Treatment (and whether the terms of this Agreement could be reasonably amended in order to facilitate the Merger qualifying for the Intended Tax Treatment). In the event the SEC requests or requires a tax opinion with respect to the Intended Tax Treatment, each party shall use commercially reasonable efforts to execute and deliver customary tax representation letters to the applicable tax advisor (or advisors) in form and substance reasonably satisfactory to the advisor (or advisors) delivering such opinion and the party delivering such tax representation letter; provided, however, that in the event that the SEC requests or requires such a tax opinion, then the Company shall cause Brunson Chandler & Jones, PLLC, to deliver such tax opinion to the Company. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Intended Tax Treatment.

Section 7.11 Stock Exchange Listing.

(a) During the period from the date hereof until the Closing, IAC shall use its commercially reasonable efforts to list the IAC Class A Common to be issued in connection with the Transactions and IAC Warrants for trading on the Nasdaq.

(b) Prior to the Closing, the Company shall use commercially reasonable efforts to cause the shares of the IAC Class A Common Stock to be issued in connection with the Transactions to be approved for listing on the Nasdaq under a ticker symbol to be mutually agreed upon in writing by the parties hereto, including by submitting prior to the Closing an initial listing application with the Nasdaq (the “Nasdaq Listing Application”) with respect to such shares, subject to official notice of issuance. IAC and the Company shall promptly furnish all information concerning itself and its Affiliates as may be reasonably requested by the other parties hereto and shall otherwise reasonably assist and cooperate with such other parties in connection with the preparation, filing and distribution of the Nasdaq Listing Application. The Company will use its commercially reasonable efforts to (i) cause the Nasdaq Listing Application, when filed, to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the Nasdaq or its staff concerning the Nasdaq Listing Application and (iii) have the Nasdaq Listing Application approved by the Nasdaq as promptly as practicable after such filing. No submission of, or amendment or supplement to, the Nasdaq Listing Application, or response to Nasdaq comments with respect thereto, will be made by the Company, IAC or Merger Sub or as applicable, without the other parties’ prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing such other parties hereto a reasonable opportunity to review and comment thereon. Each of the Company, IAC, and Merger Sub will promptly notify the other parties hereto upon the receipt of any comments from the Nasdaq or any request from the Nasdaq for amendments or supplements to the Nasdaq Listing Application and will, as promptly as practicable after receipt thereof, provide the other with copies of all material correspondence between it and its Representatives, on the one hand, and the Nasdaq, on the other hand, and all written comments with respect to the Nasdaq Listing Application received from the Nasdaq and advise the other on any oral comments with respect to the Nasdaq Listing

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Application received from the Nasdaq. The Company will advise IAC, promptly after the Company receives notice thereof, of the time of the approval of the Nasdaq Listing Application and the approval of the shares of IAC Class A Common Stock to be issued in connection with the Transactions for listing on the Nasdaq, subject only to official notice of issuance.

Section 7.12 Antitrust.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable, and no later than 10 Business Days after the date of this Agreement, the Company and IAC each shall file (or cause to be filed) with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission a Notification and Report Form as required by the HSR Act. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may reasonably be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act (if available).

(b) IAC and the Company each shall, in connection with its efforts to obtain all requisite approvals and expiration or termination of waiting periods for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other reasonably informed of any communication received by such party from, or given by such party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions, and promptly furnish the other with copies of all such written communications; (iii) permit the other to review in advance any written communication to be given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party is prohibited from participating in or attending any meetings or conferences, the other shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, or responding to requests or objections made by any Governmental Authority; provided that materials required to be provided pursuant to this Section 7.12(b) may be limited to outside counsel and may be redacted (x) to remove references to the valuation of the Company, and (y) as necessary to comply with contractual arrangements.

(c) No party hereto shall take any action that would reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority, or the expiration or termination of any waiting period of any required filings or applications under Antitrust Laws, including by agreeing to merge with or acquire any other Person or acquire a substantial portion of the assets of or equity in any other Person.

Section 7.13 Financial Statements; Periodic Reports.

(a) During the period from the date of this Agreement through the Closing, within 45 calendar days following the end of each three-month quarterly fiscal period, the Company shall deliver to IAC an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Company and its Subsidiaries for the period from the date of the balance sheet contained in the Audited Annual Financial Statements through the end of such quarterly period and the applicable comparative period in the preceding fiscal year. From the date hereof through the Closing Date, the Company will also promptly deliver to IAC copies of any audited consolidated financial statements of the Company and its Subsidiaries that the Company’s certified public accountants may issue.

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(b) The Company shall deliver to IAC within five (5) days from the date hereof true and complete copies of unaudited financial statements, including consolidated balance sheets and consolidated statements of income, changes in shareholder equity, and cash flows, of the Company and its Subsidiaries relating to any interim period required to be included in the Registration Statement pursuant to Form S-4 and Regulation S-X, prepared in accordance with GAAP and Regulation S-X (the “Unaudited Interim Financial Statements”), including for the interim period ending on June 30, 2023; provided that the Company shall have until November 14, 2023 to deliver the Unaudited Interim Financial Statements as of and for the periods ending September 30, 2022 and September 30, 2023.

(c) IAC shall exercise best efforts to file with the SEC its Quarterly Report on Form 10-Q for the quarter ending June 30, 2023 within five (5) days from the date hereof, but in no event later than October 31, 2023.

(d) Aside from the Form 10-Q for the quarter ending June 30, 2023 as contemplated by Section 7.13(d), during the period from the date of this Agreement through the Closing, IAC shall file with the SEC each periodic report required to be filed by IAC pursuant to the Exchange Act within the time period required by the Exchange Act to do so.

Section 7.14 Trust Account. As of the Effective Time, the obligations of IAC to dissolve or liquidate within a specified time period as contained in IAC’s Certificate of Incorporation will be terminated and, following the disbursement of funds in the Trust Account described in this Section 7.14, IAC shall have no obligation whatsoever to dissolve and liquidate the assets of IAC by reason of the consummation of the Merger or otherwise, and no stockholder of IAC shall be entitled to receive any amount from the Trust Account. At least 48 hours prior to the Effective Time, IAC shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to or at the Effective Time to, and the Trustee shall thereupon be obligated to, cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement for the following: (a) the redemption of any shares of IAC Common Stock in connection with the Redemption; (b) the payment of Outstanding IAC Transaction Expenses pursuant to Section 3.04(b); and (c) the balance of the assets in the Trust Account, if any, after payment of the amounts required under the foregoing clauses (a) and (b), to be disbursed to the Surviving Corporation. Following such disbursement, IAC shall cause the Trust Account and the Trust Agreement to terminate.

Section 7.15 Directors. Subject to any limitation imposed under applicable Laws or Nasdaq listing requirements, IAC and the Company shall take all necessary action so that immediately after the Effective Time (and giving effect to the effectiveness of the IAC Second A&R Charter), the board of directors of IAC is comprised of the individuals (and each is assigned to his or her respective class of the board of directors and to committees of the board of directors) designated on Section 2.05(b) of the Company Disclosure Schedule. Pursuant to the IAC Second A&R Charter as in effect as of the Closing, the post-Closing board of directors of IAC shall consist of a minimum of 7 directors, of which at least 2 directors will be appointed by IAC.

Section 7.16 Stockholder Support Agreements. Within 24 hours of the execution of this Agreement, the Company shall deliver the Stockholder Support Agreements executed by the Requisite Stockholders.

Section 7.17 Certain Agreements. Prior to the Closing, upon the Company’s reasonable request, IAC shall cooperate with the Company to obtain an executed joinder to the Registration Rights Agreement from each Company Securityholder who will receive IAC Class A Common Stock in connection with the Transaction and who has not executed the Registration Rights Agreement prior to the time of the execution and delivery of this Agreement.

Section 7.18 Termination of Certain Agreements. Prior to the Closing, the Company shall take all actions necessary to cause the Contracts listed on Section 7.18 of the Company Disclosure Schedule to be terminated without any further force and effect and without any cost or other liability or obligation to the Company effective as of immediately prior to the Closing, and there shall be no further obligations of any of the relevant parties thereunder following the Closing.

Section 7.19 Amendments to Ancillary Agreements. Prior to the Closing, neither IAC nor the Company shall, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed), permit or consent to any amendment, supplement or modification to any of the Ancillary Agreements.

Section 7.20 Employment Agreements. IAC shall use commercially reasonable efforts to execute and deliver to William Alessi, Chris Chumas, and Oscar Brito, and the Company shall use commercially reasonable efforts to cause each such individual to execute and deliver to the Company, the applicable Employment Agreement prior to the Closing.

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Section 7.21 Payment of Loans; Issuance of Shares. At the Closing, (i) the Company or the Surviving Corporation shall pay off the loan from Polar Multi-Strategy Master Fund (“Polar”) up to a maximum of $1,000,000, (ii) the Company or the Surviving Corporation shall pay off the loans from Janbella Group, LLC (“Janbella”) up to a maximum of $1,000,000, (iii) and IAC shall issue to Polar and Janbella each a number of shares of Class A Common Stock equal to the amount paid off divided by $1.00.

ARTICLE VIII
CONDITIONS TO THE MERGER

Section 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, IAC and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) IAC Stockholder Approval. The IAC Stockholder Approval shall have been obtained.

(c) No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award after the date hereof which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d) Antitrust Approvals and Waiting Periods. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

(e) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or be threatened by the SEC.

(f) Stock Exchange Listing. The IAC Class A Common Stock to be issued in connection with the Transactions (including the Earnout Shares) shall have been approved for listing on the Nasdaq, subject only to official notice of issuance thereof.

(g) IAC Second A&R Charter. The IAC Certificate of Incorporation shall have been amended and restated by the IAC Second A&R Charter.

Section 8.02 Conditions to the Obligations of IAC and Merger Sub. The obligations of IAC and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in (i) Section 4.01 (Organization and Qualification; Subsidiaries.), Section 4.02 (Articles of Incorporation and Bylaws), Section 4.03 (Capitalization) (other than clauses (a) and (g) thereof, which are subject to clause (ii) below), Section 4.04 (Authority Relative to This Agreement) and Section 4.21 (Brokers) shall each be true and correct as of the date hereof and as of the Closing Date except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, (ii) Section 4.03(a) and Section 4.03(g) shall be true and correct in all respects as of the date hereof and as of the Closing Date, (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date) except for de minimis inaccuracies, and (iii) all other representations and warranties of the Company set forth in ARTICLE IV shall be true and correct in all respects (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representation and warranty to be true and correct (whether as of the Closing Date or such earlier date), individually or in the aggregate, has not resulted in and would reasonably be expected to result in a Company Material Adverse Effect.

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(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer’s Certificate. The Company shall have delivered to IAC a certificate (the “Company Officer’s Certificate”), dated as of the Closing Date, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(d).

(d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Financial Statements. The Company shall have delivered to IAC the Audited Financial Statements and the Unaudited Interim Financial Statements within the dates required by this Agreement.

(f) FIRPTA Certificate. At least two (2) days prior to the Closing, the Company shall deliver to IAC, in a form reasonably acceptable to IAC, a properly executed certification that Company Shares are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by IAC with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(g) Termination of Certain Agreements. The Company shall have terminated the Contracts listed on Section 7.18 of the Company Disclosure Schedule.

(h) Consents. The Company shall have obtained each Company Consent set forth on Section 4.05(a) of the Company Disclosure Schedule.

(i) Dissenting Shares. Not more than five percent (5%) of the issued and outstanding shares of Company Shares shall constitute Dissenting Shares.

(j) Ancillary Agreements. Each of the Company and the Company Securityholders, as applicable, shall have duly executed and delivered to IAC a copy of each Ancillary Agreement to which the Company or such Company Securityholder, as applicable, is a party.

(k) Secretary’s Certificate. IAC shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Company attaching true, correct and complete copies of: (i) the Company Charter, certified as of a recent date by the Division of Corporations of the State of Florida; (ii) the Company’s bylaws; (iii) copies of resolutions duly adopted by the Board of Directors of the Company approving this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions contemplated hereby and thereby and the Written Consent; and (iv) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Florida.

Section 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of IAC and Merger Sub contained in (i) Section 5.01 (Corporate Organization), Section 5.02 (Governing Documents), Section 5.03 (Capitalization.) (other than clauses (a) and (e) thereof, which are subject to clause (ii) below), Section 5.04 (Authority Relative to This Agreement) and Section 5.12 (Brokers) shall each be true and correct in all material respects (unless such representations and warranties are qualified or limited as to Material Adverse Effect or other materiality qualification, in which case those such representations and warranties shall be true and correct) as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) Section 5.03(a) and Section 5.03(e) (Capitalization) shall be true and correct in all material respects as of the date hereof and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such specified date), except where the failure of such representations and warranties to be so true and correct would for de minimis inaccuracies, and (iii) all other representations and warranties of IAC and Merger Sub contained in this Agreement shall be true and correct in all respects (without giving any effect

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to any limitation as to “materiality,” “Material Adverse Effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date), except where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a IAC Material Adverse Effect.

(b) Agreements and Covenants. IAC and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer’s Certificate. IAC shall have delivered to the Company a certificate, dated as of the Closing Date, signed by an officer of IAC, certifying as to the satisfaction of the conditions specified in Section 8.03(a), Section 8.03(b) and Section 8.03(d).

(d) Material Adverse Effect. No IAC Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date.

(e) Resignation. Other than the individual identified as a continuing director on Section 2.05(b) of the Company Disclosure Schedule, all members of the IAC Board and all officers of IAC shall have executed written resignations effective as of the Effective Time.

(f) Ancillary Agreements. Each of IAC, the Sponsor or other stockholder of IAC, as applicable, shall have executed and delivered to the Company a copy of each Ancillary Agreement to which IAC, the Sponsor or such other stockholder of IAC, as applicable, is a party.

Section 8.04 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no party may rely on the failure of any condition set forth in this ARTICLE VIII to be satisfied if such failure was caused by the failure of such party or its Affiliates (or with respect to the Company, any Company Stockholder) to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or IAC, as follows:

(a) by mutual written consent of IAC and the Company;

(b) by written notice from either IAC or the Company to the other if the Effective Time shall not have occurred prior to June 7, 2024 (the “Outside Date”);

(c) by written notice from either IAC or the Company to the other if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and non-appealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions or the Merger;

(d) by written notice from either IAC or the Company to the other if IAC shall have failed to obtain the IAC Stockholder Approval at the IAC Stockholders’ Meeting (subject to any adjournment or recess of the meeting); provided, however, that this Agreement may not be terminated under this Section 9.01(d) by or on behalf of IAC if IAC or Merger Sub is in material breach or violation of Section 7.01 or Section 7.02;

(e) by written notice from IAC to the Company if (i) the Company shall have failed to obtain the Company Stockholder Approval and deliver the Written Consent within five (5) Business Days after the Registration Statement becomes effective or (ii) the Company has failed to deliver to IAC the Stockholder Support Agreements executed by the Requisite Stockholders within 24 hours after the execution of this Agreement;

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(f) by written notice from IAC to the Company upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company set forth in this Agreement shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) and Section 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that IAC has not waived in writing such Terminating Company Breach and IAC and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, further that, if such Terminating Company Breach is curable by the Company, IAC may not terminate this Agreement under this Section 9.01(f) for so long as the Company continues to exercise its commercially reasonable efforts to cure such breach, unless such breach is not cured within the earlier of (i) 20 days after notice of such breach is provided by IAC to the Company and (ii) the Outside Date; or

(g) by written notice from the Company to IAC upon a breach of any representation, warranty, covenant or agreement on the part of IAC or Merger Sub set forth in this Agreement, or if any representation or warranty of IAC or Merger Sub set forth in this Agreement shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) and Section 8.03(b) would not be satisfied (“Terminating IAC Breach”); provided that the Company has not waived such Terminating IAC Breach and the Company are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating IAC Breach is curable by IAC or Merger Sub, the Company may not terminate this Agreement under this Section 9.01(g) for so long as IAC or Merger Sub continue to exercise their commercially reasonable efforts to cure such breach, unless such breach is not cured within the earlier of (i) 20 days after notice of such breach is provided by the Company to IAC and (ii) the Outside Date.

Section 9.02 Effect of Termination.

(a) Except as otherwise set forth in this Section 9.02, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in Section 9.02, ARTICLE X, and any corresponding definitions set forth in ARTICLE I, or in the case of termination subsequent to a Willful Breach of this Agreement by such party prior to such termination subject to Section 6.03.

Section 9.03 Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 9.04 Waiver. At any time prior to the Effective Time, (i) IAC may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of IAC or Merger Sub, (b) waive any inaccuracy in the representations and warranties of IAC or Merger Sub contained herein or in any document delivered by IAC or Merger Sub pursuant hereto and (c) waive compliance with any agreement of IAC or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X
GENERAL PROVISIONS

Section 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to IAC or Merger Sub at or prior to the Closing:

Insight Acquisition Corp.
112 Two Holes of Water Road
East Hampton, NY 11937
Attention: Michael Singer
Email: msinger@insightacqcorp.com

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with a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154

Attention: Mitchell Nussbaum
Email: mnussbaum@loeb.com

if to the Company:

Alpha Modus, Corp.
20311 Chartwell Center Dr., #1469
Cornelius, NC 28031

Attention: William Alessi
Email: balessi@alphamodus.com

with a copy to:

Brunson Chandler & Jones, PLLC
Walker Center, 14th Floor
175 S. Main Street, Suite 1410
Salt Lake City, UT 84111

Attention: Lance Brunson
Email: lance@bcjlaw.com

Section 10.02 Nonsurvival of Representations, Warranties and Covenants. The representations and warranties of the Company and IAC contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company or IAC pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Company and IAC and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Company or IAC or their respective Representatives with respect thereto. The covenants and agreements made by the Company and IAC in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms), and this ARTICLE X and any corresponding definitions set forth in ARTICLE I.

Section 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.04 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and supersede, except as set forth in Section 7.04(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for the Non-Disclosure Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party without the prior express written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 10.04 shall be null and void, ab initio.

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Section 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.06 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

Section 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Federal and state courts located in New York, New York. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in New York, New York, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York, New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 10.07 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

Section 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.09 Counterparts; Electronic Delivery. This Agreement and each other Transaction Document may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

Section 10.10 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in the Federal and state courts located in New York, New York or, if any such court does not have jurisdiction, any court of the United States located in the State of New York without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 10.11 No Recourse. Except in the case of fraud, all actions, claims, obligations, liabilities or causes of actions (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach of this Agreement and (d) any failure of the Merger to be consummated,

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may be made only against (and, without prejudice to the rights of any express third-party beneficiary to whom rights under this Agreement inure pursuant to Section 10.11), solely those Persons that are expressly identified as parties to this Agreement and not against any Nonparty Affiliate (as defined below). Except in the case of fraud, no other Person, including any director, officer, employee, incorporator, member, partner, manager, stockholder, optionholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender to, any party to this Agreement, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender to (each of the foregoing, a “Nonparty Affiliate”) any of the foregoing shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d) and each party, on behalf of itself and its Affiliates, hereby irrevocably releases and forever discharges each of the Nonparty Affiliate from any such liability or obligation.

Section 10.12 Legal Representation. The parties agree that, notwithstanding the fact that Loeb & Loeb LLP (“Loeb”) may have, prior to the Closing, jointly represented IAC, Merger Sub and/or the Sponsor in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented IAC and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Loeb will be permitted in the future, after the Closing, to represent the Sponsor or its Affiliates in connection with matters in which such Persons are adverse to IAC or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, who is or has the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Loeb’s future representation of one or more of the Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of IAC or the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Loeb of IAC, Merger Sub, the Sponsor or any of their respective Affiliates. The parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor shall be deemed the client of Loeb with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor, shall be controlled by the Sponsor and shall not pass to or be claimed by IAC or the Surviving Corporation; provided, further, that nothing contained herein shall be deemed to be a waiver by IAC or any of its Affiliates (including, after the Effective Time, the Surviving Corporation and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

[Signature Page Follows]

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IN WITNESS WHEREOF, IAC, Merger Sub, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

INSIGHT ACQUISITION CORP.
By:	/s/ Michael Singer
Name:	Michael Singer
Title:	Executive Chairman

IAC MERGER SUB INC.
By :	/s/ Michael Singer
Name:	Michael Singer
Title:	Chief Executive Officer

ALPHA MODUS, CORP.
By:	/s/ William Alessi
Name:	William Alessi
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]

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Annex 1

Earnout Merger Consideration

This Annex 1 sets forth the terms for the calculation of the number (if any) of $13.00 Company Earnout Shares, $15.00 Company Earnout Shares and $18.00 Company Earnout Shares, as applicable, as well as the terms for the calculation of the number (if any) of the Escrowed Sponsor Shares that shall be released from escrow. Terms used but not defined in this Annex 1 shall have the meanings ascribed to such terms in the other parts of this Agreement to which this Annex 1 is a part.

For purposes of this Annex 1, “Closing Share Price” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the Closing Share Price cannot be calculated for such security on such date(s) on any of the foregoing bases, the Closing Share Price of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by IAC.

1. $13.00 Share Price Milestone.

If the Closing Share Price of IAC Class A Common Stock equals or exceeds $13.00 per share for any 20 trading days within any consecutive 30-trading day period that occurs at least 180 days after the Closing Date and on or prior to the 5-year anniversary of the Closing Date (the first occurrence of the foregoing is referred to herein as the “$13.00 Share Price Milestone”, and such date is referred to as the “$13.00 Share Price Milestone Date”), then (i) IAC shall issue as promptly as practicable to each holder of Company Common Stock, a number of shares of IAC Class A Common Stock equal to such holder’s Earnout Pro Rata Portion of 733,334 shares (such shares being referred to as the “$13.00 Company Earnout Shares”), and (ii) IAC shall cause 250,000 of the Escrowed Sponsor Shares to be released from escrow to Sponsor as promptly as practicable.

2. $15.00 Share Price Milestone.

If the Closing Share Price of IAC Class A Common Stock equals or exceeds $15.00 per share for any 20 trading days within any consecutive 30-trading day period that occurs at least 180 days after the Closing Date and on or prior to the 5-year anniversary of the Closing Date (the first occurrence of the foregoing is referred to herein as the “$15.00 Share Price Milestone”, and such date is referred to as the “$15.00 Share Price Milestone Date”), then (i) IAC shall as promptly as practicable issue to each holder of Company Common Stock, a number of shares of IAC Class A Common Stock equal to such holder’s Earnout Pro Rata Portion of 733,333 shares (such shares being referred to as the “$15.00 Company Earnout Shares”), and (ii) IAC shall cause 250,000 of the Escrowed Sponsor Shares to be released from escrow to Sponsor as promptly as practicable.

3. $18.00 Share Price Milestone.

If the Closing Share Price of IAC Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within any consecutive 30-trading day period that occurs at least 180 days after the Closing Date and on or prior to the 5-year anniversary of the Closing Date (the first occurrence of the foregoing is referred to herein as the “$18.00 Share Price Milestone”, and such date is referred to as the “$18.00 Share Price Milestone Date”), then (i) IAC shall as promptly as practicable issue to each holder of Company Common Stock, a number of shares of IAC Class A Common Stock equal to such holder’s Earnout Pro Rata Portion of 733,333 shares (such shares being referred to as the “$18.00 Company Earnout Shares” and, together with the $13.00 Company Earnout Shares and the $15.00 Company Earnout Shares, the “Earnout Shares” or the “Company Earnout Shares”), and (ii) IAC shall cause 250,000 of the Escrowed Sponsor Shares to be released from escrow to Sponsor as promptly as practicable.

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4. For the avoidance of doubt, if the condition for more than one Milestone is achieved, the Company Earnout Shares to be issued in connection with such Milestone shall be cumulative with any Company Earnout Shares earned prior to such time and the Escrowed Sponsor Shares to be released from escrow to Sponsor shall be cumulative with any Escrowed Sponsor Shares released prior to such time in connection with the achievement of any other Milestone; provided that, for the avoidance of doubt, the Company Earnout Shares in respect of each Milestone will be issued and earned only once and the aggregate Company Earnout Shares issued shall in no event exceed 2,200,000 shares of IAC Class A Common Stock.

5. If, at or following the 5-year anniversary of the Closing Date, the $13.00 Share Price Milestone, $15.00 Share Price Milestone, and/or the $18.00 Share Price Milestone have not occurred, none of the Earnout Shares that related to that particular Milestone shall be issued, and the Escrowed Sponsor Shares that have not been released from escrow to Sponsor shall automatically without further action be forfeited and deemed cancelled.

6. In the event that after the Closing and prior the 5-year anniversary of the Closing Date, there is a Change of Control, the $13.00 Share Price Milestone, $15.00 Share Price Milestone, and/or the $18.00 Share Price Milestone, as applicable, shall be deemed to have occurred to the extent any such Milestone has not been achieved prior to the date of such Change of Control.

7. For purposes hereof, a “Change of Control” means the occurrence in a single transaction or as a result of a series of related transactions, of one or more of the following events:

a. any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto (a “Group”) (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of IAC in substantially the same proportions as their ownership of stock of IAC) (x) is or becomes the beneficial owner, directly or indirectly, of securities of IAC representing more than 50% of the combined voting power of IAC’s then outstanding voting securities or (y) has or acquires control of the IAC Board;

b. a merger, consolidation, reorganization or similar business combination transaction involving IAC, and, immediately after the consummation of such transaction or series of transactions, either (x) the IAC Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of IAC immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the person resulting from such transaction or series of transactions or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

c. the sale, lease or other disposition, directly or indirectly, by IAC of all or substantially all of the assets of IAC and its Subsidiaries, taken as a whole, other than such sale, lease or other disposition by IAC of all or substantially all of the assets of IAC and its Subsidiaries, taken as a whole, to an entity at least a majority of the combined voting power of the voting securities of which are owned, directly or indirectly, by stockholders of IAC.

8. If IAC shall, at any time or from time to time, after the date hereof effect a subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction affecting the outstanding shares of IAC Class A Common Stock, the number of Earnout Shares issuable hereunder (and the number of Escrowed Sponsor Shares to be released), and the stock price targets set forth in, paragraphs 1, 2 and 3 of this Annex 1, shall be equitably adjusted for such subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective (which shall be the “ex” date, if any, with respect to any such event).

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EXHIBIT A

Form of Stockholder Support Agreement

[Intentionally omitted — filed separately]

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EXHIBIT B

Form of Amended & Restated Registration Rights Agreement

[Intentionally omitted — filed separately]

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EXHIBIT C

Form of Company Confidentiality and Lock-Up Agreement

[Intentionally omitted — filed separately]

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EXHIBIT E

Form of Sponsor Lock-Up Agreement

[Intentionally omitted — filed separately]

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EXHIBIT F

Form of Stockholder Support Agreement

[Intentionally omitted — filed separately]

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EXHIBIT G

Form of Amended and Restated Certificate of Incorporation

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SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INSIGHT ACQUISITION CORP.

_________, 2023

Insight Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.    The name of the Corporation is “Insight Acquisition Corp.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 20, 2021 and was amended on July 29, 2021. An amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 1, 2021 and was amended on March 6, 2023 and September 6, 2023 (the “Amended and Restated Certificate”).

2.    This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the Amended and Restated Certificate of Incorporation, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3.    This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

4.    Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

5.    The text of the Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Insight Acquisition Corp. (the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV
CAPITALIZATION

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is 201,000,000, each with a par value of $0.0001 per share. The total number of shares of Common Stock that the Corporation is authorized to issue is (a) 200,000,000 shares of Class A common stock (the “Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

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ARTICLE V
CAPITAL STOCK

Except as otherwise provided in any certificate of designations of any series of Preferred Stock, the number of authorized shares of the class of Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.          COMMON STOCK.

1. General. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting.

a. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter properly submitted to a vote of stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of any outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.

b. Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends and other distributions on the Common Stock when, as and if declared by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, in accordance with applicable law.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock on an equal priority, pro rata in accordance with the number of shares of Common Stock held by each such holder.

B.          PREFERRED STOCK.

1. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

2. Authority is hereby expressly granted to the Board of Directors from time to time to issue any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges

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and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Second Amended and Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate (including any Certificate of Designation).

ARTICLE VI
BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. Except as otherwise expressly provided by the DGCL, this Second Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (as such bylaws may be amended from time to time, the “Bylaws”), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the Bylaws. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, hereby designated Class I, Class I and Class III. The initial Class I Director of the Corporation shall be [•]; the initial Class II Directors of the Corporation shall be [•]; and the initial Class III Directors of the Corporation shall be [•]. The Class I Director shall serve for a term expiring at the first annual meeting of the stockholders following the filing of this Second Amended and Restated Certificate, the Class II Directors, when appointed in accordance with this Second Amended and Restated Certificate and the Bylaws, shall serve for a term expiring at the second annual meeting of the stockholders following the filing of this Second Amended and Restated Certificate, and the initial Class III Directors shall serve for a term expiring at the third annual meeting of the stockholders following the filing of this Second Amended and Restated Certificate. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, retirement, disqualification, death or removal.

C. Subject to the special rights of the holders of any outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office only (i) with cause and (ii) only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

D. Subject to the special rights of the holders of any outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of any outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal.

E. In furtherance and not in limitation of the powers conferred upon it by law or statute, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the Directors then in office. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws by the affirmative vote of at least a majority of the voting power of all the then-outstanding shares of capital stock entitled to vote on such adoption, amendment or repeal, voting together as a single class; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

G. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

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ARTICLE VII
NO ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS;

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation (and may not be taken by consent of the stockholders in lieu of a meeting). Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, in each case, in accordance with the Bylaws, and shall not be called by any other person or persons. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors or other person calling the meeting.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of meeting.

ARTICLE VIII
LIMITED LIABILITY

To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection or increase the liability of any director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE IX
ANTITAKEOVER

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X
INDEMNIFICATION

A. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this Article X shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that

Annex A-75

such person is not entitled to be indemnified by the Corporation under this Article X. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article X to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under this Second Amended and Restated Certificate, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article X shall only be prospective and shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

B. The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses (directly or through insurance obtained by any such entity) provided by one or more third parties (collectively, the “Other Indemnitors”), and which may include third parties for whom such Covered Person serves as a manager, member, officer, employee or agent. The Corporation hereby agrees and acknowledges that notwithstanding any such rights that a Covered Person may have with respect to any Other Indemnitor(s), (i) the Corporation is the indemnitor of first resort with respect to all Covered Persons and all obligations to indemnify and provide advancement of expenses to Covered Persons, (ii) the Corporation shall be required to indemnify and advance the full amount of expenses incurred by the Covered Persons, to the fullest extent required by law, the terms of this Second Amended and Restated Certificate, the Bylaws, any agreement to which the Corporation is a party, any vote of the stockholders or the Board, or otherwise, without regard to any rights the Covered Persons may have against the Other Indemnitors and (iii) to the fullest extent permitted by law, the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right, and the Other Indemnitors are express third party beneficiaries of the terms of this paragraph. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this paragraph shall only apply to Covered Persons in their capacity as Covered Persons.

ARTICLE XI
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, if and only if the Chancery Court lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action, suit or proceeding against the Corporation or any current or former director, officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws (as each may be amended from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Second Amended and Restated Certificate or the Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder), (v) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (vi) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation governed by the internal affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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B. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

C. Notwithstanding the foregoing, the provisions of this Article XII shall not apply to any claim or action arising under the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

D. Any person or entity holding, owning, purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XII.

ARTICLE XIII
AMENDMENT

A. Notwithstanding anything contained in this Second Amended and Restated Certificate to the contrary or any provision of law which might otherwise permit a lesser vote or no vote, in addition to any vote required by applicable law or by this Second Amended and Restated Certificate, the following provisions in this Second Amended and Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Article V(B), Article VI, Article VII, Article VIII, Article IX, Article X, Article XI and this Article XII.

B. If any provision or provisions of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other circumstances shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Second Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

[Remainder of page intentionally left blank.]

Annex A-77

IN WITNESS WHEREOF, Insight Acquisition Corp. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

INSIGHT ACQUISITION CORP.
Name:
Title:

Annex A-78

EXHIBIT H

Form of Amended and Restated Bylaws

Annex A-79

AMENDED AND RESTATED BYLAWS

OF

INSIGHT ACQUISITION CORP.

Article I — Corporate Offices

1.1 Registered Office. The address of the registered office of Insight Acquisition Corp. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices. The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II — Meetings of Stockholders

2.1 Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Annual Meeting. The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these Bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3 Special Meeting. Special meetings of the stockholders may be called, postponed, rescheduled or cancelled only by such persons and only in such manner as set forth in the Certificate of Incorporation. No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

2.4 Notice of Business to be Brought before a Meeting.

(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the Chairperson of the Board or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects. The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more

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than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”);

(b) As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, on the other hand, (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
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(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(iv) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(v) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vi) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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(vii) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or securityholders of the Corporation in general of such information including, without limitation, posting on the Corporation’s investor relations website.

2.5 Notice of Nominations for Election to the Board of Directors.

(i) Subject in all respects to the provisions of the Certificate of Incorporation, nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these Bylaws, or (b) by a stockholder present in person (1) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(a) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting in accordance with the Certificate of Incorporation, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (1) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (2) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

(b) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) In no event may a Nominating Person provide notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (1) the conclusion of the time period for Timely Notice, (2) the date set forth in Section 2.5(ii)(a), or (3) the tenth day following the date of public disclosure of such increase.

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(iii) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the election of directors at the meeting);

(c) As to each Nominating Person, (1) a representation that the Nominating Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (2) a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(d) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (2) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (3) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) through (3) are referred to as “Nominee Information”), and (4) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).

For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(iv) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

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(v) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if any Nominating Person giving notice provided by this Section 2.5 provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s nominee. Upon request by the Corporation, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(i) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the Stockholder Information (as defined in Section 2.4(iii)(a)), except that for purposes of this Section 2.6 the term “proposed nominee” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a)), background (including name, age, business address and residence address, without limitation), qualifications (including principal occupation or employment, without limitation), stock ownership, and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting and (b) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (3) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), (4) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election, (5) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director and (6) if elected as a director of the Corporation, acknowledging that as a director of the Corporation, the nominee will owe fiduciary duties under Delaware law with respect to the Corporation and all its stockholders.

(ii) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines as adopted and modified from time to time.

(iii) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update

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and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(iv) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(v) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6.

2.7 Notice of Stockholders’ Meetings. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8 Quorum. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9 Adjourned Meeting; Notice. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

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2.10 Conduct of Business. At every meeting of the stockholders, the Chairperson of the Board, or, in the Chairperson’s absence, a person designated by the Chairperson, or, in the absence of such designation, a person chosen by the Board, shall act as chair and preside over the meeting. The Secretary of the Corporation or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint a secretary of the meeting, shall act as secretary of such meeting and keep the minutes thereof. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11 Voting. Except as may be otherwise provided in the Certificate of Incorporation, these Bylaws or the DGCL, each stockholder shall be entitled to one vote for each share of capital stock entitled to vote held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. For purposes of the preceding sentence, a “plurality of the votes cast” shall mean that the individuals with the highest number of votes cast by the holders of shares entitled to vote in the election at the meeting are elected as Directors up to the maximum number of directors to be elected. Unless otherwise required by the Certificate of Incorporation, or as otherwise determined by the Chairperson of the Board, the election of directors shall be by written ballot. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting (excluding abstentions and broker non-votes) and entitled to vote on such matter.

2.12 Record Date for Stockholder Meetings and Other Purposes. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled

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to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, including authorizing the proxy to receive, or to waive, notice of any stockholders meetings within the effective period of such proxy. Each stockholder may appoint a proxy to vote or otherwise act for the stockholder by signing an appointment form, either personally or by the stockholder’s attorney-in-fact or by transmitting or authorizing the transmission of an electronic submission to the person who will be the holder of the proxy, a proxy solicitation firm or a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission; provided that such electronic submission either contains or is accompanied by information from which it can be determined that the electronic submission was transmitted or authorized by the stockholder. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A copy, facsimile telecommunication or other reliable reproduction of a writing or electronic submission authorized by this Section 2.13 may be used instead of the original writing or electronic submission for any and all purposes for which the original writing or electronic submission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete copy of the entire original writing or electronic submission. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. The proxy’s authority may be limited to a particular meeting or may be general and authorize the proxy to represent the stockholder at any meeting of stockholders held within the time provided in the appointment form. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. The presence of a stockholder who has filed a proxy at a meeting shall not of itself constitute a revocation of such proxy. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.14 List of Stockholders Entitled to Vote. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

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2.15 Inspectors of Election. Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.16 Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

Article III — Directors

3.1 Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors. Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these Bylaws, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the next annual meeting and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal in accordance with the Certificate of Incorporation. Directors need not be stockholders. The Certificate of Incorporation or these Bylaws may prescribe qualifications for directors.

3.4 Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

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Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5 Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Bylaw shall constitute presence in person at the meeting.

3.6 Regular Meetings. Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7 Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum. At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 Board Action without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or committee thereof may be taken without a meeting if the action is taken by all members of the Board or such committee. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in accordance with the DGCL. A consent signed under this Section 3.9 shall have the same effect as a unanimous meeting vote of all members of the Board or committee thereof and may be described as such in any document.

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3.10 Participation by Conference Telephone. The Board or committee thereof may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone or video conference, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

3.11 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV — Committees

4.1 Committees of Directors. The Board may designate one or more committees, each committee to consist, of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaw of the Corporation.

4.2 Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings; meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.9 (board action without a meeting); and

(v) Section 7.14 (waiver of notice),

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined as set forth in the charter of the applicable committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.2, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.3 Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, the resolutions of the Board designating the committee or the charter of such committee adopted by the Board, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V — Officers

5.1 Officers. The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

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5.2 Appointment of Officers. The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3 Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled as provided in Section 5.2 or Section 5.3, as applicable.

5.6 Representation of Shares of Other Corporations. The Chairperson of the Board, the Chief Executive Officer or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 Authority and Duties of Officers. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8 Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI — Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII — General Matters

7.1 Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.2 Stock Certificates. The shares of the Corporation may be issued in book-entry form or represented by certificates. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates

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representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, Chief Executive Officer, the President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3 Special Designation of Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4 Lost Certificates. Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5 Shares Without Certificates. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.7 Dividends. The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9 Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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7.10 Transfer of Stock. Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the stockholder’s attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares, with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11 Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL or other applicable law.

7.12 Registered Stockholders. The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.13 Transfer Agents and Registrars. The Corporation and its transfer agents and registrars, shall be entitled to treat the holder of record of any share or shares as the holder in fact and absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware.

7.14 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Article VIII — Notice

8.1 Delivery of Notice; Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (i) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

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Any notice given pursuant to the preceding paragraph shall be deemed given:

(a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and

(c) if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (A) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (B) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX — Indemnification

9.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent, or trustee or in any other capacity while serving as a director, officer, employee, agent, or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys’ fees and expenses, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 9.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

9.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 9.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees and expenses) incurred in defending or participating as a witness in any proceeding to such indemnitee in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article (which shall be governed by Section 9.3) (any such payment, an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in such indemnitee’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall, subject to applicable provisions of the DGCL, be made solely upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 9.1 and 9.2 or otherwise.

9.3 Right of Indemnitee to Bring Suit. If an indemnitee’s claim under Section 9.1 or 9.2 is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a written claim for advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such

Annex A-95

suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification under this Article (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in Delaware law or these Bylaws. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under this Article or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses, as the case may be, under this Article or otherwise shall be on the Corporation.

9.4 Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee, or agent of the Corporation and as to action in any other capacity.

9.5 Nature of Rights. The rights conferred upon indemnitees in this Article shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be a director, officer, or trustee and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Any amendment, alteration, or repeal of this Article that adversely affects any right of any indemnitee or any of its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Article X — Amendments

The Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the Directors then in office. The stockholders of the Corporation shall also have power to adopt, by the affirmative vote of at least a majority of the voting power of all the then-outstanding shares of capital stock entitled to vote on such adoption, amendment or repeal, voting together as a single class; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Article XI — Definitions

As used in these Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

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An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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Annex A-97

Annex B

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
INSIGHT ACQUISITION CORP.

_________, 2023

Insight Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.    The name of the Corporation is “Insight Acquisition Corp.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 20, 2021 and was amended on July 29, 2021. An amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 1, 2021 and was amended on March 6, 2023 and September 6, 2023 (the “Amended and Restated Certificate”).

2.    This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the Amended and Restated Certificate of Incorporation, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

3.    This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

4.    Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

5.    The text of the Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is Insight Acquisition Corp. (the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV
CAPITALIZATION

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Corporation shall have authority to issue is 201,000,000, each with a par value of $0.0001 per share. The total number of shares of Common Stock that the Corporation is authorized to issue is (a) 200,000,000 shares of Class A common stock (the “Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

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ARTICLE V
CAPITAL STOCK

Except as otherwise provided in any certificate of designations of any series of Preferred Stock, the number of authorized shares of the class of Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.          COMMON STOCK.

1. General. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting.

a. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter properly submitted to a vote of stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of any outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.

b. Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends and other distributions on the Common Stock when, as and if declared by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, in accordance with applicable law.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock on an equal priority, pro rata in accordance with the number of shares of Common Stock held by each such holder.

B.          PREFERRED STOCK.

1. Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

2. Authority is hereby expressly granted to the Board of Directors from time to time to issue any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges

Annex B-2

and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Second Amended and Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate (including any Certificate of Designation).

ARTICLE VI
BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. Except as otherwise expressly provided by the DGCL, this Second Amended and Restated Certificate of Incorporation or the bylaws of the Corporation (as such bylaws may be amended from time to time, the “Bylaws”), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the Bylaws. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, hereby designated Class I, Class I and Class III. The initial Class I Director of the Corporation shall be [•]; the initial Class II Directors of the Corporation shall be [•]; and the initial Class III Directors of the Corporation shall be [•]. The Class I Director shall serve for a term expiring at the first annual meeting of the stockholders following the filing of this Second Amended and Restated Certificate, the Class II Directors, when appointed in accordance with this Second Amended and Restated Certificate and the Bylaws, shall serve for a term expiring at the second annual meeting of the stockholders following the filing of this Second Amended and Restated Certificate, and the initial Class III Directors shall serve for a term expiring at the third annual meeting of the stockholders following the filing of this Second Amended and Restated Certificate. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, retirement, disqualification, death or removal.

C. Subject to the special rights of the holders of any outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office only (i) with cause and (ii) only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

D. Subject to the special rights of the holders of any outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of any outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal.

E. In furtherance and not in limitation of the powers conferred upon it by law or statute, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the Directors then in office. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws by the affirmative vote of at least a majority of the voting power of all the then-outstanding shares of capital stock entitled to vote on such adoption, amendment or repeal, voting together as a single class; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

G. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

Annex B-3

ARTICLE VII
NO ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS;

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation (and may not be taken by consent of the stockholders in lieu of a meeting). Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, in each case, in accordance with the Bylaws, and shall not be called by any other person or persons. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors or other person calling the meeting.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of meeting.

ARTICLE VIII
LIMITED LIABILITY

To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, no director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection or increase the liability of any director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE IX
ANTITAKEOVER

The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X
INDEMNIFICATION

A. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this Article X shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that

Annex B-4

such person is not entitled to be indemnified by the Corporation under this Article X. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article X to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under this Second Amended and Restated Certificate, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article X shall only be prospective and shall not adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

B. The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses (directly or through insurance obtained by any such entity) provided by one or more third parties (collectively, the “Other Indemnitors”), and which may include third parties for whom such Covered Person serves as a manager, member, officer, employee or agent. The Corporation hereby agrees and acknowledges that notwithstanding any such rights that a Covered Person may have with respect to any Other Indemnitor(s), (i) the Corporation is the indemnitor of first resort with respect to all Covered Persons and all obligations to indemnify and provide advancement of expenses to Covered Persons, (ii) the Corporation shall be required to indemnify and advance the full amount of expenses incurred by the Covered Persons, to the fullest extent required by law, the terms of this Second Amended and Restated Certificate, the Bylaws, any agreement to which the Corporation is a party, any vote of the stockholders or the Board, or otherwise, without regard to any rights the Covered Persons may have against the Other Indemnitors and (iii) to the fullest extent permitted by law, the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right, and the Other Indemnitors are express third party beneficiaries of the terms of this paragraph. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this paragraph shall only apply to Covered Persons in their capacity as Covered Persons.

ARTICLE XI
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, if and only if the Chancery Court lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action, suit or proceeding against the Corporation or any current or former director, officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws (as each may be amended from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Second Amended and Restated Certificate or the Bylaws (as each may be amended from time to time, including any right, obligation, or remedy thereunder), (v) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Chancery Court, or (vi) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation governed by the internal affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Annex B-5

B. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

C. Notwithstanding the foregoing, the provisions of this Article XII shall not apply to any claim or action arising under the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

D. Any person or entity holding, owning, purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XII.

ARTICLE XIII
AMENDMENT

A. Notwithstanding anything contained in this Second Amended and Restated Certificate to the contrary or any provision of law which might otherwise permit a lesser vote or no vote, in addition to any vote required by applicable law or by this Second Amended and Restated Certificate, the following provisions in this Second Amended and Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Article V(B), Article VI, Article VII, Article VIII, Article IX, Article X, Article XI and this Article XII.

B. If any provision or provisions of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other circumstances shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Second Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, Insight Acquisition Corp. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

INSIGHT ACQUISITION CORP.
Name:
Title:

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Annex C

AMENDED AND RESTATED BYLAWS

OF

INSIGHT ACQUISITION CORP.

Article I — Corporate Offices

1.1 Registered Office. The address of the registered office of Insight Acquisition Corp. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices. The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may require.

Article II — Meetings of Stockholders

2.1 Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Annual Meeting. The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 of these Bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3 Special Meeting. Special meetings of the stockholders may be called, postponed, rescheduled or cancelled only by such persons and only in such manner as set forth in the Certificate of Incorporation. No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.

2.4 Notice of Business to be Brought before a Meeting.

(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the Chairperson of the Board or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects. The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at,

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the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (2) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”);

(b) As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, on the other hand, (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include

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any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), and (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder; and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(iv) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(v) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(vi) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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(vii) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service, in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or securityholders of the Corporation in general of such information including, without limitation, posting on the Corporation’s investor relations website.

2.5 Notice of Nominations for Election to the Board of Directors.

(i) Subject in all respects to the provisions of the Certificate of Incorporation, nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these Bylaws, or (b) by a stockholder present in person (1) who was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

(a) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting in accordance with the Certificate of Incorporation, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (1) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (2) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

(b) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) In no event may a Nominating Person provide notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (1) the conclusion of the time period for Timely Notice, (2) the date set forth in Section 2.5(ii)(a), or (3) the tenth day following the date of public disclosure of such increase.

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(iii) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(a) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a));

(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the election of directors at the meeting);

(c) As to each Nominating Person, (1) a representation that the Nominating Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (2) a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(d) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 and Section 2.6 if such candidate for nomination were a Nominating Person, (2) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (3) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) through (3) are referred to as “Nominee Information”), and (4) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).

For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(iv) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

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(v) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if any Nominating Person giving notice provided by this Section 2.5 provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Nominating Person’s nominee. Upon request by the Corporation, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(i) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in a form provided by the Corporation) with respect to the Stockholder Information (as defined in Section 2.4(iii)(a)), except that for purposes of this Section 2.6 the term “proposed nominee” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a)), background (including name, age, business address and residence address, without limitation), qualifications (including principal occupation or employment, without limitation), stock ownership, and independence of such proposed nominee, and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting and (b) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law; (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (3) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), (4) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election, (5) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director and (6) if elected as a director of the Corporation, acknowledging that as a director of the Corporation, the nominee will owe fiduciary duties under Delaware law with respect to the Corporation and all its stockholders.

(ii) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines as adopted and modified from time to time.

(iii) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update

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and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(iv) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(v) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6.

2.7 Notice of Stockholders’ Meetings. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8 Quorum. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the person presiding over the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these Bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9 Adjourned Meeting; Notice. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

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2.10 Conduct of Business. At every meeting of the stockholders, the Chairperson of the Board, or, in the Chairperson’s absence, a person designated by the Chairperson, or, in the absence of such designation, a person chosen by the Board, shall act as chair and preside over the meeting. The Secretary of the Corporation or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint a secretary of the meeting, shall act as secretary of such meeting and keep the minutes thereof. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11 Voting. Except as may be otherwise provided in the Certificate of Incorporation, these Bylaws or the DGCL, each stockholder shall be entitled to one vote for each share of capital stock entitled to vote held by such stockholder.

Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. For purposes of the preceding sentence, a “plurality of the votes cast” shall mean that the individuals with the highest number of votes cast by the holders of shares entitled to vote in the election at the meeting are elected as Directors up to the maximum number of directors to be elected. Unless otherwise required by the Certificate of Incorporation, or as otherwise determined by the Chairperson of the Board, the election of directors shall be by written ballot. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Except as otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting (excluding abstentions and broker non-votes) and entitled to vote on such matter.

2.12 Record Date for Stockholder Meetings and Other Purposes. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day

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on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, including authorizing the proxy to receive, or to waive, notice of any stockholders meetings within the effective period of such proxy. Each stockholder may appoint a proxy to vote or otherwise act for the stockholder by signing an appointment form, either personally or by the stockholder’s attorney-in-fact or by transmitting or authorizing the transmission of an electronic submission to the person who will be the holder of the proxy, a proxy solicitation firm or a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission; provided that such electronic submission either contains or is accompanied by information from which it can be determined that the electronic submission was transmitted or authorized by the stockholder. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A copy, facsimile telecommunication or other reliable reproduction of a writing or electronic submission authorized by this Section 2.13 may be used instead of the original writing or electronic submission for any and all purposes for which the original writing or electronic submission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete copy of the entire original writing or electronic submission. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. The proxy’s authority may be limited to a particular meeting or may be general and authorize the proxy to represent the stockholder at any meeting of stockholders held within the time provided in the appointment form. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. The presence of a stockholder who has filed a proxy at a meeting shall not of itself constitute a revocation of such proxy. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.14 List of Stockholders Entitled to Vote. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

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2.15 Inspectors of Election. Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the person presiding over the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such persons to assist them in performing their duties as they determine.

2.16 Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

Article III — Directors

3.1 Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors. Subject to the Certificate of Incorporation, the total number of directors constituting the Board shall be determined from time to time by resolution of the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these Bylaws, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the next annual meeting and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal in accordance with the Certificate of Incorporation. Directors need not be stockholders. The Certificate of Incorporation or these Bylaws may prescribe qualifications for directors.

3.4 Resignation and Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

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Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5 Place of Meetings; Meetings by Telephone. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Bylaw shall constitute presence in person at the meeting.

3.6 Regular Meetings. Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

3.7 Special Meetings; Notice. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, the Chief Executive Officer, the President, the Secretary or a majority of the total number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile or electronic mail; or

(iv) sent by other means of electronic transmission,

directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum. At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 Board Action without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or committee thereof may be taken without a meeting if the action is taken by all members of the Board or such committee. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in accordance with the DGCL. A consent signed under this Section 3.9 shall have the same effect as a unanimous meeting vote of all members of the Board or committee thereof and may be described as such in any document.

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3.10 Participation by Conference Telephone. The Board or committee thereof may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone or video conference, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

3.11 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Article IV — Committees

4.1 Committees of Directors. The Board may designate one or more committees, each committee to consist, of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaw of the Corporation.

4.2 Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(i) Section 3.5 (place of meetings; meetings by telephone);

(ii) Section 3.6 (regular meetings);

(iii) Section 3.7 (special meetings; notice);

(iv) Section 3.9 (board action without a meeting); and

(v) Section 7.14 (waiver of notice),

with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined as set forth in the charter of the applicable committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.2, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.3 Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws, the resolutions of the Board designating the committee or the charter of such committee adopted by the Board, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Article V — Officers

5.1 Officers. The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation.

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5.2 Appointment of Officers. The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

5.3 Subordinate Officers. The Board may appoint, or empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices. Any vacancy occurring in any office of the Corporation shall be filled as provided in Section 5.2 or Section 5.3, as applicable.

5.6 Representation of Shares of Other Corporations. The Chairperson of the Board, the Chief Executive Officer or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 Authority and Duties of Officers. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

5.8 Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI — Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL, and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII — General Matters

7.1 Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.2 Stock Certificates. The shares of the Corporation may be issued in book-entry form or represented by certificates. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates

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representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, Chief Executive Officer, the President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

7.3 Special Designation of Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4 Lost Certificates. Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5 Shares Without Certificates. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.7 Dividends. The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9 Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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7.10 Transfer of Stock. Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the stockholder’s attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares, with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11 Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL or other applicable law.

7.12 Registered Stockholders. The Corporation:

(i) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.13 Transfer Agents and Registrars. The Corporation and its transfer agents and registrars, shall be entitled to treat the holder of record of any share or shares as the holder in fact and absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware.

7.14 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

Article VIII — Notice

8.1 Delivery of Notice; Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (i) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.

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Any notice given pursuant to the preceding paragraph shall be deemed given:

(a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and

(c) if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (A) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (B) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX — Indemnification

9.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent, or trustee or in any other capacity while serving as a director, officer, employee, agent, or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys’ fees and expenses, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 9.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

9.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 9.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees and expenses) incurred in defending or participating as a witness in any proceeding to such indemnitee in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article (which shall be governed by Section 9.3) (any such payment, an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in such indemnitee’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall, subject to applicable provisions of the DGCL, be made solely upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 9.1 and 9.2 or otherwise.

9.3 Right of Indemnitee to Bring Suit. If an indemnitee’s claim under Section 9.1 or 9.2 is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a written claim for advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such

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suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification under this Article (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in Delaware law or these Bylaws. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under this Article or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses, as the case may be, under this Article or otherwise shall be on the Corporation.

9.4 Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee, or agent of the Corporation and as to action in any other capacity.

9.5 Nature of Rights. The rights conferred upon indemnitees in this Article shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be a director, officer, or trustee and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Any amendment, alteration, or repeal of this Article that adversely affects any right of any indemnitee or any of its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Article X — Amendments

The Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the Directors then in office. The stockholders of the Corporation shall also have power to adopt, by the affirmative vote of at least a majority of the voting power of all the then-outstanding shares of capital stock entitled to vote on such adoption, amendment or repeal, voting together as a single class; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Article XI — Definitions

As used in these Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

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An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

IAC’s Amended and Restated Charter provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and IAC’s bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, effective upon the consummation of the Business Combination, as defined in Part I of this registration statement, IAC has entered or will enter into indemnification agreements with directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require IAC, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 21. Exhibits and Financial Statement Schedules.

(a)     The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
2.1(1)	Business Combination Agreement, dated as of April 3, 2023, by and among Insight Acquisition Corp., Avila Amalco Sub Inc. and Avila Energy Corporation
2.2(4)	Business Combination Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., IAC Merger Sub Inc. and Alpha Modus, Corp.
3.1(2)	Amended and Restated Certificate of Incorporation of Insight Acquisition Corp.
3.2(5)	Amendment to Amended and Restated Certificate of Incorporation of Insight Acquisition Corp.
3.3(3)	Bylaws of Insight Acquisition Corp.
10.1(1)	Amended and Restated Sponsor Support Agreement, dated as of April 3, 2023, by and among Insight Acquisition Corp., Avila Energy Corporation and founding stockholders of Insight Acquisition Corp.
10.2(1)	Form of Company Support & Lock-Up Agreement, dated as of April 3, 2023, by and among Avila Energy Corporation, Insight Acquisition Corp. and certain stockholders of Avila Energy Corporation
10.3(1)	Amended and Restated Registration Rights Agreement, dated as of April 3, 2023, by and among Insight Acquisition Corp., Avila Energy Corporation and IPO underwriters of Insight Acquisition Corp.
10.4(1)

Forward Share Purchase Agreement dated as of March 29 2023, by and among Insight Acquisition Corp., Avila Energy Corporation, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP

10.5(4)	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and Insight Acquisition Sponsor LLC
10.6(4)	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and The Alessi 2020 Irrevocable Trust

Exhibit No.	Description
10.7(4)	Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp. and Insight Acquisition Sponsor LLC
10.8(4)	Confidentiality and Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp., and the Stockholder Parties
10.9(4)

Amended and Restated Registration Rights Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp., Insight Acquisition Sponsor LLC and IPO underwriters of Insight Acquisition Corp.

10.10(6)	Subscription Agreement, dated August 30, 2023, by and between Insight Acquisition Corp., Insight Acquisition Sponsor, LLC and Polar Multi-Strategy Master Fund.
23.1*	Consent of WithumSmith+Brown, PC
23.2*	Consent of Turner, Stone & Company, L.L.P
107*	Filing Fee Table

____________

*        Attached hereto

(1)      Incorporated by reference to the Current Report on Form 8-K of Insight Acquisition Corp. filed with the Securities and Exchange Commission on April 4, 2023 (Commission File No. 001-40775).

(2)      Incorporated by reference to the Current Report on Form 8-K of Insight Acquisition Corp. filed with the Securities and Exchange Commission on September 7, 2021 (Commission File No. 001-40775).

(3)      Incorporated by reference to the Form S-1 of Insight Acquisition Corp. filed with the Securities and Exchange Commission on August 11, 2021 (Registration Number 333-258727).

(4)      Incorporated by reference to the Current Report on Form 8-K of Insight Acquisition Corp. filed with the Securities and Exchange Commission on October 17, 2023 (Commission File No. 001-40775).

(5)      Incorporated by reference to the Current Report on Form 8-K of Insight Acquisition Corp. filed with the Securities and Exchange Commission on September 8, 2023 (Commission File No. 001-40775).

(6)      Incorporated by reference to the Quarterly Report on Form 10-Q of Insight Acquisition Corp. filed with the Securities and Exchange Commission October 25, 2023 (Commission File No. 001-40775).

Item 22. Undertakings.

(a)     The undersigned registrant hereby undertakes as follows:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)    That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d)    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of December, 2023.

INSIGHT ACQUISITION CORP.
By:	/s/ Michael Singer
Michael Singer
Executive Chairman and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Singer and Jeffrey Gary, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Michael Singer	Executive Chairman (Principal Executive Officer) and	December 27, 2023
Michael Singer	Director
/s/ Jeffrey Gary	Chief Executive Officer, Chief Financial Officer	December 27, 2023
Jeffrey Gary	(Principal Financial Officer) and Director
/s/ David Brosgol	Director	December 27, 2023
David Brosgol
/s/ Victor Pascucci, III	Director	December 27, 2023
Victor Pascucci, III
/s/ William Ullman	Director	December 27, 2023
William Ullman

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